UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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COGINT, INC.

(Name of Registrant As Specified In Its Charter)

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COGINT, INC.

2650 North Military Trail, Suite 300

Boca Raton, Florida 33431

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On September 6, 2017, Cogint, Inc., a Delaware corporation (“cogint,” the “Company,” we,” “us,” “our,” and similar terms) entered into a Business Combination Agreement (the “Business Combination Agreement,” and the transactions contemplated by the Business Combination Agreement collectively, the “Business Combination”) with BlueFocus International Limited, a private company limited by shares registered in Hong Kong (“BlueFocus”). Under the terms of the Business Combination Agreement, at the closing of the Business Combination, among other things:

(1)	BlueFocus will contribute to cogint all of the equity interests of (a) Vision 7 International Inc., a Canadian company (“Vision 7”), (b) We Are Very Social Limited, a limited company domiciled and incorporated in England and Wales (“WAVS”), (c) Indigo Social, LLC, a Delaware limited liability company (“Indigo”), and (d) any entity that BlueFocus acquires from the date of the Business Combination Agreement to the closing of the Business Combination that is a “Permitted Acquisition,” as such term is defined in the Business Combination Agreement (each, an “Acquisition Entity” and, together with Vision 7, WAVS, and Indigo, the “Contributed Entities”);

(2)	BlueFocus will contribute to cogint (a) $100 million in cash (the “Cash Contribution”) and (b) in cash, any net working capital shortfall of the Contributed Entities when compared to such entities’ normalized net working capital (the “Working Capital Shortfall,” and together with the Cash Contribution, the “Cash Consideration”). cogint intends to use the proceeds of the Cash Contribution to (i) repay, if outstanding, a promissory note (the “Red Violet Note”) issued by cogint to capitalize Red Violet, Inc., a Delaware corporation (“Red Violet”) in an amount up to $20 million, (ii) pay off certain transaction-related expenses, and (iii) pay the balance to cogint stockholders and certain warrant holders as of the Record Date (as defined below) as a cash dividend or dividend equivalent expected to be in the range of $0.95 to $1.10 per share (the “Cash Dividend”);

(3)	In exchange for the Contributed Entities and the Cash Consideration, at closing BlueFocus will receive a number of shares of Common Stock of cogint, par value $0.0005 per share (the “Common Stock”), representing 63.0% of the issued and outstanding shares of cogint Common Stock on a fully diluted basis after giving effect to such issuance (the “Purchased Shares”); and

(4)	BlueFocus will repay, assume, or refinance cogint’s indebtedness, other than the Red Violet Note, as of the closing of the Business Combination.

Completion of the Business Combination is subject to customary regulatory approvals for a transaction of this type, including, but not limited to, regulatory approval under the Hart-Scott-Rodino Act (“HSR”), which approval was granted on October 25, 2017, and by the Committee on Foreign Investment in the United States (“CFIUS”), to which formal notice requesting approval was provided on November 14, 2017 and accepted for review on December 6, 2017, as well as continued listing of the Company’s Common Stock on the Nasdaq Global Market (“Nasdaq”). The Business Combination is also conditioned on cogint, immediately before closing the Business Combination, spinning off its wholly-owned subsidiary Red Violet by distributing 100% of Red Violet’s common stock pro rata to holders of cogint Common Stock and certain warrants (the “Spin-off”). As a holder of cogint Common Stock, you will receive a number of shares of Red Violet common stock for each share of cogint Common Stock you hold at the close of business on a date to be determined by the Company’s Board of Directors (the “Board”) as the record date for the Spin-off and the Cash Dividend (the “Record Date”) at a ratio to be determined by the Board (the “Spin-off Ratio”). Completion of the Spin-off is a condition to the completion of the Business Combination. However, the Spin-off will not occur unless all other conditions to the Business Combination set forth in the Business Combination Agreement have been satisfied or waived.

cogint’s Common Stock is listed and traded on Nasdaq under the symbol “COGT.” Under Nasdaq rules, the holders of a majority of the outstanding shares of cogint Common Stock must approve (i) the issuance of the Purchased Shares as such issuance equals more than twenty percent (20%) of the shares of Common Stock outstanding before such issuance and (ii) the change in control of the Company resulting from the issuance of the Purchased Shares.

In addition to the Spin-off, and in connection with the Business Combination, cogint will take the following actions immediately before or at closing and conditioned thereon:

(1)	amend and restate its certificate of incorporation (the “Amended and Restated Charter”) to (i) increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 to provide for the issuance of the Purchased Shares, (ii) provide for BlueFocus to take action by written consent as long as it continues to own at least a majority of the issued and outstanding Common Stock, and (iii) provide an understanding with respect to corporate opportunities and transactions with BlueFocus and its affiliates post-closing; and

(2)	amend the Amended and Restated Charter to, at the discretion of the Board, effect a reverse stock split of the Company’s Common Stock within the range of one for two and one for four (the “Reverse Stock Split”), with the exact ratio to be determined by the Board before closing.

In addition, the Board and the Board’s Compensation Committee have approved an increase in the number of shares of Common Stock eligible for issuance under the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) by 1,000,000, resulting in an aggregate of 13,500,000 shares issuable under the 2015 Plan (the “Plan Increase”). After giving effect to (i) the Plan Increase, (ii) all previous issuances and outstanding grants under the 2015 Plan, and (iii) grants to be made in connection with the Business Combination, approximately 999,658 shares of Common Stock remain eligible for issuance under the 2015 Plan.

cogint, hereby gives notice to its holders of Common Stock that, on September 6, 2017, cogint stockholders representing a majority in voting power (the “Consenting Stockholders”) approved the following matters by written consent in lieu of a meeting (the “Written Consent”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Company’s governing documents:

(1)	the issuance of the Purchased Shares in accordance with the rules of Nasdaq;

(2)	the change in control of the Company resulting from issuance of the Purchased Shares in accordance with the rules of Nasdaq;

(3)	the Amended and Restated Charter;

(4)	the amendment to the Amended and Restated Charter to provide for the Reverse Stock Split; and

(5)	the Plan Increase.

We are mailing this Information Statement to our holders of record as of the close of business on September 6, 2017, which was the date for determining stockholders eligible to provide Written Consent for these actions (the “Written Consent Record Date”). This Information Statement is provided to you for your information pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, to inform non-consenting stockholders before the Company takes the actions set forth in the Written Consent. In accordance with Rule 14c-2 under the Exchange Act, the Company may take these actions no earlier than the date that is the twenty days after mailing this Information Statement to the Company’s non-consenting stockholders. We urge you to read this Information Statement, including the attached annexes, carefully and in its entirety. No action is required on your part in connection with this document. No stockholder meeting will be held in connection with this Information Statement or the matters described herein. We are not asking you for a proxy and you are requested not to send us a proxy.

THIS INFORMATION STATEMENT IS FIRST BEING SENT TO STOCKHOLDERS

ON OR ABOUT DECEMBER 18, 2017.

i

SUMMARY

This Summary and the section titled “Questions and Answers about the Business Combination” summarize certain information contained in this Information Statement, but do not contain all of the information important to you. The description and summaries of the documents and agreements below do not purport to be complete and are qualified in their entirety by reference to the actual documents and agreements included as annexes to this Information Statement or incorporated by reference herein. You should carefully read this entire Information Statement, including the attached Appendices.

The Parties

Cogint, Inc. The terms “cogint,” the “Company,” we,” “us,” “our,” and similar terms refer to cogint and its subsidiaries. For periods before the Spin-off, these terms include both cogint’s risk management business and its digital marketing business. For periods after the Spin-off, these terms refer only to the digital marketing business. cogint’s intelligent platform, Agile Audience EngineTM, drives our digital marketing business, which provides solutions to help brands, advertisers and marketers find the right customers in every major business-to-consumer (B2C) vertical, including internet and telecommunications, financial services, health and wellness, consumer packaged goods, careers and education, and retail and entertainment. We deterministically target consumers across various marketing channels and devices, through the user-supplied acquisition of consumer information on behalf of our clients, such as email addresses, other identifying information and responses to dynamically populated survey questions.

BlueFocus International Limited. BlueFocus is a company registered in Hong Kong and headquartered in Silicon Valley. BlueFocus is a wholly owned subsidiary of BlueFocus Communication Group Co., Ltd., a company organized under the laws of the People’s Republic of China (“BlueFocus Parent”) (Shenzhen exchange; ticker symbol: 300058), which provides a wide spectrum of marketing and brand management services across disciplines of strategy, digital, advertising, media, social, public relations, design, branding, customer relationship management, data, e-commerce, and mobile solutions. BlueFocus Parent serves over 1,000 multinational companies and leading Chinese enterprises, supporting more than 2,000 brands covering the information technology, automobile, consumer goods, real estate, finance, and entertainment industries. BlueFocus Parent formed BlueFocus to lead its international efforts by focusing on international mergers and acquisitions, portfolio management, and cross-border development.

Red Violet, Inc. The term “Red Violet” refers to the risk management business of cogint for periods before the Spin-off. For periods after the Spin-off, this term refers to Red Violet and its subsidiaries. Red Violet is currently a wholly-owned subsidiary of cogint. Red Violet is a software and services company specializing in big data analysis, providing cloud-based, mission-critical information solutions to enterprises in a variety of industries. Red Violet’s mission is to transform data into intelligence utilizing our proprietary technology platform to solve complex problems for our clients. Harnessing the power of data fusion and powerful analytics, we transform data into intelligence, in a fast and efficient manner, so our clients can spend their time on what matters most, running their organizations with confidence.

Vision 7 International Inc. Vision 7 offers a wide range of integrated communications services under four operating networks: Cossette, Citizen Relations, The Camps Collective/Level Eleven, and V7 Media. Services are designed to help clients reach their business and communication objectives. These services encompass a broad range of marketing communications disciplines, including: advertising; digital and video production; branding and design; brand activation and experiential marketing; sponsorship, events and relationship marketing; Consumer Relationship Management (“CRM”), database, direct marketing and promotion; interactive marketing, applications and digital platform development, business-to-business technology solutions (B2B practices), mobile marketing; media buying and channel planning, strategic planning and research; public relations; alliance marketing and social media.

We Are Very Social Limited. We Are Social is a global agency. WAVS delivers creative ideas with forward-thinking brands. WAVS believes in people, not platforms and the power of social insight to drive business value.

WAVS calls this social thinking. With an international team of over 700 and offices in New York, London, Paris, Milan, Munich, Berlin, Singapore, Shanghai, Beijing and Sydney, WAVS’s mission is to put social thinking at the center of marketing. WAVS works with clients including Adidas, Netflix, Google, HSBC and Audi on global, regional and local projects.

Indigo Social, LLC. Indigo is a social media, online public relations and branding company that was set up to provide small to medium businesses with the same high value service enjoyed by multinationals. The internet is not exclusive to those with large marketing budgets, and Indigo provides its clients with a number of simple options to ensure that their businesses have the effective online presence that they deserve.

The BlueFocus Business Combination

On September 6, 2017, cogint entered into the Business Combination Agreement, included as Annex A to this Information Statement, with BlueFocus. Under the terms of the Business Combination Agreement, among other matters:

(1)	BlueFocus will contribute to cogint all of the equity interests of (a) Vision 7, (b) WAVS, (c) Indigo, and (d) each Acquisition Entity;

(2)	BlueFocus will contribute to cogint (a) the Cash Contribution, the proceeds of which cogint will use to (i) repay, if outstanding, the Red Violet Note, (ii) pay off certain transaction-related expenses, and (iii) pay the Cash Dividend and (b) in cash, the Working Capital Shortfall;

(3)	In exchange for the Contributed Entities and the Cash Consideration, BlueFocus will receive a number of shares of Common Stock of cogint representing 63.0% of the issued and outstanding shares of cogint Common Stock on a fully diluted basis after giving effect to such issuance; and

(4)	BlueFocus will repay, assume, or refinance cogint’s indebtedness, other than the Red Violet Note, as of the closing of the Business Combination.

Completion of the Business Combination is subject to customary regulatory approvals for a transaction of this type, including, but not limited to, regulatory approval under HSR, which was granted on October 25, 2017, and CFIUS approval, which was formally requested on November 14, 2017 and accepted for review on December 6, 2017, as well as continued listing of the Company’s Common Stock on Nasdaq.

The Spin-off

The Business Combination is also conditioned on the completion of the Spin-off immediately before closing the Business Combination. As a holder of cogint Common Stock, you will receive a number of shares of Red Violet common stock for each share of cogint Common Stock you hold at the close of business on the Record Date at the Spin-off Ratio to be determined by the Board. However, the Spin-off will not occur unless all other conditions to the Business Combination set forth in the Business Combination Agreement have been satisfied or waived.

Other Matters

In addition to the Spin-off, and in connection with the Business Combination, cogint will take the following additional actions immediately before or at closing and conditioned thereon:

(1)	authorize and file the Amended and Restated Charter included as Annex B to this Information Statement to (i) increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 to provide for the issuance of the Purchased Shares, (ii) provide for BlueFocus to take action by written consent as long as it continues to own at least a majority of the issued and outstanding Common Stock, and (iii) provide an understanding with respect to corporate opportunities and transactions with BlueFocus and its affiliates post-closing; and

(2)	amend the Amended and Restated Charter included as Annex C to this Information Statement to, at the discretion of the Company’s Board, effect the Reverse Stock Split of cogint’s Common Stock within the range of one for two and one for four, with the exact ratio to be determined by the Board at closing.

In addition, the Board and the Board’s Compensation Committee have approved the Plan Increase. After giving effect to (i) the proposed Plan Increase, (ii) all previous issuances and outstanding grants under the 2015 Plan, and (iii) grants to be made in connection with the Business Combination, approximately 999,658 shares of Common Stock remain eligible for issuance under the 2015 Plan.

Stockholder Approval by Written Consent

On September 6, 2017, the Consenting Stockholders approved the following matters by Written Consent, which is included as Annex D to this Information Statement, in accordance with the DGCL and the Company’s governing documents:

(1)	the issuance of the Purchased Shares in accordance with the rules of Nasdaq;

(2)	the change of control of the Company resulting from issuance of the Purchased Shares in accordance with the rules of Nasdaq;

(3)	the Amended and Restated Charter;

(4)	the amendment to the Amended and Restated Charter to provide for the Reverse Stock Split; and

(5)	the Plan Increase.

We are mailing this Information Statement to our holders of record as of the close of business on September 6, 2017, which was the Written Consent Record Date. This Information Statement is provided to you for your information pursuant to Section 14(c) of the Exchange Act, and the rules and regulations thereunder, to inform non-consenting stockholders before the Company takes the actions set forth in the Written Consent. In accordance with Rule 14c-2 under the Exchange Act, the Company may take these actions no earlier than the date that is the twenty days after mailing this Information Statement to the Company’s non-consenting stockholders. We urge you to read this Information Statement carefully and in its entirety. No action is required on your part in connection with this document. No stockholder meeting will be held in connection with this Information Statement or the matters described herein. We are not asking you for a proxy and you are requested not to send us a proxy.

Relationship of Proposals

Completion of the Spin-off is a condition to the completion of the Business Combination. However, the Spin-off will not occur unless all other conditions to the Business Combination set forth in the Business Combination Agreement have been satisfied or waived. If the Business Combination is not completed, cogint will not adopt the Amended and Restated Charter and the Board will not implement the Reverse Stock Split.

Stock Ownership

On the Written Consent Record Date, the Consenting Stockholders held of record 32,052,781 shares of Common Stock, representing approximately 58% of the issued and outstanding Common Stock.

Interests of cogint’s Executive Officers and Directors in the Business Combination

You should be aware that some cogint executive officers and directors may have interests that may be different from, or in addition to, cogint stockholders’ interests, including their potential receipt of severance benefits under existing cogint employment or consulting arrangements, accelerated vesting of cogint’s equity-based awards and participation in various benefits plans, in each case in connection with completion of the Business Combination.

Additionally, simultaneously with the signing of the Business Combination Agreement, the Company, BlueFocus and certain of the Company’s stockholders entered into a stockholders agreement (the “Stockholders’ Agreement”), which is included as Annex E to this Information Statement. Pursuant to the Stockholders’ Agreement, following the consummation of the Business Combination (1) Mr. Ryan Schulke, CEO of Fluent, LLC, a Delaware limited liability company and the Company subsidiary that leads the Company’s digital marketing business (“Fluent”), and Mr. Matthew Conlin, President of Fluent, will be entitled to jointly elect, as stockholders of the Company, one director to the Board, and (2) Mr. Brauser, Chairman of the Board, and Dr. Phillip Frost, the Vice Chairman of the Board, will be entitled to jointly elect, as stockholders of the Company, one director to the Board, who shall initially be Mr. Schulke.

Comparison of Stockholder Rights and Corporate Governance

After completion of the Business Combination, cogint will remain a Delaware corporation. However, immediately before closing the Business Combination, we will amend our certificate of incorporation as set forth in the Amended and Restated Charter. Our current certificate of incorporation and the Amended and Restated Charter are substantially the same in terms of stockholders’ rights other than with respect to the following matters:

(1)	increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 to provide for the issuance of the Purchased Shares;

(2)	provide for BlueFocus to take action by written consent as long as it continues to own at least a majority of the issued and outstanding Common Stock; and

(3)	provide an understanding with respect to corporate opportunities and transactions with BlueFocus and its affiliates post-closing.

Furthermore, after we complete the Business Combination, we may amend the Amended and Restated Charter to, at the discretion of the Board, effect the Reverse Stock Split within the range of one to two and one to four, with the exact ratio to be determined by the Board before closing.

If the Business Combination is not completed, we will not implement the Amended and Restated Charter and we will not effect the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences

We do not believe that the contribution of the Contributed Entities to cogint, the Cash Contribution, or the issuance of the Purchased Shares will give rise to the recognition of gain or loss to us or our stockholders for U.S. federal income tax purposes.

Each holder of cogint Common Stock who receives a portion of the Cash Dividend will be treated as if such stockholder received a taxable distribution in an amount equal to such stockholder’s portion of the Cash Dividend, which will result in: (1) a dividend to the extent of such stockholder’s ratable share of cogint’s current and accumulated earnings and profits; then (2) a reduction in such stockholder’s tax basis in cogint’s common stock (but not below zero) to the extent the amount received exceeds the amount referenced in clause (1); and then (3) a gain from the sale or exchange of cogint common stock to the extent the amount received exceeds the sum of the amounts referenced in clauses (1) and (2).

For additional details regarding the United States federal income tax consequences of the Business Combination as well as the Spin-off, see “Material U.S. Federal Income Tax Consequences” below.

Anticipated Accounting Treatment of the Business Combination

Based on our preliminary evaluation, for accounting purposes, the Company will recognize the Business Combination in accordance with Accounting Standards Codification (“ASC”) 805-40, “Reverse Acquisitions.” Preliminarily, we have concluded that the Company will be the accounting acquiree in the Business Combination, with the Contributed Entities, being the accounting acquirer.

Regulatory Matters

The completion of the Business Combination contemplated by the Business Combination Agreement is not subject to any additional foreign, federal, state or other regulatory requirements or approvals, except for (i) approval under HSR, which was granted on October 25, 2017, (ii) CFIUS approval, which was formally requested on November 14, 2017 and accepted for review on December 6, 2017, (iii) filings with the State of Delaware of the Amended and Restated Charter and if applicable, the amendment to the Amended and Restated Charter, (iv) compliance with applicable securities laws and rules and regulations of the Securities and Exchange Commission (the “SEC”) and Nasdaq, including approval of the matters set forth herein, and (v) continued listing of the Company’s Common Stock on Nasdaq.

Opinion of Roth Capital Partners, LLC

In connection with the Business Combination, Roth Capital Partners, LLC (“Roth”) rendered an opinion, dated September 5, 2017, to the Board as to the fairness, from a financial point of view and as of such date, to cogint of the “Aggregate Consideration” (defined in such opinion as the Cash Contribution of $100 million and all of the equity interests of Vision 7, WAVS and Indigo) to be received by cogint for the Purchased Shares, after giving effect to the Spin-off and the Cash Dividend. The full text of the written opinion of Roth dated September 5, 2017, which sets forth the assumptions made, procedures followed, matters considered, exceptions to the opinion and limitations on the scope of the review undertaken, is attached as Annex F to this Information Statement. The opinion of Roth was delivered for the use and benefit of the Board (in its capacity as such) in connection with its evaluation of the financial terms of the Business Combination. The opinion does not address the relative merits of the Business Combination (or any part thereof) or the Spin-off as compared to any alternative business strategies that might exist for cogint, the underlying business decision of cogint to proceed with the Business Combination (or any part thereof) or the Spin-off, or the effects of any other transaction in which cogint might engage. The opinion should not be construed as creating any fiduciary duty on Roth’s part to any party. The opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Business Combination (or any part thereof) or the Spin-off.

Risk Factors

In reviewing the matters approved by the Written Consent, you should carefully read this Information Statement, including the annexes to this Information Statement and you should consider the factors discussed in the section titled “Risk Factors.”

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

Q: Why am I receiving this Information Statement?

A: On September 6, 2017, the Consenting Stockholders approved the following matters by Written Consent, in accordance with the DGCL and the Company’s governing documents:

(1)	the issuance of the Purchased Shares in accordance with the rules of Nasdaq;

(2)	the change of control of the Company resulting from issuance of the Purchased Shares in accordance with the rules of Nasdaq;

(3)	the Amended and Restated Charter;

(4)	the amendment to the Amended and Restated Charter to provide for the Reverse Stock Split; and

(5)	the Plan Increase.

We are mailing this Information Statement to our holders of record as of the Written Consent Record Date. This Information Statement is provided to you for your information pursuant to Section 14(c) of the Exchange Act, and the rules and regulations thereunder, to inform non-consenting stockholders before the Company takes the actions set forth in the Written Consent. In accordance with Rule 14c-2 under the Exchange Act, the Company may take these actions no earlier than the date that is the twenty days after mailing this Information Statement to the Company’s non-consenting stockholders. We urge you to read this Information Statement carefully and in its entirety. No action is required on your part in connection with this document. No stockholder meeting will be held in connection with this Information Statement or the matters described herein. We are not asking you for a proxy and you are requested not to send us a proxy.

Q: Will the Company hold a stockholder meeting in connection with the Business Combination and the related matters?

A: No. All matters relating to the Business Combination and all other matters described in this Information Statement that require stockholder approval have been approved by Written Consent of the Consenting Stockholders, so no stockholder meeting is necessary.

Q: What is the record date for stockholders entitled to receive this Information Statement?

A: Stockholders of record as of the Written Consent Record Date, September 6, 2017, which is the date the Company received approval by Written Consent of the Consenting Stockholders, are entitled to receive this Information Statement.

Q: Are there conditions to completing the Business Combination?

A: Completion of the Business Combination is subject to customary regulatory approvals for a transaction of this type, including, but not limited to, approval under HSR, which was granted on October 25, 2017, and CFIUS approval, which was formally requested on November 14, 2017 and accepted for review on December 6, 2017, as well as continued listing of the Company’s Common Stock on Nasdaq.

The Business Combination is also conditioned on completion of the Spin-off. However, the Spin-off will not occur unless all other conditions to the Business Combination set forth in the Business Combination Agreement have been satisfied or waived.

Additionally, the Business Combination Agreement contemplates other customary conditions for transactions of this type to the completion of the Business Combination.

Q: Why is the Company acquiring the Contributed Entities?

A: During the first quarter of 2017, cogint decided to explore the possibility of selling its digital marketing business. The separation of cogint’s risk management business from its digital marketing business enables investors to better evaluate the financial performance, strategies and other characteristics of each company. This will permit investors to make investment decisions based on each company’s own performance and potential, and enhance the likelihood that the market will value each company appropriately.

As cogint’s risk management and digital marketing businesses have distinct financial and operating characteristics, the separation of the businesses will simplify the management and organization structures of each company, allowing each company to adopt strategies and pursue objectives appropriate to its needs, focus more exclusively on improving its operations, and enable the optimization of capital deployment and investment strategies necessary to advance innovation. Further, the separation brings greater clarity to the market place as to each company’s core competencies, allowing each company to compete more effectively and nimbly within its respective markets.

Fluent is a digital marketing company operating within the highly-competitive digital marketing industry. Fluent is seeking to expand within the U.S. and internationally. Fluent’s business is complementary to the existing portfolio of BlueFocus’s businesses. The Business Combination enables Fluent to establish an international presence by leveraging the existing customer relationships of the Contributed Entities, while creating a unique marketing services company that delivers end-to-end solutions to its customers.

Q: What will be the ownership of the Company after completing the Business Combination?

A: After the closing of the Business Combination, Company stockholders and certain Company warrantholders existing as of immediately before the closing will own 37.0% of the issued and outstanding cogint Common Stock on a fully diluted basis and BlueFocus will own 63.0% of the issued and outstanding cogint Common Stock on a fully diluted basis.

Q: Will my rights as a stockholder change after completion of the Business Combination?

A: After completion of the Business Combination, cogint will remain a Delaware corporation, however, immediately before closing the Business Combination, we will amend our certificate of incorporation as set forth in the Amended and Restated Charter. Our current certificate of incorporation and the Amended and Restated Charter are substantially the same in terms of stockholders’ rights other than with respect to the following matters:

(1)	increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 to provide for the issuance of the Purchased Shares;

(2)	provide for BlueFocus to take action by written consent as long as it continues to own at least a majority of the issued and outstanding Common Stock; and

(3)	provide an understanding with respect to corporate opportunities and transactions with BlueFocus and its affiliates post-closing.

Furthermore, after we complete the Business Combination, we may amend the Amended and Restated Charter to, at the discretion of the Board, effect the Reverse Stock Split within the range of one to two and one to four, with the exact ratio to be determined by the Board before closing.

If the Business Combination is not completed, we will not implement the Amended and Restated Charter and we will not effect the Reverse Stock Split.

Q: Who will manage the Company after the Business Combination is completed?

A: The Company will continue to be managed by the Board, however, at closing of the Business Combination certain individuals will resign as directors and the remaining directors will appoint new directors in accordance with applicable law, the Company’s Amended and Restated Charter, the Amended and Restated Bylaws (as defined below) and the Stockholders’ Agreement so that thereafter the Board will be composed of seven directors. Pursuant to the Stockholders Agreement, (1) Mr. Schulke and Mr. Conlin will be entitled to jointly nominate one director, and (2) Mr. Brauser and Dr. Frost will be entitled to jointly nominate another director, who will initially be Mr. Schulke. The Company and BlueFocus are obligated to take the necessary actions to ensure that such nominees are elected to the Board and that such directors are not removed without the nominating individuals’ consent unless they are removed for cause. In either case, the applicable stockholders who nominated the removed director will be entitled to jointly nominate the replacement director. In addition, our current executive officers will resign and the Board will appoint new executive officers.

Q: Who Can Help Answer Your Questions?

A: If you have more questions about the Business Combination, and the other transactions provided for in the Business Combination Agreement and described in this Information Statement, you should contact:

Cogint, Inc.

2650 North Military Trail, Suite 300

Boca Raton, Florida 33431

Attention: Jordyn Kopin, Director of Investor Relations

Phone: (561) 757-4000

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such forward-looking statements contain information about our expectations, beliefs or intentions regarding our product development and commercialization efforts, business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Factors that could cause actual results, events and developments to differ include:

•	the inability to complete the Business Combination due to the failure to satisfy the conditions in the Business Combination Agreement or to complete the Business Combination during any specific timeframe;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, including a termination that could require us to pay BlueFocus a termination fee;

•	the amount of the costs, fees, expenses and charges related to the Business Combination;

•	risks that the Business Combination and the Spin-off disrupt current plans and operations and create difficulties in employee retention;

•	risks related to diverting management’s attention from ongoing business operations; and

•	other risks detailed in the section titled “Risk Factors” and in our other filings with the SEC. See the section titled “Where You Can Find More Information.”

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should carefully consider the risk factors described below, together with the other information contained in this Information Statement. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the market or trading price of our securities could decline and you could lose all or part of your investment. This Information Statement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Related to the Business Combination

We may not complete the Business Combination.

Although the Business Combination has been approved by our Board and the Consenting Stockholders, completion of the Business Combination remains subject to regulatory approvals and other conditions that must be met before closing, including completion of the Spin-off. If any condition to close is not met or waived, the parties may not move forward with the Business Combination in accordance with the termination provisions of the Business Combination Agreement. If we do not complete the Business Combination, we will not effect the Spin-off and you will not receive the Cash Dividend.

The acquisition of the Contributed Entities in the Business Combination involves risks associated with acquisitions and integrating the acquired businesses, including the potential exposure to significant liabilities, and the intended benefits of the Business Combination may not be realized.

The acquisition of the Contributed Entities in the Business Combination involves risks associated with acquisitions and integrating the acquired businesses into our existing operations, including that:

•	our senior management’s attention may be diverted from the management of daily operations to the integration of the businesses acquired in the Business Combination;

•	we could incur significant unknown and contingent liabilities for which we have limited or no contractual remedies, indemnification rights against BlueFocus or insurance coverage;

•	the businesses and operations acquired in the Business Combination may not perform as well as we anticipate; and

•	unexpected costs, delays, and challenges may arise integrating the businesses acquired into our existing operations.

Even if we successfully integrate the acquired business into our operations, it may not be possible to realize the full benefits we anticipate or we may not realize these benefits within the expected timeframe. If we fail to realize the benefits we anticipate from the acquisition of the Contributed Entities, then our business, results of operations, and financial condition may be materially and adversely affected. Additionally, under the Business Combination Agreement, BlueFocus may purchase Acquisition Entities without our consent before the closing of the Business Combination and these acquisitions involve the same risks as described above.

We have incurred significant transaction and transaction-related costs in connection with the Business Combination.

We have incurred significant costs in connection with the Business Combination and the Spin-off, including legal, accounting, consulting, financial advisory, and related fees. We may incur additional costs to retain key employees. We may also incur fees and costs related to formulating integration plans. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow us to more than offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all.

The market price of our Common Stock may decline as a result of the Business Combination.

The market price of our Common Stock may decline as a result of the Business Combination if, among other things, we are unable to achieve the expected growth in earnings, or if the operational cost savings estimates in connection with the integration of the Contributed Entities’ businesses are not realized, or if the aggregate transaction costs related to the Business Combination are greater than expected, or if the value of the cash savings attributable to the amortization of goodwill is less than anticipated. The market price also may decline if we do not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Business Combination on our financial results is not consistent with the expectations of financial or industry analysts.

Changes in applicable tax laws, policies and regulations or unfavorable resolution of tax matters may result in additional tax liabilities to us, which could adversely impact our cash flows and results of operations.

After the Business Combination, our businesses will be subject to taxation in the U.S. and multiple foreign jurisdictions. The U.S. is considering corporate tax reform that may significantly change the corporate tax rate and the rules applicable to the taxation of earnings of foreign subsidiaries. In addition, international tax reform remains a priority with the Organization for Economic Cooperation and Development’s Action Plan on Base Erosion & Profit Shifting and in foreign jurisdictions in which we operate. Given the uncertainty of the potential changes, we are unable to determine whether the net consolidated impact of such changes on us would be positive or negative. However, the impact of any tax legislative, policy or regulatory changes by federal, state and local, or foreign authorities may result in additional tax liabilities which could adversely impact our cash flows and results of operations.

Furthermore, as a result of our businesses being subject to taxation in the U.S. and multiple foreign jurisdictions after the Business Combination, our effective tax rate will be derived from a combination of applicable tax rates in the various jurisdictions in which we will operate. In preparing our financial statements, we will estimate the amount of tax that will become payable in each of such jurisdictions. Our effective tax rate, however, may be different than experienced in the past due to numerous factors, including changes in the mix of our profitability from country to country, changes in accounting for income taxes and changes in tax laws. Any of these factors could cause us to experience an effective tax rate significantly different from previous periods or our current expectations. In addition, we are regularly under audit by tax authorities, and the final outcome of tax audits and related litigation could be materially different than that reflected in our income tax provisions and accruals. The unfavorable resolution of any audits or litigation could have an adverse impact on future operating results and our financial condition.

Risks Related to the Business of the Contributed Entities

The Contributed Entities receive a significant portion of their revenues from a limited number of large clients. A loss of any such clients would adversely affect the Company’s financial condition.

A relatively small number of clients contribute a significant percentage of each company’s revenues. In the six-month period ended June 30, 2017, Vision 7 and WAVS derived approximately 50% and 42% of their revenues, respectively, from their top ten clients. Moreover, many of the companies’ clients do not have long term contracts with the companies. Therefore, spending from existing clients may be reduced or stopped altogether on short notice for any reason or no reason. A reduction in spending or a loss of any of these clients, if not replaced by new clients or an increase in revenue from other existing clients, would adversely affect such company’s financial condition.

Clients periodically review and change their advertising and marketing requirements and relationships.

The Contributed Entities operate in a competitive industry. Key competitive considerations for retaining existing clients and winning new clients include the ability to develop solutions that meet client needs, the quality and effectiveness of services and the ability to serve clients efficiently. Clients periodically put their advertising and marketing businesses up for competitive review. Vision 7 and WAVS have won and lost accounts as a result of such reviews. To the extent that the companies are not able to remain competitive or retain important clients, the companies’ revenues may be adversely affected.

The Contributed Entities rely extensively on information technology systems, and cybersecurity incidents could adversely affect the companies.

The Contributed Entities rely on information technology systems and infrastructure to, among other things, manage their businesses, maintain client advertising and marketing information and process, store and transmit data. Increased cybersecurity threats and attacks pose a risk to the companies’ systems and networks. Security breaches, improper use of the companies’ systems and unauthorized access to the companies’ data pose risks that sensitive data may be exposed to unauthorized persons or to the public. The companies may also have access to sensitive or personal data that is subject to privacy laws and regulations. Despite the companies’ efforts to protect their systems and networks and sensitive data, the companies may be vulnerable to security breaches, theft, misplaced or lost data, employee malfeasance and additional known and unknown threats. Such events could harm the companies’ reputations, impair their abilities to attract and retain clients and subject them to claims or litigation arising from damages suffered by clients.

Government regulation may limit the scope and content of the Contributed Entities’ services, which could affect the companies’ ability to meet their clients’ needs and reduce client spending on the companies’ services.

Government agencies affect the scope, content and manner of presentation of advertising, marketing and corporate communication services through regulation and other governmental action. Among other things, such regulation may seek to alter the tax treatment of advertising expenditures by certain industries or for certain products and services. Regulatory action may affect the companies’ ability to meet their clients’ needs and reduce client spending on the companies’ services.

Any future economic downturn may cause a slowdown or reduction in advertising and marketing services spending.

In an economic downturn, the Contributed Entities’ existing clients may spend less on the companies’ services. The risk of reduced client spending is heightened because many of the companies’ clients may reduce spending with short notice for any reason or no reason. New clients will also be more difficult to attract in an economic downturn, and any such prospective clients may demand services at lower costs.

The Contributed Entities depend on the knowledge, abilities and skills of their personnel as well as such persons’ relationships with clients.

To a large extent, the success of the companies is attributable to the knowledge, abilities and skills of certain key personnel. If the companies lose the services of such persons, the companies may not be able to hire suitable replacements, and they may incur significant additional expenses to recruit and train new personnel, which could severely disrupt the companies’ businesses and prospects. The companies also rely on such persons’ relationships with clients. The loss of such persons might also mean losing clients, which would adversely affect the companies.

The Contributed Entities’ clients are demanding services that are increasingly more technical in nature. If the companies are unable to attract, re-train or retain personnel with such technical expertise, the companies’ revenues could be affected.

The companies’ clients are increasingly demanding advertising and marketing services that are more digital and technical in nature. Recruiting personnel to perform these services is difficult in the current competitive labor market where such talent is sought after by numerous firms, including large technology companies. Re-training existing personnel to perform these services may prove too costly and time-consuming. And retaining existing personnel with such technical expertise may prove difficult and expensive because such expertise is in high demand. If the companies are unable to attract, re-train or retain personnel with such expertise, the companies’ revenues may be adversely affected.

If Vision 7’s or WAVS’s goodwill or other intangible assets become impaired, the companies’ financial conditions may be materially affected.

Both Vision 7 and WAVS include goodwill and other intangible assets on their respective balance sheets. Under U.S. GAAP, most of these intangible assets must be tested for impairment on an annual basis or more frequently whenever events or circumstances indicate that their carrying value may not be recoverable. If the companies’ intangible assets are determined to be impaired in the future, they may be required to record significant, non-cash charges to earnings during the period in which the impairment is determined to have occurred. Any such charges could, in turn, have a material effect on the companies’ results of operation and financial conditions.

The Contributed Entities face financial and operational risks from doing business internationally.

The Contributed Entities face certain risks from doing business internationally, including the following: exchange rate fluctuations could materially affect the companies’ businesses, financial conditions and results of operations, and this risk is heightened because the companies’ functional currencies are not the U.S. Dollar; the companies are subject to various tax regimes, and a change in tax treatment could materially affect the companies; and social or political instability could affect the companies’ abilities to meet their clients’ needs. In particular, as subsidiaries of cogint following the Business Combination, profits of the Contributed Entities may be subject to U.S. taxation when earned, when distributed to cogint, or both. In addition, there are certain tax reform proposals currently being considered by the United States Congress. It is uncertain whether any such proposals will be enacted into law. However, if certain of the proposals were to become law, it could alter, potentially adversely, the U.S. taxation of the earnings of foreign subsidiaries of U.S. companies such as Vision 7 and WAVS.

Under the Amended and Restated Charter to be adopted immediately before closing of the Business Combination, BlueFocus and some of our directors and officers are not required to bring to our Board corporate opportunities they may become aware of.

The Amended and Restated Charter, which will be adopted immediately before the closing of the Business Combination provides that if BlueFocus or, subject to certain exceptions, any of its directors and officers that are also directors or officers of the Company, learn of a potential transaction or matter that may be a corporate opportunity for both us and BlueFocus, neither BlueFocus nor the applicable director or officer will have an obligation to communicate or present such corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty for failure to bring such corporate opportunity to us or in the event BlueFocus acquires or seeks the corporate opportunity for itself. As a result, we may not be presented with certain corporate opportunities that BlueFocus or certain of our directors and officers may become aware of and that we could otherwise decide to pursue absent the provision in the Amended and Restated Charter. Additionally, the vote of at least 80% of the votes entitled to vote is required to amend, modify or repeal this provision of the Amended and Restated Charter.

Vision 7 relies on third party financing to fund its operations. A loss of such financing could have a material effect on the company’s daily operations.

Vision 7 depends in part on the willingness and ability of third party lenders to make loans to the company. A loss of any such financing relationships could disrupt Vision 7’s operations and materially decrease the company’s revenues.

Risks Relating to Our Common Stock

The concentration of our stock ownership may limit individual stockholder ability to influence corporate matters.

Upon completion of the Business Combination, BlueFocus will own 63.0% of the issued and outstanding cogint Common Stock on a fully diluted basis. As a result, BlueFocus will be able to exert significant influence over all matters requiring stockholder approval, including the election of directors and determination of significant corporate actions. The interests of BlueFocus may not always coincide with the interests of other stockholders, and BlueFocus may act in a manner that advances their best interests and not necessarily those of other stockholders, which could affect the prevailing market price for our securities.

Future sales or issuances of our securities may dilute the ownership of existing stockholders and cause the market price of our Common Stock to decline.

We will likely need to obtain additional capital through equity or debt financing. There can be no assurance that we will be able to obtain such capital on commercially reasonable terms, if at all. In addition, if we obtain capital by issuing equity, such transaction(s) may dilute the proportionate ownership and voting power of existing stockholders.

ISSUANCE OF THE PURCHASED SHARES AND CHANGE OF CONTROL OF THE COMPANY

The following discussion contains important information relating to the Business Combination. You are urged to read this discussion together with the Business Combination Agreement and related documents attached as annexes to this Information Statement.

The Business Combination Agreement

The following is a summary of the material provisions of the Business Combination Agreement, which governs the terms of the Business Combination, including the issuance of the Purchased Shares, the payment of the Cash Consideration and the contribution of the Contributed Entities. This summary is qualified in its entirety by the Business Combination Agreement, dated as of September 6, 2017, by and between cogint and BlueFocus, which is included as Annex A to this Information Statement and is incorporated herein by reference. The following description summarizes the material provisions of the Business Combination Agreement, which we urge you to read carefully because it is the principal legal document that governs the Business Combination.

The representations and warranties described below and included in the Business Combination Agreement were made by the Company and BlueFocus as of specific dates. The assertions embodied in these representations and warranties may be subject to important qualifications and limitations mutually agreed to by the Company and BlueFocus in connection with negotiating the Business Combination Agreement. The representations and warranties may also be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk among the Company and BlueFocus rather than establishing matters as facts. The Business Combination Agreement is described in this Information Statement only to provide you with information regarding its terms and conditions at the time it was entered into by cogint and BlueFocus.

Basic Deal Terms

At the closing of the Business Combination (the “Closing”), the Company will issue and sell to BlueFocus and BlueFocus will purchase from the Company, the Purchased Shares, representing 63% of the aggregate issued and outstanding shares of Company Common Stock on a fully diluted basis after giving effect to such issuance.

At the Closing, BlueFocus will:

(1)	contribute to the Company all of the issued and outstanding shares of capital stock and/or other equity interests of Vision 7, WAVS, Indigo and each Acquisition Entity, directly or indirectly through one or more newly formed holding companies owned by BlueFocus (individually or collectively, “Holdings”);

(2)	pay the Company the Cash Contribution, the proceeds of which cogint will use to (a) repay, if outstanding, the Red Violet Note, (b) pay off certain transaction-related expenses, and (c) pay the Cash Dividend;

(3)	if applicable, pay the Company the Working Capital Shortfall, which is the amount by which (a) the normalized net working capital of Vision 7, WAVS, Indigo and each Acquisition Entity, calculated based on a formula, exceeds (a) the actual net working capital of Vision 7, WAVS, Indigo and each Acquisition Entity, plus cash and cash equivalents on hand at Closing, in each case of (a) and (b), as provided by BlueFocus in writing prior to the Closing; and

(4)	repay, assume or refinance indebtedness for borrowed money of the Company as of the Closing, including the repayment of certain promissory notes issued to (a) Frost Gamma Investment Trust, an affiliate of Dr. Phillip Frost, M.D., the Vice Chairman of the Board, for $5,557,987 in the aggregate, including accrued and unpaid interest as of the date of this Information Statement and (b) Michael Brauser, the Chairman of the Board, for $4,446,390 in the aggregate, including accrued and unpaid interest as of the date of this Information Statement.

Additionally, at the Closing, before the issuance of the Purchased Shares, the Company will adopt and file the Amended and Restated Charter, in the form set forth as an exhibit to the Business Combination Agreement and included as Annex B to this Information Statement. Also at the Closing, the bylaws of the Company will be amended and restated, in the form set forth as an exhibit to the Business Combination Agreement and included as Annex G to this Information Statement.

Officers and Directors

At the Closing, the Company will (1) deliver resignation letters of the officers and directors of the Company and its subsidiaries that will cease to serve in such capacity, and (2) take such actions as may be necessary and appropriate to ensure the composition of the Board is consistent with the Stockholders’ Agreement (as defined below). Thereafter, the Board will elect the new officers of the Company.

Representations and Warranties

In the Business Combination Agreement, the Company made as of the signing of the Business Combination Agreement and will make as of the Closing, certain representations and warranties (subject to certain exceptions and qualifications) about cogint and its subsidiaries (other than Red Violet and its subsidiaries) relating to, among other things:

•	organization and good standing;

•	corporate power and enforceability;

•	company board approval, opinion of Roth and anti-takeover laws;

•	requisite stockholder approvals;

•	non-contravention;

•	requisite approvals;

•	company capitalization;

•	subsidiaries;

•	company SEC reports;

•	company financial statements, internal controls and Nasdaq listing;

•	no undisclosed liabilities;

•	absence of certain changes;

•	material company contracts;

•	property and assets;

•	environmental matters;

•	intellectual property;

•	tax matters;

•	employee plans;

•	labor matters;

•	permits;

•	compliance with laws;

•	legal proceedings and orders;

•	insurance;

•	related person transactions;

•	brokers;

•	anti-bribery and anti-corruption;

•	information technology;

•	personal data and customer data;

•	no vote required to effect the Spin-off; and

•	customers and suppliers.

In the Business Combination Agreement, BlueFocus made, as of the signing of the Business Combination Agreement and will make as of the Closing, certain representations and warranties (subject to certain exceptions and qualifications) about BlueFocus and Holdings relating to, among other things:

•	organization and good standing;

•	power and enforceability;

•	non-contravention;

•	requisite approvals;

•	legal proceedings and orders;

•	ownership of company capital stock;

•	brokers;

•	ownership of holdings;

•	no vote or approval required;

•	sufficiency of financing;

•	stockholder and management arrangements;

•	solvency;

•	no other negotiations;

•	purchase entirely for own account;

•	investment experience and accredited investor status;

•	restricted securities;

•	legend;

•	holdings capitalization;

•	subsidiaries;

•	financial statements and no undisclosed liabilities;

•	absence of certain changes;

•	material holdings contracts;

•	property and assets;

•	environmental matters;

•	intellectual property;

•	tax matters;

•	employee plans;

•	labor matters;

•	permits;

•	compliance with laws;

•	insurance;

•	related person transactions;

•	anti-bribery and anti-corruption;

•	information technology;

•	personal data and customer data; and

•	customers and suppliers.

Conduct of Business Pending Closing

The Company and BlueFocus are subject to certain covenants between the signing of the Business Combination Agreement and the Closing, including:

•	obligation of the Company on the one hand, and BlueFocus on the other hand, to conduct the business and operations of the Company and of Holdings and its subsidiaries, respectively, in the ordinary course of business consistent with past practice, and to preserve the assets, properties, contracts, and relationships with commercial partners;

•	obligation of the Company not to exceed $70 million in indebtedness under the Company’s credit agreement and outstanding promissory notes as of immediately prior to the Closing;

•	obligation of BlueFocus not to exceed $40 million in indebtedness for borrowed money (net of cash on hand) as of the Closing, which may be increased to $75 million (net of cash on hand) to the extent the excess is used for Permitted Acquisitions (as defined in the Business Combination Agreement); and

•	obligation of the Company on the one hand, and BlueFocus on the other hand, to refrain from taking certain actions in the period between signing and Closing without the other’s prior consent.

Additional Covenants

The Company and BlueFocus are subject to additional covenants and obligations under the Business Combination Agreement, including:

•	obligation of the Company and BlueFocus to use their respective reasonable best efforts to cause the conditions to the Closing to be satisfied;

•	obligation of the Company and BlueFocus to take certain actions to obtain HSR approval, including an obligation by BlueFocus to negotiate and agree to any restrictions on its activities, provided that neither BlueFocus nor the Company will be obligated to agree to any divestitures;

•	obligation of the Company and BlueFocus to use their respective reasonable best efforts to file for, and seek CFIUS approval;

•	obligation of the Company to prepare an information statement or a proxy statement, as the case may be, and the filing thereof with the SEC;

•	if the Written Consent is not delivered to BlueFocus, obligation of the Company to call for and hold a meeting of the stockholders of the Company to vote on the Business Combination;

•	obligation of BlueFocus to use its reasonable best efforts to obtain the financing necessary to make the payments required by the Business Combination Agreement, repay all indebtedness of the Company, Holdings and its respective subsidiaries, and pay the fees and expenses required to be paid at the Closing by BlueFocus or Holdings (collectively, the “Financing”);

•	obligation of the Company to use its reasonable best efforts to cooperate with BlueFocus in obtaining the Financing, subject to certain limitations and subject to expense reimbursement and indemnification obligations by BlueFocus to the Company in connection with the Financing;

•	obligations of the Company with respect to applicability of anti-takeover laws;

•	obligation of each of the Company and BlueFocus to grant access to information and personnel of the Company and Holdings, respectively, between signing and Closing;

•	obligation of the Company to provide and maintain certain indemnification rights to, and procure D&O insurance for, the directors and officers of the Company following the Closing;

•	obligations of the Company with respect to the provision of employment and benefits to the employees of the Company following the Closing;

•	obligations of each of the Company and BlueFocus with respect to notifications to each other for certain matters and coordination of press releases relating to the Business Combination;

•	obligations of the Company with respect to any transaction litigation, the listing of the Company’s Common Stock on Nasdaq, and certain actions if requested by BlueFocus to facilitate BlueFocus’s repayment of the Company’s credit agreement and outstanding promissory notes prior to the Closing;

•	right of BlueFocus to acquire any additional businesses between signing and Closing, provided (1) such acquisitions do not exceed enterprise valuation of $150 million in the aggregate, (2) such enterprise value does not reflect a greater than 14X EV/EBITDA multiple, (3) BlueFocus makes similar representations and warranties to the Company with respect to each acquired business, and (4) except with respect to certain pre-disclosed acquisitions, such acquisitions do not delay the review of the this Information Statement by the SEC; provided, however that BlueFocus may update the disclosure schedule to reflect such acquisitions, and no such update may be the basis of the failure of any condition to the Closing;

•	obligations of the Company with respect to the Spin-off and the filing of a registration statement in connection with it;

•	obligations of BlueFocus to maintain certain minimum working capital levels of Holdings and any Acquisition Entity, and the delivery of a statement to the Company setting forth such amounts prior to the Closing; and

•	obligations of BlueFocus to repurchase or terminate equity securities owned by minority holders of Vision 7 prior to the Closing and to pay certain existing earn-out obligations prior to the Closing.

Additional Agreements and Covenants

Interim Stock Issuances; Equity Awards

The Company may issue equity securities in a private placement or pursuant to its shelf registration between signing of the Business Combination Agreement and Closing for its working capital purposes. The Company may also issue equity awards for up to one (1) million shares of Company Common Stock under the 2015 Plan during the same period to existing employees and new hires, subject to certain conditions.

Exclusivity; Voting Agreement

The Company and its subsidiaries may not, and may not permit their representatives to, solicit or encourage acquisition proposals from third parties (an “Acquisition Proposal”), or provide information in connection with or engage in negotiations in connection with an Acquisition Proposal.

Unless, prior to receipt of the required stockholders’ approval, the Company receives an unsolicited superior written Acquisition Proposal (a “Superior Proposal”) or there has occurred an unknown and unforeseeable intervening event, the Company cannot change its Board recommendation of the Business Combination nor enter into a transaction agreement with a third party with respect to an alternate Acquisition Proposal. In the event of a Superior Proposal or intervening event, the Company must negotiate in good faith with BlueFocus with respect to any necessary changes to the Business Combination Agreement that may address the foregoing issues.

Certain stockholders of the Company were required to enter into a voting agreement (the “Voting Agreement”) included as Annex H to this Information Statement that contains (1) a requirement that such stockholders vote in favor of the matters set forth in the Written Consent, (2) a prohibition on stock transfers prior to the Closing, subject to limited exceptions, and (3) an exclusivity and nonsolicitation provision substantially similar to that entered into by the Company in the Business Combination Agreement.

Indemnification

Under the Business Combination Agreement the Company does not have any post-Closing indemnification obligations to BlueFocus, and BlueFocus does not have any post-Closing indemnification obligations to the Company. The representations, warranties and covenants in the Business Combination Agreement of all parties terminate at Closing, subject to limited exceptions.

Conditions to Closing

Conditions to the Closing of the Business Combination generally include:

•	receipt of the required Company stockholders’ approval;

•	no injunctions or laws prohibiting the transactions contemplated by the Business Combination Agreement;

•	consent under HSR and CFIUS approval;

•	effectiveness of registration statement of Red Violet and consummation of the Spin-off;

•	(i) accuracy of the representations and warranties of the Company and BlueFocus, in each case except for inaccuracies that, individually or in the aggregate would not have a “Company Material Adverse Effect” or “Parent Material Adverse Effect” (as such terms is defined in the Business Combination Agreement), as the case may be and in each case subject to certain exceptions, (ii) performance by the Company and BlueFocus of their respective covenants and agreements, (iii) absence of a Company Material Adverse Effect and Parent Material Adverse Effect since the signing of the Business Combination Agreement and (iv) and an officer’s certificate of each of the Company and BlueFocus certifying to items (i) through (iii);

•	approval by Nasdaq of the listing of the Purchased Shares; and

•	delivery by the Company of a spreadsheet with certain calculations with respect to outstanding Company Common Stock, options, restricted stock units of Common Stock (“RSUs”), warrants and Purchased Shares.

Termination and Termination Fees

The Business Combination Agreement may be terminated as follows:

•

By the Company or BlueFocus (1) by mutual agreement, (2) if there is a permanent injunction prohibiting the Business Combination, (3) if the Closing has not occurred within 12 months from signing, (4) if the other party is in breach of its respective representations or warranties or covenants which would cause the condition to closing with respect to the foregoing to fail to be met and such breach is not cured within 30 days after delivery of notice of such breach by the terminating party to the other party or (4) if CFIUS informs the Company and BlueFocus that it has recommended or intends to recommend the prohibition of the Business Combination.

•	By BlueFocus if either the Written Consent and executed Voting Agreement related thereto or the Stockholders’ Agreement are not delivered within 24 hours after signing, or the consent of the Stockholders is not obtained at the stockholders meeting, as the case may be, or if the Board changes its recommendation to the stockholders to authorize the Business Combination.

•	By the Company, if it has received a Superior Proposal and has complied with the procedure in the Business Combination Agreement with respect to such Superior Proposal, or if the Company is ready to consummate the Business Combination and the conditions to closing are met or will be met at Closing, and after notice thereto, BlueFocus fails to consummate the Closing.

Additionally, neither party has any liability following termination except for liability for fraud or intentional breach prior to such termination, subject to the survival of certain provisions, and with respect to any termination fees, if due. The Company must pay BlueFocus a termination fee in the amount of $3 million if the Business Combination Agreement is terminated by BlueFocus due to the Company’s breach or failure to timely deliver the required Written Consent and the Company enters into another acquisition transaction within 6 months of such termination. Such fee is also due if the Board changes its recommendation with respect to the Business Combinations or enters into an agreement with respect to a Superior Proposal.

BlueFocus must pay the Company a termination fee of $5 million if (i) there is an injunction or prohibition, or a necessary governmental consent is not obtained, in each case which would permit the Company to terminate the Business Combination Agreement and such injunction, prohibition or consent, is imposed by the government of China or the Shenzhen Stock Exchange, (ii) the Company terminates the agreement due to BlueFocus’s breach of its covenant with respect to incurrence of indebtedness for borrowed money, or (iii) the Company terminates the agreement due to a failure by BlueFocus to consummate the Business Combination upon the satisfaction of all Parent’s closing conditions after receiving notice thereof.

Stockholders’ Agreement

Simultaneously with the signing of the Business Combination Agreement, the Company, BlueFocus and certain of the Company’s stockholders entered into the Stockholders’ Agreement, which will become effective at the Closing. Additionally, pursuant to the Voting Agreement, at the Closing the current stockholders’ agreement to which the Company and certain of its stockholders are party to will be terminated. The following is a summary of the material provisions of the Stockholders’ Agreement. This summary is qualified in its entirety by the Stockholders’ Agreement, dated as of September 6, 2017, by and among cogint, BlueFocus and the stockholders listed on Schedule I thereto, which is included as Annex E to this Information Statement and is incorporated herein by reference. Stockholders of cogint are urged to read the Stockholders’ Agreement in its entirety. This description of the Stockholders’ Agreement has been included to provide cogint stockholders with information regarding its material terms. The rights and obligations of the parties are governed by the express terms and conditions of the Stockholders’ Agreement and not by this summary or any other information included in this Information Statement.

Board Representation

From and after the Closing and until the Stockholders’ Agreement is terminated in accordance with its terms, the Company and BlueFocus will take all necessary actions (1) to ensure that (i) Messrs. Ryan Schulke and Matthew Conlin (the “Fluent Legacy Stockholders”) are entitled to nominate one member to the Board (the “RSMC Director”), and (ii) Dr. Phillip Frost and Mr. Michael Brauser (the “cogint Legacy Stockholders”

and, together with the Fluent Legacy Stockholders, the “Legacy Stockholders”) are entitled to nominate one member to the Board (the “PFMB Director” and, together with the RSMC Director, the “Legacy Directors”) who shall initially be Mr. Schulke until the earlier of (a) the second anniversary of the Closing and his resignation as the PFMB Director (2) to elect such Legacy Directors to the Board and (3) to nominate any successor Legacy Directors. The Company and BlueFocus shall also take all actions necessary to ensure that the size of the Board be seven (7) directors, which number may be increased by a majority of the Board, including the vote of the PFMB director. The Stockholders’ Agreement also sets forth the procedures to be followed by the Legacy Stockholders to nominate the Legacy Directors both at a stockholders meeting or otherwise, and the obligations of the Company and BlueFocus to effectuate such appointment.

Additionally, BlueFocus agrees that it and its affiliates will vote all of their shares of Common Stock (1) for the election to the Board of all Legacy Directors nominated in accordance with the Stockholders’ Agreement and (2) to ensure that no Legacy Director is removed from office unless the removal is approved by the Legacy Stockholders nominating the Legacy Director or such removal is for cause, as reasonably determined in good faith by the Board. In case of removal of any Legacy Director, the applicable Legacy Stockholders will be entitled to nominate the successor to such Legacy Director.

Corporate Governance

For a period of two (2) years following the Closing, neither the Company nor BlueFocus may, or permit its subsidiaries or affiliates to, (1) voluntarily terminate the registration of the Company Common Stock under the Exchange Act or voluntarily delist the Company Common Stock from Nasdaq or another national securities exchange without the written consent of the Legacy Directors subject to certain exceptions and (2) enter or approve any transaction between the Company or its subsidiaries, on the one hand, and the Parent or its subsidiaries or any of their respective directors, officers or any person owning five percent (5%) or more of the equity interests of the Parent or any of its Affiliates, on the other hand, unless the transaction is approved by a majority of the disinterested directors of the Board.

Prohibition on Transfers

Subject to certain exceptions for permitted transfers and transfers not exceeding certain amounts, until the earlier of (1) one (1) year following the Closing and (2) the date the applicable Legacy Stockholder and certain of its permitted transferees hold less than 100,000 shares of Common Stock, neither Frost Gamma Investments Trust nor Michael Brauser or certain of their permitted transferees may transfer any of their respective shares of Common Stock held by such entity or person as of the signing of the Stockholders’ Agreement and any other shares of Common Stock issuable upon the conversion, exercise or exchange of any other Company security held by such entity or person (the “Covered Shares”).

Subject to certain exceptions for permitted transfers and transfers not exceeding certain amounts, until the earlier of the date in which (1) either Mr. Schulke or Mr. Conlin ceases to be employed by the Company or its affiliates or (2) such Fluent Legacy Stockholder and certain of its permitted transferees hold less than 100,000 shares of Common Stock, neither Mr. Schulke nor Mr. Conlin or certain of their permitted transferees may transfer any Covered Shares.

Additionally, Mr. Brauser agrees to cause Marlin Capital Partners, LLC to comply with the foregoing restrictions with respect to 1,000,000 RSUs held by Marlin Capital Partners, LLC, as if such securities were Covered Shares.

Termination

The Stockholders’ Agreement will terminate on the earliest of (1) the termination of the Business Combination Agreement in accordance with its terms, (2) three (3) years from the Closing and (3) such time as the Legacy Stockholders cease to own in the aggregate at least fifty percent (50%) of the aggregate number of shares of Common Stock held by them at the Closing.

DESCRIPTION OF THE CONTRIBUTED BUSINESSES

Vision 7

Vision 7 offers a wide range of integrated communications services under four operating networks: Cossette, Citizen Relations, The Camps Collective/Level Eleven, and V7 Media. Services are designed to help clients reach their business and communication objectives. These services encompass a broad range of marketing communications disciplines, including: advertising; digital and video production; branding and design; brand activation and experiential marketing; sponsorship, events and relationship marketing; CRM, database, direct marketing and promotion; interactive marketing, applications and digital platform development, business-to-business technology solutions (B2B practices), mobile marketing; media buying and channel planning, strategic planning and research; public relations; alliance marketing and social media.

Services Provided

•	Cossette is a marketing communications company that provides fully integrated advertising services.

•	Citizen Relations is a leading public relations company with an international presence (United States, Canada, United Kingdom, and Asia) and multiple global partnerships.

•	The Camps Collective is a digital-based agency group that focuses on advertising, digital marketing, Internet communications and social media.

•	V7 Media is Canada’s largest independent media planning and buying group.

We Are Very Social

WAVS is a global agency that operates under regional subsidiaries using the name We Are Social. WAVS delivers creative ideas with forward-thinking brands. WAVS believes in people, not platforms and the power of social insight to drive business value. WAVS calls this social thinking. With an international team of over 600 and offices in New York, London, Paris, Milan, Munich, Berlin, Singapore, Shanghai, Beijing and Sydney, WAVS’s mission is to put social thinking at the center of marketing. WAVS works or has worked with clients including Adidas, Netflix, Google, HSBC and Audi on global, regional and local projects.

Services Provided

•	WAVS is a marketing communications services company focused on social media channels.

Indigo

Indigo is a social media, online public relations and branding company that was set up to provide small to medium businesses with the same high value service enjoyed by multinationals. The internet is not exclusive to those with large marketing budgets, and Indigo provides its clients with a number of simple options to ensure that their businesses have the effective online presence that they deserve.

Services Provided

•	Indigo is a marketing communications services company focused on social media channels.

SELECTED FINANCIAL DATA

Vision 7

The selected historical financial data of Vision 7 as of December 31, 2016 and 2015 and for the years ended December 31, 2016 and 2015, and for the two-day period ended December 31, 2014 (all as Successor), as well as the selected historical financial data of Vision 7 International ULC (Predecessor) for the 363-day period ended December 29, 2014 set forth below have been derived from the consolidated financial statements of Vision 7 and Vision 7 International ULC included elsewhere in this Information Statement. They have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). The selected historical financial data of Vision 7 as of December 31, 2014, set forth below, has been derived from the consolidated financial statements of Vision 7 not included herein, and has also been prepared in accordance with IFRS, as issued by the IASB. The selected historical financial data of Vision 7 as of June 30, 2017 and for the six-month periods ended June 30, 2017 and 2016 set forth below have been derived from the unaudited interim condensed consolidated financial statements of Vision 7 included elsewhere in this Information Statement, which have been prepared in accordance with IAS 34, Interim Financial Reporting. Selected financial data for the years ended December 31, 2013 and 2012 cannot be provided without unreasonable effort or expense. The selected financial data should be read in conjunction with Vision 7’s consolidated financial statements and the related notes thereto included elsewhere in this Information Statement, as well as with Vision 7’s Management’s Discussion and Analysis included elsewhere in this Information Statement.

	Successor					Predecessor
(In thousands of Canadian dollars)	Six-month period ended June 30, 2017	Six-month period ended June 30, 2016	Year ended December 31, 2016	Year ended December 31, 2015	Period from December 30, 2014 through December 31, 2014	Period from January 1, 2014 through December 29, 2014
	(unaudited)	(unaudited)			(unaudited)	(unaudited)
	$	$	$	$	$	$
Continuing operations
Income	80,918	77,567	159,604	148,207	—	137,287

Operating expenses
Salary and professional costs	57,238	55,502	110,260	103,188	—	97,760
Office and general expenses	18,556	19,755	38,299	36,589	190	35,700

Total operating expenses	75,794	75,257	148,559	139,777	190	133,460

Income (loss) from operations	5,124	2,310	11,045	8,430	(190)	3,827

Financing expense	988	1,872	3,564	2,819	—	4,537

Income (loss) before income taxes	4,136	438	7,481	5,611	(190)	(710)

Income tax expense (recovery)	1,460	378	3,217	2,308	(49)	(83)
Income (loss) from continuing operations	2,676	60	4,264	3,303	(141)	(627)

Discontinued Operations
Net loss from discontinued operations	—	—	—	—	—	(5,821)
Net loss from the distribution of net assets directly associated to the disposal group	—	—	—	—	—	(25,591)
Net income (loss)	2,676	60	4,264	3,303	(141)	(32,039)

Successor	As of
(In thousands of Canadian dollars, except number of shares)	June 30, 2017 (unaudited)	December 31, 2016	December 31, 2015	December 31, 2014 (unaudited)
	$	$	$	$
Total Assets	368,123	373,439	382,237	397,587
Net Assets	166,095	162,603	156,931	142,442
Long-Term Debt	35,949	27,415	37,375	61,093
Share Capital	149,581	146,926	142,486	137,164
Number of common shares outstanding	17,110,345	16,860,948	16,532,804	15,835,322

Currency and Exchange Rates

On December 8, 2017, the rate of exchange as set forth in the H.10 statistical release of the Federal Reserve Board, for the conversion of Canadian Dollars into U.S. Dollars was $1.29 = US$1.00.

The following table sets forth the average rates of exchange for the Canadian dollar, expressed as Canadian dollars per U.S. dollar, during the six-month period ended June 30, 2017 and during each of the preceding five fiscal years ended December 31, calculated by using the average of the exchange rates on the last day of each month during the period:

	For the Fiscal Year Ended December 31 (Canadian Dollars per U.S. Dollar)
	2017 (1)	2016	2015	2014	2013	2012
Average for the Period	1.33	1.32	1.29	1.11	1.04	1.00

(1)	As of June 30, 2017.

The following table sets forth the high and low rates of exchange for the Canadian dollar, expressed as Canadian dollars per U.S. dollar, for each month during the previous six months:

Monthly High and Low Exchange Rate (Canadian Dollars per U.S. Dollar)
Month Ended	High	Low
October 31, 2017	1.2894	1.2470
September 30, 2017	1.2372	1.2131
August 31, 2017	1.2745	1.2492
July 31, 2017	1.3000	1.2436
June 30, 2017	1.3514	1.2982
May 31, 2017	1.3745	1.3454

WAVS

The selected financial data of WAVS with respect to the six month periods ending June 30, 2017 and June 30, 2016 and the years ended December 31, 2016, 2015 and 2014, respectively, set forth below have been derived from the consolidated financial statements of WAVS, which are included in this Information Statement. They have been prepared in accordance with United Kingdom Generally Accepted Accounting Principles (“UK GAAP”) and reconciled to US GAAP. Selected financial data for the years ended December 31, 2013 and 2012 cannot be provided without unreasonable effort or expense. The selected financial data should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this Information Statement. All amounts in this discussion are presented in pounds sterling.

(In thousands of United Kingdom pounds)	Six-month period ended June 30, 2017	Six-month period ended June 30, 2016	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
	(unaudited)	(unaudited)			(unaudited)
	$	$	$	$	$
Turnover (operating revenues)	32,554	25,462	59,338	43,197	38,419
Operating Profit (income from Operations)	677	1,867	5,427	2,959	3,821
Operating Profit (income from Continuing Operations)	1,015	2,032	6,340	3,099	3,968
Profit and Total Comprehensive Income for the Financial Year (Net Income)	372	1,285	4,324	1,444	2,944
Profit for the Financial Period after Minority Interest (Net Income)	372	1,285	4,324	1,444	2,878
Net Income (Loss) from Operations Per Share	12	41	138	46	94
Income (Loss) from Continuing Operations Per Share	32	65	203	99	127

Total Assets	34,646	25,650	31,735	22,729	20,055

Net Assets	16,324	13,093	15,786	11,698	10,502

Capital Stock (Excluding Long Term Debt and Redeemable Preferred Stock)	31,298	31,298	31,298	31,298	31,298
Number of Shares as Adjusted to Reflect Changes in Capital	31,298	31,298	31,298	31,298	31,297
Dividends Declared Per Share in Both the currency of the Financial Statements and the Host Country Currency	0.00	0.00	0.00	0.00	2.56

Currency and Exchange Rates

On December 8, 2017, the rate of exchange as set forth in the H.10 statistical release of the Federal Reserve Board, for the conversion of United Kingdom Pounds into U.S. Dollars was £0.75 = US$1.00.

The following table sets forth the average rates of exchange for the United Kingdom pound, expressed as United Kingdom pounds per U.S. dollar, during the six-month period ended June 30, 2017 and during each of the preceding five fiscal years ended December 31, calculated by using the average of the exchange rates on the last day of each month during the period:

	For the Fiscal Year Ended December 31 (United Kingdom Pounds per U.S. Dollar)
	2017 (1)	2016	2015	2014	2013	2012
Average for the Period	0.79	0.75	0.65	0.61	0.64	0.63

(1)	As of June 30, 2017.

The following table sets forth the high and low rates of exchange for the United Kingdom pound, expressed as United Kingdom pounds per U.S. dollar, for each month during the previous six months:

Monthly High and Low Exchange Rate (United Kingdom Pounds per U.S. Dollar)
Month Ended	High	Low
October 31, 2017	0.7655	0.7617
September 30, 2017	0.7709	0.7365
August 31, 2017	0.7820	0.7555
July 31, 2017	0.7782	0.7578
June 30, 2017	0.7919	0.7695
May 31, 2017	0.7816	0.7682

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF VISION 7

You should read the following discussion and analysis in conjunction with the “Selected Financial Data” included in this section and Vision 7’s consolidated financial statements and related notes thereto, and interim consolidated financial statements and related notes thereto, included elsewhere in this Information Statement. In addition to historical consolidated financial information this discussion contains forward-looking statements that reflect Vision 7’s plans, estimates, and beliefs. Actual results could differ from these expectations as a result of factors including those described under “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and elsewhere in this Information Statement. All amounts in this discussion are presented in Canadian dollars.

Company Overview

Vision 7 offers a wide range of integrated communications services under four operating networks: Cossette, Citizen Relations, The Camps Collective/Level Eleven, and V7 Media. Services are designed to help clients reach their business and communication objectives. These services encompass a broad range of marketing communications disciplines, including: advertising; digital and video production; branding and design; brand activation and experiential marketing; sponsorship, events and relationship marketing; CRM, database, direct marketing and promotion; interactive marketing, applications and digital platform development, business-to-business technology solutions (B2B practices), mobile marketing; media buying and channel planning, strategic planning and research; public relations; alliance marketing and social media.

On December 30, 2014, 1861710 Alberta Inc. acquired all shares issued and outstanding of Vision 7 International ULC (“Vision 7 ULC”), a worldwide communication agency based in Canada, having offices in Canada, the US and the UK. Prior to December 30, 2014, Vision 7 ULC was wholly-owned by a private equity firm and certain members of management. Just prior to the acquisition, the major part of the UK operations of Vision 7 ULC and other smaller subsidiaries were spun-off and distributed to the former shareholders. Following the acquisition, 1861710 Alberta Inc. merged with its newly acquired subsidiary on December 30, 2014 to become Vision 7. In this discussion, “Predecessor” entity refers to Vision 7 ULC and “Successor” entity refers to Vision 7. Figures for the Predecessor entity are not directly comparable to Vision 7’s figures due to the fact that the Predecessor had additional activities that were not purchased by the Successor, and the 2014 predecessor period (the period from January 1, 2014 to December 29, 2014) includes non-recurring transaction related expenditures amounting to $11.1 million as part of the 2014 loss from continuing operations before income taxes. In addition, the figures for successor periods reflect the new accounting basis as the acquisition was accounted for using the purchase method of accounting which resulted in a new basis for the assets acquired and liabilities assumed.

Operating Results

Key Components of Consolidated Statements of Profit and Loss

	Successor					Predecessor
(In thousands of Canadian dollars)	Six-month period ended June 30, 2017	Six-month period ended June 30, 2016	Year ended December 31, 2016	Year ended December 31, 2015	Period from December 30, 2014 through December 31, 2014	Period from January 1, 2014 through December 29, 2014
	(unaudited)	(unaudited)			(unaudited)	(unaudited)
	$	$	$	$	$	$
Continuing operations
Income	80,918	77,567	159,604	148,207	—	137,287

Operating expenses
Salary and professional costs	57,238	55,502	110,260	103,188	—	97,760
Office and general expenses	18,556	19,755	38,299	36,589	190	35,700

Total operating expenses	75,794	75,257	148,559	139,777	190	133,460

Income (loss) from operations	5,124	2,310	11,045	8,430	(190)	3,827

Financing expense	988	1,872	3,564	2,819	—	4,537

Income (loss) before income taxes	4,136	438	7,481	5,611	(190)	(710)

Income tax expense (recovery)	1,460	378	3,217	2,308	(49)	(83)
Income (loss) from continuing operations	2,676	60	4,264	3,303	(141)	(627)

Discontinued Operations
Net loss from discontinued operations	—	—	—	—	—	(5,821)
Net loss from the distribution of net assets directly associated to the disposal group	—	—	—	—	—	(25,591)
Net income (loss)	2,676	60	4,264	3,303	(141)	(32,039)

Six-month period ended June 30, 2017 to the same period in 2016

Revenues

Income was $80.9 million for the six-month period ended June 30, 2017 compared to $77.6 million for the same period in 2016, an increase of 4%. All four operating networks contributed to the growth. The increase was mainly the result of revenue growth from the existing customer base. Some of those customers were acquired during fiscal year 2016 and were therefore generating limited or no revenues in the comparative period.

Operating Expenses

Salary and professional costs were $57.2 million for the six-month period ended June 30, 2017 compared to $55.5 million for the same period in 2016, an increase of 3%. The increase was mainly the result of the increase in personnel needed to support the growth. The proportion of salary and professional costs versus income has decreased mainly due to tight control on spending as well as delay in replacing some employees in one of the networks.

Office and general expenses were $18.6 million for the six-month period ended June 30, 2017 as compared to $19.8 million for the same period in 2016, a decrease of 6%. The decrease was mainly the result of greater focus on office and general expense efficiencies and increased costs in the 2016 comparable period related to the move of Vision 7’s London and New York City offices.

Financing expenses were $1.0 million for the six-month period ended June 30, 2017 as compared to $1.9 million for the same period in 2016, a decrease of 47%. The decrease was mainly the result of reduced interest charges on the credit facilities due to the lower average balance in the senior debt, a $0.2 million gain following the sale of an investment in an associate and the decrease in foreign exchange loss during the six-month period ended June 30, 2017 as compared to the same period 2016.

Income tax expense was $1.5 million for the six-month period ended June 30, 2017 as compared to $0.4 million for the same period in 2016, an increase of 275%. The increase was mainly the result of the increase in pre-tax income for the six-month period ended June 30, 2017 as compared to the same period 2016. In addition, the distribution of profit and loss by country also impacted the effective tax rate. More specifically, the reduction in the effective tax rate is due to the fact that the loss from UK operations, where the statutory tax rate is lower than the other jurisdictions, was lower in the six-month period ended June 30, 2017, as compared to the same period in 2016.

Net income was $2.7 million for the six-month period ended June 30, 2017 as compared to $0.1 million for the same period in 2016, an increase of 2600%, as a result of the foregoing.

Year ended 2016 to year ended 2015

Revenues

Income was $159.6 million for the year ended December 31, 2016 compared to $148.2 million for the same period in 2015, an increase of 8%. All four operating networks contributed to the growth. The increase was mainly the result of new client wins in 2016.

Operating Expenses

Salary and professional costs were $110.3 million for the year ended December 31, 2016 compared to $103.2 million for the same period in 2015, an increase of 7%. The increase was mainly the result of an increase in personnel to support the growth partially offset by lower restructuring costs.

Office and general expenses were $38.3 million for the year ended December 31, 2016 as compared to $36.6 million for the same period in 2015, an increase of 5%. The increase was mainly the result of an increase in indirect costs to support growth and additional non-recurring administration costs associated with the move of Vision 7’s London and New York offices.

Financing expenses were $3.6 million for the year ended December 31, 2016 as compared to $2.8 million for the same period in 2015, an increase of 29%. The increase was mainly the result of foreign exchange loss associated with variance in GBP/CAD exchange rates and the loss of an associate following the investment, in December 2015, in Cossette Health Inc., partially offset by reduced interest charges on the credit facilities due to decreased senior debt.

Income tax expense was $3.2 million for the year ended December 31, 2016 as compared to $2.3 million for the same period in 2015, an increase of 39%. The increase was mainly the result of increased pre-tax net income.

Net income was $4.3 million for the year ended December 31, 2016 as compared to $3.3 million for the same period in 2015, an increase of 30%, as a result of the foregoing.

Year ended 2015 to year ended 2014

*It should be noted that for ease of comparison, the period from December 30, 2014 through December 31, 2014 (Successor), and the period from January 1, 2014 through December 29, 2014 (Predecessor) were combined. The 2-day period ended December 31, 2014 is not considered significant. Figures for the Predecessor entity are not directly comparable to Vision 7’s figures because there was a different basis of accounting.

Revenues

Income was $148.2 million for the year ended December 31, 2015 compared to $137.3 million for the same period in 2014, an increase of 8%. All four operating networks contributed to the growth. The increase was mainly the result of growth in existing customer base and a positive foreign exchange impact of $2.1 million resulting from the variance between the USD and CAD during the year.

Operating Expenses

Salary and professional costs were $103.2 million for the year ended December 31, 2015 compared to $97.8 million for the same period in 2014, an increase of 6%. The increase was mainly the result of additional headcount in all divisions in support of growth, higher severance costs resulting from non-recurring restructuring costs and appreciation of the USD and GBP against the CAD.

Office and general expenses were $36.6 million for the year ended December 31, 2015 as compared to $35.9 million for the same period in 2014, an increase of 2%. The increase was mainly the result of additional amortization and depreciation charges for fixed and intangible assets following the purchase price accounting for the acquisition and the appreciation of the USD and GBP against the CAD. The increase was partially offset by transaction costs recorded in office and general expenses in 2014 in connection with the sale of the predecessor to BlueFocus.

Financing expenses were $2.8 million for the year ended December 31, 2015 as compared to $4.5 million for the same period in 2014, a decrease of 38%. The decrease was mainly the result of foreign exchange gain attributed to the variance in the USD and GBP against the CAD and deferred financing costs recorded in 2014 related to the acquisition by BlueFocus.

Income tax expense was $2.3 million for the year ended December 31, 2015 as compared to a tax recovery of $0.1 million for the same period in 2014. The increase in tax expense was mainly the result of the increase in pre-tax income in 2015 as compared to a loss in 2014.

Income (loss) from continuing operations was $3.3 million for the year ended December 31, 2015 as compared to a loss of $0.8 million for the same period in 2014, as a result of the foregoing.

Discontinued Operations

On December 29, 2014, the Predecessor distributed its interest into the vast majority of its UK operations (“UK Spin-off”) for no consideration. Vision 7 distributed the fair value of this investment to its shareholders by way of a capital dividend and a reduction of its share capital.

In accordance with the provisions of IFRS 5, upon the UK Spin-off, which represented a major geographical area of operations, the UK operations were classified as a discontinued operation. As such, relevant amounts in the consolidated statements of profit and loss and comprehensive income (loss) and cash flows have been retroactively reclassified to reflect the UK Spin-off as a discontinued operation.

Components of Vision 7’s net loss from discontinued operations are summarized below.

Period from January 1, 2014 through December 29, 2014 (Predecessor) $
(In thousands of Canadian dollars)	(Unaudited)
Income	40,155
Operating expenses
Salary and professional costs	33,663
Office and general expenses	13,420

Total operating expenses	47,083

Loss from operations	(6,928)
Financing expense	440

Loss before income taxes	(7,368)
Current income tax expense	47
Deferred income tax recovery	(1,594)

Net loss from discontinued operations	(5,821)

The loss on disposal recorded for an amount of $25.6 million represents the difference between the carrying value of the assets disposed and their fair value net of taxes, which was distributed to the shareholders.

Critical Accounting Policies, Estimates and Judgments

Vision 7’s consolidated financial statements have been prepared in accordance with IFRS as issued by the IASB.

The preparation of consolidated financial statements in accordance with IFRS requires management to make judgments, estimates and assumptions that affect the reported amounts of Vision 7’s assets, liabilities, revenues, expenses and related disclosures. Judgments, estimates and assumptions are based on historical experience, expectations, current trends and other factors that management believes to be relevant when Vision 7’s consolidated financial statements are prepared.

Management reviews, on a regular basis, Vision 7’s accounting policies, assumptions, estimates and judgments in order to ensure that the consolidated financial statements are presented fairly and in accordance with IFRS. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

A summary of those significant accounting estimates and assumptions, as well as significant judgments used in applying accounting policies in the preparation of Vision 7’s consolidated financial statements, can be found in note 2 to Vision 7’s consolidated financial statements as at December 31, 2016 and December 31, 2015 and for the years ended December 31, 2016 and December 31, 2015.

Recent Accounting Pronouncements

For information on recent accounting pronouncements, see New Standards and Interpretations not yet adopted section in the notes to the consolidated financial statements.

Liquidity and capital resources

The following table shows cash and cash equivalents, non-cash working capital (which includes accounts receivable, works in progress, accounts payable and billing in excess of costs and anticipated profits) and long-term debt, as of June 30, 2017 and as of December 31, 2016 and December 31, 2015:

	June 30, 2017 (unaudited)	December 31, 2016	December 31, 2015
(In thousands of Canadian dollars)	$	$	$
Cash and cash equivalents	4,076	4,909	8,021
Non-cash working capital	(33,679)	(50,334)	(54,476)
Long-term debt (current and non-current)	40,651	31,962	41,572

Vision 7 has an unused revolving loan for an amount of $45.5 million as of June 30, 2017. Vision 7 believes that this amount provides sufficient liquidity for the next 12-months.

The following table shows net cash and cash equivalents (used in) provided by operating activities from continuing operations, net cash and cash equivalents used in investing activities from continuing operations, and net cash and cash equivalents provided by (used in) financing activities for the six-month periods ended June 30, 2017 and 2016 and for the years ended December 31, 2016 and 2015 and for the 2-day period ended December 31, 2014 (successor) and for the 363-day period ended December 29, 2014 (predecessor):

	Successor					Predecessor
	June 30, 2017	June 30, 2016	December 31, 2016	December 31, 2015	December 31, 2014	December 29, 2014
(In thousands of Canadian dollars)	(unaudited)	(unaudited)			(unaudited)	(unaudited)
	$	$	$	$	$	$
Net cash and cash equivalents (used in) provided by operating activities from continuing operations	(7,500)	(16,048)	7,886	19,255	8,654	22,194
Net cash and cash equivalents used in investing activities from continuing operations	(3,086)	(4,221)	(4,845)	(8,466)	(186,787)	(10,215)
Net cash and cash equivalents provided by (used in) financing activities	9,830	11,388	(6,301)	(22,029)	197,171	(7,218)

Net Cash and Cash Equivalents (Used in) Provided by Operating Activities from continuing operations

Net cash and cash equivalents (used in) provided by operating activities from continuing operations consist primarily of net income (loss) adjusted for certain non-cash items, including share-based compensation, depreciation and amortization, deferred taxes, and other non-cash charges. It is also impacted by the net change in non-cash working capital items.

Six-month period ended June 30, 2017 to the same period in 2016

Net cash and cash equivalents used in operating activities from continuing operations during the six-month period ended June 30, 2017 primarily reflected Vision 7’s net income of $2.7 million, combined with non-cash expenses that included $4.4 million of amortization of premises, equipment, intangible assets and deferred financing fees and $0.5 million of share-based compensation costs. Working capital sources of cash and cash equivalents decreased the cash and cash equivalent balance by $15.3 million during the period and was primarily the result of payments of accounts payable during the period.

The net cash and cash equivalents used in operating activities from continuing operations totaled $7.5 million for the six-month period ended June 30, 2017 as compared to $16.0 million used for the same period in 2016. The variance was mainly the result of the net change in non-cash working capital items and by a higher income in the six-month period ended June 30, 2017 as compared to the same period in 2016.

Year ended 2016 to year ended 2015

Net cash and cash equivalents provided by operating activities from continuing operations during the year ended December 31, 2016 primarily reflected Vision 7’s net income of $4.3 million, combined with non-cash expenses that included $8.9 million of amortization of premises, equipment, intangible assets and deferred financing fees and $1.1 million of share-based compensation costs. Working capital sources of cash and cash equivalents decreased the cash and cash equivalent balance by $7.3 million during the period and was primarily the result of payments of accounts payable and income taxes during the period.

The net cash and cash equivalents provided by operating activities from continuing operations totaled $7.9 million for the year ended December 31, 2016 as compared to $19.3 million for the same period in 2015. The decrease was mainly the result of the net change in non-cash working capital items. As explained above, the impact of this change was negative in 2016 however, the impact was positive in 2015 due to the stronger collection of accounts receivable during the last few days of the period while the level of accounts payable remained consistent to its 2014 level. This was offset by the stronger net income in 2016 as compared to 2015.

Year ended 2015 to year ended 2014

Net cash and cash equivalents provided by operating activities from continuing operations during the year ended December 31, 2015 primarily reflected Vision 7’s net income of $3.3 million, combined with non-cash expenses that included $8.3 million of amortization of premises, equipment, intangible assets and deferred financing fees and $0.4 million of share-based compensation costs. Working capital sources of cash and cash equivalents increased the cash and cash equivalent balance by $7.8 million during the period and was primarily the result of increased collection of accounts receivables during the period.

The net cash and cash equivalents provided by operating activities from continuing operations totaled $19.3 million for the year ended December 31, 2015 as compared to $30.8 million for the same period in 2014 (successor and predecessor combined). The variance was mainly the result of the net change in non-cash working capital items.

Net Cash and Cash Equivalents Used in Investing Activities

Vision 7’s investing activities have consisted of investment in leasehold improvement, purchases for computer-related equipment and capitalization of software. This category also includes the cash invested in business combinations and business disposal as well as loans to employees and shareholders.

Six-month period ended June 30, 2017 to the same period in 2016

The net cash and cash equivalents used in investing activities totaled $3.1 million for the six-month period ended June 30, 2017 as compared to $4.2 million used in the same period in 2016. The variance was the result of a $0.5 million investment in Cossette Health Inc., and an employee advance of $0.7 million related to a share purchase for the six-month period ended June 30, 2016, with no comparable investment or advance in the same period in 2017. In addition, there were significant leasehold improvements for the six-month period ended June 30, 2016 for Vision 7’s Vancouver, London and New York City offices.

Year ended 2016 to year ended 2015

The net cash and cash equivalents used in investing activities totaled $4.8 million for the year ended December 31, 2016 as compared to $8.5 million used in the same period in 2015. The decrease was mainly the result of additional cash used in 2015 for the renovation and moving of office space. In addition, in 2015, Vision 7 paid the balance of the purchase price of the Acquisition.

Year ended 2015 to year ended 2014

The net cash and cash equivalents used in investing activities from continuing operations totaled $8.5 million for the year ended December 31, 2015 (successor) as compared to $186.8 million used in the two-day period ended December 31, 2014 (successor) and to $10.2 million used in the 363-day period ended December 29, 2014 (predecessor). The main investing activity of the two-day period ended December 31, 2014 consisted of the initial payment for the Acquisition. The main investing activity for the 363-day period ended December 29, 2014 consisted of the impact of the business disposal of the UK operations done prior the Acquisition, as well as additions of computer equipment and software.

Net Cash and Cash Equivalents provided by (used in) Financing Activities

Six-month period ended June 30, 2017 to the same period in 2016

The net cash and cash equivalents provided by financing activities totaled $9.8 million for the six-month period ended June 30, 2017 as compared to $11.4 million for the same period in 2016. The variance was mainly the result of the lease inducement received in the six-month period ended June 30, 2016 in connection with the lease in New York City.

Year ended 2016 to year ended 2015

The net cash and cash equivalents used in financing activities totaled $6.3 million for the year ended December 31, 2016 as compared to $22.0 million used in the same period in 2015. The variance is mainly explained by the fact that a larger net repayment of debt was made in 2015 as compared to 2016.

Year ended 2015 to year ended 2014

The net cash and cash equivalents used in investing activities from continuing operations totaled $22.0 million for the year ended December 31, 2015 (successor) as compared to $197.2 million provided by investing activities for the two-day period ended December 31, 2014 (successor) and to $7.2 million used in the 363-day period ended December 29, 2014 (predecessor). The variances were mainly the result of the movements in the long-term debt and the issuance of shares. During the two-day period ended December 31, 2014, Vision 7 financed the Acquisition through new debt and issuing the shares to the new shareholder.

Discontinued Operations

Components of Vision 7’s net cash used in operating and investing activities of discontinued operations are summarized below.

(In thousands of Canadian dollars)	Period from January 1, 2014 through December 29, 2014 (Predecessor) (Unaudited) $
Cash flows from operating activities
Net loss from discontinued operations	(5,821)
Items not affecting cash and cash equivalents
Amortization of long lived assets	1,327
Deferred income tax recovery	(1,594)
Accretion dilapidation costs	27
Share-based compensation costs	165

(5,896)
Net change in working capital items	3,530

Net cash used in operating activities of discontinued operations	(2,366)

Cash flows from investing activities
Additions to premises and equipment	(358)
Additions to intangible assets	(293)
Reimbursement of advance from an affiliate	246

Net cash used in investing activities of discontinued operations	(405)

Capital Management

Vision 7 defines the components of its capital structure as follows:

1.	shareholders’ equity;

2.	long-term debt, including the current portion; and

3.	short-term borrowings (including bank overdraft).

Vision 7’s objectives when managing capital are to:

1.	maintain financial flexibility in order to preserve its ability to meet financial obligations and execute its operating and strategic plans;

2.	deploy capital to provide an appropriate investment return to its shareholders; and

3.	maintain a balance between the shareholder’s equity and the liability components of the capital structure to allow multiple financing options to Vision 7 should a financing need arise.

Vision 7’s financial strategy is designed and formulated to maintain a flexible capital structure consistent with the objectives stated above and to respond to changes in economic conditions and the risk characteristics of the underlying assets. Vision 7 manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. Vision 7 monitors its capital structure through measuring, on a current and prospective basis, debt-to-EBITDA and ensures its ability to service debt and meet other fixed obligations by tracking its fixed charge coverage ratio.

Vision 7 is subject to financial covenants in its operating credit facility agreement, which are measured on a quarterly basis. Vision 7 is in compliance with all financial covenants as of June 30, 2017. Finally, Vision 7 is not subject to any external requirements arising from regulatory or similar authorities.

Research and development, patents and licenses, etc.

Vision 7 has limited activity with regards to research and development (“R&D”) in the digital field for which it receives governmental R&D tax credits. Vision 7 has no patents or licenses.

Trend information

Vision 7’s income is directly impacted by the retention and spending levels of existing clients and by Vision 7’s ability to win new clients. The most significant factors affecting Vision 7’s business and results of operations include national, regional and local economic conditions, Vision 7’s clients’ profitability and budget management, mergers and acquisitions of Vision 7’s clients, changes in top management of Vision 7’s clients and Vision 7’s ability to retain and attract key employees. New business wins and client losses occur due to a variety of factors. The two most significant factors are (i) Vision 7’s clients’ desire to change marketing communication firms and (ii) the creative product that Vision 7 offers compared to Vision 7’s competitors. A client may choose to change marketing communication firms for a number of reasons, such as a change in top management and the new management wants to retain an agency that it may have previously worked with. In addition, if the client is merged or acquired by another company, the marketing communication firm is often changed. Further, global clients are trending to consolidate the use of numerous marketing communication firms to just one or two. Another factor in a client changing firms is the agency’s campaign or work product is not providing results and they feel a change is in order to generate additional revenues. Clients will generally reduce or increase their spending or outsourcing needs based on their current business trends and profitability.

Most of Vision 7’s expenses are recognized rateably throughout the year and are therefore less seasonal than revenue. Vision 7’s revenue is typically lowest in the first quarter and highest in the fourth quarter. This reflects the seasonal spending of Vision 7’s clients and incentives earned at year end on various contracts.

Salaries and professional costs consist of payroll costs, employee performance incentives, including annual profit sharing plan and long-term incentive awards, costs for temporary workers, severance and other benefits associated with client service professional staff and administrative staff. Salaries and related expenses do not vary significantly with short-term changes in revenue levels; however, salaries may fluctuate due to the timing of the hiring of personnel, including independent contractors, to support revenue growth and changes in the performance levels and types of employee incentive awards. Additionally, we may take severance actions in areas where we have or anticipate decreases in operating performance or to enhance Vision 7’s teams or leadership. Changes in Vision 7’s incentive awards mix can impact future-period expense, as annual profit sharing awards are expensed during the year in which they are earned, and long-term incentive awards are expensed over the performance period.

Office and general expenses primarily include rent expense, professional fees and depreciation and amortization costs. Due to their nature, those costs are mainly incurred equally throughout the year.

Off-balance sheet arrangements

Letters of guarantee

As at December 31, 2016, letters of guarantee totalling an aggregate amount of $6.7 million, maturing at various dates from September 2017 to December 2026 have been issued under Vision 7’s credit facility.

Guarantee

On December 7, 2016, Vision 7 started to perform media placement business on behalf of Horizon Media Canada (HMC) to serve a Canadian client of the latter. As such, Vision 7 had to provide to HMC’s media suppliers, a guarantee of obligation fulfillment for the execution of media buys undertaken on behalf of HMC’s client. The guarantee has been provided by Vision 7’s principal financial institution for a maximum amount of $8.5 million. Vision 7 shall never exceed $12.0 million in liability in connection with media buys on behalf of HMC’s media suppliers. In return, HMC’s parent company, Horizon Media Inc. (USA), had to provide Vision 7 with an equivalent guarantee that it will fulfill its obligations to Vision 7 or any of its involved subsidiary.

There were no significant changes to those off-balance sheet arrangements as of June 30, 2017.

Contractual Obligations and Commitments

Contractual obligations are cash that we are obligated to pay as part of certain contracts that we have entered during Vision 7’s course of business. Below is a table that shows the projected outlays as of December 31, 2016:

		Payments due in:
(In thousands of Canadian dollars)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Finance lease obligations	804	348	416	40	—
Operating lease obligations	45,066	6,414	12,869	12,406	13,377
Total	45,870	6,762	13,285	12,446	13,377

There were no significant changes to those contractual obligations as of June 30, 2017.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK FOR VISION 7

Foreign Currency Risk Management

As Vision 7 operates internationally, it is exposed to currency risks as a result of potential exchange rate fluctuations.

Vision 7’s closing and average exchange rates for 2016 and 2015 are as follows:

	Average	2016 Closing	Average	2015 Closing
US dollar / Canadian dollar	1.3248	1.3427	1.2787	1.3840
Great Britain Pound / Canadian dollar	1.7962	1.6564	1.9540	2.0407
Hong-Kong dollar / Canadian dollar	0.1707	0.1732	0.1658	0.1786

Sensitivity analysis

Foreign exchange risk arises on financial instruments that are denominated in foreign currencies. The foreign exchange rate sensitivity is calculated by aggregation of the net foreign exchange rate exposure of Vision 7’s financial instruments recorded in its statement of financial position.

The impact on earnings before tax (“EBT”) for fiscal year 2016 is the following:

(in thousands of Canadian dollars)	Variation	CAD/USD	CAD/GBP	Effect on EBT CAD/HKD
Gain (loss)	+10%	$135	$137	$76

The impact on earnings before tax (“EBT”) for fiscal year 2015 is the following:

(in thousands of Canadian dollars)	Variation	CAD/USD	CAD/GBP	Effect on EBT CAD/HKD
Gain (loss)	+10%	$1	$31	$30

Vision 7’s results, in its respective functional currencies are subject to fluctuations as a consequence of exchange rate movements where transactions are made in currencies other than the functional currencies. In addition, most of cash inflows and outflows in entities having a functional currency other than the reporting currency is done in their respective functional currency. Vision 7 then considers these risks to be relatively limited and therefore does not hedge its foreign exchange risk.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Vision 7 has an interest rate risk exposure arising from its fixed- and variable-rate financial instruments. In light of the current composition of cash and cash equivalents, and long-term debt (ratio of fixed- to variable-rate debt), fixed-rate instruments expose Vision 7 to fair value risk, while variable-rate instruments give rise to cash flow risk exposure.

Management of Interest Rate Risk

Vision 7 has entered into interest rate swap agreements in order to address the interest rate risk inherent in the senior debt, which accrues interest at variable rates as described in note 12 of Vision 7’s consolidated financial statements for the year ended December 31, 2016. Under the terms of the agreements, maturing in December 2018, Vision 7 receives from the counterparty a monthly payment equal to the CDOR 1-month amount of interest on a notional amount of $10.0 million and pays the counterparty a fixed rate of 1.13%.

As at December 31, 2016 and 2015, the fair value of the swap agreements was determined with reference to a quotation from one of its financial institution which Vision 7 accepts as the fair value of this instrument.

Sensitivity analysis

The interest rate risk primarily relates to financial instruments carried at fair value. Assuming a 100-basis point increase in interest rates impacting the measurement of these financial instruments, as of December 31, 2016, taking into account the interest rate swaps, the impact on EBT would have been a negative adjustment of $0.2 million as at December 31, 2016 ($0.3 million as at December 31, 2015).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WAVS

You should read the following discussion and analysis in conjunction with the “Selected Financial Data” included in this section and WAVS’s audited consolidated financial statements and the related notes thereto incorporated herein by reference. In addition to historical consolidated financial information this discussion contains forward-looking statements that reflect WAVS’s plans, estimates, and beliefs. Actual results could differ from these expectations as a result of factors including those described under “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and elsewhere in this Information Statement. All amounts in this discussion are presented in pounds sterling.

Results of Operations

Six Months Ended June 30, 2017 to Six Months Ended June 30, 2016

Revenue

WAVS had revenue of £32.6 million for the six months ended June 30, 2017 compared to £25.4 million for the same period in 2016, an increase of 28%. The increase was mainly the result of organic growth and increased production revenues.

Cost of Sales

WAVS had cost of sales of £22.6 million for the six months ended June 30, 2017 compared to £16.8 million for the same period in 2016, an increase of 35%. The increase was mainly the result of an increase in third party spending related to production costs and increased staffing costs.

Operating Expenses

WAVS had operating expenses of £9.3 million for the six months ended June 30, 2017 compared to £6.8 million for the same period in 2016, an increase of 35%. The increase was mainly the result of foreign exchange expense of £0.1 million and foreign exchange income £0.7 million for the 2017 and 2016 period, respectively. Operating expenses excluding foreign exchange income or loss increased 22% during the six months ended June 30, 2017 compared with the same period in 2016.

Operating expenses include goodwill amortization of £0.1 million for each period, which would not be incurred under US GAAP.

Operating Profit

WAVS had operating profit of £0.7 million for the six months ended June 30, 2017 compared to £1.9 million for the same period in 2016, a decrease of 64%. The decrease was mainly the result of foreign exchange rate loss, increase in staff costs and reduction of revenue in We Are Social CRM Pty Ltd.

Profit After Taxation

WAVS had taxation expenses of £0.3 million for the six months ended June 30, 2017 compared to the £0.5 million for the six months ended June 30, 2016. WAVS had profit after taxation of £0.4 million for the six months ended June 30, 2017 compared to the £1.3 million for the six months ended June 30, 2016, as a result of the foregoing.

Subsequent Events

WAVS’s Brazil operations ceased operating in December 2016 and was dissolved in July 2017.

WAVS has a non-controlling interest in Metigy Pty Ltd. which acquired We Are Social CRM Pty Ltd. in July 2017.

Year ended 2016 to year ended 2015

Revenue

WAVS had revenue of £59.3 million for the twelve months ended December 31, 2016 compared to £43.2 million for the twelve months ended December 31, 2015, an increase of 37%. The increase was mainly the result of increased growth in Europe operations, up £7.0 million compared to 2015, twelve months of China operations versus a partial year in 2015, up £1.9 million compared to 2015, and increased growth in Australia operations due to a new, large client, up £1.6 million compared to 2015. There were a number of seasonal events, including the Olympics and the European Football Championships, and trends towards higher quality video production, that also contributed to the growth.

Cost of Sales

WAVS had cost of sales of £38.8 million for the twelve months ended December 31, 2016 compared to £30.1 million for the twelve months ended December 31, 2015, an increase of 29%. The increase was primarily due to increased third party outsourced production spend related to clients.

Operating Expenses

WAVS had operating expenses of £15.1 million for the twelve months ended December 31, 2016 compared to £10.1 million for the twelve months ended December 31, 2015, an increase of 49%. Excluding foreign exchange income of £1.5 million in 2016 and foreign exchange expense of £0.1 million in 2015, the increase in operating expenses would have been 67%. The increase in operating expenses was mainly the result of increased rent associated with new and expanded office space in London to cover the growth of headcount and to build out production facilities, representing a £1.0 million increase in 2016 in associated costs. In addition, operating expenses from Brazil operations increased £0.7 million in 2016 as a result of one-time charges associated ceasing operations in Brazil in December 2016.

Operating expenses include goodwill amortization of £0.2 million in each period which would not be incurred under US GAAP.

Operating Profit

WAVS had operating profit of £5.4 million for the twelve months ended December 31, 2016 compared to £3.0 million for the twelve months ended December 31, 2015, an increase of 83%. The increase was mainly the result of the increase in revenue, foreign exchange variance and the closure of Brazil operations.

Profit After Taxation

WAVS had taxation expenses of £1.0 million for the twelve months ended December 31, 2016 and £1.5 million for the twelve months ended December 31, 2015. In 2016, WAVS recognized £0.7 million in deferred tax assets in Australia, US and Germany, all of which had carried forward losses that were utilized due to the turnaround in forecasted and actual profit.

WAVS had profit after taxation of £4.3 million for the twelve months ended December 31, 2016 compared to the £1.4 million for the twelve months ended December 31, 2015, as a result of the foregoing.

Subsequent Events

WAVS’s Brazil operations ceased operations in December 2016, and it was dissolved in July 2017. All associated expenses were accrued in 2016.

Year ended 2015 to year ended 2014

Changes in ownership in 2014

On April 1, 2014, concurrent with the sale of a majority of WAVS to BlueFocus, WAVS acquired a controlling interest in its Italian office and minority interests in operations in the UK, France, Singapore, Brazil, Germany and the US.

Revenue

WAVS had revenue of £43.2 million for the twelve months ended December 31, 2015 and £38.4 million for twelve months ended December 31, 2014, an increase of 12%. The increase was mainly the result of the increased revenue from WAVS’s Italian operations, the opening of a Chinese office and growth in the UK and France. This growth was partially offset by negative operating results in Australia and Germany.

Cost of Sales

WAVS’s cost of sales was £30.1 million for the twelve months ended December 31, 2015 and £25.9 for the twelve months ended December 31, 2014, an increase of 16%. The increase was mainly the result of the increase in outsourced production costs associated with WAVS’s UK, Italy and France operations.

Operating Expenses

WAVS had operating expenses of £10.1 million for the twelve months ended December 31, 2015 compared to £5.4 million for the twelve months ended December 31, 2014, an increase of 86%. The increase was mainly the result of opening of the China office, increasing 2015 expenses by £0.5 million, an increase in rent and on-site costs in the UK relating to a new office space, and the additional three months of expense from Italy operations, which was operational for the entire 2015 year and only approximately 9 months in 2014.

Operating expenses include goodwill amortization of £0.2 million in 2015 and £0.1 million in 2014, which would not be incurred under US GAAP. The increase was mainly the result of goodwill being amortized for 12 months in 2015 and only 9 months in 2014 and a change in accounting standards in 2015 which required goodwill be amortized over 10 years as compared to 20 years in 2014.

Operating Profit

WAVS had operating profit of £3.0 million for the twelve months ended December 31, 2015 compared to £3.8 million for the twelve months ended December 31, 2014, a decrease of 23%. The decrease was mainly the result of less revenue from Australia and Germany operations and additional operating expenses, partially offset by increased operating profit from Italy operations.

Profit After Taxation

WAVS had taxation expenses of £1.5 million for the twelve months ended December 31, 2015 compared to £0.9 million for the twelve months ended December 31, 2014. Tax expenses were higher in 2015 primarily because of high tax rates in markets where we were particularly profitable and because the 2014 expense included loss adjustments in Australia and tax elections in Brazil.

WAVS had profit after taxation of £1.4 million for the twelve months ended December 31, 2015 compared to the £2.9 million for the twelve months ended December 31, 2014, as a result of the foregoing.

Profit for the year

WAVS had minority interest expense of £0.0 million in 2015 and £0.1 million in 2014.

Liquidity and capital resources

WAVS’s financial condition at June 30, 2017 and 2016 and December 31, 2016, 2015 and 2014 for the respective items are summarized below (in thousands).

	June 30, 2017 (unaudited)	June 30, 2016 (unaudited)	December 31, 2016	December 31, 2015	December 31, 2014
WAVS Group
Current Assets	28,986	19,916	25,989	17,678	17,039
Current Liabilities	18,323	12,488	15,949	10,962	9,554

Net Working Capital	10,663	7,428	10,041	6,716	7,485

As of June 30, 2017, WAVS had £0.5 million of unused committed availability under three overdraft facilities.

WAVS believes that it will have sufficient cash resources to finance its operations and expected capital expenditures for the next twelve months.

Research and Development, Patents and Licenses

Research and development. WAVS has two main research and development costs. The first relates to a CRM platform for WAVS’s French operations. Below is a summary of the capitalized research and development costs for the CRM platform. There is an associated research and development tax return taken, which is recorded in line with IAS 20.

Amount spent in £ (in thousands)
2014	163
2015	274
2016	470
Interim June 30, 2017	198

1,104

Additionally, the France office has undertaken research and development which has not been capitalized but is a cost in the operating statements. It receives a related 30% tax credit, which is classified as Income in line with IAS 20.

Year	Amount spent in £ (in thousands)
2015	121
2016	243

Capitalization policy

WAVS capitalizes development expenditure as an intangible asset when it is able to demonstrate all of the following:

(a)	The technical feasibility of completing the development so the intangible asset will be available for use or sale.

(b)	Its intention to complete the development and to use or sell the intangible asset.

(c)	Its ability to use or sell the intangible asset.

(d)	A market exists for the asset.

(e)	The availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset.

(f)	Its ability to measure reliably the expenditure attributable to the intangible asset during its development.

Capitalized development expenditure is initially recognized at cost and subsequently measured at cost less accumulated amortization and accumulated impairment losses.

Capitalized development expenditure is amortized on a straight line basis over its useful life, which is 36 months. WAVS considers these useful lives to be appropriate because this is the period in which WAVS is expected to receive the majority of the economic benefit.

All research expenditure and development expenditures that do not meet the above conditions are expensed as incurred.

Contractual obligations

WAVS has operating lease obligations as set out below.

Interim Jun-17
Expiry date:
Within one year	2,768
Between two and five years	9,431
In over five years	5,994

18,193

Trend Information

Overall global marketing communications expenditures are growing slowly or not growing. However, the sector that WAVS operates in, broadly defined as digital and social marketing, has seen investment grow at a faster rate than the overall industry.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK FOR WAVS

Foreign Currency Risk Management

As WAVS operates internationally, it is exposed to currency risks as a result of potential exchange rate fluctuations.

WAVS’s closing and average exchange rates for 2016 are as follows:

	Average	2016 Closing
Great Britain Pound / US Dollar . . . . . . . . . . . . . . . . . . . . . . . . . . .	0.75	0.82

Sensitivity Analysis

Foreign exchange risk arises on financial instruments that are denominated in foreign currencies. The foreign exchange risk sensitivity analysis is calculated by aggregating (i) outstanding intercompany loans and (ii) the amount of profit before earning in currencies other than WAVS’s functional currency, the pound sterling. WAVS makes loans to its subsidiaries, which have functional currencies other than the pound sterling. As a result, WAVS is subject to foreign exchange gain and loss on revaluations of these loans. As of June 30, 2017 there were approximately £1.0 million of current intercompany loans outstanding. A 10% variation in exchange rates would impact WAVS’s profit before taxation (“PBT”) by approximately £0.1 million. In addition, WAVS’s results are subject to fluctuations as a consequence of exchange rate movements where transactions are made in currencies other than the pound sterling. In 2016, approximately £4.3 million of PBT was denominated in currencies other than pound sterling. Therefore, a 10% variation in exchange rates would impact WAVS’s PBT by approximately £0.4 million.

The impact on PBT for fiscal year 2016 is the following:

(in thousands)	Variation	Effect on PBT GBP/USD

Gain (loss) . . . . . . . . . . . . . . . . . . .	+10%	£530

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. WAVS has limited borrowing and loan capital, and therefore WAVS believes it is not significantly exposed to interest rate risk during the next 12 months.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INDIGO

You should read the following discussion and analysis in conjunction with the “Selected Financial Data” included in this section and Indigo’s audited consolidated financial statements and the related notes thereto incorporated herein by reference. In addition to historical consolidated financial information this discussion contains forward-looking statements that reflect Indigo’s plans, estimates, and beliefs. Actual results could differ from these expectations as a result of factors including those described under “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and elsewhere in this Information Statement. All amounts in this discussion are presented in United States dollars.

Nine Months Ended September 30, 2017

Revenues

Indigo had revenue of $1.4 million in the nine months ended September 30, 2017. Indigo began operating during the nine months ended September 30, 2017. As of September 30, 2017, Indigo had one client.

Operating Expenses

Indigo had operating expenses of $1.3 million for the nine months ended September 30, 2017.

Net Income

Indigo had net income of $0.0 million for the nine months ended September 30, 2017.

Liquidity and Capital resources

Indigo is funded by BlueFocus and is not a material capital concern.

Cash Requirements

Indigo was capitalized with a loan from a related entity under common ownership to fund the operations for the initial start-up phase. This funding is expected to continue for a minimum of one year.

BACKGROUND OF THE BUSINESS COMBINATION

Highlighted below is a detailed chronology of events leading up to and subsequent to the execution of the Business Combination Agreement.

In the ordinary course of business, the Board, along with cogint’s senior management (“cogint Management”), which includes Messrs. Derek Dubner, Chief Executive Officer, James Reilly, President, and Dan MacLachlan, Chief Financial Officer regularly review cogint’s businesses, its strategic direction, performance and prospects in the context of developments in the industries in which it operates and the competitive landscape in the markets in which it operates. The Board and cogint Management regularly discuss potential strategic alternatives, including possible transactions that could maximize stockholder value of its various businesses, including the digital marketing business, and transactions that could enhance cogint’s strategic outlook.

Since cogint’s acquisition of Fluent in December 2015, cogint’s digital marketing business has experienced significant growth separate and apart from that of cogint’s risk management business. In late 2016, cogint Management decided to explore a potential sale of all or a majority of the outstanding equity securities or assets of cogint’s digital marketing business, including its subsidiaries Fluent and Q Interactive, LLC, as cogint Management believed a separation of its digital marketing business from its risk management business would:

•	lead to additional value creation and enable each business to compete more effectively within its respective markets;

•	allow the two independent companies’ respective management teams to adopt strategies and pursue objectives appropriate to their respective needs to focus more exclusively on improving each company’s operations, thereby maximizing stockholder value over the long term;

•	simplify the management and organizational structures of each company, allowing each company to optimize capital deployment and investment strategies necessary to advance their respective innovation roadmaps, and provide each company’s management team with direct incentives and accountability to their respective investors and other stakeholders;

•	bring greater clarity to the market place as to each company’s core competencies, allowing each to compete more effectively within their respective markets;

•	provide current cogint stockholders with equity investments in two separate, publicly traded companies; and

•	enable investors to better evaluate the financial performance, strategies, and other characteristics of each business and company, which will permit investors to make investment decisions based on each company’s own performance and potential, and enhance the likelihood that the market will value each company appropriately. In addition, each company will be able to focus its public relations efforts on cultivating a distinct identity.

On December 7, 2016, cogint engaged Petsky Prunier LLC (“Petsky Prunier”) to act as the exclusive financial advisor related to the sale of cogint’s digital marketing business.

At the Board’s regularly scheduled meeting of January 18, 2017, the Board discussed the potential disposition of the digital marketing business and ratified cogint’s engagement letter with Petsky Prunier. Further, the Board, in an executive session with only cogint’s independent directors approved the formation of a strategic committee composed of Messrs. Brauser, Dubner, Rubin and Benz (the “Strategic Committee”) to explore and lead the strategic transaction discussed.

Between mid-January 2017 and mid-February 2017, Petsky Prunier met with cogint and Fluent representatives to prepare the Confidential Information Memorandum (“CIM”), which included, with respect to cogint’s digital marketing business, an executive summary and sections dealing with industry overview, data-driven marketing solutions, roadmap and emerging solutions, technology, clients and case studies, management and organization and financial performance.

On February 15, 2017, Mr. Dubner provided an update to the Strategic Committee that cogint Management was in the process of completing the CIM with Petsky Prunier and that Petsky Prunier had identified a list of potential buyers, both strategic and financial.

Beginning on February 21, 2017, Petsky Prunier sent out 104 non-disclosure agreements for the benefit of cogint, of which 98 were entered into with interested parties. Each interested party that returned an executed non-disclosure agreement received the CIM shortly thereafter. BlueFocus returned its non-disclosure agreement on February 27, 2017 and received the CIM the same day. Representatives of Fluent, cogint and Petsky Prunier conducted introductory meetings or calls with 16 interested parties between March 9, 2017 and April 19, 2017. cogint conducted an introductory call with BlueFocus on March 22, 2017.

Between March 10, 2017 and April 3, 2017, Petsky Prunier sent a bid process letter to 92 interested parties detailing the timeline of the process, and stating that an indication of interest was to be submitted either by April 4, 2017 or April 11, 2017, depending on when the interested party received the bid process letter. The bid process letter described that the indication of interest must include (i) the purchase price, including a description of the methodology, financial basis and other assumptions underlying the purchase price, (ii) details surrounding the structure of any transaction, including the form and sources of consideration, (iii) if appropriate to the interested party, a description of the preliminary plans to integrate the digital marketing business into the purchaser’s existing business, including a specific reference to Fluent’s management and employees, (iv) an indication of any required internal and external approvals, as well as the due diligence required, and (v) any other material terms.

Between April 3 and April 4, 2017, cogint received indications of interest from 13 interested parties, of which 11 were financial parties and two were strategic parties. The indications of interest for the purchase of the digital marketing business provided a range of value from $255 million to $475 million. The BlueFocus indication of interest was received on April 3, 2017, and included a value of between $355 million and $420 million for cogint’s digital marketing business and contemplated a business combination whereby BlueFocus would contribute certain assets to which it ascribed a valuation of approximately $303 million in exchange for a controlling interest in the digital marketing business.

On April 11, 2017, Mr. Dubner provided the Strategic Committee with a detailed summary of the 13 indications of interest received, including an identification of the party, the range of the valuation and details of each of the indications of interest. The Strategic Committee discussed each of these indications of interest in detail with Mr. Dubner and after additional discussion, the Strategic Committee instructed Mr. Dubner to continue negotiations with each of these potential transaction partners.

On April 14, 2017, Akerman LLP (“Akerman”), counsel to cogint, provided cogint an initial draft of an agreement and plan of merger for review. This agreement was intended to be the primary document for the transaction and contemplated a merger between cogint, following the spin-off of its risk management business, and a newly-formed, wholly-owned subsidiary of the purchaser, with cogint being the surviving entity and the shares of Common Stock of cogint being converted into the right to receive the portion of the purchase price that corresponded to such shares.

On April 25, 2017, Akerman and cogint discussed the structure and key terms of the agreement and plan of merger, and proposed revisions which were incorporated into the draft, which was subsequently finalized.

Between April 18 and May 2, 2017, Fluent’s management met with a total of ten interested parties, eight of which had submitted indications of interest. Nine of the meetings were in person meetings and one was a video conference. Of the ten interested parties, eight were financial investors, one was a U.S. based marketing services company and the other was BlueFocus who met with Fluent’s management team on April 28, 2017.

After the interested parties submitted an indication of interest and were invited to meet with Fluent’s management, they were also provided access to a virtual data room containing certain information about cogint and its digital marketing business. Additionally, three (3) other interested parties that did not submit an indication of interest were invited to meet with Fluent’s management and were also provided access to the virtual data room. Beginning on April 28, 2017, Petsky Prunier provided BlueFocus and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), counsel to BlueFocus, access to the virtual data room. A draft of the agreement and plan of merger was also posted to the virtual data room on April 28, 2017, and a revised version was posted on May 5, 2017, to which the interested parties were directed to provide comments.

Thereafter, four (4) of the interested parties that submitted an indication of interest and two (2) of the interested parties that did not submit an indication of interest decided not to conduct further due diligence on the Company. Additionally, four (4) other interested parties that submitted an indication of interest and one (1) of the interested parties that did not submit an indication of interest requested additional information about the Company, and Fluent’s management held due diligence calls with each of these parties on several topics, including customer trends, financial trends and operational matters. One of these parties engaged an advisor to assist in financial and accounting due diligence, and at the request of another party, Fluent management held another in-person meeting with representatives of such interested party. Subsequently, none of these interested parties proceeded towards providing comments to the agreement and plan of merger and submitting a revised indication of interest.

Between May 23, 2017 and June 2, 2017, the Company also held discussions with an additional potential strategic investor, including in person meetings with Fluent’s management and diligence calls, however, on June 2, 2017, the party informed Petsky Prunier that it would not submit an indication of interest.

On June 1, 2017, PJT Partners, LLC (“PJT”), financial advisor to BlueFocus, provided Petsky Prunier with a revised indication of interest by BlueFocus, as well as BlueFocus’s comments to the agreement and plan of merger, which restructured the transaction from a merger to a purchase of shares in exchange for cash and equity interests in certain subsidiaries of BlueFocus. PJT also provided other supporting materials in connection with BlueFocus’s revised bid proposal.

Between June 1, 2017 and September 6, 2017, the parties, Petsky Prunier, PJT and the parties’ respective legal advisors negotiated the terms of the Business Combination Agreement, the Company Disclosure Letter, the Parent Disclosure Letter, the Stockholders’ Agreement, the Voting Agreement, the Amended and Restated Charter and the amendment to the Amended and Restated Charter and the Amended and Restated Bylaws (as such terms are defined in the Business Combination Agreement unless otherwise defined in this Information Statement and collectively, the “Business Combination Documents”) as well as the primary documents governing the Spin-off, including the Separation Agreement, the Tax Matters Agreement, and Employee Matters Agreement (as such terms are defined in the Business Combination Agreement and collectively, the “Spin-off Agreement), beginning with the terms set forth in BlueFocus’s revised bid proposal. These negotiations were generally based on precedent transactions, along with advice from outside legal counsel, Petsky Prunier and PJT, with respect to current market conditions and Delaware law, and were conducted primarily through draft documents, email correspondence and telephonic meetings and certain in-person meetings.

On June 3, 2017, Mr. Dubner provided an update to the Board and the Strategic Committee which included the BlueFocus increased offer of a $450 million valuation on an enterprise value basis of cogint’s digital marketing business, a preliminary illustrative timeline and revisions to the Business Combination Agreement reflecting BlueFocus’s current proposal. Mr. Dubner noted that other interested parties were still conducting due diligence and cogint could still potentially receive other proposals. Additionally, the Board and the Strategic Committee decided to proceed with the negotiation of BlueFocus’s offer believing that such a transaction would:

•	allow the Company to form a large and international marketing platform, which would offer deep expertise across several attractive and complementary capabilities including award-winning creative and brand development, performance driven marketing, digital, and social media advertising;

•	serve as a catalyst for the Company’s international expansion by leveraging the Contributed Entities’ existing footprints in Asia, Europe, and Canada to enter rapidly growing and underserved markets abroad;

•	create near-term opportunities to cross-sell solutions through an integrated brand and service platform offering highly complementary services that can be marketed directly to senior executives at major global advertisers;

•	benefit the Company’s ability to attract and maintain partnerships with new direct brand clients, particularly as the company pursues cross-sell opportunities given Vision 7’s long-standing expertise in brand account management;

•	create a larger company and revenue base and allow the Company to achieve immediate cost synergies, allowing free cash flow generated by the combined company to be deployed to invest in internal growth initiatives as well as to support possible acquisitions, which may be augmented through greater access to capital markets;

•	allow the Company to be better positioned to accelerate product and technology roadmaps and compete in global markets with their combined technology, talent, commercial networks across three continents, and an expanded breadth of capabilities across several key disciplines; and

•	allow the Company to benefit from the larger financial profile and expanded public market size as well as shareholding by a large affiliated strategic entity.

On June 7, 2017, Akerman provided Skadden with a diligence request list requesting certain information regarding Vision 7 and WAVS. Between June 20 and June 30, 2017, cogint engaged local counsel in a number of jurisdictions where Vision 7 and WAVS have operations to assist in the due diligence review of these operations and to analyze the implications of local law on the proposed Business Combination. Beginning on June 14, 2017, BlueFocus, with the assistance of PJT, granted cogint, Akerman and certain other advisors of cogint access to the virtual data room containing the diligence materials of Vision 7 and WAVS, through September 5, 2017, during which time cogint, Akerman, and certain other advisors to cogint conducted a due diligence investigation of BlueFocus, Vision 7 and WAVS. Subsequently, a due diligence investigation of Indigo was also conducted upon confirmation from BlueFocus on August 16, 2017 that Indigo would also be contributed to cogint.

On June 13, 2017, during a regularly scheduled Board meeting, Messrs. Brauser and Dubner provided the full Board with an update on the strategic process and discussed, among other things, valuation, timing, necessary approvals, tax ramifications and additional details about the BlueFocus proposal. Following discussions with Mr. Brauser and Akerman, the Board approved engaging Roth to provide certain financial advisory services in connection with the Business Combination and the Spin-off. The Board also approved engaging an outside firm to conduct due diligence on BlueFocus’s officers and directors and provide additional background due diligence on BlueFocus and its affiliated entities in China and on Vision 7 and WAVS. Further, the Board approved engaging BDO USA, LLC (“BDO”) to assist with a quality of earnings report on the businesses to be contributed, including Vision 7, WAVS and Indigo.

On June 9, 2017, Akerman and Skadden discussed by telephone the structure of the Business Combination Agreement and related preliminary matters, and later that day Akerman sent a revised version of the Business Combination Agreement to Skadden.

Between June 9, 2017 and June 22, 2017, Akerman and Skadden conducted multiple telephone conferences to address the material business issues being negotiated by the parties and to revise certain provisions of the draft Business Combination Agreement.

One June 23, 2017, Skadden provided Akerman with a revised version of the Business Combination Agreement.

Between June 23, 2017 and June 27, 2017, Akerman and Skadden continued to negotiate and discuss key terms of the draft Business Combination Agreement presented by BlueFocus and the proposed revisions thereto.

On June 26, 2017, the Strategic Committee and Messrs. MacLachlan and Weingard, and representatives of Akerman, discussed the latest draft of the Business Combination Agreement provided by BlueFocus on June 23, 2017. The Strategic Committee discussed open items in the Business Combination Agreement and provided its recommendation to management and Akerman on the open items. The Strategic Committee also requested to review the latest draft of the Business Combination Agreement along with a memorandum, to be prepared by Akerman of the key business issues presented in such draft of the Business Combination Agreement. Following the meeting, Mr. Dubner provided the Strategic Committee with the version of the Business Combination Agreement received from Skadden on June 23, 2017 and the memorandum requested.

On June 27, 2017, Akerman provided Skadden with a revised version of the Business Combination Agreement and Mr. Dubner provided such version to the Strategic Committee.

Between June 27, 2017 and July 14, 2017, Akerman and Skadden continued to discuss the structure and timing of the proposed transaction and to negotiate key terms of the draft Business Combination Agreement presented by cogint.

On July 2, 2017, Mr. Dubner provided an update to the Board and the Strategic Committee via email including the current versions of the Business Combination Agreement and the Spin-off Agreements to its members and noted that cogint expected to execute the Business Combination Documents within the next 10 days, with the goal of signing as early as July 7, 2017. Mr. Dubner requested the Board provide their availability for a Board meeting for the afternoon of July 6 or July 7, 2017.

On July 6, 2017, Mr. Dubner notified the Board and the Strategic Committee that a meeting on July 6 or July 7, 2017 would not be held and asked the Board to provide their availability for a potential meeting between July 10 and July 12, 2017, however no meeting of the Board was scheduled for such dates.

On July 11, 2017, Akerman provided Skadden with an initial version of the Company Disclosure Letter contemplated by the Business Combination Agreement.

On July 14, 2017, Akerman and Skadden discussed and evaluated whether any anti-trust, competition or other regulatory consents would be required in connection with the Business Combination.

On July 14, 2017, Akerman provided Skadden with a revised version of the Business Combination Agreement, which included additional comments provided by cogint’s local counsel in Canada and other jurisdictions, as well as changes to the structure of the contribution of Vision 7, WAVS and Indigo, the addition of a letter of credit to be provided by BlueFocus at the signing of the Business Combination Agreement to guarantee BlueFocus’s obligation to pay any termination fee, if applicable, and the addition of certain closing conditions.

Between July 14, 2017 and July 31, 2017, Akerman and Skadden continued to negotiate key terms of the draft Business Combination Agreement presented by cogint.

On July 29, 2017, Mr. Dubner updated the Board and the Strategic Committee via email that after significant due diligence by both parties and finalization of several items, BlueFocus had authorized Skadden to work towards a signing of definitive documents prior to cogint’s 2017 second quarter earnings release date, which at the time was scheduled for August 8, 2017. Mr. Dubner noted he would keep the Board apprised.

On July 31, 2017, Skadden provided Akerman with a revised version of the Business Combination Agreement, incorporating, among other things, the Reverse Stock Split prior to the Closing, the treatment of the cogint warrants and other derivative securities in connection with the Business Combination, the addition of an optional holding company structure pursuant to which Vision 7, WAVS and Indigo may be contributed to cogint, and the right of the parties to the agreement to terminate the agreement in the event CFIUS approval was not obtained.

On August 1, 2017, cogint provided notice to the Board of a meeting on August 7, 2017 to review and consider the BlueFocus transaction documents.

On August 2, 2017, Akerman and Skadden discussed the Business Combination Agreement by telephone.

On August 3, 2017, cogint distributed certain legal and financial due diligence to the Board.

On August 3, 2017, Akerman provided Skadden with a revised version of the Business Combination Agreement, reflecting the changes discussed in a telephone conversation, including modifications to the Reverse Stock Split, BlueFocus’s right to acquire additional entities to be contributed to the Company in addition to Vision 7, WAVS and Indigo, subject to certain limitations during the period between signing of the Business Combination Agreement and the Closing and incurrence of indebtedness in connection therewith and other debt-financing matters, the treatment of the cogint warrants and other derivative securities in connection with the Business Combination, and the right of BlueFocus to terminate the Business Combination Agreement in the event the Written Consent was not delivered by a specified date.

On August 4, 2017, Skadden advised Akerman that for reasons unrelated to this transaction, BlueFocus needed additional time before it could finalize the Business Combination Agreement and present it to its board for approval. From August 4, 2017 through August 8, 2017, representatives of cogint, including Mr. Brauser, engaged in extensive telephonic and email exchanges with representatives of BlueFocus, including BlueFocus’s CEO and CFO, whereby the parties agreed to revised terms of the Business Combination Agreement and a delayed schedule to the signing of the Business Combination Agreement.

On August 11, 2017, Skadden provided Akerman with a revised version of the Business Combination Agreement and Stockholders Agreement. The negotiated changes to the Business Combination Agreement included (i) BlueFocus receiving 64% of the outstanding shares of Common Stock of cogint, subject only to corresponding increases in the event of new stock issuances, (ii) reducing the aggregate amount of the cash consideration to be contributed by BlueFocus from $125 million to $100 million, (iii) eliminating the request that a letter of credit be delivered at the signing of the Business Combination Agreement to secure BlueFocus’s obligation to pay any termination fee, if applicable, (iv) extending the last day to complete the Business Combination to one year from the signing date, (v) reducing the size of the “Parent Termination Fee,” as such term is defined in the Business Combination Agreement, (vi) reducing the amount of stock cogint is allowed to issue prior to the Closing, (vii) modifying the structure through which BlueFocus would finance the Business Combination, (viii) increasing the aggregate amount BlueFocus may spend on acquisitions of businesses prior to the Closing that will be contributed to cogint and limiting cogint’s approval rights with respect to such acquisitions, and (ix) adding additional covenants of cogint.

On August 14, 2017, Skadden provided Akerman with an initial version of the Parent Disclosure Letter contemplated by the Business Combination Agreement, and Akerman provided Skadden with a revised version of the Business Combination Agreement addressing cogint’s position on the changes reflected in the version provided by Skadden on August 11, 2017 and the outcome of the discussions that occurred between August 4 and August 8, 2017.

On August 15, 2017, members of Fluent’s management team met with an additional interested party that proactively contacted Petsky Prunier on July 28, 2017 regarding potential acquisition opportunities. This party was granted temporary access to the virtual data room on August 16, 2017 to conduct initial diligence work, but was simultaneously notified that cogint was continuing to pursue a transaction with another party.

On August 15 and 22, 2017, Akerman and Skadden discussed the Business Combination Agreement by telephone.

On August 19, 2017, Mr. Brauser had a call with Mr. Shen, CFO of BlueFocus regarding open items.

On August 22, 2017, Mr. Brauser had several calls with Mr. Shen of BlueFocus to finalize issues.

On August 23, 2017, Messrs. Dan MacLachlan, Ryan Schulke and Matt Conlin had a call regarding compensation of the Fluent team with Mr. Shen and Ms. Holly Zheng, CEO of BlueFocus. On that same day, Skadden provided Akerman with a revised version of the Business Combination Agreement, which (i) reduced the amount of shares to be received by BlueFocus from 64% to 63% of the issued and outstanding Common Stock, (ii) included the contribution of the equity interests in Indigo in addition to the contribution of Vision 7 and WAVS, (iii) a working capital minimum for Vision 7, WAVS, Indigo and the Acquisition Entities, (iv) modifications to the acquisitions BlueFocus may conduct prior to the Closing, and (v) the addition of the list of individuals deemed to have “Knowledge,” as such term is defined in the Business Combination Agreement.

On August 24, 2017, members of Fluent, BlueFocus, Vision 7 and WAVS had an in person and telephonic strategy and potential synergy meeting. On the same day, representatives of cogint and BlueFocus met in New York City to discuss the steps necessary to finalize and sign the Business Combination Agreement and the other Business Combination Documents as well as potential synergies and the strategy of the Company going forward. Participants were Ms. Zheng, Mr. Shen, Ms. Mimi Xu and Mr. Brett Marchand, as representatives of BlueFocus, and Messrs. Brauser and Dubner.

On August 27, 2017, cogint Management requested the Board’s availability for a board meeting on August 30, 2017 to review the transaction with BlueFocus.

On August 28, 2017, cogint and Akerman had a discussion regarding the open business points in the Business Combination Documents. On the same day, BlueFocus provided a timeline and communications strategy with respect to the announcement of the Business Combination, which included an anticipated BlueFocus Board approval date of September 5, 2017 and an estimated public announcement date for the transaction of September 7, 2017. Later that day, cogint requested the Board’s availability for a board meeting on September 5, 2017 to review the Business Combination Documents.

On August 28, 2017, Akerman provided Skadden with a revised version of the Business Combination Agreement addressing, among other things, changes to the working capital adjustments of Vision 7, WAVS, Indigo and the Acquisition Entities and updates to the Investor Disclosure Letter required by any acquisitions conducted by BlueFocus prior to the Closing.

On August 30, 2017, cogint delivered notice to the members of the Board of a board meeting on September 5, 2017.

On August 30, 2017, Skadden provided Akerman with a revised version of the Business Combination Agreement, which had conforming changes, as well as modifications to the changes proposed by Akerman in the draft circulated August 28, 2017 and a separate document, to be part of the Company Disclosure Letter, with respect to the granting by cogint of additional RSUs of cogint Common Stock under the 2015 Plan and the recipients and terms of such grants prior to the Closing.

Later in the day on August 30, 2017, Akerman provided some additional changes to the Business Combination Agreement, including the addition of certain representations by BlueFocus with respect to Canadian tax matters.

Also on August 30, 2017, Mr. Shen and BlueFocus’s Corporate Development Vice President, Ms. Lang Xu, presented the proposed Business Combination with cogint to the Investment Committee of BlueFocus Parent in Beijing. The Investment Committee, which consists of BlueFocus Parent’s Chief Executive Officer and Chairman Mr. Wenquan Zhao, its Chief Operating Officer Mr. Jian Xiong, its President and BlueFocus’s Chief Executive Officer Ms. Hong Zheng, its Chief Financial Officer Mr. Dong Zhang, and its Investment Department Head Ms. Lu He unanimously supported the transaction, subject to satisfactory documentation and approval by BlueFocus Parent’s board of directors.

Between August 30 and August 31, 2017, Mr. Brauser and Mr. Shen exchanged a number of emails and telephone calls discussing the open business points in connection with the Business Combination Agreement.

On September 1, 2017 Skadden sent Akerman a revised version of the Business Combination Agreement with certain conforming changes, to which Akerman responded on September 2, 2017 with final, non-substantive changes.

Between August 31 and September 4, 2017, cogint Management distributed the latest drafts of the Business Combination Documents and other materials for review prior to the September 5, 2017 Board meeting, including a summary of the key Business Combination Documents, Roth’s financial presentation to the Board and BDO’s quality of earnings analysis.

The Business Combination Documents were finalized by BlueFocus and cogint and their respective legal representatives prior to September 6, 2017.

A cogint Board meeting was convened for September 5, 2017 at 1:00 pm ET. The meeting was attended telephonically by all of Board’s directors and Matthew Conlin, a Board observer. In addition to the members of the Board, Messrs. James Reilly, Daniel MacLachlan, Josh Weingard, Jacky Wang, Aaron Solomon, Daniel Barsky and Daniel Brauser, representatives from Akerman and representatives from Roth and BDO also attended the meeting. Mr. Brauser provided a general discussion and background of the Business Combination and an update on the status of negotiations with BlueFocus. Mr. Brauser began by describing the extensive marketing process that was conducted by Petsky Prunier and explained that the management team of cogint’s digital marketing business engaged in more than 100 meetings with potential bidders during the sale process. He also described the large amount of due diligence produced as part of the marketing process and reviewed by cogint’s consultants, BDO and Akerman, as well as counsel and financial advisors to the potential bidders, and the extensive follow-up by bidders. Mr. Brauser then explained the general structure of the proposed transaction with BlueFocus and the key benefits to cogint stockholders, including the opportunity to create immediate value for cogint stockholders through a cash dividend, while continuing to provide an opportunity for long-term growth through the proposed spin-off of cogint’s risk management business to the stockholders of cogint as well as continued minority ownership of the combined digital marketing business with Vision 7, WAVS, Indigo and each Acquisition Entity. He explained the benefits to stockholders of the proposed spin-off of cogint’s risk management business from its digital marketing businesses, and he explained the benefits of the combined digital marketing business with Vision 7, WAVS, Indigo and each Acquisition Entity. Mr. Brauser then turned the meeting over to representatives of Akerman, who provided an overview of the structure and key provisions of the Business Combination Documents, which were previously provided to the Board with a written summary of such documents. Representatives of Roth reviewed Roth’s financial analysis with the Board, and Roth delivered an opinion, dated September 5, 2017, to the Board as more fully described below under “Opinion of Roth Capital Partners, LLC.” Mr. MacLachlan then presented BDO’s findings with respect to financial due diligence, tax matters and quality of earnings of Vision 7, WAVS and Indigo. Mr. Brauser then discussed the potential timing of signing of the definitive Business Combination Documents and any announcements related to an approved transaction. The Board further discussed the Business Combination Documents, Roth’s opinion, BDO’s financial due diligence and quality of earnings report. The Board unanimously approved the Business Combination

Agreement and the other Business Combination Documents and the transactions contemplated thereby and recommended that the stockholders of cogint approve the voting matters contemplated by the Business Combination Agreement.

On September 6, 2017, BlueFocus Parent’s board of directors held a meeting in Beijing. The directors reviewed the proposed Business Combination transaction with cogint, including a summary of the legal documents prepared by Skadden and translated in Chinese, and unanimously approved the Business Combination. Later on that same day, the directors of BlueFocus signed a board resolution authorizing Mr. He Shen, its Chief Financial Officer, to execute all the necessary documents to effect the Business Combination.

On September 6, 2017, the parties made non-material changes to the schedules and exhibits to certain Business Combination Documents that had not been previously finalized. At that time, Akerman and Skadden delivered the parties’ signature pages to the Business Combination Agreement and the other applicable Business Combination Documents. Later on September 6, 2017, cogint delivered the Written Consent to BlueFocus executed by the Consenting Stockholders.

On September 7, 2017 cogint filed a Form 8-K with the SEC providing notice of the signing of the Business Combination Agreement with BlueFocus and certain other Business Combination Documents. On the same day, cogint issued a press release announcing the same.

On October 10, 2017, Akerman and Skadden submitted applications with the U.S. Department of Justice and the U.S. Federal Trade Commission requesting clearance and early termination under HSR. Early termination for the Business Combination was granted on October 25, 2017 under HSR.

Following the signing of the Business Combination Agreement, BlueFocus and cogint submitted a notice of the Business Combination to CFIUS on November 14, 2017, which notice was accepted for review on December 6, 2017.

From time to time since September 6, 2017, the Company has obtained BlueFocus’s prior written consent with respect to certain actions as required by the Business Combination Agreement.

REASONS FOR THE BUSINESS COMBINATION

In the course of the Board making the determination to enter into the Business Combination, the Board consulted with cogint Management, as well as the Company’s legal advisors, and considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•	the fact that the Board sought offers to purchase from a broad group of potential bidders, including financial sponsors and strategic bidders, 98 of whom entered into non-disclosure agreements with the Company and received information related to the Company, and the fact that the consideration proposed by BlueFocus reflected extensive negotiations between the parties, and such price and terms when taken together and compared to alternative proposals from other parties was viewed as the best available transaction to the Company and its stockholders with respect to the Board’s strategic plan;

•	the Cash Dividend provides certainty of value to the Company’s stockholders;

•	the Spin-off provides the Company’s shareholders of record the opportunity to own shares in two publicly-traded companies upon the Closing;

•	the Contributed Entities’ current and historical financial conditions, results of operations, competitive positions, strategic options and prospects and the potential synergies thereof with the Company;

•	the financial presentation, dated September 5, 2017, of Roth to the Board and Roth’s opinion, dated September 5, 2017, to the Board as to the fairness, from a financial point of view, to cogint of the “Aggregate Consideration” (as defined in such opinion) to be received by cogint for the Purchased Shares, after giving effect to the Spin-off and the Cash Dividend (see the section titled “Opinion of Roth Capital Partners”);

•	the terms of the Business Combination Agreement, including:

•	the termination fee owed by BlueFocus if, among other things, there is an injunction or prohibition, or a necessary government consent is not obtained, and such injunction, prohibition or consent is imposed by the government of China or the Shenzhen Stock Exchange; and

•	the limited instances where BlueFocus is permitted to terminate the Business Combination;

•	the fact that the Company conducted regulatory due diligence in connection with the regulatory approvals that would be required for the Business Combination; and

•	the fact that the Company conducted financial and legal due diligence on, among others, BlueFocus, BlueFocus Parent, Vision 7, WAVS, Indigo and their officers, directors, shareholders and certain current and former employees.

The Board also considered and balanced against the potentially positive factors a number of potentially negative factors concerning the Business Combination, including the following factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•	the risk that the Business Combination might not be completed;

•	the fact that the consideration consists in part of the Contributed Entities, which provides less certainty of value to the Company’s shareholders than an entirely cash offer;

•	the restrictions on the Company’s ability to solicit or engage in discussions or negotiations with a third party regarding a takeover proposal;

•	the fact that the Company has incurred and will incur substantial expenses related to the Business Combination and the Spin-off, regardless of whether the Business Combination is consummated;

•	the fact that the Business Combination Agreement prohibits the Company from taking a number of actions relating to the conduct of its business prior to the closing without the prior written consent of BlueFocus, which may delay or prevent the Company from undertaking business opportunities that may arise during the pendency of the Business Combination, whether or not the Business Combination is completed.

During its consideration of the transaction, the Board was also aware of and considered that the Company’s directors and executive officers may have interests in the Business Combination that differ from, or are in addition to, their interests as stockholders of the Company generally, as described in the section entitled “Interests of Our Executive Officers and Directors in the Business Combination.”

After taking into account all the factors set forth above, as well as others, the Board determined that the potentially positive factors outweighed the potentially negative factors. The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but summarizes the material information and factors considered by the Board in its consideration of the Business Combination. The Board reached the decision to recommend, adopt and approve the Business Combination and the other transactions contemplated by the Business Combination Agreement in light of the factors described above and other factors the Board felt were appropriate. In view of the variety of factors and the quality and amount of information considered, the Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and individual members of the Board may have given different weights to different factors. The Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, management of the Company, Roth (regarding its financial presentation and opinion), and Akerman, as legal advisor, and considered the factors overall to be favorable to, and to support, its determinations. This explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

OPINION OF ROTH CAPITAL PARTNERS, LLC

cogint retained Roth to provide certain financial advisory services in connection with the Business Combination and the Spin-off, including an opinion to the Board as more fully described below. At a meeting of the Board on September 5, 2017 held to evaluate the Business Combination, Roth reviewed its financial analysis with the Board and rendered an opinion, dated September 5, 2017, to the Board to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, exceptions to the opinion and limitations on the scope of the review undertaken described to the Board, the “Aggregate Consideration” (defined in such opinion as the Cash Contribution of $100 million and all of the equity interests of Vision 7, WAVS and Indigo (collectively, the “Identified Contributed Entities”)) to be received by cogint for the Purchased Shares, after giving effect to the Spin-off and the Cash Dividend, was fair, from a financial point of view, to cogint.

The full text of the written opinion of Roth dated September 5, 2017, which sets forth the assumptions made, procedures followed, matters considered, exceptions to the opinion and limitations on the scope of the review undertaken, is attached as Annex F to this Information Statement and is incorporated herein by reference. cogint’s stockholders are urged to read the opinion in its entirety. The summary of the opinion of Roth set forth in this Information Statement is qualified in its entirety by reference to the full text of such opinion. The opinion of Roth was delivered for the use and benefit of the Board (in its capacity as such) in connection with its evaluation of the financial terms of the Business Combination. The opinion does not address the relative merits of the Business Combination (or any part thereof) or the Spin-off as compared to any alternative business strategies that might exist for cogint, the underlying business decision of cogint to proceed with the Business Combination (or any part thereof) or the Spin-off, or the effects of any other transaction in which cogint might engage. The opinion should not be construed as creating any fiduciary duty on Roth’s part to any party. The opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Business Combination (or any part thereof) or the Spin-off.

For purposes of its opinion, Roth, among other things, reviewed a draft dated August 30, 2017 of the Business Combination Agreement and a draft dated August 29, 2017 of the Separation and Distribution Agreement provided to Roth by cogint and also:

•	reviewed certain publicly available business and financial information of cogint that Roth believed to be relevant to its inquiry;

•	reviewed certain internal financial statements and other financial and operating data concerning cogint (excluding the business of Red Violet) and the Identified Contributed Entities provided to or discussed with Roth by cogint and BlueFocus, respectively;

•	reviewed certain financial forecasts relating to cogint (excluding the business of Red Violet) prepared by the management of cogint;

•	reviewed certain financial forecasts relating to the Identified Contributed Entities prepared by the managements of BlueFocus and the Identified Contributed Entities;

•	discussed the past and current businesses, financial condition and prospects of cogint (excluding the business of Red Violet) and the Identified Contributed Entities with the management of cogint and the managements of BlueFocus and the Identified Contributed Entities, respectively;

•	reviewed the reported prices and trading activity of cogint Common Stock;

•	compared the financial performance of cogint (excluding the business of Red Violet) and the Identified Contributed Entities and the reported prices of cogint Common Stock with that of certain publicly traded companies Roth deemed relevant;

•	reviewed the publicly available financial terms of certain transactions Roth deemed relevant in evaluating cogint (excluding the business of Red Violet) and the Identified Contributed Entities; and

•	performed such other analyses and considered such other factors as Roth deemed appropriate.

Roth also considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria which Roth deemed relevant.

In conducting its review and arriving at the opinion, with cogint’s consent, Roth did not independently verify, nor did Roth assume responsibility or liability for independently verifying, any of the information provided, or otherwise made available, to Roth, discussed with or reviewed by Roth, or publicly available, and Roth assumed and relied upon such information being accurate and complete in all material respects, and Roth further relied upon the assurances of the management of cogint and the managements of BlueFocus and the Identified Contributed Entities that they, each respectively, were not aware of any facts that would make any of the information regarding cogint and the Identified Contributed Entities reviewed by Roth inaccurate, incomplete or misleading in any material respect. With respect to the financial forecasts relating to cogint referred to above, Roth assumed, at the direction of cogint, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of cogint as to the future financial performance of cogint (excluding the business of Red Violet). With respect to the financial forecasts relating to the Identified Contributed Entities referred to above, Roth assumed, upon the advice of the managements of BlueFocus and the Contributed Entities and at the direction of cogint, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of BlueFocus and the Identified Contributed Entities as to the future financial performance of the Identified Contributed Entities. Roth was not engaged to assess the achievability of the forecasts relating to cogint (excluding the business of Red Violet) or the Identified Contributed Entities or the assumptions on which they were based, and Roth expressed no view as to such forecasts or such assumptions. In addition, the Identified Contributed Entities’ financial statements have been prepared in accordance with, and based on, International Financial Reporting Standards (“IFRS”) or United Kingdom generally accepted accounting principles. Roth expressed no view or opinion as to any accounting differences between IFRS and United Kingdom generally accepted accounting principles-prepared financial data, on the one hand, and United States generally accepted accounting principles-prepared financial data, on the other hand, and assumed that any such accounting differences would not be material to Roth’s analyses or opinion. Roth was advised by BlueFocus that there were no audited financial statements for Indigo and, accordingly, Roth assumed that there would be no information contained in any such audited financial statements, if available, not otherwise discussed with or reviewed by Roth that would have been material to its analyses or opinion.

Roth was not provided with estimates of any potential synergies that could result from the Business Combination and did not perform any analysis to review or assess the potential pro forma financial effects of the Business Combination, including potential synergies, on cogint, and Roth did not consider such effects for purposes of its opinion. In addition, the financial forecasts relating to the Identified Contributed Entities referred to above did not give effect to, and, accordingly, Roth did not consider for purposes of its opinion, any contemplated potential future acquisitions by Holdings or BlueFocus of additional businesses to be contributed to cogint. Roth did not assume any responsibility for any independent valuation or appraisal of the assets or liabilities of either cogint or the Contributed Entities, nor was Roth furnished with any such valuation or appraisal. In addition, Roth did not assume any obligation to conduct, nor did Roth conduct, any physical inspection of the properties or facilities of cogint or the Contributed Entities. Roth relied upon, without independent verification, the assessments of the management of cogint and the managements of BlueFocus and the Identified Contributed Entities as to the ability of cogint to successfully integrate the businesses of cogint and the Identified Contributed Entities. Roth also relied upon, without independent verification, the assessments of the management of cogint and the managements of BlueFocus and the Identified Contributed Entities as to the technology and intellectual property of cogint and the Identified Contributed Entities (including, without limitation, the validity of, and risks associated with, such technology and intellectual property), and Roth assumed, at the direction of cogint, that there would be no developments with respect to any such matters that would affect Roth’s analyses or opinion.

Roth also assumed, with cogint’s consent, that the Business Combination and the Spin-off would be consummated in accordance with the terms set forth in the Business Combination Agreement and the Separation Agreement and in compliance with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal, state and local statutes, rules, regulations and ordinances, that the representations and warranties of each party in the Business Combination Agreement and the Separation Agreement were true and correct, that each party would perform on a timely basis all covenants and agreements required to be performed by such party under such agreements and that all conditions to the consummation of the Business Combination and the Spin-off would be satisfied without waiver thereof. Roth further assumed that the Business Combination Agreement and the Separation Agreement when signed would conform to the draft Business Combination Agreement and the draft Separation Agreement provided to Roth in all respects material to its opinion. Roth also assumed that all governmental, regulatory and other consents and approvals contemplated by the Business Combination Agreement and the Separation Agreement would be obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition, including any divestiture requirements, would be imposed or waivers made that would have an adverse effect on cogint, the Contributed Entities or Red Violet or on the contemplated benefits of the Business Combination.

Roth was not requested to, and did not, participate in the negotiation or structuring of the Aggregate Consideration or any other aspect of the Business Combination (or any part thereof), the Business Combination Agreement or the Separation Agreement or advise cogint with respect to any evaluation of alternatives to the Business Combination (or any part thereof) or the Spin-off. For purposes of its analyses and opinion, Roth did not apply any control premium or minority or illiquidity discounts. Roth’s opinion only addressed the fairness from a financial point of view to cogint of the Aggregate Consideration, without regard to the potential non-intrinsic value, if any, to BlueFocus of the Purchased Shares with respect to control or otherwise, and the opinion did not in any manner address any other aspect or implication of the Business Combination (or any part thereof) or the Spin-off, or any agreement, arrangement or understanding entered into in connection with the Business Combination or otherwise, including, without limitation, the form or structure of the Business Combination (or any part thereof) or the Spin-off, the tax, accounting or legal consequences thereof (including, without limitation, any triggering of any obligations of cogint in the event of a change of control), the amount or allocation of the Cash Dividend, the amount, terms or any other aspect or implication of any indebtedness to be incurred by Holdings or the Contributed Entities or any other debt financing, refinancing or repayment by BlueFocus and/or cogint in connection with the Business Combination or the Spin-off, the amount, terms or any other aspect or implication of either the contemplated Reverse Stock Split or the contemplated potential interim share issuance by cogint that were specified in the Business Combination Agreement, the terms or any other aspect or implication of any contemplated potential future acquisitions by Holdings or BlueFocus of additional businesses to be contributed to cogint that are permitted by the Business Combination Agreement or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Business Combination (or any part thereof) or the Spin-off, or class of such persons, relative to the Aggregate Consideration or otherwise. Roth’s opinion also did not address the relative merits of the Business Combination (or any part thereof) or the Spin-off as compared to any alternative business strategies that might exist for cogint, the underlying business decision of cogint to proceed with the Business Combination (or any part thereof) or the Spin-off, or the effects of any other transaction in which cogint might engage. Roth’s opinion did not constitute legal, regulatory, accounting, insurance, tax or other similar professional advice. The issuance of the opinion was approved by an authorized Roth internal committee.

Roth’s opinion was necessarily based on economic, market and other conditions as they existed and could be evaluated on, and the information made available to Roth on, the date of the opinion. Roth’s opinion was not an opinion as to the underlying valuation, future performance or long-term viability of cogint, the Contributed Entities or Red Violet. Further, Roth expressed no opinion as to what the value of cogint Common Stock or any other security of cogint or Red Violet actually would be upon consummation of the Business Combination or the Spin-off or the prices at which shares of cogint Common Stock or any other security of cogint or Red Violet would trade, or otherwise be purchased or sold, at any time. Roth also expressed no opinion as to how many Purchased Shares there would actually be when calculated pursuant to the Business Combination Agreement. Although subsequent developments may affect Roth’s opinion, Roth does not have any obligation to update, revise or reaffirm its opinion and Roth expressly disclaimed any responsibility to do so.

Roth’s opinion was only one of many factors considered by the Board in evaluating the Business Combination. Neither Roth’s opinion nor its analyses were determinative of the Aggregate Consideration or of the views of the Board or cogint’s management with respect to the Business Combination or the Aggregate Consideration. The type and amount of consideration payable in the Business Combination were determined through negotiation between cogint and BlueFocus, and the decision of cogint to enter into the Business Combination Agreement and the Separation Agreement was solely that of the Board.

Summary of Financial Analyses

The following is a summary of the material financial analyses utilized by Roth in connection with providing its opinion to the Board on September 5, 2017 and does not purport to be a complete description of the analyses or data presented by Roth. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone and, in order to fully understand the financial analyses used by Roth, the tables must be read together with the full text of each summary. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Roth’s financial analyses.

As more fully described below, Roth utilized selected public companies analyses, selected precedent transactions analyses and discount cash flow analyses in order to derive implied total equity values of the Identified Contributed Entities and implied total equity values of cogint (excluding the business of Red Violet). Roth then compared:

•	implied values of the Aggregate Consideration calculated by adding the Cash Contribution of $100 million to the implied total equity values of the Identified Contributed Entities based on the financial analyses performed by Roth; and

•	implied values of the Purchased Shares calculated by first subtracting the Cash Dividend from the implied total equity values of cogint (excluding the business of Red Violet) based on the financial analyses performed by Roth, then deriving implied equity values on a per share basis using diluted share information provided by the management of cogint and finally multiplying the implied per share values by an assumed number of the Purchased Shares.

Selected Public Companies Analyses of the Identified Contributed Entities and cogint

Using publicly available information, Roth reviewed selected financial data of 10 selected publicly traded companies in the digital marketing and advertising industries, referred to as the digital marketing and advertising group, and 12 selected publicly traded companies in the digital marketing and data analytics industries, referred to as the digital marketing and data analytics group.

The selected companies comprising the digital marketing and advertising group were as follows:

Acxiom Corporation

Alliance Data Systems Corporation

Dentsu Inc.

The Interpublic Group of Companies, Inc.

M&C Saatchi plc

MDC Partners Inc.

Next Fifteen Communications Group plc

Omnicom Group Inc.

Publicis Groupe S.A.

WPP plc

The selected companies comprising the digital marketing and data analytics group were as follows:

Acxiom Corporation

Criteo S.A.

IAC/InterActiveCorp

Leaf Group Ltd.

Marchex, Inc.

MaxPoint Interactive, Inc.

DC Partners Inc.

Omnicom Group Inc.

Publicis Groupe S.A.

Rocket Fuel Inc.

The Rubicon Project, Inc.

Tremor Video, Inc.

Roth reviewed, among other things, the following financial data for the selected companies:

•	Enterprise value (defined as fully diluted market capitalization based on closing stock price on September 1, 2017, plus total debt less cash and cash equivalents) as a multiple of revenue for the last 12 months (“LTM”) ended June 30, 2017, calendar year 2017 and calendar year 2018; and

•	Enterprise value as a multiple of earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, for the last 12 months ended June 30, 2017, calendar year 2017 and calendar year 2018.

Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information.

Roth applied the following 25th and 75th percentiles of the multiples for the digital marketing and advertising group to the corresponding financial data for the Identified Contributed Entities provided by the managements of BlueFocus and the Identified Contributed Entities and applied the following 25th and 75th percentiles of the multiples (excluding the impact of multiples considered to be not meaningful) for the digital marketing and data analytics group to the corresponding financial data for cogint (excluding the business of Red Violet) provided by the management of cogint:

	Implied Multiples For Digital Marketing and Advertising Group		Implied Multiples For Digital Marketing and Data Analytics Group
	25th Percentile	75th Percentile	25th Percentile	75th Percentile
Enterprise Value as Multiple of Revenue:
LTM	1.2x	1.9x	0.7x	1.5x
Calendar Year 2017E	1.2x	1.6x	0.8x	1.8x
Calendar Year 2018E	1.2x	1.6x	0.8x	1.7x

Enterprise Value as Multiple of EBITDA:
LTM	8.8x	13.1x	8.9x	18.8x
Calendar Year 2017E	8.3x	8.9x	8.3x	13.8x
Calendar Year 2018E	7.8x	8.4x	7.9x	10.6x

Net debt was subtracted from the resulting implied enterprise values in order to derive implied total equity values of the Identified Contributed Entities and implied total equity values of cogint (excluding the business of Red Violet). Net debt data for the Identified Contributed Entities and cogint (excluding the business of Red Violet) was provided by the managements of BlueFocus and the Identified Contributed Entities and the management of cogint, respectively.

The selected public companies analyses indicated the following implied value reference ranges for the Aggregate Consideration and the Purchased Shares (“NM” denotes that the result was less than zero):

	Implied Value Reference Ranges for Aggregate Consideration	Implied Value Reference Ranges for Purchased Shares
Enterprise Value as Multiple of Revenue:
LTM	$325.1M - $463.6M	NM - $239.7M
Calendar Year 2017E	$327.9M - $421.8M	$50.5M - $440.9M
Calendar Year 2018E	$354.6M - $448.3M	$127.3M - $580.9M

Enterprise Value as Multiple of EBITDA:
LTM	$308.0M - $429.3M	$140.5M - $629.7M
Calendar Year 2017E	$289.9M - $307.0M	$228.8M - $576.5M
Calendar Year 2018E	$319.0M - $339.7M	$390.0M - $617.6M

None of the selected companies reviewed is identical to the Identified Contributed Entities or cogint and certain of these companies may have characteristics that are materially different from those of the Identified Contributed Entities or cogint. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the selected companies and other factors that could affect their comparability to the Identified Contributed Entities or cogint.

Selected Precedent Business Combinations Analyses of the Identified Contributed Entities and cogint

Roth reviewed selected publicly available financial terms of 26 selected transactions in the digital marketing, advertising and data analytics industries. The selected transactions were as follows:

Announcement Date	Acquiror	Target
Aug-17	Golden Gate Private Equity, Inc./GIC Special Investments Pte. Ltd.	NeuStar, Inc.
Jul-17	Huntsworth plc	The Creative Engagement Group Limited
Jul-17	Vivendi SA	Havas SA
Apr-17	Accenture Holding Gmbh & Co. KG	SinnerSchrader Aktiengesellschaft
Jan-17	AOI Pro. Inc.	TYO Inc.
Dec-16	Adobe Systems Incorporated	TubeMogul, Inc.
Sep-16	Vector Capital	Sizmek Inc.
Jul-16	Axel Springer SE	eMarketer, Inc.
Apr-16	Sykes Enterprises, Inc.	Clear Link Technologies, LLC
Mar-16	Next Fifteen Communications Group plc	Twogether Creative Limited
Jan-16	comScore, Inc.	Rentrak Corporation
Dec-15	Havas SA	FullSIX Group SAS
Jun-15	Verizon Communications Inc.	Oath Inc.
Feb-15	Publicis Groupe S.A.	Sapient Corp.
Dec-14	Alliance Data Systems Corporation	Conversant LLC
Nov-14	Publicis Groupe S.A.	Matomy Media Group Ltd.
Oct-14	Blackhawk Network Holdings, Inc.	Parago, Inc.
Sep-14	Rocket Fuel Inc.	X Plus Two Solutions Inc.
Jul-14	Acxiom Corporation	LiveRamp, Inc.
Mar-14	Dealertrack Technologies, Inc.	Dealer Dot Com, Inc.
Feb-14	Extreme Reach, Inc.	Digital Generation, Inc.
Nov-13	Millennial Media Inc.	Jumptap, Inc.
Sep-13	Nielsen Holdings plc	Arbitron Inc.
Mar-13	Dentsu Inc.	Aegis Group plc
Jan-13	Publicis Groupe S.A.	LBi International NV
Jul-12	WPP plc	AKQA Inc.

Roth reviewed, among other things, the following implied transaction statistics for the selected transactions:

•	Enterprise value as a multiple of LTM revenue of the target company; and

•	Enterprise value as a multiple of LTM EBITDA of the target company to the extent available.

Financial data for the selected transactions were based on public filings and other publicly available information prior to the announcement of the relevant transaction.

Roth applied the following 25th and 75th percentiles of the multiples for the selected transactions to the corresponding financial data for the Identified Contributed Entities provided by the managements of BlueFocus and the Identified Contributed Entities and to the corresponding financial data for cogint (excluding the business of Red Violet) provided by the management of cogint:

Enterprise Value as Multiple of:	Implied Multiples For Selected Transactions
	25th Percentile	75th Percentile
LTM Revenue	1.7x	3.2x
LTM EBITDA	8.4x	17.5x

Net debt was subtracted from the resulting implied enterprise values in order to derive implied total equity values of the Identified Contributed Entities and implied total equity values of cogint (excluding the business of Red Violet). Net debt data for the Identified Contributed Entities and cogint (excluding the business of Red Violet) was provided by the managements of BlueFocus and the Identified Contributed Entities and the management of cogint, respectively.

The selected precedent transactions analyses indicated the following implied value reference ranges for the Aggregate Consideration and the Purchased Shares:

Enterprise Value as Multiple of Revenue:	Implied Value Reference Ranges for Aggregate Consideration	Implied Value Reference Ranges for Purchased Shares
LTM Revenue	$418.9M - $749.0M	$297.2M - $843.6M
LTM EBITDA	$295.9M - $553.3M	$117.1M - $568.9M

None of the target companies in the selected transactions reviewed is identical to the Identified Contributed Entities or cogint and certain of these companies may have characteristics that are materially different from those of the Identified Contributed Entities or cogint. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the target companies and other factors that could affect their comparability to the Identified Contributed Entities or cogint.

Discounted Cash Flow Analyses of the Identified Contributed Entities and cogint

Roth performed separate discounted cash flow analyses of the Identified Contributed Entities and cogint (excluding the business of Red Violet) utilizing financial forecasts relating to the Identified Contributed Entities provided by the managements of BlueFocus and the Identified Contributed Entities and financial forecasts relating to cogint (excluding the business of Red Violet) provided by the management of cogint. Applying discount rates ranging from 11.0% to 13.0%, Roth calculated (i) a range of implied values by adding the present value of the standalone unlevered, after-tax free cash flows that the Identified Contributed Entities was forecasted to generate during the second half of calendar year 2017 through calendar year 2020 and the present value of implied terminal values for the Identified Contributed Entities at the end of such period and (ii) a range of implied values by adding the present value of the standalone unlevered, after-tax free cash flows that cogint (excluding the business of Red Violet) was forecasted to generate during the second half of calendar year 2017 through calendar year 2019 and the present value of implied terminal values for cogint (excluding the business of Red Violet) at the end of such period. Roth derived implied terminal values by applying perpetuity growth rates ranging from 2.5% to 3.5% to the terminal year’s unlevered, after-tax free cash flows of the Identified Contributed Entities and cogint (excluding the business of Red Violet), as the case may be. Net debt was subtracted from the resulting implied enterprise values in order to derive implied total equity values of the Identified Contributed Entities and implied total equity values of cogint (excluding the business of Red Violet). Net debt data for the Identified Contributed Entities and cogint (excluding the business of Red Violet) was provided by the managements of BlueFocus and the Identified Contributed Entities and the management of cogint, respectively.

The discounted cash flow analyses indicated the following implied value reference ranges for the Aggregate Consideration and the Purchased Shares:

Implied Value Reference Ranges for Aggregate Consideration	Implied Value Reference Ranges for Purchased Shares
$280.7M - $361.8M	$114.0M - $275.8M

Other Matters

The preparation of a fairness opinion is a complex process and is not readily susceptible to partial analysis or summary description. Roth believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, Roth did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, Roth considered the totality of the factors and analyses performed in determining its opinion. Roth’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. Roth’s analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of Roth, cogint, BlueFocus and the Identified Contributed Entities. An evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the financial forecasts for cogint and the Identified Contributed Entities provided by the management of cogint and the managements of BlueFocus and the Identified Contributed Entities, respectively, and the implied reference range values indicated by Roth’s financial analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. Much of the information used in, and accordingly the results of, Roth’s analyses are inherently subject to substantial uncertainty.

Roth is a nationally recognized investment banking firm which is regularly engaged in providing financing advisory services in connection with mergers and acquisitions. cogint selected Roth to render a fairness opinion to the Board in connection with the proposed transaction on the basis of Roth’s experience in similar transactions and its reputation in the investment community. Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Roth was engaged by cogint to render the opinion and certain other financial advisory services in connection with the Business Combination and the Spin-off and will receive an aggregate fee of $500,000 for such services, a portion of which became payable in connection with the execution of Roth’s engagement agreement, a portion of which became payable upon delivery of Roth’s opinion and portions of which are payable upon Roth rendering certain additional financial advisory services, including services to be performed on a date proximate to the consummation of the Business Combination and the Spin-off. In addition, cogint has agreed to reimburse Roth for its reasonable expenses incurred in connection with its services, including the reasonable fees and disbursements of counsel, and will indemnify Roth against certain liabilities, including liabilities arising under U.S. federal securities laws, and other items arising out of Roth’s engagement.

In 2016, cogint engaged Roth to assist cogint with a potential offering. The Company did not proceed with the offering and no amounts were paid to Roth in connection with the engagement. Roth and its affiliates may in the future provide investment banking and other financial services to cogint, BlueFocus or Red Violet for which Roth and its affiliates would expect to receive compensation. Roth is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, Roth and its affiliates may acquire, hold or sell, for itself and its affiliates’ own accounts and for the accounts of customers, equity securities, or other interests or securities of cogint, BlueFocus or Red Violet, and, accordingly, may at any time hold a long or a short position in such securities.

CERTAIN COMPANY FORECASTS

The Company does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results and we are especially cautious of making financial forecasts for extended periods due to the inherent uncertainty of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction involving the Company, the Company’s management team prepared and provided BlueFocus, the Board and the Company’s legal and financial advisors certain non-public financial forecasts that were not prepared with a view toward public disclosure.

The summary of these financial forecasts presented below is included in this Information Statement because these financial forecasts were made available to BlueFocus, the Board and the Company’s legal and financial advisors. The inclusion of this information should not be regarded as an indication that the Board, the Company’s legal or financial advisors, or any other person considered, or now considers, such financial forecasts to be material or to be necessarily predictive of actual future results. While the financial forecasts were prepared in good faith, they are subjective in many respects and no assurance can be given that the financial forecasts will be realized or that actual results will not be significantly higher or lower than those results presented in the financial forecasts. The financial forecasts cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year.

In addition, the financial forecasts were prepared solely for internal use and not with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial forecasts included below were prepared by, and are the responsibility of, our management. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm relates only to the Company’s historical financial information. The Report does not extend to the financial forecasts and should not be read to do so.

These financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company. Important factors that may affect actual results and cause these financial forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions, and other factors described in this Information Statement and the Company’s filings with the SEC incorporated by reference in this Information Statement. In addition, the financial forecasts do not reflect revised prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. Accordingly, there can be no assurance that these financial forecasts will be realized or that the Company’s future financial results will not materially vary from these financial forecasts.

No one has made or makes any representation to any stockholder or anyone else by inclusion in this Information Statement of the information contained in the financial forecasts set forth below. Readers of this Information Statement are cautioned not to unduly rely on the forecasted financial information. We have not updated and do not intend to update, or otherwise revise the financial forecasts to reflect circumstances, existing after the date when these financial forecasts were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. The Company has made no representation to BlueFocus or any other person, concerning the ultimate performance of the Company compared to the information contained in these financial forecasts.

The financial forecasts are forward-looking statements. For information on factors that may cause the Company’s future financial results to materially vary, see “Cautionary Statement Concerning Forward-Looking Statements” as well as the other factors set forth in this Information Statement and the Company’s filings with the SEC incorporated by reference to this Information Statement.

The following is a summary of the financial forecasts prepared by the Company’s management and given to BlueFocus, the Board and the Company’s legal and financial advisors.

In preparing these financial forecasts, the Company made the following assumptions for the periods presented:

•	no new acquisitions are completed other than the Business Combination;

•	no legislative changes affecting our business have occurred;

•	estimated annual growth rates for our business are based on currently known conditions; and

•	no significant change in our cost and expense structure.

Summary Financial Forecasts

Projected Income Statement of cogint

(in thousands)	2017E	2018P	2019P
Total Revenue	$237,918	$293,838	$352,525
Net Income (Loss)	($1,197)	$8,067	$13,905
EBITDA	$20,445	$34,958	$44,508
Adjusted EBITDA	$36,173	$49,574	$61,606

Projected Cash Flow Statement of cogint

	Six Months Ending December 31,	Fiscal Year Ending December 31,
(in thousands)	2017E	2018P	2019P
Net cash provided by Operating Activities	$11,356	$29,185	$33,869
Net cash provided (used) by Investing Activities	$(807)	$(2,532)	$(1,478)
Net cash provided by Financing Activities	$0	$0	$0
Cash at end of period	$29,623	$56,277	$88,668

Projected Income Statement of the Identified Contributed Entities

The following is a summary of the financial forecasts prepared by BlueFocus’s management and given to the Board and the Company’s legal and financial advisors.

	Six Months Ending December 31,	Fiscal Year Ending December 31,
(in thousands)	2017E	2018P	2019P	2020P
Total Revenue	$117,883	$250,411	$283,231	$321,234
Operating Income (EBIT)	$13,107	$25,138	$29,974	$35,716
Debt Free Net Income (NOPAT)	$9,544	$18,210	$21,374	$25,121
Unlevered Free Cash Flows	$19,728	$17,766	$20,809	$24,520

INTERESTS OF COGINT’S EXECUTIVE OFFICERS AND DIRECTORS

IN THE BUSINESS COMBINATION

The Audit Committee reviews and approves transactions in which the Company was or is to be a participant, where the amount involved exceeded or will exceed $120,000 annually and any of its directors, executive officers or their immediate family members had or will have a direct or indirect material interest. The Company has a written policy stating that the Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. The related party transaction will not be approved unless at a minimum it is for the Company’s benefit and is upon terms no less favorable to the Company than if the related party transaction was with an unrelated third party.

Promissory Notes

On December 8, 2015, cogint entered into and consummated the promissory notes financing (the “Promissory Notes”) with each of Frost Gamma Investment Trust (“Frost Gamma”), an affiliate of Phillip Frost, M.D., the Vice Chairman of cogint’s Board of Directors, Michael Brauser, the Chairman of cogint’s Board of Directors, and another investor, pursuant to which cogint issued Promissory Notes of $5.0 million to Frost Gamma, $4.0 million to Michael Brauser, and $1.0 million to another investor, for an aggregate financing in the amount of $10.0 million. As of the date of this Information Statement, there is $5,557,987 outstanding under the promissory note to Frost Gamma, including accrued and unpaid interest, and $4,446,390 outstanding under the promissory note to Michael Brauser, including accrued and unpaid interest. Pursuant to the terms of the Business Combination Agreement, BlueFocus will repay the entire principal and accrued and unpaid interest of the Promissory Notes upon completion of the Business Combination.

Vesting of RSUs and Restricted Stock

Pursuant to the terms of the Business Combination Agreement and the Employee Matters Agreement, all outstanding RSUs, including all RSUs held by the Company’s directors and executive officers, will vest immediately prior to the Record Date and all shares of Common Stock underlying such RSUs will be delivered so that such shares will participate in the Cash Dividend and the Spin-off pro rata. Similarly, all shares of restricted stock of the Company, including all shares of restricted stock held by the Company’s directors and executive officers, will vest immediately prior to the Record Date, so that such shares will participate in the Cash Dividend and Spin-off pro rata.

Certain executive officers of the Company may be entitled to severance or other payments or acceleration of their RSUs and restricted stock in connection with the Closing of the Business Combination, as the Business Combination is deemed a “change of control” under the applicable employment or grant agreement. Additional information regarding severance or other payments due to certain executive officers and the acceleration of their RSUs and restricted stock can be found in the sections titled “Potential Payments Upon Termination or Change in Control” and “Executive Employment and Consulting Agreements,” and additional information about shares of Common Stock, RSUs and restricted stock held by the officers and directors of the Company can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management.”

Appointment of the Legacy Directors by the Legacy Stockholders

Pursuant to the Stockholders’ Agreement, from and after the Closing and until the Stockholders’ Agreement is terminated in accordance with its terms, the Company and BlueFocus are obligated to take all necessary actions (1) to ensure that (i) the Fluent Legacy Stockholders, which include Mr. Schulke, CEO of Fluent, and Mr. Conlin, President of Fluent, are entitled to nominate the RSMC Director and (ii) the cogint Legacy Stockholders, which includes Mr. Brauser, Chairman and a consultant to the Company, are entitled to nominate the PFMB Director and who shall initially be Mr. Schulke, (2) to elect such Legacy Directors to the Board and (3) to nominate any successor Legacy Directors. Pursuant to the Stockholders’ Agreement, the Company and BlueFocus are also obligated to take all actions necessary to ensure that the size of the Board be seven (7) directors, which number may be increased by a majority of the Board, including the vote of the PFMB director, and are bound by certain obligations to effectuate the appointment of the Legacy Directors.

Additionally, under the Stockholders’ Agreement BlueFocus is also obligated to vote all of its shares of Common Stock (1) for the election to the Board of all Legacy Directors nominated in accordance with the Stockholders’ Agreement and (2) to ensure that no Legacy Director is removed from office unless the removal is approved by the Legacy Stockholders nominating the Legacy Director or such removal is for cause, as reasonably determined in good faith by the Board.

Business Consulting Agreement

On October 13, 2014, the Company entered into a business consulting services agreement with Marlin Capital for a term of four years (the “Marlin Consulting Agreement”). Under the Marlin Consulting Agreement, Marlin Capital serves in the capacity of a strategic advisor to TBO and provides services such as recommendations on organizational structure, capital structure, future financing needs, and business strategy. The Marlin Consulting Agreement provided for equity compensation issued to Marlin Capital in the amount of 2,000,000 RSUs of TBO. The Company assumed these RSUs in the TBO Merger and the RSUs represent the right to receive 2,000,000 shares of the Company’s Common Stock. The RSUs vest on four equal annual installments beginning October 13, 2015 only if certain performance goals of the Company are met. The shares underlying such RSUs will not be delivered until October  13, 2018, unless there is a change of control of the Company, including the Business Combination.

NO DISSENTER’S RIGHTS

The corporate actions described in this Information Statement will not afford to our stockholders the opportunity to dissent from such actions or to receive an agreed or judicially appraised value for their shares.

REGULATORY APPROVALS

The completion of the Business Combination contemplated by the Business Combination Agreement is not subject to any additional foreign, federal, state or other regulatory requirements or approvals except for (i) approval under HSR, which was granted on October 25, 2017, (ii) CFIUS approval, which was formally requested on November 14, 2017 and accepted for review on December 6, 2017, (iii) filings with the State of Delaware of the Amended and Restated Charter and if applicable, the amendment to the Amended and Restated Charter, (iv) compliance with applicable securities laws and rules and regulations of the SEC and Nasdaq, including approval of the matters set forth herein, and (v) continued listing of the Company’s Common Stock on Nasdaq.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary description of the material U.S. federal income tax consequences of the Business Combination. This summary is not intended as a complete description of all of the tax consequences of the Business Combination and does not discuss tax consequences under the laws of state, local or foreign governments or any other jurisdiction. In addition, this discussion does not address other United States federal taxes (such as gift or estate taxes, the 3.8% tax imposed on certain net investment income, or alternative minimum taxes). Moreover, the tax treatment of a stockholder may vary, depending upon his, her or its particular situation. In this regard, special rules not discussed in this summary may apply to some of our stockholders. In addition, this summary applies only to shares which are held as capital assets. The following discussion may not be applicable to a stockholder who acquired his, her or its shares by exercising stock options or otherwise as compensation.

The following discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary treasury regulations promulgated under the Code and current administrative rulings and court decisions. All of the foregoing are subject to change, which may or may not be retroactive, and any of these changes could affect the validity of the following discussion.

Each stockholder is urged to consult his, her or its own tax advisor as to the particular tax consequences to him, her or it of the Business Combination described herein, including the applicability and effect of any state, local or foreign tax laws, and the possible effects of changes in applicable tax laws.

Tax Consequences of the Business Combination

We do not believe that the contribution of the Contributed Entities, the Cash Contribution, or the issuance of the Purchased Shares will give rise to the recognition of gain or loss to us or our stockholders for U.S. federal income tax purposes.

Each holder of cogint Common Stock who receives a portion of the Cash Dividend will be treated as receiving a taxable distribution in an amount equal such stockholder’s portion of the Cash Dividend, which will result in: (a) a dividend to the extent of such stockholder’s ratable share of cogint’s current and accumulated earnings and profits; then (b) a reduction in such stockholder’s tax basis in cogint’s Common Stock (but not below zero) to the extent the amount received exceeds the amount referenced in clause (a); and then (c) gain from the sale or exchange of cogint Common Stock to the extent the amount received exceeds the sum of the amounts referenced in clauses (a) and (b). cogint will not be able to advise stockholders of the amount of its earnings and profits until after the end of the tax year in which the Cash Dividend occurs.

In addition, cogint or other applicable withholding agents may be required or permitted to withhold taxes at the applicable rate from all or a portion of the Cash Distribution payable to non-U.S. stockholders. Further, cogint or other applicable withholding agents may withhold from the Cash Distribution payable to non-U.S. stockholders any withholding taxes owed with respect to the Spin-off. Any cash so withheld shall be treated as if it were paid to such non-U.S. stockholders.

United States information reporting requirements and backup withholding may apply with respect to the Cash Dividend unless the stockholder: (a) is a corporation or non-U.S. holder or comes within certain other exempt categories, and, when required, demonstrates these facts (including by providing any applicable IRS form); or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not supply us with his, her or its correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service of the United States (the “IRS”). Any amount withheld under these rules will be creditable against the stockholder’s U.S. federal income tax liability. Stockholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. If information reporting requirements apply to a stockholder, the amount of dividends paid with respect to the stockholder’s shares will be reported annually to the IRS and to the stockholder.

STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE BUSINESS COMBINATION TO THEM.

ANTICIPATED ACCOUNTING TREATMENT OF THE BUSINESS COMBINATION

Based on our preliminary evaluation, for accounting purposes, the Company will recognize the Business Combination in accordance with Accounting Standards Codification (“ASC”) 805-40, “Reverse Acquisitions.” Preliminarily, we have concluded that the Company will be the accounting acquiree in the Business Combination, with the Contributed Entities, being the accounting acquirer.

Under the reverse acquisition, the accounting acquiree, the Company, will issue equity shares to the owner of the accounting acquirer, the Contributed Entities. The consideration transferred by the Contributed Entities for its interest in the Company will be based on the number of equity shares that the Contributed Entities would have issued to give the owners of the Company the same equity interest percentage in the combined entity that results from the reverse acquisition. The fair value of the number of equity shares that the Contributed Entities would have issued, combined with the Cash Consideration, will be used as the fair value of consideration transferred in exchange for the Company.

Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities of the Company as of the effective date of the transaction and those amounts will be added to those of the Contributed Entities. Any excess of purchase price over the fair value of the net assets acquired will be recorded as goodwill. Financial statements of the Company to be issued after the Closing will reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of the Company.

The Company’s historical combined financial statements for the reporting period prior to the Closing of the Business Combination would be those of Contributed Entities, rather than those of the Company. The Company’s consolidated financial statements for the period after the Closing, will recognize the Company and the Contributed Entities as a consolidated group for accounting and reporting purposes, albeit with a carryover capital structure inherited from the Company (attributable to the legal structure of the transaction).

THE AMENDED AND RESTATED CHARTER

General

In connection with the Business Combination, our Board has adopted and the Consenting Stockholders have approved the Amended and Restated Charter to become effective only in connection with and immediately before the Closing which will (i) increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 to provide for the issuance of the Purchased Shares, (ii) provide for BlueFocus to take action by written consent as long as it continues to own at least a majority of the issued and outstanding Common Stock, and (iii) provide an understanding with respect to corporate opportunities and transactions with BlueFocus and its affiliates post-closing.

Increase in the Number of Authorized Shares

Under the Amended and Restated Charter, the Company will be authorized to issue four hundred million (400,000,000) shares of Common Stock, par value $0.0005, and ten million (10,000,000) shares of preferred stock, par value $0.0001. This is an increase of 200,000,000 additional shares of Common Stock which the Company will be authorized to issue under the Amended and Restated Charter when compared to the Company’s current certificate of incorporation (the “Share Increase”) will permit the Company to issue the Purchased Shares to BlueFocus at the Closing of the Business Combination. The purpose of the Share Increase is to permit the Company to issue the Purchased Shares to BlueFocus at the Closing of the Business Combination in accordance with the Business Combination Agreement.

Action of Stockholders by Written Consent

Under the Amended and Restated Charter, until such time as BlueFocus or its successor-in-interest ceases to hold shares representing at least a majority of votes entitled to be cast in the election of directors, any action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, so long as written consent is obtained from the holders of the minimum number of votes that would have been required to authorize or take action if such a meeting were held. From and after such time as BlueFocus or its successor-in-interest ceases to hold shares representing at least a majority of the votes entitled to be cast in the election of directors, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Under the Amended and Restated Charter, except as otherwise required by law, special meetings of our stockholders for any purpose or purposes may only be called by (1) the Board or the Secretary of the Company pursuant to a resolution adopted by a majority of directors then in office or (2) BlueFocus or its successor-in-interest, so long as BlueFocus or its successor-in-interest is the beneficial owner of at least a majority of the votes entitled to be cast in the election of directors. No business other than that stated in the notice of a special meeting may be transacted at such special meetings.

Corporate Opportunities

In order to address potential conflicts of interest between us and BlueFocus with respect to corporate opportunities that are otherwise permitted to be undertaken by us, the Amended and Restated Charter contains provisions regulating and defining the conduct of our affairs as they may involve BlueFocus and its officers and directors, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with BlueFocus. In general, these provisions recognize that we and BlueFocus may engage in the same or similar business activities and lines of business, may have an interest in the same areas of corporate opportunities and may have contractual and business relations with each other, including directors and officers of BlueFocus serving as our directors and officers.

The Amended and Restated Charter provides that BlueFocus will have no duty to refrain from:

•	engaging in the same or similar business activities or lines of business as us;

•	doing business with any of our clients or customers; or

•	employing or otherwise engaging any of our officers or employees.

The Amended and Restated Charter provides that if BlueFocus acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and BlueFocus, BlueFocus will have no duty to communicate or present such corporate opportunity to us and we will, to the fullest extent permitted by law, renounce any interest or expectancy in any such opportunity and waive any claim that such corporate opportunity be presented to us. BlueFocus will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder of us by reason of the fact that BlueFocus acquires or seeks the corporate opportunity for itself, directs that corporate opportunity to another person or does not present that corporate opportunity to us.

If one of our directors or officers who is also a director or officer of BlueFocus learns of a potential transaction or matter that may be a corporate opportunity for both us and BlueFocus and which may be properly pursued by us pursuant to the limitations related to our technology and product development and marketing activities, our Amended and Restated Charter provides that the director or officer will have satisfied his or her fiduciary duties to us and our stockholders, will not be liable for breach of fiduciary duties to us and our stockholders with respect to such corporate opportunity, and will be deemed not to have derived an improper personal economic gain from such corporate opportunity if the director or officer acts in good faith in a manner consistent with the following policy:

•	where an opportunity is offered to a cogint director (but not an officer) who is also a director or officer of BlueFocus, cogint will be entitled to pursue such opportunity only when expressly offered to such individual solely in his or her capacity as a cogint director;

•	where an opportunity is offered to a cogint officer who is also a BlueFocus officer, cogint will be entitled to pursue such opportunity only when expressly offered to such individual solely in his or her capacity as a cogint officer;

•	where an opportunity is offered to a cogint officer who is also a director (but not an officer) of BlueFocus, cogint will be entitled to pursue such opportunity unless expressly offered to the individual solely in his or her capacity as a BlueFocus director; and

•	where one of our officers or directors, who also serves as a director or officer of BlueFocus, learns of a potential transaction or matter that may be a corporate opportunity for both us and BlueFocus in any manner not addressed in the foregoing descriptions, such director or officer will have no duty to communicate or present that corporate opportunity to us and will not be liable to us or our stockholders for breach of fiduciary duty by reason of the fact that BlueFocus pursues or acquires that corporate opportunity for itself.

The foregoing limitation of liability provisions are not intended to be an allocation of corporate opportunities between us and BlueFocus or an exhaustive statement of corporate opportunities which may be available to us.

For purposes of the Amended and Restated Charter, “corporate opportunities” include business opportunities which we are financially able to undertake, which are, from their nature, in the line of our business, are of practical advantage to us and are ones in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of BlueFocus or its officers or directors will be brought into conflict with us.

The vote of at least 80% of the votes entitled to be cast will be required to amend, alter, change or repeal these corporate opportunity provisions.

THE REVERSE STOCK SPLIT

General

Our Board has adopted and the Consenting Stockholders have approved an amendment to our Amended and Restated Charter to authorize the Board, in its sole discretion, to effect the Reverse Stock Split of our outstanding shares of Common Stock. The authorization will permit the Board to effect the Reverse Stock Split at a ratio of between 1 for 2 and 1 for 4 (the “Ratio”). Also, the authorization will permit the Board to proportionately adjust all outstanding equity awards, warrants, or other derivative securities as appropriate. The Board may effect only one reverse stock split as a result of this authorization. The Board’s decision as to whether and when to effect the Reverse Stock Split and at what ratio will be based on a number of factors, including market conditions, existing and expected trading prices for our Common Stock, and the continued listing requirements of Nasdaq. We will not effect the Reverse Stock Split if the Board does not in its sole discretion deem it to be in our best interests and the best interests of our stockholders. The Reverse Stock Split will be effected, if at all, after the Closing. The Reverse Stock Split will not change the par value of our Common Stock.

Purpose of the Reverse Stock Split

Our Board and the Consenting Stockholders approved the proposal authorizing an amendment to our Amended and Restated Charter to authorize the Board to effect the Reverse Stock Split based on the belief that:

•	effecting the Reverse Stock Split could, in some circumstances, be an effective means of maintaining compliance with the bid price requirement for continued listing of our Common Stock on Nasdaq; and

•	a higher stock price may help generate investor interest in us and help attract, retain, and motivate employees.

If the Reverse Stock Split successfully increases the per share price of our Common Stock, as to which no assurance can be given, the Board believes this increase may facilitate future financings, if sought, and enhance our ability to attract, retain, and motivate employees and other service providers.

Principal Effects of the Reverse Stock Split

Depending on the ratio determined by the Board, in its sole discretion, every two (2) to four (4) shares of our Common Stock either issued and outstanding or held by us in our treasury shall automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of our Common Stock. No fractional shares shall be issued in connection with the Reverse Stock Split. As discussed below, stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) in lieu of such fractional share interests.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all shares of Common Stock uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect our continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

We will file a certificate of amendment to our Amended and Restated Charter with the Secretary of the State of the State of Delaware. The certificate of amendment would add a new provision providing that holders of our Common Stock immediately before the filing of the amendment will receive one share of Common Stock for every two to four shares of our Common Stock held at the record date for the Reverse Stock Split. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our stockholders, the issued shares of Common Stock held by stockholders of record for the Reverse Stock Split would be converted into a lesser number of shares of Common Stock calculated in accordance with the Reverse Stock Split Ratio.

For example, if a stockholder presently holds 20 shares of our Common Stock, he or she would hold between 5 and 10 shares of Common Stock following the Reverse Stock Split. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares. As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

Upon effecting the Reverse Stock Split, we intend to treat Common Stock held by stockholders in “street name,” through a bank, broker, or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers, or other nominees will be instructed to effect the Reverse Stock Split for their customers holding Common Stock in “street name.” However, these banks, brokers, or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker, or other nominee to discuss their procedures to implement the Reverse Stock Split.

Effect on Certificated Shares

Upon the effectiveness of the Reverse Stock Split, our exchange agent will assist holders of Common Stock in implementing the exchange of their certificates. Commencing on the effective date of the Reverse Stock Split, stockholders holding shares in certificated form will be sent a transmittal letter by our exchange agent. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificates representing Common Stock (“Old Certificates”) to the exchange agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Common Stock, as applicable (“New Certificates”). No New Certificates will be issued to a stockholder until that stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the exchange agent. No stockholder will be required to pay a transfer or other fee to exchange Old Certificates. The letter of transmittal will contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our escrow agent. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.

Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the exchange agent. Shortly after the Reverse Stock Split has occurred the exchange agent will provide registered stockholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Stockholders are encouraged to promptly surrender Old Certificates to the exchange agent in order to avoid having shares become subject to escheat laws.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by our Board to be in the best interests of the Company and its stockholders. Our Board believes the increase in available shares for future issuance is appropriate to fund such matters. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities. However, we may from time to time explore opportunities to make acquisitions through the use of stock. As a result, the Company’s current number of authorized shares of Common Stock may enable the Company to better meet its future business needs.

Effect on Stock Plans

Under the Cogint, Inc. 2015 Stock Incentive Plan, if the Board implements the Reverse Stock Split, as of the effective date, the number of shares subject to all outstanding equity awards, the number of shares available for issuance, under this plan will be proportionately adjusted using the reverse stock split ratio selected by our Board. For example, if the 1-for-4 Reverse Stock Split is effected, the 999,658 shares of Common Stock that remain available for issuance under the 2015 Plan as of November 30, 2017 would be adjusted to equal approximately 249,915 shares. Our Board of Directors has also authorized us to effect any other changes necessary, desirable, or appropriate to give effect to the Reverse Stock Split, including any applicable technical or conforming changes.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares, because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof in an amount equal to the product obtained by multiplying (i) the closing sales price of our Common Stock as reported on the NASDAQ Capital Market on the effective date of Reverse Stock Split by (ii) the number of shares of our Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The Reverse Stock Split will not affect the Common Stock capital account on our balance sheet. However, because the par value of our Common Stock will remain unchanged on the effective date of the split, the components that make up the Common Stock capital account will change by offsetting amounts. The stated capital component will be reduced to an amount of one-half to one-fourth (depending on the Ratio determined for the Reverse Stock Split) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of Common Stock outstanding. Prior periods’ per share amounts will be adjusted to reflect the Reverse Stock Split.

No Dissenters’ Rights

Under the DGCL, our stockholders will not be entitled to dissenters’ rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the material U.S. federal income tax consequences to holders of our Common Stock relating to the Reverse Stock Split. The following discussion is based on currently existing provisions of the Code, existing, proposed and temporary treasury regulations promulgated under the Code and current administrative rulings and court decisions. All of the foregoing are subject to change, which may or may not be retroactive, and any of these changes could affect the validity of the following discussion. We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the Reverse Stock Split. The following discussion is for informational purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

This discussion assumes that a holder holds our Common Stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular stockholder of ours or to our stockholders that are subject to special treatment under United States federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., or our stockholders holding their shares of our common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction. This discussion also does not address the tax consequences to us, or to our stockholders that own 5% or more of our Common Stock, are affiliates of ours, or own (directly or indirectly) an interest in BlueFocus. In addition, this discussion does not address other United States federal taxes (such as gift or estate taxes, the 3.8% tax imposed on certain net investment income, or alternative minimum taxes), the tax consequences of the Reverse Stock Split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the Reverse Stock Split. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a stockholder of ours, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States federal income tax purposes.

Except as described below with respect to cash received in lieu of a fractional share, holders generally will not recognize gain or loss as a result of the Reverse Stock Split.

The aggregate adjusted tax basis in the shares of cogint Common Stock received pursuant to the Revenue Stock Split will equal the aggregate adjusted tax basis of the shares of cogint Common Stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of cogint Common Stock). In general, each holder’s holding period for the shares of cogint Common Stock received pursuant to the Reverse Stock Split will include the holding period in the shares of cogint Common Stock exchanged therefor. Holders that acquired cogint Common Stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Holders that, pursuant to the Reverse Stock Split, receive cash in lieu of a fractional share will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such holder’s aggregate adjusted tax basis in the shares of cogint Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will generally be long-term capital gain or loss if share of cogint Common Stock surrendered in the Reverse Stock Split were held for more than one year. The deductibility of capital losses is subject to limitations.

United States information reporting requirements and backup withholding may apply with respect to cash payments made in lieu of a fractional share in the Reverse Stock Split unless the stockholder: (a) is a corporation or non-U.S. holder or comes within certain other exempt categories, and, when required, demonstrates these facts (including by providing any applicable IRS form); or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not supply us with his, her or its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be creditable against the stockholder’s U.S. federal income tax liability. Stockholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. If information reporting requirements apply to a stockholder, the amount of cash paid with respect to the stockholder’s fractional share will be reported to the IRS and to the stockholder.

STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM.

INCREASE IN SHARES AVAILABLE UNDER THE 2015 COGINT, INC.

STOCK INCENTIVE PLAN

The Board and the Consenting Stockholders have approved the Plan Increase. The primary purpose of the 2015 Plan is to attract, retain, reward and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between such individuals and the stockholders of the Company. The increase is intended to provide for equity awards to potential newly hired persons during the pendency of the Business Combination. As discussed below under the caption New 2015 Plan Benefits, no awards have been granted to current employees with respect to the increase. However, because it is not certain how quickly the Company will close the Business Combination, the Board believes it is appropriate at this time to increase the number of shares available for issuance under the 2015 Plan.

The following discussion summarizes the material terms of the 2015 Plan. This discussion is not intended to be complete and is qualified in its entirety by (i) reference to the full text of the 2015 Plan, which is available as Annex A to the Company’s 2015 Proxy Statement for the 2015 Annual Meeting of Stockholders and (ii) the amendment to the 2015 Plan to effect the Plan Increase included as Annex I to this Information Statement, both of which are incorporated herein by reference.

Administration

The 2015 Plan is administered by the Compensation Committee of the Board (for purpose of this description of the 2015 Plan, the “Committee”). If no Committee exists, the independent Board members will exercise the functions of the Committee.

All grants under the 2015 Plan will be evidenced by a grant agreement (an “Award Agreement”) that will incorporate the terms and conditions as the Committee deems necessary or appropriate.

Coverage Eligibility and Annual Grant Limits

The 2015 Plan provides for the issuance of awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), RSUs, performance shares (“Performance Shares”) and performance units (“Performance Units”). Incentive stock options (“ISOs”) may be granted under the 2015 Plan only to our employees. Our employees, consultants, directors, independent contractors and certain prospective employees who have committed to become an employee are eligible to receive all other types of awards under the 2015 Plan (each an “Eligible Individual”).

The granting of Awards under the 2015 Plan shall be subject to the following limitations, after giving effect to the Plan Increase: (i) a maximum of 13,500,000 shares of common stock may be subject to grants of ISOs; (ii) a maximum of 13,500,000 shares may be issued in connection with Awards, other than Options and SARs, that are settled in common stock; (iii) a maximum of 13,500,000 of shares may be subject to grants of Options or SARs to any one Eligible Individual during any one fiscal year; (iv) a maximum of 13,500,000 of such shares may be subject to grants of Performance Shares, Restricted Stock, RSUs, and Awards of common stock to any one Eligible Individual during any one fiscal year; and (v) the maximum value on the date of grant of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $1,000,000.

Shares Reserved for Issuance Under the 2015 Plan

Subject to adjustment as described below and under the section titled “Change in Control,” upon approval of the increase in the number of shares available for issuance under the 2015 Plan, the total number of shares of common stock that may be issued pursuant to Awards granted under the Plan, after giving effect to the Plan

Increase, shall be 13,500,000 shares. Notwithstanding the foregoing, if any Award is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of common stock that were subject to such Award shall become available for future Awards granted under the 2015 Plan; provided, however, that any shares of common stock subject to an Award that are cancelled to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an Award will not be available for future Awards granted under this 2015 Plan.

If the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, an appropriate and proportionate adjustment shall be made by the Committee to: (i) the aggregate number and kind of shares of common stock available under the 2015 Plan, (ii) the calculation of the reduction of shares of common stock available under the 2015 Plan, (iii) the number and kind of shares of common stock issuable pursuant to outstanding Awards granted under the 2015 Plan and/or (iv) the exercise price of outstanding Options or SARs granted under the 2015 Plan. No fractional shares of common stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made to any ISO shall be made in accordance with Section 424 of the Code.

Stock Options

The Committee acting in its absolute discretion has the right to grant Options to Eligible Individuals to purchase shares of common stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an ISO, which is intended to qualify for special tax treatment under Section 422 of the Code, or an option which is not intended to qualify as an ISO (“Non-ISO”). Each Option granted under the 2015 Plan entitles the holder thereof to purchase the number of shares of common stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Committee, the option certificate can provide for payment of the exercise price either in cash, by check, bank draft, money order, in common stock and by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

The terms and conditions of each Option granted under the 2015 Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the common stock on the grant date (generally, the closing price for the common stock on the principal securities exchange on which the common stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of common stock on the grant date. Except for adjustments as described under “Shares Reserved for Issuance Under the 2015 Plan” above and “Change in Control” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the common stock is traded.

No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the 2015 Plan and in the Award Agreement relating thereto. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than 10 years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the common stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement.

Restricted Stock and Restricted Stock Units

The Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock and RSUs, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. The Committee shall impose such restrictions on any Restricted Stock and RSUs granted pursuant to the 2015 Plan as it may deem advisable including, without limitation, time-based vesting restrictions or the attainment of performance goals (“Performance Goals”). With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Eligible Individual or issue and hold such shares of Restricted Stock for the benefit of the Eligible Individual until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Eligible Individual holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Eligible Individual holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of common stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the RSUs shall not have any of the rights of a stockholder, including the right to vote or receive dividends and other distributions, until common stock shall have been issued in the Eligible Individual’s name pursuant to the RSUs; provided, however the Committee, in its sole and absolute discretion, may provide for dividend equivalents on vested RSUs.

Unless otherwise provided in the 2015 Plan or Award Agreement, common stock will be issued with respect to RSUs no later than March 15 of the year immediately following the year in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A of the Code and the regulations issued thereunder (“RSU Payment Date”). In the event that the Eligible Individual has elected to defer the receipt of common stock pursuant to an Award Agreement beyond the RSU Payment Date, then the common stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of common stock is deferred past the RSU Payment Date, dividend equivalents on the common stock covered by the RSUs shall be deferred until the RSU Payment Date.

Stock Appreciation Rights

The Committee has the right to grant SARs to Eligible Individuals in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the exercise price, exercise period, repricing and termination) of the SAR shall be substantially identical to the terms and conditions that would have been applicable were the grant of the SAR a grant of an Option. Unless otherwise provided in an Award Agreement, upon exercise of a SAR the Eligible Individual shall be entitled to receive payment, in cash, in shares of common stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the grant date, by the number of shares of common stock with respect to which the SAR are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a SAR by including such limitation in the Award Agreement.

Performance Shares and Performance Units

Performance Shares and Performance Units may be granted to Eligible Individuals under the 2015 Plan. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the participant; (ii) the performance period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of common stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals; and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of common stock, or in a combination thereof.

Performance Goals

Performance Goals will be based on one or more of the following criteria: (i) the Company’s enterprise value or value creation targets; (ii) the Company’s after-tax or pre-tax profits including, without limitation, that attributable to Company’s continuing and/or other operations; (iii) the Company’s operational cash flow or working capital, or a component thereof; (iv) the Company’s operational costs, or a component thereof; (v) limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) earnings per share or earnings per share from the Company’s continuing operations; (vii) the Company’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the Company’s return on capital employed or return on invested capital; (ix) the Company’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of the Company’s common stock; (xi) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; and/or (xii) EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by the Company (or a subsidiary, division, facility or other operational unit) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

Non-Transferability

No Award will be transferable by an Eligible Individual other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Committee’s consent) be exercisable during an Eligible Individual’s lifetime only by the Eligible Individual, except that the Committee may provide in an Award Agreement that an Eligible Individual’s may transfer an award to a “family member”, as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee.

Amendments to the 2015 Plan

The 2015 Plan may be amended by the Board to the extent that it deems necessary or appropriate provided, however, that the approval of the stockholders shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the 2015 Plan; (ii) that increases the maximum number of shares of common stock in the aggregate that may be subject to Awards that are granted under the 2015 Plan (except as otherwise permitted under the 2015 Plan); (iii) the approval of which is necessary to comply with federal or state law or with the rules of any stock exchange or automated quotation system on which the common stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the stockholders of the Company must approve an action to be undertaken under the 2015 Plan. Except as expressly provided in the 2015 Plan, no amendment, suspension or termination of the 2015 Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the 2015 Plan. Awards granted prior to the termination of the 2015 Plan may extend beyond the date the 2015 Plan is terminated and shall continue subject to the terms of the 2015 Plan as in effect on the date the 2015 Plan is terminated.

Change in Control

Upon the occurrence of a Change in Control (as defined in the 2015 Plan), the Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that participants shall be entitled to a cash payment equal to the price per share of common stock paid in the Change in Control transaction, with respect to shares subject to the vested portion of the Award, net of the exercise price thereof, if applicable, (iii) in connection with a liquidation or dissolution of the Company, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable), (iv) accelerate the vesting of Awards and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of the Company, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Federal Income Tax Consequence of the 2015 Plan

The rules concerning the federal income tax consequences of Awards under the 2015 Plan are technical, and reasonable persons may differ on their proper interpretation. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs. In general, an employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the employee will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the option exercise price as an item of adjustment in computing the employee’s alternative minimum taxable income. If the employee does not dispose of the common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the common stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction on either the grant date or upon the exercise of an ISO.

If the employee disposes of the common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, the employee generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the common stock over the exercise price. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs. An Eligible Individual will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the Eligible Individual generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option exercise price. Upon a subsequent sale of the common stock by the Eligible Individual, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs. An Eligible Individual will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. An Eligible Individual will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the 2015 Plan for cash, common stock or a combination of cash and common stock, and the amount of income that the Eligible Individual will recognize will depend on the amount of cash, if any, and the fair market value of the common stock, if any, that the Eligible Individual receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock. The Eligible Individual who receives Restricted Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the Eligible Individual will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the participant for such Restricted Stock). However, an Eligible Individual who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and not eligible for the reduced tax rate applicable to dividends. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock Units. Generally, no income will be recognized upon the award of RSUs. An Eligible Individual who receives RSUs generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any shares of common stock or other property on the date that such amounts are transferred to the Eligible Individual under the award (reduced by any amount paid by the Eligible Individual for such RSU). The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Performance Units and Performance Shares. No income generally will be recognized upon the grant of a Performance Unit or Performance Share. Upon payment in respect of a Performance Unit or Performance Share, the Eligible Individual generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Code Section 162(m). Code Section 162(m) imposes a $1 million deduction limitation on the compensation paid to a public company’s most senior executives unless the compensation meets one of the exceptions to this limitation. One current exception (changes to which are under consideration and cannot be predicted) is for option grants made at fair market value. Another exception is for grants which are made subject to the satisfaction of one or more Performance Goals which are set in accordance with Code Section 162(m) and which are forfeited if there is a failure to satisfy those Performance Goals. The 2015 Plan has been designed so that the Committee can make grants which can satisfy the requirements for these exceptions.

Equity Compensation Plan Information

The following table lists all securities authorized for issuance and outstanding under our equity compensation plans at December 31, 2016:

Plan category	Number of securities to be issued upon exercise of outstanding options and stock awards	Weighted average exercise price of outstanding options (excluding outstanding restricted share units)	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options)
Equity compensation plans approved by security holders	6,880,030	$10.25	5,736,310
Equity compensation plans not approved by security holders	—	—	—

New 2015 Plan Benefits

No awards have been made with respect to the Plan Increase and as such, we have not included a New Plan Benefits table called for by Item 10 of Schedule 14A.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

cogint’s Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Information Statement.

Compensation Committee:

Steven D. Rubin — Chairman

Robert Fried

Peter Benz

Donald Mathis

Compensation Discussion and Analysis

Overview

This discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to the named executive officers of the Company during 2016, and provides a brief summary of the compensation to be paid to the executive officers in 2017. Throughout this analysis, the individuals who served as the Chief Executive Officer and Chief Financial Officer during 2016, as well as other individuals included in the Summary Compensation Table and other tables below, are referred to as the “named executive officers.”

Background. During 2014 and before the March 21, 2015 merger (“TBO Merger”) between Tiger Media, Inc. (“Tiger Media”) and The Best One, Inc. (“TBO”), Tiger Media was engaged in the outdoor advertising business in China. Before the TBO Merger, Peter W. H. Tan served as Chief Executive Officer of Tiger Media and following the TBO Merger, whereby TBO became a wholly-owned subsidiary of the Company, Derek Dubner joined Peter Tan as Co-Chief Executive Officers of the Company. Jacky Wang joined Tiger Media as Chief Financial Officer on August 1, 2014. Before Mr. Wang, during 2014, Peter Tan served as Interim Chief Financial Officer. Tiger Media changed its name to IDI, Inc. in April 2015. Company subsidiary TBO changed its name to IDI Holdings in March 2015. In June 2015, in connection with the continuing shift in the Company’s focus towards the big data and analytics sector via subsidiary Interactive Data, the Company’s Board approved a plan to discontinue the operations of its Chinese- and British Virgin Islands-based subsidiaries. None of the executives serving the Company during 2014 and through completion of the TBO Merger served as a named executive officer during 2016 and as such neither this discussion nor the tables that follow include 2014 information.

In June 2015, the Board appointed Michael Brauser as the Company’s Executive Chairman and principal executive officer, Aaron Solomon as interim Chief Financial Officer, James Reilly as President and Chief Operating Officer, and Mr. Wang changed position from Chief Financial Officer to Chief Accounting Officer. In March 2016, Daniel MacLachlan, who had been the Chief Financial Officer of TBO until early February 2015, was appointed Chief Financial Officer and Mr. Solomon was appointed Senior Vice President of Finance and Administration. In December 2015, the Company provided Peter Tan notice of non-renewal of his employment agreement. In March 2016, the Company’s Board of Directors removed Mr. Tan as Co-Chief Executive Officer and appointed Derek Dubner as sole Chief Executive Officer. In July 2016, a temporary injunction was entered against Mr. Reilly, in the matter of TransUnion Risk and Alternative Data Solutions, Inc. vs. James Reilly. On

March 23, 2017, the court granted Mr. Reilly’s motion to modify the temporary injunction from a period of two years to one year. During the pendency of the temporary injunction, Mr. Reilly’s responsibilities as President were assigned to Mr. Dubner. Mr. Reilly resumed performance of services for the Company as President effective July 1, 2017 and Mr. Dubner continued as Chief Executive Officer. In August 2016, the Board appointed Harry Jordan as the Company’s Chief Operating Officer. In September 2016, the Board appointed Jeff Dell as Chief Information Officer. Also, in September 2016, IDI, Inc. changed its name to Cogint, Inc. and transferred its Common Stock exchange listing to The Nasdaq Stock Market LLC from the NYSE MKT. Effective June 23, 2017, Mr. Brauser’s employment agreement was terminated but he continued to serve as Chairman of the Board (but not as a principal executive officer) and began providing strategic consulting services to the Company pursuant to a consulting agreement, as described below.

Material Elements of Our Compensation Policy

The core objective of our compensation programs for 2016 was to secure and retain the services of highly-qualified executives, with the goal of conserving cash and using non-cash compensation as incentive. We use a combination of salary and long-term equity incentives, principally in the form of restricted stock units (“RSUs”), to compensate our executives.

The Compensation Committee has not engaged the services of outside compensation consultants nor has it used any specific formula, factors, or particular criteria to be met by a named executive officer or assigned any relative weight to any factors or criteria. Rather the Compensation Committee has considered, holistically, the experience, skills, knowledge and responsibilities of the named executive officers in their respective roles taking into account the strategic direction of the business. Thus, as our business has shifted focus from the outdoor advertising business to big data and analytics, we have evolved our compensation strategy to align with our revised strategic focus.

Grants of equity awards are designed to provide a strong incentive for achieving long-term results by aligning the interests of our executives with those of our stockholders, while at the same time encouraging our executives to remain with the Company. The Compensation Committee believes our compensation programs for the named executive officers is appropriately based upon the Company’s performance and the performance and level of responsibility of the executive officer.

Before the TBO Merger, compensation matters were largely determined by the Compensation Committee, with input from Mr. Tan other than with respect to his compensation. The Compensation Committee is responsible for the oversight, implementation, and administration of all of the executive compensation plans and programs. At that time, the Compensation Committee was comprised of Steven D. Rubin, who was the Chairman, and Robert Fried. After the TBO Merger, and the subsequent discontinuation of the outdoor advertising business, Messrs. Brauser and Dubner made recommendations to the Compensation Committee other than with respect to their own respective compensation. In December 2015, Donald Mathis, a Fluent designee to our Board, joined the Compensation Committee. In September 2016, Peter Benz joined the Compensation Committee.

Long-Term Equity Incentive Compensation

One of the key elements of our compensation strategy is long-term equity incentives, principally RSUs. A predecessor of the Company adopted the SearchMedia International Limited (“SMIL”) 2008 Amended and Restated Share Incentive Plan (the “2008 Plan”), which established an initial pool of 359,370 equity awards to employees, directors and consultants (SMIL was combined with Ideation Acquisition Corp. (“Ideation”), a predecessor of the Company in 2009). The 2008 Plan was approved by the combined entities’ stockholders at a Special Meeting of Stockholders held on October 27, 2009 and was later amended to increase the number of eligible equity awards to 600,000 shares, and in September 2011, to 900,000 shares and to 1.2 million shares in December 2013.

In April 2015, the Compensation Committee adopted the 2015 Plan, which provided a pool of 2.5 million equity awards. The 2015 Plan was approved by the Company stockholders at the Annual Meeting of Stockholders in June 2015. In November 2015, the Board approved an increase of the 2015 Plan from 2.5 million shares to 12.5 million shares. The Compensation Committee determined the increase in the 2015 Plan was warranted as a result of the Company’s acquisition by merger of Fluent and the need to establish a pool of equity awards for the Fluent employees, as well as the anticipated expansion of the Company’s business, including additional personnel. The increase in the 2015 Plan was approved by the Company stockholders at the Annual Meeting of Stockholders held in June 2016.

Effective September 6, 2017, the Board and the Company’s Compensation Committee approved an increase in the number of shares eligible for issuance under the 2015 Plan by 1,000,000, resulting in an aggregate of 13,500,000 shares of Common Stock issuable under the 2015 Plan. Also, the Consenting Stockholders approved the amendment to the 2015 Plan on September 6, 2017 pursuant to the Written Consent.

2016 Compensation Policies and 2017 Compensation Matters

We continue our policy to secure and retain the services of highly-qualified executives and to provide compensation to our executives commensurate and aligned with our performance, advancing both our short- and long-term interests and those of our stockholders. We utilize base salary and non-cash long-term incentives to retain talented executives while conserving cash resources and leveraging a greater portion of overall compensation to non-cash, long-term equity incentives.

When determining base salary, the Compensation Committee did not use any specific formula, factors, or particular criteria to be met by a named executive officer and did not assign any relative weight to any factors or criteria to be considered. Rather, the Compensation Committee exercised its judgment, discretion, and experience with developing businesses by considering all factors deemed relevant. In determining base salaries for 2016, the Compensation Committee considered the experience, skills, knowledge, and responsibilities of the named executive officers in their respective roles.

As a result of providing certain consulting services, Mr. Brauser was granted 175,000 RSUs on April 29, 2015 at a fair value of $5.60 per share, which vest over three years (the “2015 Brauser RSUs”). Mr. Brauser was elected to the Company’s Board and was appointed Executive Chairman in June 2015. Mr. Brauser began receiving an annual salary of $1.00 commencing in September 2015, which was increased to $25,000 on January 1, 2016.

In recognition of Mr. Brauser’s efforts, including those as the driving force in identifying Fluent as a strategic merger partner and consummating the transaction in December 2015, based on Mr. Brauser’s preference that compensation for his efforts on behalf of the Company be aligned primarily with the interests of the Company and its stockholders, the Compensation Committee entered into an employment agreement with Mr. Brauser on November 16, 2015 to increase his salary to $25,000 per annum and provide for the award of 5.0 million RSUs outside of the 2015 Plan at a fair value of $10.33, subject to stockholder approval (the “Fluent Brauser RSUs”). The Fluent Brauser RSUs were approved at the 2016 Annual Meeting of Stockholders. The Fluent Brauser RSUs vest over a four-year period, provided that the Company has gross revenue in excess of $100 million and positive EBITDA in any one fiscal year during the vesting period (the “Performance Vesting Conditions”). The Company determined the Performance Vesting Conditions were met, effective March 14, 2017, and as a result, 1.25 million of the Fluent Brauser RSUs vested. Mr. Brauser has elected to defer delivery of any vested Fluent Brauser RSUs until his separation from service from the Company or death or disability. In addition, the Fluent Brauser RSUs will vest immediately upon: (i) a change in control, (ii) a termination of Brauser’s employment without cause, (iii) Mr. Brauser’s termination of his employment for good reason, or (iv) his death or disability (as such terms are defined in the amended employment agreement) (the “Additional Vesting Conditions”).

On April 13, 2017, Mr. Brauser received a grant of 125,000 RSUs at a fair value of $5.60 per share (the “2017 Brauser RSUs,” and together with the 2015 Brauser RSUs and the Fluent Brauser RSUs, the “Brauser RSUs”). The 2017 Brauser RSUs vest over three years, with one third of the 2017 Brauser RSUs having vested on June 1, 2017 and the remaining 2017 Brauser RSUs vesting on June 1, 2018 and 2019 in equal amounts, subject to accelerated vesting under certain conditions.

On August 8, 2017, the Mr. Brauser’s employment agreement was terminated, effective June 23, 2017 (the “Brauser Effective Date”). On August 8, 2017, the Compensation Committee also authorized an amendment to the agreement pursuant to which Mr. Brauser was granted the Fluent Brauser RSUs providing that (i) Mr. Brauser continues to serve as Chairman of the Board from the Brauser Effective Date (but no longer serves as an officer or employee of the Company, and no longer serves as principal executive officer of the Company) and (ii) the Fluent Brauser RSUs will not be forfeited provided Mr. Brauser continues to provide services to the Company in any capacity. Additionally, effective on the Brauser Effective Date Mr. Brauser began providing strategic consulting services to the Company pursuant to a consulting services agreement dated August 8, 2017 (the “Brauser Consulting Agreement”). Pursuant to the terms of the Brauser Consulting Agreement, Mr. Brauser’s service as a consultant will be continued service for purposes of vesting of the Fluent Brauser RSUs, and as such the Fluent Brauser RSUs will continue to vest pursuant to the terms described above. For purposes of the Brauser RSUs from the Brauser Effective Date onwards, “cause” means (i) a material breach of any obligations under the Brauser Consulting Agreement or of Company policies, if such breach is not cured within 30 days following delivery of written notice specifying and detailing the breach complained of and demanding his cure, (ii) failure to substantially perform the Brauser Services for any reason other than his death or incapacity, (iii) an act of fraud, embezzlement, or theft relating to the Company which has caused material harm to the Company, or any conviction of a felony relating to the Company during the term of the agreement or any felony which materially interferes with his ability to perform the Brauser Services, or (iv) disclosure of the Company’s “confidential information”, as defined in the Brauser Consulting Agreement contrary to the Company’s policies or in violation of the agreement. Under the grant agreements of the Brauser RSUs, the Business Combination is deemed a “change of control” that triggers accelerated vesting, however, the Company expects to accelerate vesting of the Brauser RSUs before the Record Date in anticipation of the Closing of the Business Combination which will allow Mr. Brauser to participate in the Cash Dividend and in the distribution of shares of Red Violet common stock in the Spin-off with respect to these shares.

Mr. Dubner served as our Co-Chief Executive Officer from March 2015 until his appointment as sole Chief Executive Officer on March 2016. Prior to the TBO Merger, Mr. Dubner was employed by TBO pursuant to a September 30, 2014 Employment Agreement that was amended in March 2015. The Company assumed Mr. Dubner’s agreement as part of the TBO Merger, whereby TBO became a wholly-owned subsidiary of the Company. Mr. Dubner’s base salary was $200,000 and the agreement provided for a two-year term. The agreement provided that if his employment is terminated without cause or as a result of any successor refusing to accept assignment, or by Mr. Dubner for good reason, or by the Company due to an adverse ruling, as those terms are defined in the agreement, Mr. Dubner will be paid severance equal to Mr. Dubner’s base salary for the remainder of the term of his employment agreement, provided, however, Mr. Dubner is not in violation of the Confidentiality, Nondisclosure, Noncompetition, Nonsolicitation and Nondisparagement Agreement attached as Exhibit B to the employment agreement. Mr. Dubner’s agreement provided for an initial grant of 400,000 RSUs, which vest quarterly over the term of the agreement and immediately vest upon a change of control of TBO, however, the March 17, 2015 amendment provided that the TBO Merger would not constitute automatic vesting of the initial TBO RSU grants.

The agreement provided for a cash bonus of $100,000 upon consummation of TBO’s sale, merger, consolidation, share exchange or like transaction with a publicly-traded entity and also provided for a cash bonus of $150,000 upon raising the first $5.0 million in any financing or series of related financings following a transaction that triggers the first bonus. Mr. Dubner was paid the $100,000 bonus on the closing of the TBO Merger and was paid the $150,000 bonus following the July 23, 2015 registered direct placement of Company shares which resulted in approximately $10.0 million in gross proceeds. On April 29, 2015 Mr. Dubner was granted an additional 175,000 RSUs, which vest over three years.

On August 22, 2015, the Compensation Committee increased Mr. Dubner’s salary to $264,000 per annum, based on his individual and the Company’s performance. In recognition of his efforts in closing the Fluent Acquisition and related transactions, the Compensation Committee amended Mr. Dubner’s agreement on November 16, 2015 to reflect the previous increase in base salary, to award him 500,000 RSUs under the 2015 Plan, and to extend the term until September 30, 2017. The RSUs vest over three years and are subject to the Performance Vesting Conditions and the Additional Vesting Conditions. The Company determined the Performance Vesting Conditions were met, effective March 14, 2017. On July 7, 2016, the Compensation Committee increased Mr. Dubner’s salary to $325,000 per annum, effective July 1, 2016, based on his individual and the Company’s performance in the preceding year.

On April 11, 2017, the Compensation Committee amended Mr. Dubner’s agreement to extend the term of his employment through April 30, 2020 and to award him 125,000 RSUs under the 2015 Plan effective April 13, 2017 at a fair value of $5.60. The RSUs vest over three years, with one third of such RSUs having vested on June 1, 2017 and the remaining RSUs vesting on June 1, 2018 and 2019 in equal amounts. Such RSUs vest in full upon a Company change in control, termination of Mr. Dubner without cause, termination by Mr. Dubner for good reason, Mr. Dubner’s death or disability, or a termination of Mr. Dubner due to an “adverse ruling” (as each such term is defined in the employment agreement). Additionally, pursuant to the amendment, if Mr. Dubner’s employment is terminated without cause or as a result of any successor refusing to accept assignment, or by Mr. Dubner for good reason, or by the Company due to an adverse ruling, Mr. Dubner will be paid severance equal to the greater of (x) Mr. Dubner’s base salary for the remainder of the term in accordance with the Company’s payroll practices in effect from time to time and (y) two (2) years of Mr. Dubner’s base salary in accordance with the Company’s payroll practices in effect from time to time, provided, however, Mr. Dubner is not in violation of the Confidentiality, Nondisclosure, Noncompetition, Nonsolicitation and Nondisparagement Agreement attached as Exhibit B to the employment agreement. Under the grant agreements of the RSUs awarded to Mr. Dubner, the Business Combination is deemed a “change of control” that triggers accelerated vesting, however, the Company expects to accelerate vesting of Mr. Dubner’s RSUs before the Record Date in anticipation of the Closing of the Business Combination which will allow Mr. Dubner to participate in the Cash Dividend and in the distribution of shares of Red Violet common stock in the Spin-off with respect to these shares.

Finally, on September 5, 2017, the Compensation Committee approved an equity grant under the 2015 Plan to Mr. Dubner of 300,000 shares of restricted Common Stock effective September 7, 2017. 150,000 of such shares vested on the effective date of the grant and 150,000 vest on each of September 1, 2018 and 2019 in equal amounts. Additionally, other than sales of shares to cover taxes related to the grant, Mr. Dubner is subject to a lock-up on the sale of such shares of restricted Common Stock that expires, with respect to one-third of the shares, on each of September 1, 2018, 2019 and 2020. Under the grant agreement for the shares of restricted Common Stock awarded to Mr. Dubner, the Business Combination is deemed a “change of control” that triggers accelerated vesting, however, the Company expects to accelerate vesting of Mr. Dubner’s restricted Common Stock before the Record Date in anticipation of the Closing of the Business Combination.

Mr. Reilly served as the Company’s President and Chief Operating Officer from June 2015 through July 2016. Prior to the TBO Merger, Mr. Reilly was employed by TBO pursuant to a September 30, 2014 Employment Agreement that was amended on March 17, 2015. The Company assumed Mr. Reilly’s agreement as part of the TBO Merger, whereby TBO became a wholly-owned subsidiary of the Company. Mr. Reilly’s base salary was $200,000 and the agreement provided for a two-year term. Mr. Reilly’s agreement provided for an initial grant of 200,000 RSUs, which vest quarterly over the term of the agreement and immediately vest upon a change of control of TBO, however, the March 17, 2015 amendment provided that the TBO Merger would not constitute automatic vesting of the initial TBO RSU grants.

The agreement provided for a cash bonus of $100,000 upon consummation of TBO’s sale, merger, consolidation, share exchange or like transaction with a publicly-traded entity. Mr. Reilly was paid the $100,000 bonus on the closing of the TBO Merger.

On August 22, 2015, the Compensation Committee increased Mr. Reilly’s salary to $264,000 per annum, based on his individual and the Company’s performance. In recognition of his efforts in closing the Fluent Acquisition and related transactions, the Compensation Committee amended Mr. Reilly’s agreement on November 16, 2015 to reflect the previous increase in base salary, to award him 500,000 RSUs under the 2015 Plan, and to extend the term until September 30, 2017. The RSUs vest over three years and are subject to certain vesting conditions.

In July 2016, a temporary injunction was entered against Mr. Reilly, in the matter of TransUnion Risk and Alternative Data Solutions, Inc. vs. James Reilly. On March 23, 2017, the court granted Mr. Reilly’s motion to modify the temporary injunction from a period of two years to one year. During the pendency of the temporary injunction, Mr. Reilly’s responsibilities as President were assigned to Mr. Dubner. Mr. Reilly resumed performance of services for the Company as President effective July 1, 2017.

On September 5, 2017, the Compensation Committee amended Mr. Reilly’s agreement to extend the term of his employment through April 30, 2020 and modify some of its termination provisions. Additionally, the Compensation Committee accelerated the vesting of 166,666 unvested RSUs awarded to Mr. Reilly that vest on November 16, 2017. Under the grant agreement of the RSUs awarded to Mr. Reilly, the Business Combination is deemed a “change of control” that triggers accelerated vesting of his unvested RSUs, however, the Company expects to accelerate vesting of Mr. Reilly’s RSUs before the Record Date in anticipation of the Closing of the Business Combination which will allow Mr. Reilly to participate in the Cash Dividend and in the distribution of shares of Red Violet common stock in the Spin-off with respect to these shares.

Mr. Solomon served as the Company’s Interim Chief Financial Officer from June 2015 through March 29, 2016 and was appointed the Company’s Senior Vice President of Finance & Administration on March 29, 2016. His salary is $158,000 per annum, and he was awarded 50,000 RSUs on April 29, 2015 at a fair value of $6.50 per share. The RSUs vest over three years. In recognition of his efforts in closing the Fluent Acquisition, Mr. Solomon was granted 50,000 RSUs on November 16, 2015 at a fair value of $10.33 per share that vest over three years and are subject to the Performance Vesting Conditions and the Additional Vesting Conditions. The Company determined the Performance Vesting conditions were met, effective March 14, 2017. On April 13, 2017, Mr. Solomon received a grant of 30,000 RSUs at a fair value of $5.60 per share. The RSUs vest over three years, with one third of such RSUs having vested on June 1, 2017 and the remaining RSUs vesting on June 1, 2018 and 2019 in equal amounts, subject to accelerated vesting under certain conditions, including a change of control. Under the grant agreement of the RSUs awarded to Mr. Solomon, the Business Combination is deemed a “change of control” that triggers accelerated vesting of his unvested RSUs, however, the Company expects to accelerate vesting of Mr. Solomon’s RSUs before the Record Date in anticipation of the Closing of the Business Combination which will allow Mr. Solomon to participate in the Cash Dividend and in the distribution of shares of Red Violet common stock in the Spin-off with respect to these shares.

In March 2016, the Board appointed Mr. MacLachlan as Chief Financial Officer and principal financial officer. Pursuant to the terms of his employment agreement with TBO effective on October 2, 2014, as amended, which was assumed by the Company in the TBO Merger whereby TBO became a wholly-owned subsidiary of the Company, the Company paid Mr. MacLachlan an annual salary of $185,000, and under the agreement, Mr. MacLachlan received 50,000 RSUs, which vested in equal quarterly installments during the term of the agreement and were delivered at the end of the two-year vesting period. On December 11, 2014, Mr. MacLachlan was granted 50,000 RSUs which vested in equal quarterly installments over a two-year term and were delivered at the end of such term. The term of the assumed employment agreement was through September 30, 2016. The Compensation Committee ratified Mr. MacLachlan’s employment agreement in March 2016. In October 2016, the Company entered into a second amendment to employment agreement with Mr. MacLachlan relating to his service as Chief Financial Officer of the Company (the “MacLachlan Amendment”). Pursuant to the MacLachlan Amendment, the Company and Mr. MacLachlan agreed to extend the term of his employment through September 30, 2017. All other terms of Mr. MacLachlan’s employment agreement remain unchanged. On July 7, 2016, the Compensation Committee increased Mr. MacLachlan’s salary to $220,000 per annum, effective July 1, 2016, based on his individual and the Company’s performance in the preceding year. Effective January 1, 2017, the Compensation Committee increased Mr. MacLachlan’s salary to $226,269 per annum.

On April 11, 2017, the Compensation Committee amended Mr. MacLachlan’s agreement to extend the term of his employment through April 30, 2020 and to award him 100,000 RSUs under the 2015 Plan effective April 13, 2017 at a fair value of $5.60 per share. The RSUs vest over three years, with one third of such RSUs having vested on June 1, 2017 and the remaining RSUs vesting on June 1, 2018 and 2019 in equal amounts. Such unvested RSUs vest in full upon a Company change in control, termination of Mr. MacLachlan without cause, termination by Mr. MacLachlan for good reason, Mr. MacLachlan’s death or disability, or a termination of Mr. MacLachlan due to an “adverse ruling” (as each such term is defined in the employment agreement). Under the grant agreements of the RSUs awarded to Mr. MacLachlan, the Business Combination is deemed a “change of control” that triggers accelerated vesting, however, the Company expects to accelerate vesting of Mr. MacLachlan’s RSUs before the Record Date in anticipation of the Closing of the Business Combination which will allow Mr. MacLachlan to participate in the Cash Dividend and in the distribution of shares of Red Violet common stock in the Spin-off with respect to these shares.

On September 5, 2017, the Compensation Committee approved an equity grant under the 2015 Plan to Mr. MacLachlan of 350,000 shares of Common Stock effective September 7, 2017. Additionally, other than sales of shares to cover taxes related to the grant, Mr. MacLachlan is subject to a lock-up on the sale of such shares that expires, with respect to one-third of the shares, on each of September 1, 2018, 2019 and 2020.

On August 8, 2016, the Board appointed Harry Jordan as the Company’s Chief Operating Officer. Mr. Jordan receives an annual salary of $225,000. Additionally, on August 8, 2016, Mr. Jordan was awarded 100,000 RSUs at a fair value of $5.17 per share, which vest in three equal annual installments, with the first vesting having occurred on August 8, 2017. The RSUs vest in full upon a Company change in control, as defined in the agreement, or Mr. Jordan’s death or disability. On April 13, 2017, Mr. Jordan received a grant of 50,000 RSUs at a fair value of $5.60 per share. The RSUs vest over three years, with one third of such RSUs having vested on June 1, 2017 and the remaining RSUs vesting on June 1, 2018 and 2019 in equal amounts, subject to accelerated vesting under certain conditions. Additionally, on September 7, 2017, Mr. Jordan received a grant of 50,000 RSUs at a fair value of $5.65 per share. The RSUs vest in three equal annual installments on September 6, 2018, 2019 and 2020. Under the grant agreements of the RSUs awarded to Mr. Jordan, the Business Combination is deemed a “change of control” that triggers accelerated vesting, however, the Company expects to accelerate vesting of Mr. Jordan’s RSUs before the Record Date in anticipation of the Closing of the Business Combination which will allow Mr. Jordan to participate in the Cash Dividend and in the distribution of shares of Red Violet common stock in the Spin-off with respect to these shares. Mr. Jordan’s service as our Chief Operating Officer terminated on December 1, 2017.

On September 13, 2016, the Board appointed Jeff Dell as Chief Information Officer. Mr. Dell served as our VP Information Security from July 2015 through May 2016 and Interim Chief Information Officer from June 2016 through September 2016, and was appointed Chief Information Officer on September 13, 2016. Mr. Dell’s salary was $150,000 per annum through May 15, 2016 and was increased to $185,000 per annum through December 31, 2016. Mr. Dell’s current salary is $215,000 per annum effective January 1, 2017. On April 13, 2017, Mr. Dell received a grant of 40,000 RSUs at a fair value of $5.60 per share. The RSUs vest over three years, with one third of such RSUs having vested on June 1, 2017 and the remaining RSUs vesting on June 1, 2018 and 2019 in equal amounts, subject to accelerated vesting under certain conditions, including a change of control. Under the grant agreement of the RSUs awarded to Mr. Dell, the Business Combination is deemed a “change of control” that triggers accelerated vesting, however, the Company expects to accelerate vesting of Mr. Dell’s RSUs before the Record Date in anticipation of the Closing of the Business Combination which will allow Mr. Dell to participate in the Cash Dividend and in the distribution of shares of Red Violet common stock in the Spin-off with respect to these shares.

Similar to the RSUs granted to the principal executive officers described above, under the applicable grant agreements of all other outstanding RSUs and restricted Common Stock of the Company, the Business Combination is deemed a “change of control” that triggers accelerated vesting, however, the Company expects to accelerate the vesting of all such RSUs and Restricted Common before the Record Date in anticipation of the Closing of the Business Combination which will allow the individuals holding the RSUs to participate in the Cash Dividend and in the distribution of shares of Red Violet common stock in the Spin-off.

For additional information relating to Messrs. Dubner’s, MacLachlan’s and Reilly’s employment agreements and Mr. Brauser’s consulting agreement and payments to our named executive officers upon a change in control or termination, see the sections below titled “Executive Employment and Consulting Agreements” and “Potential Payments upon Termination or Change in Control.”

The Role of Stockholder Say on Pay Votes

The Board, Compensation Committee, and management value the opinions of our stockholders. We provide our stockholders with the opportunity to cast an advisory vote to approve named executive officer compensation, including compensation that may be paid in connection with a change in control or a termination, every year. We refer to this advisory vote as Say on Pay. At our annual meeting of stockholders held on June 13, 2017, approximately 98.7% of the stockholders who voted on the Say on Pay proposal voted in favor of the compensation of our named executive officers as disclosed in our 2017 proxy statement. Although the advisory say on pay vote is non-binding, our Compensation Committee has considered the outcome of the vote and determined not to make material changes to our executive compensation programs because the Compensation Committee believes this advisory vote indicates considerable stockholder support for our approach to executive compensation. Our Compensation Committee will continue to consider the outcome of our Say on Pay votes when making future compensation decisions for our named executive officers.

Summary Compensation Table

The following table summarizes the compensation for each of the named executive officers for the last three completed fiscal years.

Name and Principal Position	Year (9)	Salary		Non-Equity Incentive Plan Compensation		Stock Awards (1)		Option Awards	Total
Michael Brauser (2)	2016	$25,000		$—		$—		$—	$25,000
Chairman	2015	$2,083	(2)	$—		$52,787,500	(2)	$—	$52,789,583

Derek Dubner (3)	2016	$294,500		$—		$—		$—	$294,500
Chief Executive Officer	2015	$180,834	(3)	$250,000	(8)	$6,302,500	(3)	$—	$6,733,334

Daniel MacLachlan (4)	2016	$171,667		$—		$—		$—	$171,667
Chief Financial Officer

Jeff Dell (5)	2016	$171,875		$—		$—		$—	$171,875
Chief Information Officer

Aaron Solomon (6)	2016	$158,000		$—		$—		$—	$158,000
Senior VP of Finance and Administration	2015	$99,104	(6)	$—		$841,500	(6)	$—	$940,604

Harry Jordan (7)	2016	$93,750	(7)	$—		$102,000	(7)	$—	$195,750
Chief Operating Officer

(1)	This column reflects the aggregate grant date fair value of stock awards granted in 2015 and 2016 computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for restricted stock units, the Company used the closing price of the Company’s Common Stock on the grant date.

(2)	Mr. Brauser served as the Company’s Executive Chairman from June 16, 2015 through June 23, 2017. Effective June 23, 2017, Mr. Brauser’s employment agreement was terminated but he continued to serve as the Company’s Chairman (but not as a principal executive officer) and began providing strategic consulting services to the Company. The salary disclosed for 2015 reflects Mr. Brauser’s service from June 16, 2015 through December 31, 2015. Mr. Brauser was granted 175,000 RSUs on April 29, 2015 at a fair value of $6.50 per share and 5,000,000 RSUs on November 16, 2015 at a fair value of $10.33 per share.
(3)	Mr. Dubner began service as the Company’s Co-Chief Executive Officer and Director on March 21, 2015, upon the consummation of the TBO Merger. Mr. Dubner’s current annual salary is $325,000. The salary disclosed for 2015 reflects Mr. Dubner’s service from March 21, 2015 through December 31, 2015. Mr. Dubner was granted 175,000 RSUs on April 29, 2015 at a fair value of $6.50 per share and 500,000 RSUs on November 16, 2015 at a fair value of $10.33 per share.
(4)	Mr. MacLachlan began service as the Company’s Chief Financial Officer on March 29, 2016. Mr. MacLachlan’s current annual salary is $226,269. The salary disclosed in the table reflects Mr. MacLachlan’s service from March 29, 2016 through December 31, 2016.
(5)	Mr. Dell began service as the Company’s Chief Information Officer on September 13, 2016. Mr. Dell previously served as Interim Chief Information Officer and VP Information Security. Mr. Dell’s current annual salary is $215,000. The salary disclosed in the table reflects Mr. Dell’s service from January 1, 2016 through December 31, 2016.
(6)	Mr. Solomon was appointed Senior Vice President of Finance & Administration on March 29, 2016. Mr. Solomon previously served as the Company’s Interim Chief Financial Officer and Vice President of Finance & Administration. Mr. Solomon’s current annual salary is $158,000. The salary disclosed for 2015 reflects Mr. Solomon’s service from March 21, 2015 through December 31, 2015, and for 2016 reflects Mr. Solomon’s service from January 1, 2016 through December 31, 2016. Mr. Solomon was granted 50,000 RSUs on April 29, 2015 at a fair value of $6.50 per share and 50,000 RSUs on November 16, 2015 at a fair value of $10.33 per share.
(7)	Mr. Jordan began service as the Company’s Chief Operating Officer on August 8, 2016. Mr. Jordan’s current annual salary is $225,000. The salary disclosed in the table reflects Mr. Jordan’s service from August 8, 2016 through December 31, 2016. Mr. Jordan was granted 100,000 RSUs on August 8, 2016 at a fair value of $5.17 per share. Mr. Jordan’s service as our Chief Operating Officer terminated on December 1, 2017.
(8)	Cash bonus of $100,000 paid to Mr. Dubner on consummation of the TBO Merger and cash bonus of $150,000 paid to Mr. Dubner upon completing a $10.0 million financing after the TBO Merger.
(9)	None of the executives serving the Company during 2014 and through completion of the TBO Merger served as a named executive officer during 2016 and as such neither this table nor the tables that follow include 2014 information.

Grants of Plan-Based Awards — 2016

The following table sets forth each grant of an award made to a named executive officer for the fiscal year ended December 31, 2016 under any Company plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Units (#)		Grant Date Fair Value of Stock Awards (2)
Michael Brauser	—	—		$—
Derek Dubner	—	—		$—
Daniel MacLachlan	—	—		$—
Jeff Dell	—	—		$—
Aaron Solomon	—	—		$—
Harry Jordan	8/8/2016	100,000	(1)	$517,000	(1)

(1)	Represents RSUs granted on August 8, 2016 at a fair value of $5.17 per share. These RSUs vest over three years, with one third having vested on August 8, 2017 and the remaining RSUs vesting on August 8, 2018 and 2019 in equal amounts.

(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for RSUs, we used the closing price of our Common Stock on the grant date.

Outstanding Equity Awards at Fiscal Year-End — 2016

The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2016.

	Option Awards				Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Michael Brauser	—	—	$—	—	6,116,666	$21,102,498
Derek Dubner	—	—	$—	—	616,666	$2,127,498
Daniel MacLachlan	—	—	$—	—	—	$—
Jeff Dell	—	—	$—	—	35,000	$120,750
Aaron Solomon	—	—	$—	—	83,333	$287,502
Harry Jordan	—	—	$—	—	100,000	$345,000

(1)	Represents RSUs granted under the 2015 Plan. The RSUs vest in three equal annual installments beginning on the date of grant, except for 5,000,000 RSUs granted outside of the 2015 Plan held by Mr. Brauser that vest in four equal annual installments beginning on the date of grant. Each RSU represents the right to receive one share of Common Stock upon vesting. Receipt of 5,000,000 shares of Common Stock has been deferred in connection with the vesting of Mr. Brauser’s RSUs.
(2)	Determined by multiplying the closing price of the Company’s Common Stock on December 30, 2016 ($3.45) by the number of shares of Common Stock underlying the RSUs.

Option Exercises and Stock Vested

The following table sets forth each exercise of stock options, SARs or similar instruments and each vesting of stock, RSUs and similar instruments by the named executive officers for the fiscal year ended December 31, 2016.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#) (1)		Value Realized on Vesting ($)
Michael Brauser	158,334		$582,587
Derek Dubner	458,334	(2)	$1,467,587
Daniel MacLachlan	100,000	(3)	$330,000
Jeff Dell	—		$—
Aaron Solomon	16,667	(4)	$82,168
Harry Jordan	—		$—

(1)	Amounts shown in these columns reflect RSU awards that vested during 2016. See the Compensation Discussion and Analysis — 2016 Compensation Policies for details on RSU awards.
(2)	176,488 shares of Common Stock were withheld upon vesting of the RSUs and delivery of the underlying shares in connection with the payment of a tax liability.
(3)	32,500 shares of Common Stock were withheld upon vesting of the RSUs and delivery of the underlying shares in connection with the payment of a tax liability.
(4)	5,441 shares of Common Stock were withheld upon vesting of the RSUs and delivery of the underlying shares in connection with the payment of a tax liability.

Potential Payments Upon Termination or Change in Control

The following table sets forth information with respect to the value of payments or vesting acceleration, as applicable, such named executive officer would be entitled to receive assuming a qualifying termination or change in control, as applicable, as of December 31, 2016.

Name and Principal Position	Severance Amount ($)		Early Vesting of Stock Options	Early Vesting of Restricted Stock ($) (1)		Total ($) (10)
Michael Brauser	$—		$—	$13,339,998	(2)(3)	$13,339,998
Derek Dubner	$243,750	(4)(5)	$—	$1,552,497	(2)(6)	$1,796,247
Daniel MacLachlan	$164,500	(4)(5)	$—	$—		$164,500
Jeff Dell	$—		$—	$97,749	(2)(7)	$97,749
Aaron Solomon	$—		$—	$229,998	(2)(8)	$229,998
Harry Jordan	$—		$—	$345,000	(2)(9)	$345,000

(1)	Calculated by multiplying early vesting of RSUs by $3.45, which is the closing price per share of our Common Stock on December 30, 2016.
(2)	In the event of a qualifying termination, all unvested RSUs at the time of termination shall expire and be forfeited immediately and returned to the Company. In the event of a change of control, all unvested RSUs shall immediately vest. In connection with Mr. Jordan’s termination of service as our Chief Operating Officer on December 1, 2017, all Mr. Jordan’s unvested RSUs were forfeited. Mr. Jordan will continue to be paid his base salary through January 15, 2018.
(3)	Reflects vesting of 5,175,000 RSUs of our Common Stock.
(4)	In accordance with Mr. Dubner’s and Mr. MacLachlan’s employment agreements effective December 31, 2016, upon termination without cause, or as a result of any successor refusing to accept assignment, termination for good reason or termination due to an Adverse Ruling (as defined below), base salary will be paid for the remainder of the respective employment term. The severance amount are $243,750 and $164,500 for Mr. Dubner and Mr. MacLachlan, respectively, assuming a qualifying termination as of December 31, 2016.
(5)	On April 11, 2017, employment agreements for Mr. Dubner and Mr. MacLachlan were amended, and in accordance with the employment agreements, as amended, upon termination without cause or if any successor of the Company refuses to accept assignment of the employment agreements, or if Mr. Dubner or Mr. MacLachlan terminates his respective employment agreement and employment with the Company for good reason or due to an Adverse Ruling (as defined below), the Company will pay to Mr. Dubner and Mr. MacLachlan the greater of (i) the applicable employee’s base salary for the remainder of the term in accordance with the Company’s payroll practices in effect from time to time and (ii) two (2) years of the applicable employee’s base salary. The severance amounts are $988,542 and $688,236 for Mr. Dubner and Mr. MacLachlan, respectively, assuming a qualifying termination as of April 18, 2017, the record date.
(6)	Reflects vesting of 449,990 RSUs of our Common Stock.
(7)	Reflects vesting of 28,333 RSUs of our Common Stock.
(8)	Reflects vesting of 66,666 RSUs of our Common Stock.
(9)	Reflects vesting of 100,000 RSUs of our Common Stock.
(10)	In addition to the amounts set forth in the table, on April 13, 2017 each of Mr. Brauser and Mr. Dubner were granted 125,000 RSUs, Mr. MacLachlan was granted 100,000 RSUs, Mr. Dell was granted 40,000 RSUs, Mr. Solomon was granted 30,000 RSUs and Mr. Jordan was granted 50,000 RSUs, in each case of which two thirds of such RSUs remain unvested, and on September 7, 2017 Mr. Jordan was granted 50,000 RSUs, Mr. Dubner was granted 300,000 shares of restricted Common Stock and Mr. MacLachlan was granted 350,000 shares of Common Stock.

Executive Employment and Consulting Agreements

Derek Dubner, Daniel MacLachlan and James Reilly

Below is a summary of Messrs. Dubner’s, MacLachlan’s and Reilly’s employment agreements, as amended.

Effective April 11, 2017 (the “Dubner/MacLachlan Effective Date”), the Company amended the employment agreements with each of Mr. Dubner (the “Dubner Agreement”) and Mr. MacLachlan (the “MacLachlan Agreement”) in connection with their service as Chief Executive Officer and Chief Financial Officer of the Company, respectively. Additionally, effective September 6, 2017, the (“Reilly Effective Date,” and each of the Reilly Effective Date and the Dubner/MacLachlan Effective Date, the “Effective Date”), the Company amended the employment agreement with Mr. Reilly (the “Reilly Agreement,” and together with the Dubner Agreement and the MacLachlan Agreement, the “Employment Agreements”) in connection with his services as President of the Company.

The term of the Employment Agreements commences on the Effective Date and ends on April 30, 2020, and automatically renews for successive one-year terms unless either party gives the other party 120 days’ written notice of termination before the expiration of the applicable one-year term or unless terminated earlier pursuant to the terms of the Employment Agreements.

Mr. Dubner receives an annual salary of $325,000. Pursuant to the Dubner Agreement, on April 29, 2015 Mr. Dubner was granted 175,000 RSUs that vest over three years. On November 16, 2015 Mr. Dubner was granted 500,000 RSUs, in each case under the 2015 Plan and subject to stockholder approval. Such RSUs were approved at the 2016 Annual Meeting of Stockholders, vest over three years from the date of grant and are subject to the Performance Vesting Conditions (as defined above) and the Supplemental Vesting Conditions (as defined below). The Company determined the Performance Vesting Conditions were met, effective March 14, 2017, and as a result 166,667 RSUs vested. Pursuant to the Dubner Agreement, on April 13, 2017, Mr. Dubner was also granted 125,000 RSUs under the 2015 Plan (together with the previously granted RSUs, the “Dubner RSUs”). The RSUs granted on April 13, 2017 vest in three approximately equal installments, with the first instalment having vested on June 1, 2017 and the last two installments vesting on June 1, 2018 and 2019, subject to the Supplemental Vesting Conditions (as defined below).

Mr. MacLachlan receives an annual salary of $226,269. Pursuant to the MacLachlan Agreement, on April 13, 2017 Mr. MacLachlan was granted 100,000 RSUs under the 2015 Plan (the “MacLachlan RSUs”). The MacLachlan RSUs vest in three approximately equal installments, with the first instalment having vested on June 1, 2017 and the last two installments vesting on June 1, 2018 and 2019, subject to the Supplemental Vesting Conditions (as defined below).

Mr. Reilly receives an annual salary of $264,000. Pursuant to the Reilly Agreement, on November 16, 2015 Mr. Reilly was granted 500,000 RSUs under the 2015 Plan, subject to stockholder approval (the “Reilly RSUs”). The RSUs were approved at the 2016 Annual Meeting of Stockholders, vest over three years from the date of grant and are subject to the Performance Vesting Conditions (as defined above) and the Supplemental Vesting Conditions (as defined below). The RSUs vest over three years and are subject to certain vesting conditions.

In addition, the Dubner RSUs, MacLachlan RSUs and Reilly RSUs will vest immediately upon: (i) a change in control (as defined below), (ii) a termination of such employee’s employment without cause (as defined below), (iii) such employee’s termination of his employment for good reason (as defined below), (iv) his death or disability (as defined below), or (v) a termination of such employee due to an “Adverse Ruling” (as defined below) (the “Supplemental Vesting Conditions”). Shares of Common Stock underlying the vested RSUs will generally be issued upon the earlier of (i) a change in control (as defined below) or (ii) such employee’s separation from service as defined under the Internal Revenue Code Section 409A, provided that the delivery of shares will be delayed until the earlier of (a) six months following separation from service or (b) such employee’s death, if necessary to comply with the Internal Revenue Code Section 409A. Also, Messrs. Dubner and MacLachlan are eligible to participate in the Company’s existing and future benefit plans, policies or arrangements maintained by the Company and made available to employees generally and for the benefit of executives.

The Company may terminate the Employment Agreements and each of Mr. Dubner’s, Mr. MacLachlan’s, and Mr. Reilly’s employment at any time during the term for cause (as defined below). Also, the Company may terminate the Employment Agreements and each of Mr. Dubner’s, Mr. MacLachlan’s and Mr. Reilly’s employment without cause (as defined below) or refusal to accept assignment.

The Company may terminate the Dubner Agreement and Mr. Dubner’s employment with the Company at any time if compelled by a final, non-appealable ruling of a court of competent jurisdiction finding Mr. Dubner’s employment by the Company to be a violation of Mr. Dubner’s confidentiality and/or other legal or fiduciary obligations to TLO, LLC (“TLO”) and/or TransUnion Risk and Alternative Data Solutions, Inc., its parent(s), subsidiaries or affiliates (collectively “TransUnion”) (for purposes of the Dubner Agreement, an “Adverse Ruling”).

The Company may also terminate the MacLachlan Agreement and Mr. MacLachlan’s employment with the Company at any time if compelled by a final, non-appealable ruling of a court of competent jurisdiction finding Mr. MacLachlan’s employment by the Company to be a violation of (i) Mr. MacLachlan’s confidentiality and noncompetition agreement with TLO, which was purportedly subsequently assumed by TransUnion as part of TransUnion’s acquisition of substantially all of the assets of TLO, or (ii) Mr. MacLachlan’s noncompetition and nonsolicitation agreement with TransUnion (for purposes of the MacLachlan Agreement, each an “Adverse Ruling”).

The Company may terminate the Reilly Agreement and Mr. Reilly’s employment with the Company at any time if compelled by a final, non-appealable ruling of a court of competent jurisdiction finding Mr. Reilly’s employment by the Company to be a violation of Mr. Reilly’s confidentiality and/or other legal or fiduciary obligations to TLO and/or TransUnion (for purposes of the Dubner Agreement, an “Adverse Ruling”).

Each of Mr. Dubner, Mr. MacLachlan and Mr. Reilly may terminate his employment and the respective Employment Agreement for good reason (as defined below).

Each of Mr. Dubner, Mr. MacLachlan and Mr. Reilly may also terminate his employment and the respective Employment Agreement for any reason or for no reason at all; provided, however, that such employee provides the Company with at least sixty (60) days prior written notice.

Each of Mr. Dubner’s, Mr. MacLachlan’s, and Mr. Reilly’s employment and the Employment Agreements will automatically terminate upon Mr. Dubner’s, Mr. MacLachlan’s or Mr. Reilly’s death, as applicable. The Company may terminate the Employment Agreements and each of Mr. Dubner’s, Mr. MacLachlan’s, and Mr. Reilly’s employment with the Company immediately upon a determination of Disability (as hereinafter defined). For purposes of the Employment Agreements, the employee has a “Disability” if, for physical or mental reasons, such employee is unable to perform the essential duties required of the employee under the Employment Agreements, as applicable, even with a reasonable accommodation, for a period of six (6) consecutive months or a period of 180 days during any twelve-month period, as determined by an independent medical professional mutually acceptable to the parties. The applicable employee shall submit to a reasonable number of examinations by the independent medical professional making the determination of Disability.

Upon termination of the Employment Agreements due to Mr. Dubner’s, Mr. MacLachlan’s, or Mr. Reilly’s death or Disability, as applicable, the Company shall pay to the applicable employee’s estate such employee’s base salary accrued through the date of the employee’s death or Disability, as applicable. In the event Mr. Dubner’s, Mr. MacLachlan’s, or Mr. Reilly’s employment is terminated by the Company for cause, the Company shall pay to the applicable employee such employee’s base salary and benefits accrued through the date of such employee’s termination.

In the event the Company terminates the Employment Agreements without cause or any successor of the Company refuses to accept assignment of the Employment Agreements, or if Mr. Dubner, Mr. MacLachlan or Mr. Reilly terminates his respective Employment Agreement and employment with the Company for good reason or due to an Adverse Ruling, the Company shall pay to such employee the greater of (x) the applicable employee’s base salary for the remainder of the term in accordance with the Company’s payroll practices in effect from time to time and (y) two (2) years of the applicable employee’s base salary in accordance with the Company’s payroll practices in effect from time to time, provided, however, the applicable employee is not in violation of the Confidentiality, Nondisclosure, Noncompetition, Nonsolicitation and Nondisparagement Agreement attached as Exhibit B to each of the Employment Agreements (the “NDA”).

In the event Mr. Dubner, Mr. MacLachlan, or Mr. Reilly terminates his respective Employment Agreement and employment with the Company for any reason during the term of his applicable Employment Agreement, the Company shall pay to Mr. Dubner, Mr. MacLachlan, or Mr. Reilly, as applicable, such employee’s base salary through the date of such employee’s termination.

For purposes of the Employment Agreements, “cause” is defined as: (1) employee’s conviction of or plea of guilty or nolo contendere to a felony which involves moral turpitude or results in material harm to the Company, (2) employee’s fraud against the Company, theft, misappropriation or embezzlement of the assets or funds of the Company or any customer, or any breach of fiduciary duty owed to the Company, or engagement in misconduct that is materially injurious to the Company, including any violation of any of the restrictions set forth in the NDA, (3) employee’s gross negligence of his duties or willful misconduct in the performance of his duties under the Employment Agreements, as applicable, and (4) employee’s material breach of the Employment Agreements, as applicable.

For purposes of the Employment Agreements, Mr. Dubner, Mr. MacLachlan, or Mr. Reilly shall have “good reason” to terminate the respective Employment Agreement and his employment if (a) there is a material diminution in such employee’s (i) duties, responsibilities or title, or (ii) authority to make decisions or implement strategies within the scope of his duties and responsibilities; (b) there is a breach of a material term of the Employment Agreement by the Company and the Company fails to cure such breach within ten (10) days of receipt of written notice from the applicable employee; (c) the Company reduces the applicable employee’s base salary as in effect from time to time, without such employee’s prior written consent; or (d) the Company requests that the applicable employee participate in an unlawful act.

For purposes of the Employment Agreements, a “change in control” shall mean:

(i) any one (1) person, or more than one (1) person acting as a group, acquires ownership of Common Stock of Company or any material subsidiary that, together with Common Stock held by such person or group, possesses more than 50% of the total fair market value or total voting power of the Common Stock of Company or such subsidiary; provided, however, that if any one (1) person, or more than one (1) person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the Common Stock of Company, the acquisition of additional Common Stock by the same person or persons will not be considered a change in control under the Employment Agreements;

(ii) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the Board of the Company or any material subsidiary (together with any new or replacement directors whose election by the applicable board, or whose nomination for election by Company’s or any material subsidiary’s shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

(iii) any one (1) person, or more than one (1) person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by the person or persons) assets from the Company or any material subsidiary outside of the ordinary course of business, that have a gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company or such material subsidiary immediately prior to such acquisition or acquisitions. “Gross fair market value” means the value of the assets of the Company or any material subsidiary, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding anything to the contrary in the Employment Agreements, the following shall not be treated as a change in control under the Employment Agreements:

(A) a transfer of assets from the Company or any material subsidiary to a shareholder of the Company (determined immediately before the asset transfer);

(B) a transfer of assets from the Company or any material subsidiary to an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company or such material subsidiary;

(C) a transfer of assets from the Company or any material subsidiary to a person, or more than one (1) person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding capital stock of the Company or material subsidiary; or

(D) a transfer of assets from the Company or material subsidiary to an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (C) above.

However, to the extent necessary for the Employee to avoid adverse tax consequences under Section 409A of the Internal Revenue Code, and its implementing regulations and guidance, a change of control shall not be deemed to occur unless it constitutes a “change in the ownership or effective control of a corporation or in the ownership of a substantial portion of the assets of a corporation” under Treas. Reg. Section 1.409A-3(i)(5), as revised from time to time.

Brauser Consulting Agreement

Effective as of June 23, 2017 (the “Brauser Effective Date”), Mr. Brauser ceased to be employed by the Company and his employment agreement with the Company was terminated. On the Brauser Effective Date Mr. Brauser entered into the Brauser Consulting Agreement with the Company, pursuant to which he is engaged as a consultant acting as a strategic advisor to the Company, providing recommendations on organizational and capital structure, future financing needs and future acquisitions or strategic transactions (the “Brauser Services”). Mr. Brauser will receive no salary for the performance of the Brauser Services and the term of the Brauser Consulting Agreement ends on June 23, 2021, unless terminated earlier pursuant its terms.

Pursuant to the terms of the Brauser Consulting Agreement, Mr. Brauser’s service as a consultant will be continued service for purposes of vesting of the Brauser RSUs, and as such the Brauser RSUs will continue to vest pursuant to the terms described elsewhere in this Information Statement. For purposes of the Brauser RSUs from the Brauser Effective Date onwards, “cause” means (i) a material breach of any obligations under the Brauser Consulting Agreement or of Company polices, if such breach is not cured within 30 days following delivery of written notice specifying and detailing the breach complained of and demanding his cure, (ii) failure to substantially perform the Brauser Services for any reason other than his death or incapacity, (iii) an act of fraud, embezzlement, or theft relating to the Company which has caused material harm to the Company, or any conviction of a felony relating to the Company during the term of the agreement or any felony which materially interferes with his ability to perform the Brauser Services, or (iv) disclosure of the Company’s “confidential information”, as defined in the Brauser Consulting Agreement contrary to the Company’s policies or in violation of the agreement. Mr. Brauser is also entitled to reimbursement of reasonable expenses incurred in connection with the Brauser Services, subject to pre-approval by the Company for expenses for over $1,000.

Mr. Brauser may terminate the Brauser Consulting Agreement upon a material default by the Company and failure but the Company to cure such default within thirty (30) days following delivery of written notice specifying and detailing the default complained of and demanding its cure.

The Company or any successor may terminate the Brauser Consulting Agreement immediately for “cause,” as defined above. Mr. Brauser is also subject to confidentiality obligations relating to the Company’s confidential information. Additionally, Mr. Brauser is subject to a non-competition obligation, and may not be employed directly or indirectly by a competitor of the Company or its affiliates, or otherwise engage directly or indirectly in any conduct, activity or business that competes with the business of the Company during the term of the Brauser Consulting Agreement and for two (2) years following its termination.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during the year ended December 31, 2016 were Steven Rubin (Chairman), Robert Fried, Peter Benz and Donald Mathis. From November 2007 to October 2009, Mr. Fried served as President and Chief Executive Officer of Ideation. From June 2007 to October 2009, Mr. Rubin served as Secretary of Ideation. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. None of the members of our Compensation Committee had any relationship required to be disclosed under this caption under the rules of the SEC.

Director Compensation

When a non-employee director joins the Board, such non-employee director is granted 25,000 restricted stock units (“RSUs”), which RSUs vest in three equal annual installments beginning on the first anniversary of the grant date. Additionally, each Audit Committee member is granted an additional 5,000 RSUs, all of which vest on the one year anniversary of the grant date, and the Chairman of the Audit Committee is granted an additional 5,000 RSUs, which vest on the one-year anniversary of the grant date. Additional equity awards may be granted to directors at the direction of the Compensation Committee based on an individual director’s contributions to the Company. No director received RSUs during 2016. As of December 31, 2016, the aggregate number of shares of common stock subject to stock awards held by each director who was not a named executive officer for the year ended December 31, 2016 is as follows: Dr. Frost — 3,000,000; Mr. Schulke — 550,000; Mr. Benz — 21,666; Mr. Fried — 53,333; Mr. Mathis — 30,000; Mr. Rubin — 150,000; and Mr. Swayman — 21,666. As of December 31, 2016, the aggregate number of shares of common stock subject to option awards held by each director who was not a named executive officer for the year ended December 31, 2016 is as follows: Dr. Frost — 0; Mr. Schulke — 0; Mr. Benz — 0; Mr. Fried — 32,000; Mr. Mathis — 0; Mr. Rubin — 32,000; and Mr. Swayman — 0. Additionally, on April 13, 2017, the non-employee directors received the following RSU grants in connection with their service on the Board: Dr. Frost — 50,000; Mr. Benz — 15,000; Mr. Fried — 15,000; Mr. Mathis — 15,000; Mr. Rubin — 20,000; and Mr. Swayman — 15,000. These RSUs vest in three approximately equal installments, with the first installment vested on June 1, 2017 and the two final installments vesting on June 1, 2018 and 2019, subject to accelerated vesting under certain conditions.

Also on April 13, 2017, Board committee members received the following RSU grants: Mr. Benz — 5,000 in connection with his service as Audit Committee Chairman and 5,000 in connection with his service as an Audit Committee member; Mr. Rubin — 5,000 in connection with his service as Compensation Committee Chairman; Mr. Swayman — 5,000 in connection with his service as an Audit Committee member; and Mr. Mathis — 5,000 in connection with his service as an Audit Committee member. These RSUs vest on January 1, 2018, subject to accelerated vesting under certain conditions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of cogint Common Stock as of the Written Consent Record Date, by each person who was an executive officer or director of cogint at that time, all such executive officers and directors as a group, and each person who beneficially owned more than 5% of cogint at that time.

Beneficial Owner Executive Officers and Directors	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (%)
Michael Brauser (2)	3,848,656	(3)	7.0%
Derek Dubner	647,813	(4)	1.2%
James Reilly	458,746	(5)	*
Daniel MacLachlan	437,185	(6)	*
Harry Jordan	226,666	(7)	*
Jeff Dell	38,428	(8)	*
Jacky Wang	68,138	(9)	*
Dr. Phillip Frost	15,721,541	(10)	28.5%
Steven D. Rubin	251,882	(11)	*
Robert N. Fried	392,672	(12)	*
Donald Mathis	18,334	(13)	*
Robert Swayman	103,130	(14)	*
Peter Benz	33,334	(15)	*
Ryan Schulke	8,064,537	(16)	14.6%
All Executive Officers and Directors as a group	30,311,062	(17)	54.1%

5% Holders
Matthew Conlin	7,475,020	(18)	13.5%
Frost Gamma Investment Trust	15,704,874	(19)	28.5%

*	The person beneficially owns less than 1% of cogint’s outstanding common shares.
(1)	Based on 55,248,946 shares of common stock outstanding as of September 6, 2017.
(2)	Mr. Brauser’s shares do not include (i) 2,000,000 RSUs owned by Marlin Capital Investments, LLC (the “Marlin RSUs”), of which Mr. Brauser is a manager, (ii) 1,250,000 vested RSUs for which delivery has been deferred or (iii) 3,891,666 unvested RSUs owned in Mr. Brauser’s name. Additionally, 500,000 of the Marlin RSUs vested on November 11, 2016 but are subject to deferred delivery.
(3)	Mr. Brauser’s shares include (i) 2,144,645 shares held by Grander Holdings, Inc. 401K, of which Mr. Brauser is the trustee, (ii) 1,373,646 shares held by Birchtree Capital, LLC, of which Mr. Brauser is the manager, (iii) 322,235 shares held by Mr. Brauser directly, and (v) 16,259 shares held directly through BSIG, LLC of which Mr. Brauser owns a 50% interest. Mr. Brauser disclaims beneficial ownership of these shares except to the extent of any pecuniary interest he may have. All RSUs represent the right to receive shares of Common Stock.
(4)	Mr. Dubner’s shares include 497,813 shares held directly and 150,000 restricted shares that vest on September 7, 2017. Mr. Dubner’s shares do not include (i) 58,333 unvested RSUs that vest on March 21, 2018, (ii) 83,333 unvested RSUs that vest in two equal annual installments beginning on June 1, 2018, (iii) 150,000 shares of restricted Common Stock that vest in two equal annual installments beginning on September 1, 2018, or (iv) 333,333 unvested RSUs that vest in two equal annual installments beginning on November 16, 2017. All RSUs represent the right to receive shares of Common Stock.

(5)	Mr. Reilly’s shares include 292,079 shares held directly, and 166,667 RSUs that vest on September 7, 2017. Mr. Reilly’s shares do not include 41,666 unvested RSUs that vest on March 21, 2018. All RSUs represent the right to receive shares of Common Stock.
(6)	Mr. MacLachlan’s shares include (i) 434,185 shares held directly and (ii) 3,000 shares held in an IRA. Mr. MacLachlan’s shares do not include 66,666 unvested RSUs that vest in two equal annual installments beginning on June 1, 2018.
(7)	Mr. Jordan’s shares include 110,000 shares held directly through a revocable trust of which Mr. Jordan serves as trustee, 100,000 shares held directly through a revocable trust of which Mr. Jordan’s spouse serves as trustee, and 16,666 shares held directly. Mr. Jordan’s shares do not include 33,334 unvested RSUs that vest in two equal annual installments beginning on August 1, 2018 or 50,000 unvested RSUs that vest in three equal annual installments beginning on September 1, 2018. Mr. Jordan’s service as our Chief Operating Officer terminated on December 1, 2017.
(8)	Mr. Dell’s shares do not include (i) 10,000 unvested RSUs that vest in two equal annual installments beginning on August 1, 2018, (ii) 26,666 unvested RSUs that vest in two equal annual installments beginning on June 1, 2018, or (iii) 13,333 unvested RSUs that vest in two equal annual installments beginning on November 16, 2017. All RSUs represent the right to receive shares of Common Stock.
(9)	Mr. Wang’s shares do not include (i) 17,000 unvested RSUs that vest on August 1, 2018, (ii) 20,000 unvested RSUs that vest in two equal annual installments beginning on June 1, 2018 or (iii) 10,000 RSUs that vest in three equal annual installments beginning on September 1, 2018. All RSUs represent the right to receive shares of Common Stock.
(10)	Dr. Frost’s shares includes 15,704,874 shares held by the Frost Gamma Investment Trust, of which Dr. Frost is the trustee, and 16,667 shares held directly, and do not include (i) 3,000,000 RSUs owned personally that are vested and subject to deferred delivery, or (ii) 33,333 RSUs that vest in two equal annual installments beginning on June 1, 2018. All RSUs represent the right to receive shares of Common Stock.
(11)	Mr. Rubin’s shares include vested options to purchase 32,000 shares of common stock, and do not include (i) 25,000 unvested RSUs that vest on March 21, 2018, (ii) 13,334 RSUs that vest in two equal annual installments beginning June 1, 2018, (iii) 5,000 RSUs that vest on January 1, 2018, (iv) 66,666 that vest in two equal annual installments beginning on November 16, 2017, or (v) 33,334 RSUs that are vested and subject to deferred delivery. All RSUs represent the right to receive shares of Common Stock.
(12)	Mr. Fried’s shares include vested options to purchase 32,000 shares of common stock, and do not include (i) 16,667 unvested RSUs that vest in two equal annual installments beginning on March 21, 2018, (ii) 10,000 unvested RSUs that vest in two equal annual installments beginning on June 1, 2018, or (iii) 13,333 RSUs that vest in two equal annual installments beginning on November 16, 2017. All RSUs represent the right to receive shares of Common Stock.
(13)	Mr. Mathis’ shares do not include (i) 16,666 RSUs which vest in two equal annual installments beginning December 9, 2017 but are subject to deferred delivery, or (ii) 15,000 RSUs which vest on January 1, 2018.
(14)	Mr. Swayman’s shares include (i) 13,334 shares held by Mr. Swayman directly, (ii) 60,000 shares held directly through a family trust of which Mr. Swayman serves as co-trustee, and (iii) 16,259 shares held directly through BSIG, LLC of which Mr. Swayman owns a 50% interest, and does not include (i) 8,333 unvested RSUs that vest on June 16, 2018, (ii) 3,333 RSUs that vest in two equal annual installments beginning on November 16, 2017, or (iii) 10,000 RSUs that vest in two equal annual installments beginning on June 1, 2018. Mr. Swayman disclaims beneficial ownership of the shares held by BSIG, LLC except to the extent of any pecuniary interest he may have. All RSUs represent the right to receive shares of Common Stock.
(15)	Mr. Benz’s shares include 33,334 shares held directly by Mr. Benz, and do not include (i) 8,333 unvested RSUs that vest on June 16, 2018, (ii) 3,333 RSUs that vest in two equal annual installments beginning on November 16, 2017, (iii) 3,333 RSUs that vest in two equal annual installments beginning on November 16, 2017, (iv) 10,000 RSUs that vest in two equal annual installments beginning on June 1, 2018, or (v) 10,000 RSUs that vest on January 1, 2018.
(16)

Mr. Schulke’s shares include 6,064,537 shares held directly, and 2,000,000 shares held by RSMC Partners, LLC, of which Mr. Schulke is a member, and does not include (i) 385,000 unvested RSUs, of which 165,000 vest on January 1, 2018 and 220,000 vest on January 1, 2019, or (ii) 50,000 RSUs that vest in three equal annual installments beginning on February 1, 2018. Mr. Schulke disclaims beneficial ownership of the shares held by RSMC Partners, LLC except to the extent of any pecuniary interest he may have. All RSUs represent the right to receive shares of Common Stock.
(17)	Includes vested options to purchase (i) 64,000 shares of common stock, and (ii) 516,667 RSUs and 666,667 shares of Restricted Stock that are vested or will vest within 60 days of September 6, 2017.
(18)	Mr. Conlin’s shares include (i) 4,377,980 shares held directly, (ii) 1,077,040 shares held by the Matthew Conlin 2017 Grantor Retained Annuity Trust, of which Mr. Conlin serves as Trustee, and (iii) 20,000 shares held by Conlin Family Foundation Trust in which Mr. Conlin serves as co-trustee, and does not include (i) 385,000 unvested RSUs, of which 165,000 vest on January 1, 2018 and 220,000 vest on January 1, 2019, or (ii) 50,000 RSUs that vest in three equal annual installments beginning on February 1, 2018. Mr. Schulke disclaims beneficial ownership of the shares held by RSMC Partners, LLC except to the extent of any pecuniary interest he may have. All RSUs represent the right to receive shares of Common Stock.
(19)	Frost Gamma beneficially owns 15,704,874 shares. Dr. Frost is the trustee of Frost Gamma. Frost Gamma L.P. is the sole and exclusive beneficiary of Frost Gamma. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Frost Gamma’s address is 4400 Biscayne Blvd., Suite 1500, Miami, FL 33137.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy and Information Statements and other information with the SEC in accordance with the requirements of the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You also may read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our Common Stock is listed and traded on The Nasdaq Global Market under the trading symbol “COGT.”

You may request a copy of our filings with the SEC at no cost, by making written or telephone requests for such copies to:

Cogint, Inc.

2650 North Military Trail, Suite 300

Boca Raton, Florida 33431

Attention: Jordyn Kopin, Director of Investor Relations

Phone: 561-757-4000

You should rely only on the information provided in this filing. You should not assume that the information in this Information Statement is accurate as of any date other than the date of this document. We have not authorized anyone else to provide you with any information.

Brokers, Custodians, Etc.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Incorporation of Certain Information by Reference

The documents listed below are incorporated by reference into this Information Statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 18, 2016 (only as to the consolidated financial statements of IDI Holdings, LLC for the period from September 22, 2014 (inception) through December 31, 2014);

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 14, 2017, and the portions of our proxy statement on Schedule 14A for our 2017 Annual Meeting of Stockholders, filed with the SEC on April 28, 2017 that are incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 9, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 9, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 filed with the SEC on November 8, 2017;

•	our Current Reports on Form 8-K filed with the SEC on December 2, 2015 (only as to the consolidated financial statements of Fluent, Inc. as of and for the years ended December 31, 2013 and December 31, 2014), January 24, 2017, April 17, 2017, June 13, 2017, July 6, 2017, July 25, 2017, September 7, 2017, September 11, 2017, September 28, 2017, October 17, 2017, November 15, 2017 and December 6, 2017; and

•	description of our capital stock contained in our registration statement on Form 8-A filed on September 26, 2016 and our registration statement on Form S-3 filed on December 16, 2016 and amended on January 24, 2017.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Information Statement is modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. You may read and copy all or any portion of the information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549, Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Also, the SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC, including the registration statement. The website address is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS OF VISION 7 INTERNATIONAL INC.	F-3
Report of Independent Auditors for the years ended December 31, 2016 And 2015	F-3
Consolidated Statements of Financial Position as at December 31, 2016 and 2015	F-4
Consolidated Statements of Changes In Equity for the years ended December 31, 2016 and 2015	F-5
Consolidated Statements of Profit and Loss And Comprehensive Income (Loss) for the years ended December 31, 2016 and 2015	F-7
Consolidated Statements of Cash Flows for the years ended December 31, 2016 and 2015	F-8
Notes to Consolidated Financial Statements	F-9
UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF VISION 7 INTERNATIONAL INC.	F-42
Unaudited Interim Condensed Consolidated Statement of Financial Position as at June 30, 2017	F-42
Unaudited Interim Condensed Consolidated Statements of Changes in Equity for the six-month periods ended June 30, 2017 and 2016	F-43
Unaudited Interim Condensed Consolidated Statements Of Profit And Loss And Comprehensive Income (Loss) for the six-month periods ended June 30, 2017 and 2016	F-44
Unaudited Interim Condensed Consolidated Statements Of Cash Flow for the six-month periods ended June 30, 2017 and 2016	F-45
Notes To Interim Condensed Consolidated Financial Statements of Vision 7 International Inc.	F-46
CONSOLIDATED FINANCIAL STATEMENTS OF WE ARE VERY SOCIAL LIMITED	F-50
Independent Auditor’s Report for the year ended December 31, 2016	F-50
Consolidated Income Statement for the year ended December 31, 2016	F-52
Consolidated Statement of Comprehensive Income for the year ended December 31, 2016	F-53
Consolidated and Company Statement of Financial Position as at December 31, 2016	F-54
Consolidated Statement of Changes in Equity as at December 31, 2016	F-55
Company Statement of Changes in Equity as at December 31, 2016	F-56
Consolidated Cash Flow Statement for the year ended December 31, 2016	F-57
Note to the Consolidated Financial Statements for the year ended December 31, 2016	F-58
Independent Auditor’s Report for the year ended December 31, 2015	F-76
Consolidated Income Statement for the year ended December 31, 2015	F-78
Consolidated Statement of Comprehensive Income for the year ended December 31, 2015	F-79
Consolidated and Company Financial Position as at December 31, 2015	F-80
Consolidated Statement of Changes in Equity as at December 31, 2015	F-81
Company Statement of Changes in Equity as at December 31, 2015	F-82
Cash Flow Statement for the year ended December 31, 2015	F-83
Notes to Consolidated Financial Statements for the year ended December 31, 2015	F-84
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF WE ARE VERY SOCIAL LIMITED	F-106
Unaudited Condensed Consolidated Income Statement for the six-month period ended June 30, 2017	F-106
Unaudited Condensed Consolidated Statement of Comprehensive Income for the six-month period ended June 30, 2017	F-107
Unaudited Condensed Consolidated Statement of Financial Position as at June 30, 2017	F-108
Unaudited Condensed Consolidated Statement of Changes in Equity as at June 30, 2017	F-109
Unaudited Condensed Consolidated Cash Flow Statement for the six-month period ended June 30, 2017	F-110
Notes to Unaudited Condensed Consolidated Financial Statements	F-111
AUDITED FINANCIAL STATEMENTS OF INDIGO SOCIAL, LLC	F-116
Independent Auditor’s Report to the Financial Statements of Indigo Social, LLC for the year ended December 31, 2016	F-116
Balance Sheet as of December 31, 2016	F-117
Statement of Operations for the year ended December 31, 2016	F-118
Statement of Member’s Equity for the year ended December 31, 2016	F-119

CONSOLIDATED FINANCIAL STATEMENTS OF VISION 7 INTERNATIONAL INC.

Report of Independent Auditors

To the directors of Vision 7 International Inc.

We have audited the accompanying consolidated financial statements of Vision 7 International Inc. (Successor), which comprise the consolidated statements of financial position as of December 31, 2016 and 2015, and the related consolidated statements of profit and loss and comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vision 7 International Inc. at December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

2014 Financial Information

We have not audited, reviewed or compiled the consolidated financial information presented herein for the 363-day period ended December 29, 2014 of Vision International ULC (Predecessor) and for the 2-day period ended December 31, 2014 of Vision 7 International Inc. (Successor), and, accordingly, we express no opinion on it.

Québec City, Canada

March 2, 2017

/s/ Ernst & Young LLP1

[1]	CPA auditor, CA, public accountancy permit no A106178

VISION 7 INTERNATIONAL INC. (SUCCESSOR)

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		Successor
		As at December 31, (in thousands of Canadian dollars)
	Notes	2016	2015
		$	$
ASSETS	12
Current assets
Cash and cash equivalents		4,909	8,021
Accounts receivable	5	90,403	96,038
Work in progress		13,726	8,523
Income taxes recoverable		820	226
Prepaid expenses		1,425	1,039

Total current assets		111,283	113,847

Premises and equipment	6	14,163	13,310
Intangible assets	7	68,614	74,499
Investments	9	385	405
Other long-term assets	10	1,466	1,874
Deferred income taxes	14	581	850
Goodwill	8	176,947	177,452

Total non-current assets		262,156	268,390

Total assets		373,439	382,237

LIABILITIES AND EQUITY

Current liabilities
Accounts payable, accrued liabilities, and provisions	11	139,390	147,426
Billing in excess of costs and anticipated profits		15,073	11,611
Income taxes payable		868	3,065
Current portion of long-term debt	12	4,547	4,197

Total current liabilities		159,878	166,299

Long-term debt		27,415	37,375
Balance of purchase price of a subsidiary	3	280	—
Deferred lease obligations		4,523	2,616
Deferred income taxes	14	18,740	19,016

Total non-current liabilities		50,958	59,007

Total liabilities		210,836	225,306

Equity
Share Capital		146,926	142,486
Contributed surplus		4,501	5,852
Retained earnings		7,392	3,162
Non-controlling interests		144	—
Accumulated other comprehensive income		3,640	5,431

Total equity	13	162,603	156,931

Total liabilities and equity		373,439	382,237

Contingencies	11
Commitments	15
The accompanying notes are an integral part of these consolidated financial statements.
On behalf of the Board of Directors
Brett Marchand	Hong Zheng
Director	Director

VISION 7 INTERNATIONAL INC. (SUCCESSOR) AND VISION 7 INTERNATIONAL ULC (PREDECESSOR)

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

Predecessor	Class A Issued Number	Class B Issued Number	Class C Issued Number	Class D Issued Number	Class E Issued Number	Class F Issued Number	Class Q Issued Number	Total Number	Share Capital	Contri- buted Surplus	Retained Earnings (Deficit)	Accu- mulated Other Compre- hensive Income	Total Equity Attributable to Share- holders	Non-Con- trolling Interests	Total Equity
									(in thousands of Canadian dollars, except the number of shares)
									$	$	$	$	$	$	$
Balance January 1, 2014 (unaudited)	11,913,394	6,210,251	—	220,258	216,758	—	—	18,560,661	72,479	1,868	(26,294)	1,866	49,919	—	49,919

Net loss	—	—	—	—	—	—	—	—	—	—	(32,039)	—	(32,039)	—	(32,039)
Share issuance through the exercise of Stock Options (note 13)	—	—	578,084	(196,189)	—	115,475	—	497,370	2,411	(2,183)	—	—	228	—	228
Shares cancelled without consideration	—	—	—	(24,069)	(216,758)	—	—	(240,827)	—	—	—	—	—	—	—
Share capital reorganization prior to the Acquisition	(45,796)	(4,235,067)	(59,204)	—	—	1,420,067	2,920,000	—	—	—	—	—	—	—	—
Distribution to shareholders (note 4)	—	—	—	—	—	—	—	—	(20,160)	—	(900)	(1,866)	(22,926)	—	(22,926)
Share-based compensation costs (note 13c)	—	—	—	—	—	—	—	—	—	315	—	—	315	—	315
Cumulative translation adjustment	—	—	—	—	—	—	—	—	—	—	—	1,490	1,490	—	1,490

Balance December 29, 2014 (unaudited)	11,867,598	1,975,184	518,880	—	—	1,535,542	2,920,000	18,817,204	54,730	—	(59,233)	1,490	(3,013)	—	(3,013)

Successor
Balance December 30, 2014 (unaudited)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(141)	—	(141)	—	(141)
Share capital to be issued (note 4)	—	—	—	—	—	—	—	—	2,592	—	—	—	2,592	—	2,592
Vested stock options issued through business combination	—	—	—	—	—	—	—	—	—	5,419	—	—	5,419	—	5,419
Share issuance (note 13)	15,092,495	742,827	—	—	—	—	—	15,835,322	134,572	—	—	—	134,572	—	134,572

Balance December 31, 2014 (unaudited)	15,092,495	742,827	—	—	—	—	—	15,835,322	137,164	5,419	(141)	—	142,442	—	142,442
Net income	—	—	—	—	—	—	—	—	—	—	3,303	—	3,303	—	3,303
Share issuance (note 13)	592,982	—	104,500	—	—	—	—	697,482	5,087	—	—	—	5,087	—	5,087
Share purchase financing plan reimbursement (note 13d)	—	—	—	—	—	—	—	—	235	—	—	—	235	—	235
Share-based compensation costs (note 13b)	—	—	—	—	—	—	—	—	—	433	—	—	433	—	433
Cumulative translation adjustment	—	—	—	—	—	—	—	—	—	—	—	5,431	5,431	—	5,431

Balance December 31, 2015	15,685,477	742,827	104,500	—	—	—	—	16,532,804	142,486	5,852	3,162	5,431	156,931	—	156,931

Successor	Class A Issued Number	Class B Issued Number	Class C Issued Number	Class D Issued Number	Class E Issued Number	Class F Issued Number	Class Q Issued Number	Total Number	Share Capital	Contri- buted Surplus	Retained Earnings (Deficit)	Accu- mulated Other Compre- hensive Income	Total Equity Attributable to Share- holders	Non-Con- trolling Interests	Total Equity
									(in thousands of Canadian dollars, except the number of shares)
									$	$	$	$	$	$	$
Net income	—	—	—	—	—	—	—	—	—	—	4,230	—	4,230	34	4,264
Share issuance (note 13)	—	—	345,144	—	—	—	—	345,144	3,571	(2,438)	—	—	1,133	—	1,133
Share conversion	644,234	(256,300)	(387,934)	—	—	—	—	—	—	—	—	—	—	—	—
Share purchase financing plan
Reimbursement and issuance (notes 13b and 13d)	—	—	—	—	—	—	—	—	1,017	—	—	—	1,017	—	1,017
Share redemption	—	(8,000)	(9,000)	—	—	—	—	(17,000)	(148)	—	—	—	(148)	—	(148)
Share-based compensation costs (notes 13b and 13d)	—	—	—	—	—	—	—	—	—	1,087	—	—	1,087	—	1,087
Existing non-controlling interest from acquisition (note 3b)	—	—	—	—	—	—	—	—	—	—	—	—	—	110	110
Cumulative translation adjustment	—	—	—	—	—	—	—	—	—	—	—	(1,791)	(1,791)	—	(1,791)

Balance December 31, 2016	16,329,711	478,527	52,710	—	—	—	—	16,860,948	146,926	4,501	7,392	3,640	162,459	144	162,603

VISION 7 INTERNATIONAL INC. (SUCCESSOR) AND VISION 7 INTERNATIONAL ULC (PREDECESSOR)

CONSOLIDATED STATEMENTS OF PROFIT AND LOSS AND COMPREHENSIVE INCOME (LOSS)

		Successor			Predecessor
	Notes	Year ended December 31, 2016	Year ended December 31, 2015	Period from December 30, 2014 through December 31, 2014	Period from January 1, 2014 through December 29, 2014
				(unaudited)	(unaudited)
		(in thousands of Canadian dollars)
		$	$	$	$
Continuing operations
Income		159,604	148,207	—	137,287

Operating expenses
Salary and professional costs	16a	110,260	103,188	—	97,760
Office and general expenses		38,299	36,589	190	35,700

Total operating expenses		148,559	139,777	190	133,460

Income (loss) from operations		11,045	8,430	(190)	3,827

Financing expense	16a	3,564	2,819	—	4,537

Income (loss) before income taxes		7,481	5,611	(190)	(710)

Income tax expense (recovery)	14	3,217	2,308	(49)	(83)
Income (loss) from continuing operations		4,264	3,303	(141)	(627)

Discontinued Operations
Net loss from discontinued operations	4	—	—	—	(5,821)
Net loss from the distribution of net assets directly associated to the disposal group	4	—	—	—	(25,591)

Net income (loss)		4,264	3,303	(141)	(32,039)

Net income (loss) attributable to:
Equity holders of the parent		4,230	3,303	(141)	(32,039)
Non-controlling interests		34	—	—	—

		4,264	3,303	(141)	(32,039)

Comprehensive income (loss)
Net income (loss)		4,264	3,303	(141)	(32,039)
Cumulative translation adjustment		(1,791)	5,431	—	1,490

Comprehensive income (loss)		2,473	8,734	(141)	(30,549)

Comprehensive income (loss) attributable to:
Equity holders of the parent		2,439	8,734	(141)	(30,549)
Non-controlling interests		34	—	—	—

		2,473	8,734	(141)	(30,549)

The accompanying notes are an integral part of these consolidated financial statements.

VISION 7 INTERNATIONAL INC. (SUCCESSOR) AND VISION 7 INTERNATIONAL ULC (PREDECESSOR)

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Successor			Predecessor
	Notes	Year ended December 31, 2016	Year ended December 31, 2015	Period from December 30, 2014 through December 31, 2014	Period from January 1, 2014 through December 29, 2014
				(unaudited)	(unaudited)
		(in thousands of Canadian dollars)
		$	$	$	$
Operating activities
Income (loss) from continuing operations		4,264	3,303	(141)	(627)
Items not affecting cash and cash equivalents			—	—
Amortization of premises, equipment, and intangible assets		8,430	7,888	—	4,394
Amortization of deferred financing costs		421	428	—	1,185
Net lease obligations		508	480	—	(481)
Deferred income taxes		103	(1,140)	(49)	(74)
Share-based compensation costs		1,087	433	—	150
Share in loss of an associate		352	—	—	—
Loss on write-off of fixed assets		43	—	—	—
Loss (gain) on interest swap		(50)	58	—	—

		15,158	11,450	(190)	4,547
Net change in non-cash working capital items		(7,272)	7,805	8,844	17,647
Net cash used in operating activities of discontinued operations	4	—	—	—	(2,366)
		7,886	19,255	8,654	19,828

Investing activities
Business combinations	3	144	(2,592)	(188,020)	—
Business disposal	4	—	—	—	(7,451)
Investment in an associate and a convertible debenture	3	(490)	(260)	—	—
Additions to premises and equipment		(4,332)	(5,437)	—	(2,321)
Proceeds from disposal of premises and equipment on sale and leaseback		334	—	—	9
Additions to intangible assets		(184)	(177)	—	(452)
Issuance of a loan granted to an employee		(370)	—	—	—
Loan reimbursed by employees		—	—	1,233	—
Repayment of loans to employees under share purchase financing plan	16c	405	—	—	—
Advance to a shareholder		(7,952)	—	—	—
Repayment of an advance to a shareholder		7,600	—	—	—
Net cash used in investing activities of discontinued operations	4	—	—	—	(405)

		(4,845)	(8,466)	(186,787)	(10,620)

Financing activities
Increase in long-term debt		19,600	10,200	62,461	11,000
Advance from the parent company		—	—	4,710	—
Payments on long-term debt		(29,150)	(33,517)	—	(18,813)
Payments of financing costs		—	(18)	—	(10)
Payments on finance leases		(344)	(328)	—	(469)
Lease inducement received		1,392	1,257	—	492
Share issuance		1,133	377	130,000	230
Share redemption		(148)	—	—	—
Repayment of loans to employees under share purchase financing plan	16c	1,216	—	—	352

		(6,301)	(22,029)	197,171	(7,218)

Effect of foreign exchange rate changes on cash and cash equivalents		148	223	—	150
Net change in cash and cash equivalents		(3,112)	(11,017)	19,038	2,141
Cash and cash equivalents — Beginning of period		8,021	19,038	—	6,917
Cash and cash equivalents		4,909	8,021	19,745	9,765
Bank overdraft		—	—	(707)	(707)

Cash and cash equivalents — End of period		4,909	8,021	19,038	9,058

Supplemental information         16b, 16d

The accompanying notes are an integral part of these consolidated financial statements.

VISION 7 INTERNATIONAL INC. (SUCCESSOR) AND VISION 7 INTERNATIONAL ULC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS AT DECEMBER 31, 2016 AND 2015 AND FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015 (SUCCESSOR), 2-DAY PERIOD ENDED DECEMBER 31, 2014 (SUCCESSOR) — (UNAUDITED) AND FOR THE 363-DAY PERIOD ENDED DECEMBER 29, 2014 (PREDECESSOR) — (UNAUDITED)

(in thousands of Canadian dollars, except the number of shares and options, and unless otherwise stated)

1	General Information

Vision 7 International Inc. was created on December 30, 2014 by amalgamation of 1861710 Alberta Inc. and Vision 7 International ULC (“Vision 7 ULC” or the “Predecessor”). The address of Vision 7 International Inc. registered office is 1600, 7th Avenue S.W., Suite 421, Calgary, Alberta, Canada, T2P 4K9. Its principal place of business is 300, Saint-Paul Street, Suite 300, Quebec City, Quebec, Canada, G1K 7R1. The parent company is Blue Valor Limited and the ultimate parent company is BlueFocus Communication Group Limited (“BlueFocus” or the “Acquirer”).

Vision 7 International Inc. and its subsidiaries (collectively, “Vision 7” or the “Successor”), offer a wide range of integrated communications services under four operating networks: Cossette, Citizen Relations, The Camps Collective/Level Eleven, and V7 Media. Services are designed to help clients reach their business and communication objectives. These services encompass a broad range of marketing communications disciplines, including: advertising; digital and video production; branding and design; brand activation and experiential marketing; sponsorship, events and relationship marketing; CRM, database, direct marketing and promotion; interactive marketing, applications and digital platform development; business-to-business technology solutions (B2B practices); mobile marketing; media buying and channel planning, strategic planning and research; public relations; alliance marketing and social media.

1861710 Alberta Inc. was incorporated under the Alberta Companies Act on November 20, 2014. On December 30, 2014, 1861710 Alberta Inc. acquired all shares issued and outstanding of Vision 7 ULC, a worldwide communication agency based in Canada, having offices in Canada, US and UK, in a view for the 1861710 Alberta Inc.’s majority shareholder to accelerate its ambitious growth plans organizations in North America. Prior to December 30, 2014, Vision 7 ULC was wholly-owned by a private equity firm and certain members of management (“former shareholders”). The total consideration of the acquisition was $211,730 (the “Acquisition”) (see note 3a). Prior to the Acquisition, 1861710 Alberta Inc. had not commenced operations and had nominal assets and liabilities. Following the Acquisition, 1861710 Alberta Inc. merged with its newly acquired subsidiary on December 30, 2014 to become Vision 7. Any references to the “Company” represent both the Successor and the Predecessor.

The Acquisition was accounted for using the purchase method of accounting which resulted in a new basis for the assets acquired and liabilities assumed. Just prior to the Acquisition, the major part of the UK operations of Vision 7 ULC and other smaller subsidiaries were spun off and distributed to the former shareholders. The results of those activities were presented under discontinued operations in the consolidated statements of profit and loss and comprehensive income (loss) of the predecessor (see note 4). The accompanying consolidated financial statements reflect Vision 7 ULC’s historical accounting basis for the periods prior to the Acquisition (the Predecessor) and the Company’s new accounting basis for the period following the Acquisition (the Successor). The period of January 1, 2014 through December 29, 2014 represents the prior ownership (“Predecessor Period”) while the period of December 30, 2014 (Commencement of Operations) through December 31, 2014 and the years ended December 31, 2016 and 2015 represent BlueFocus ownership (“Successor Periods”).

The consolidated statements of profit and loss and comprehensive income (loss), change in equity and cash flows, and the related notes to the consolidated financial statements for the 363-day period ended December 29, 2014 (Predecessor) and for the 2-day period ended December 31, 2014 (Successor) are unaudited.

2	Summary of Significant Accounting Policies

Basis of Preparation

The Company’s consolidated financial statements for the year ended December 31, 2016 included therein were authorized for issuance by the Board of Directors on March 2, 2017.

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and include the following significant accounting policies.

Functional and Reporting Currency

The Canadian dollar is the functional and reporting currency of the Company and its Canadian controlled entities. The functional currency of certain non-Canadian controlled entities is not the Canadian dollar. Consequently, the statements of profit and loss and comprehensive income (loss), cash flows and financial position of these entities are translated into Canadian dollars for presentation in the Company’s consolidated financial statements.

Basis of Consolidation

These consolidated financial statements include all companies in which the Company, directly or indirectly, has more than 50% of the voting rights or over which it exercises control. Companies are included in the consolidation as of the date the control is transferred to the Company. The purchase method of accounting is used to account for acquisitions. Transaction costs are expensed as incurred.

Intercompany transactions, balances, and unrealized gains and losses on transactions among the companies included in the basis of consolidation are eliminated.

Subsidiaries

The principal consolidated wholly-owned subsidiaries of the Company, whose gross income represent more than 5% of total gross income, are as follows:

Name of wholly-owned subsidiary	Country of incorporation
Cossette Communication Inc.	Canada
Citizen Relations L.P. (formerly Citizen Optimum L.P.)	Canada
Citizen Relations LLC	United States

Dare Digital Limited and its subsidiaries, which are incorporated in England and other small entities were included in the scope of the consolidation of the predecessor consolidated financial statements but were presented under discontinued operations (see note 4) because those operations were spun off prior to the Acquisition.

Investments

An associate is an entity over which the Company has significant influence, generally through an interest of 20% to 50% of the voting rights, and that is neither a subsidiary nor an interest in a joint venture. Significant influence is the power to exercise significant influence over the strategic operating, investing, and financing policies of an investee even when the investor does not control or jointly control the investee. The investments in associates are accounted for using the equity value method of accounting.

Investments in equity instruments over which the Company has no significant influence, generally interests of less than 20% of the voting rights, are considered as financial assets. Since the equity instruments of such investments are not quoted in an active market, these investments are carried at cost.

Use of Estimates and Significant Judgments

The application of the Company’s accounting policies requires management to use estimates and judgments that can have a significant effect on the revenues, expenses, comprehensive income (loss), assets and liabilities recognized and disclosures made in the consolidated financial statements. Estimates and judgments are significant when:

•	the outcome is highly uncertain at the time the estimates and judgments are made; and

•	if different estimates or judgments could reasonably have been used that would have had a material impact on the consolidated financial statements.

Management’s best estimates regarding the future are based on the facts and circumstances available at the time estimates are made. Management uses historical experience, general economic conditions and trends, as well as assumptions regarding probable future outcomes as the basis for determining estimates. The estimates and underlying assumptions are reviewed on an ongoing basis.

Financial statement items requiring greater use of management estimates include key economic assumptions used in determining goodwill for impairment testing purposes, the allowance for doubtful accounts, the useful life of assets for amortization, the evaluation of future cash flows expected to be generated by assets, estimated contract revenue and related costs, the determination of the fair value of assets and liabilities in business combinations, provisions for income taxes, the determination of future income tax assets and liabilities, and the determination of the fair value of financial instruments.

Management is also required to use significant judgment in determining if individual brand in a location in which it carries out its activities are individual Cash Generating Units (“CGU”), or if these units should be aggregated at a broader level to form a CGU. The significant judgments applied by management in determining if locations should be aggregated in a given geographic area to form a CGU include the determination of expected cash inflows and whether a location cash inflows are largely independent from other locations of the said location or whether management views the cash flows of the location in the group as inter-dependent from other locations.

Significant assumptions with respect to share-based payment amounts include an estimate of the volatility of the Company´s shares, forfeiture rates and the expected life of the options, which are subject to measurement uncertainty. The assumptions and models used for estimating the fair value for share-based payment transactions are disclosed in note 13.

Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods, if the revision affects both current and future periods. Actual results will differ from the estimates used, and such differences could be material.

Translation of Foreign Currencies

Functional and Reporting Currency

The Company functional and reporting currency is the Canadian dollar.

Foreign Operations

Each foreign operation determines its own functional currency and items included in the consolidated financial statements of each foreign operation are measured using that functional currency. The consolidated financial statements of each foreign operation that have a functional currency different from the Company are translated into Canadian dollars as follows:

•	assets and liabilities are translated at the exchange rate in effect at the consolidated statement of financial position date;

•	revenues and expenses are translated at the average exchange rate on a yearly basis; and

•	gains and losses arising from such translation are recognized in other comprehensive income (loss) as cumulative translation adjustments.

Foreign Currency Transactions

Transactions denominated in foreign currencies are translated into the relevant functional currency as follows: monetary assets and liabilities are translated at the exchange rate in effect at the consolidated statement of financial position date and revenues and expenses are translated at the exchange rate prevailing at the transaction date. Non-monetary assets and liabilities are translated at historical rates and foreign exchange gains and losses arising from such translation are reflected in the net income.

Financial Instruments

A financial instrument is any contract that gives rise to a financial asset of one party and a financial liability or equity instrument of another party. The Company has classified its financial instruments as follows:

Assets and liabilities at fair value through profit and loss	Loans and receivables	Other liabilities
• Cash and cash equivalents • Balance of purchase price of a subsidiary	• Accounts receivable • Loans included in “Other long-term assets”	• Accounts payable and accrued liabilities • Long-term debt

Financial instruments are recognized on the consolidated statement of financial position when the Company becomes a party to the contractual obligations of the instrument. Initially, financial instruments are recognized at their fair value. Financial assets and financial liabilities are subsequently measured at amortized cost except for investments in equity instruments that are quoted in an active market and balance of purchase price of a subsidiary, in which case they are subsequently measured at fair value. Changes in fair value are recognized in the statement of profit and loss and comprehensive income (loss).

Cash and Cash Equivalents

Cash and cash equivalents consist of cash as well as all highly liquid short-term investments with original maturities of three months or less reduced by the amount of bank overdraft.

Allowance for Doubtful Accounts

Accounts receivable carried at amortized cost are subject to periodic impairment review and are classified as impaired when, in the opinion of management, there is a reasonable doubt as to ultimate collection such that credit-related losses are expected to be incurred in light of all circumstances known at the date of review.

Hedging and Derivative Financial Instruments

The Company uses derivative financial instruments to manage current and anticipated risks related to interest rate fluctuations associated with the Company’s credit facility.

The Company uses interest rate swaps as part of its program for managing the combination of fixed and variable interest rates portions of its debt and the corresponding aggregate cost of borrowing.

The interest rate swaps involve an exchange of interest payments without an exchange of the principal underlying the interest payments, and are accounted for as an adjustment to interest expense on the debt instrument. The corresponding amount due to or from counterparties is accounted for as an adjustment to interest expense.

The Company enters into interest rate swap agreements to reduce the impact of fluctuating interest rates on financial commitments. The Company does not use derivative financial instruments for trading or speculative purposes.

At the balance sheet date, the fair value of the financial asset or liability associated to each interest rate swap, is measured and accounted for in the statement of financial position.

Any change in the fair value of these derivative instruments is recorded in net income.

Work in Progress

Work in progress consists principally of costs incurred in providing production services to clients as well as fees earned but not yet billed to clients. Such amounts are generally billed to clients at various times over the course of the production process.

Premises and Equipment

Premises and equipment acquired through a business acquisition are initially stated at fair value whereas property and equipment acquired previously or subsequent to the acquisition date are recognized at cost. Premises and equipment are amortized when they are ready for use, over their estimated useful lives, using the straight-line method and following periods:

Periods
Furniture, fixtures and equipment	Ten years
Hardware	Three to five years
Leasehold improvements	The lesser of ten years or the remaining lease term including one renewal option

The estimated useful lives and amortization methods are reviewed at each year-end, with the effect of any changes in estimates accounted for on a prospective basis.

The gain or loss arising on the disposal or retirement of an item of premises and equipment is determined as the difference between the sale proceeds and the carrying amount of the asset and is recognized in the consolidated statement of profit and loss and comprehensive income (loss).

Intangible Assets

a)	Internally generated intangible assets

Research costs are expensed as incurred.

b)	System and application softwares

System and application softwares are mainly purchased externally. The Company records direct costs associated with the development of business software for internal use as system and application softwares if the development costs satisfy the criteria for capitalization.

c)	Intangible assets from business combination

The Company acquires intangible assets either as part of a business combination or through separate acquisitions. Intangible assets acquired in a business combination are recorded at their fair value at the date of acquisition and recognized separately from goodwill.

d)	Amortization

Intangible assets recorded in the successor consolidated financial statements are amortized over their estimated useful lives, using the straight-line method and the following periods:

Periods
System software	Five years
Application software	Three years
Customer relationships	Ten years

Intangible assets recorded in the predecessor consolidated financial statements are amortized over their estimated useful lives, using the following methods and periods:

	Methods	Periods
System software	Straight-line	Five years
Application software	Straight-line	Three years
Customer relationships	Sum-of-the-years’-digits	Five years
Favourable (unfavourable) lease agreements	Straight-line	Remaining lease term

Trade names, due to their nature, have an indefinite life. Consequently, they are not amortized. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

The estimated useful lives and amortization methods are reviewed at each year end, with the effect of any changes in estimates accounted for on a prospective basis.

The gain or loss arising on the disposal or retirement of an item of intangible assets is determined as the difference between sale proceeds and the carrying amount of the asset and is recognized in the consolidated statement of profit and loss and comprehensive income (loss).

Business Combinations and Goodwill

The Company accounts for business combinations using the acquisition accounting method, which requires to determine the fair value of net assets acquired and the related goodwill and other intangible assets. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and involves the use of significant estimates, including projections of future cash inflows and outflows, discount rates, asset lives and market multiples. Considering the characteristics of advertising, specialized marketing and communication services companies, acquisitions usually do not have significant amounts of tangible assets, as the principal asset typically acquired is creative talent. As a result, a substantial portion of the purchase price is allocated to goodwill and other intangible assets.

For each business combination, the acquirer measures the non-controlling interest in the acquiree either at fair value or at the proportionate share of the acquiree’s identifiable net assets.

Goodwill is carried at cost less accumulated impairment losses. Goodwill is allocated to each CGU or group of CGUs that is expected to benefit from the related business combination. A CGU is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Impairment of Non-financial Assets

Goodwill and Indefinite-life Intangible Assets

The carrying values of identifiable intangible assets with indefinite life and goodwill are tested annually for impairment. Goodwill and indefinite life intangible assets are allocated to CGUs for the purpose of impairment testing based on the level at which management monitors it, which is not higher than an operating segment. The allocation is made to those CGUs that are expected to benefit from the business combination in which the goodwill arose. The Company has elected to carry its annual impairment test during the last quarter of each year for all its existing CGUs or at any time if an indicator of impairment exists.

Non-financial Assets with Definite Useful Life

The carrying values of non-financial assets with definite useful life, such as premises and equipment and intangible assets with definite useful life are assessed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If any such indication exists, the recoverable amount of the asset must be determined. Such assets are impaired if their recoverable amount is lower than their carrying amount. If it is not possible to estimate the recoverable amount of an individual asset, the recoverable amount of the CGU to which the asset belongs is tested for impairment.

Recognition of Impairment Charge

The recoverable amount is the higher of an asset’s fair value less costs to sell or its value in use. If the recoverable amount of an asset or CGU is estimated to be less than its carrying amount, the carrying amount of the asset or CGU is reduced to its recoverable amount. The resulting impairment loss is recognized in the consolidated statement of profit and loss and comprehensive income (loss). Impairment losses on indefinite life intangible assets recognized in prior periods are reassessed at each reporting date for any indications that the loss has decreased or no longer exists. When an impairment loss is subsequently reversed, the carrying amount of the asset or CGU is increased to the revised estimate of its recoverable amount so that the increased carrying amount does not exceed the carrying amount that would have been recorded had no impairment losses been recognized for the asset or CGU in prior years. An impairment loss recognized for goodwill cannot be reversed.

Income Taxes

Income tax expenses comprise current and deferred income taxes. Income taxes are recognized in the consolidated statement of profit and loss except to the extent that it relates to items recognized directly in other comprehensive income (loss) or directly in equity, in which case the income taxes are also recognized directly in other comprehensive income (loss) or equity, respectively.

Current Income Taxes

The current income tax assets and liabilities for the current and prior periods are measured at the amount expected to be paid to or recovered from the taxation authorities. The income tax rates used to calculate the amount are those that are enacted or substantively enacted at the consolidated statements of financial position date in the tax jurisdiction where the Company and its subsidiaries generate taxable income/loss.

Deferred Income Taxes

The Company provides for deferred income taxes using the liability method. Under this method, deferred income tax assets and liabilities are determined based on deductible or taxable temporary differences between carrying values and tax values of assets and liabilities as well as the carryforward of unused tax losses and deductions, using enacted or substantively enacted income tax rates expected at the consolidated statement of financial position date to be in effect for the years in which the assets are expected to be realized or the liabilities to be settled.

Deferred income tax assets are recognized only to the extent that it is probable that they will be recovered.

Deferred tax liabilities are generally recognized for all taxable temporary differences and for taxable temporary differences arising on investments in subsidiaries, except where the reversal of these temporary differences can be controlled and it is probable that the differences will not reverse in the foreseeable future. However, deferred tax is not recognized if it arises from the initial recognition of goodwill or the initial recognition of an asset or liability in a transaction other than a business combination that, at the time of the transaction, affects neither accounting nor taxable profit and loss.

Deferred income tax assets and liabilities are presented as non-current in the consolidated statement of financial position.

Tax Credits

Some of the Company’s subsidiaries are entitled to certain Canadian federal and provincial tax incentives for qualified scientific research and experimental development (“SR&ED”) expenditures and some are also entitled to certain refundable tax credits granted by the Government of the Province of Quebec.

These incentives are accounted for as a reduction of related expenditures when the Company has reasonable assurance that the credits will be realized.

Borrowing Costs

Finance costs of borrowing are recognized in the consolidated statement of profit and loss and comprehensive income (loss) over the term of those borrowings.

Revenue Recognition

Revenue is primarily derived from fees and commissions for services, production work and media placement.

Revenue is recognized when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists, (ii) the price is fixed or determinable, (iii) ultimate collection is reasonably assured, and (iv) services have been rendered.

Depending on the terms of the client agreements, fees for services performed are recognized under the percentage-of-completion method or equally over the contract term.

•	Fees are generally recognized as earned based on the percentage-of-completion method in situations where a fee is reconcilable to the actual hours incurred to service the client, or where there is normally a direct relationship between costs incurred and the proportion of the contract performed to date. Labor and costs incurred as a proportion of expected total costs are used as an initial proportional performance measure. This indicative proportional performance measure is subsequently validated against other more subjective criteria (i.e. relevant output measures) such as the percentage of reports delivered to a client or the achievement of any project milestones stipulated in the contract. In the event of divergence between the objective and more subjective measures, the more subjective measures take precedence since these are output measures. In all cases, such revenue being limited to the amount realizable under the client contract and all foreseeable losses are included in earnings when it is determined that such losses are considered likely to occur.

•	Fees are recognized equally over the contract term when service is provided throughout the contract period, specific resources are available when required, and the terms of the agreement support this method of accounting.

Commissions for media buys are generally earned on broadcast or production date. Some of the contractual arrangements with clients include performance-based incentive provisions which allow the Company to earn additional revenues as a result of its performance relative to both quantitative and qualitative goals. The

Company recognizes the incentive portion of revenue under the performance-based contractual arrangements when specific quantitative goals are achieved, or when the performance against qualitative goals is determined by the Company’s clients and a written confirmation determining the amount that will be paid is received from the client.

The majority of Company’s revenue is recorded as the net amount of its gross billings less pass-through expenses charged to a client. In most cases, the amount that is billed to clients significantly exceeds the amount of revenue that is earned and reflected in the consolidated financial statements because of various pass-through expenses, such as production and media costs. The Company assess whether the agency or the third-party supplier is the primary obligor, and evaluate the terms of its client agreements as part of this assessment. In addition, appropriate consideration is given to other key indicators such as latitude in establishing price, discretion in supplier selection and credit risk to the vendor. Although the Company bears credit risk in respect of these activities, based on the fact that the Company operates broadly as an advertising agency, that the supplier is likely responsible for fulfillment of the service ordered by the client and the Company’s revenue is mostly based on a percentage of the amount billed by the supplier, the Company determined that its revenue must be presented on a net basis, since the Company generally acts as an agent on behalf of its clients in its primary lines of business.

As the Company provides services essentially part of its core operations, incidental expenses, commonly referred to as “out-of-pocket” expenses, are generally incurred. The Company records such expenses, in circumstances where they are reimbursed by clients, as direct costs with no effect on gross income.

Lease Activities

Operating leases and deferred lease obligations

Leases are classified as either operating or finance, based on the substance of the transaction at inception of the lease. The Company leases certain office premises and equipment in which a significant portion of the risks and rewards of ownership are retained by the lessor. These are classified as operating leases. Payments made under these leases (net of any incentives received from the lessor) are charged to the consolidated statement of profit and loss and comprehensive income (loss) on a straight-line basis over the period of the lease. Any difference, including rent-free periods, between the amount paid and the amount recognized in the consolidated statement of profit and loss and comprehensive income (loss) is accounted for as deferred lease obligations.

Deferred lease obligations also include lease inducements. These are amortized on a straight-line basis over the term of the related leases as a reduction of current rental expenses.

Finance leases

Finance leases which transfer to the Company substantially all the risks and benefits of ownership of the asset are capitalized at the inception of the lease at the fair value of the leased asset or, if lower, at the present value of the minimum lease payments. Finance expenses are charged to the consolidated statement of profit and loss and comprehensive income (loss) over the period of the agreement. Obligations under finance leases are included in financial liabilities net of finance costs allocated to future periods. Capitalized leased assets are depreciated over the shorter of the estimated life of the asset or the lease term, if there is no reasonable uncertainty that the Company will obtain ownership at the end of the lease term.

Share-Based Compensation

The Company has share-based compensation plans (described at note 13) and accounts for grants under these plans in accordance with the fair-value-based method of accounting for share-based compensation. Compensation expense for share options awarded under the plans is measured at the fair value at the grant date using the Black-Scholes valuation model and is recognized on a straight-line basis over the vesting period of the options granted. The Company estimates its forfeiture rate in order to determine the compensation expense arising from share-based awards.

Discontinued operations

A discontinued operation is a component of the Company that has been disposed of, or is classified as held for sale, and represents a separate major line of business or geographical area of operations and/or is part of a single coordinated plan to dispose of a separate major line of business or geographical area of operations. Classification as a discontinued operation occurs upon the earlier of the disposal of the operation (or disposal group) or the date at which the operation meets the criteria for classification as held for sale. When an operation is classified as discontinued, comparative statements of profit and loss and comprehensive income (loss) and cash flows are presented as if the operations had been discontinued at the beginning of the earliest comparative period presented.

New standards and interpretations not yet adopted

Certain new standards, interpretations and amendments to existing standards issued by the IASB or the IFRIC that are not yet effective up to the date of issuance of the Company’s consolidated financial statements are listed below. The Company is assessing the impact of these pronouncements on its consolidated results and financial position. The Company intends to adopt those standards when they become effective.

IFRS 9, Financial Instruments: Classification and Measurement

IFRS 9 replaces the guidance in IAS 39, Financial Instruments: Recognition and Measurement, on the classification and measurement of financial assets. The Standard eliminates the existing IAS 39 categories of held-to-maturity, available-for-sale and loans and receivables.

Financial assets will be classified into one of two categories on initial recognition:

•	financial assets measured at amortized cost; or

•	financial assets measured at fair value

Under IFRS 9, for financial liabilities measured at fair value under the fair value option, changes in fair value attributable to changes in credit risk will be recognized in other comprehensive income (loss), with the remainder of the change recognized in profit and loss. IFRS 9 is effective for annual periods beginning on or after January 1, 2018 and is to be applied retrospectively with earlier adoption permitted with some exemptions. The Company is currently evaluating the impact of the above standard on its consolidated financial statements.

IFRS 15, Revenue from Contracts with Customers

IFRS 15, Revenue from Contracts with Customers, issued by the IASB in May 2014, and updated in May 2015, is applicable to all revenue contracts and provides a model for the recognition and measurement of gains or losses from sales of some non-financial assets. The core principle is that revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard will also result in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively for example, service revenue and contract modifications and improve guidance for multiple-element arrangements. IFRS 15 is effective for annual periods beginning on or after January 1, 2018 and is to be applied retrospectively, with earlier adoption permitted. Entities will transition following either a full or modified retrospective approach. The Company is currently evaluating the impact of the above standard on its consolidated financial statements.

IFRS 16, Leases

IFRS 16 is a new standard that applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by leases, introducing a single, on-balance sheet accounting model that is similar to the current finance lease accounting, with limited exceptions for short-term leases or leases of low value assets. The standard is effective for annual periods beginning on or after January 1, 2019, with early application permitted for entities that apply IFRS 16. The Company is currently evaluating the impact of the above standard on its consolidated financial statements, but since the Company’s business offices are all leased premises, it is expected that long-term assets and liabilities will increase upon the application of this standard.

3	Business Combination

a)	Vision 7 ULC

On December 30, 2014, 1861710 Alberta Inc. acquired all shares issued and outstanding of Vision 7 ULC, a worldwide communication agency based in Canada, having offices in Canada, US and UK, in a view for the acquirer to accelerate its ambitious growth plans organizations in North America (see note 1). The total consideration of the Acquisition is $211,730 of which an amount of $188,020 was paid cash at the closing date and the remaining balance was paid through the issuance of 15,000 Class A and 742,827 Class B shares and 1,037,050 vested stock options (see note 13) of the Company. An adjustment amount of $2,592 was paid in May 2015 following the submission by the sellers of the final value of the acquired company 60 days after the Acquisition date. At the same time, the advance from the parent company amounting to $4,710 was converted into additional Class A shares. As a consequence of these two transactions, 592,982 Class A shares were issued.

The total consideration was allocated based on management’s assessment as to the estimated fair values of net assets at the Acquisition date.

(In thousands of Canadian dollars)	Total $
Assets acquired
Cash and cash equivalents	9,765
Other current assets	121,092
Premises and equipment	9,887
Intangible assets	77,054
Long-term deferred income taxes	3,124
Other long-term assets	2,902

223,824
Liabilities assumed
Bank overdraft	707
Other current liabilities	163,383
Long-term debt	906
Long-term deferred income taxes	21,904

186,900

Net identifiable assets acquired	36,924
Goodwill	174,806

Purchase price	211,730
Cash and cash equivalents	(9,058)
Balance of purchase price payable	(2,592)
Shares and options issued	(12,060)

Net cash used for the Acquisition	188,020

Intangible assets consist of customer relationships for a total amount of $47,900, which are amortized using the straight-line method over their estimated useful life of ten years and trade names for a total amount of $28,400, which are not amortized but subject to an annual impairment test. Goodwill is attributable to assembled workforce and to the significant synergies expected to arise after the Acquisition by the acquirer. An amount of $8,530 (US$7,352) of the goodwill recognized is deductible for income tax purposes.

b)	Cossette Health Inc.

In December 2015, the Company invested $160 in Cossette Health Inc., a start-up company that delivers communications and digital services to the healthcare industry. It further invested $490 in March 2016 increasing its ownership interest from 45.5% to 49%. On November 30, 2016, a shareholder left the company and its shares were redeemed. Following this event, the Company acquired the control of Cossette Health. The ownership interest of the Company has then increased from 49% to 73%.

The total consideration was allocated based on management’s assessment as to the estimated fair values of net assets at the acquisition date.

Total $
Assets acquired
Cash and cash equivalents	320
Accounts receivable	37
SR&ED tax credits receivable	100
Work in progress	29
Investment in an associate	140
Deferred income taxes	81

707
Liabilities assumed
Accounts payable and accrued liabilities	(299)
Net identifiable assets acquired	408

Goodwill	—
Value of non-controlling interest	(110)
Fair value of investment in associate before acquisition of controlling interest	(298)

Purchase consideration transferred	—

c)	Black Chalk Marketing

On December 21, 2016, the Company acquired all assets of Black Chalk Marketing, a Toronto based boutique agency created by a team of Canada’s communications and event specialists. The total consideration of the acquisition is $500. On closing date, the Company paid to Black Chalk Marketing the sum of $200 less $24 to be collected directly by the vendor from the Black Chalk clients. The balance of purchase price in the amount of $300 will be paid by the delivery of two promissory notes in the principal amount of $150 each, payable in 2017 and 2018. These promissory notes may be adjusted downwards subject to future revenues of experiential business for Citizen North America and Black Chalk Marketing. The Company believes that it is very likely that these promissory notes will be paid entirely and therefore, has recorded a balance of purchase price at a discounted amount of $280.

The total consideration was allocated based on management’s assessment as to the estimated fair values of net assets at the acquisition date. The goodwill recognized of $456 is attributable to workforce know-how and to the synergies expected to arise after the acquisition by the acquirer. An amount of $375 is deductible for income tax purposes.

4	Discontinued Operations — (Unaudited)

On December 29, 2014, the predecessor distributed its interest into the vast majority of its UK operations (“UK Spin-off”) for no consideration. The Company distributed the fair value of this investment to its shareholders by way of a capital dividend and a reduction of its share capital.

In accordance with the provisions of IFRS 5, upon the UK Spin off, which represented a major geographical area of operations, the UK operations were classified as discontinued operations. As such, relevant amounts in the consolidated statements of profit and loss and comprehensive income (loss) and cash flows have been retroactively reclassified to reflect the UK Spin-off as discontinued operations.

Components of the Company’s net loss from discontinued operations are summarized below.

Period from January 1, 2014 through December 29, 2014 (Predecessor) $
(Unaudited)
Income	40,155
Operating expenses
Salary and professional costs	33,663
Office and general expenses	13,420

Total operating expenses	47,083

Loss from operations	(6,928)
Financing expense	440

Loss before income taxes	(7,368)
Current income tax expense	47
Deferred income tax recovery	(1,594)

Net loss from discontinued operations	(5,821)

There was no current or deferred tax expense (recovery) recorded against the loss on disposal of the discontinued operations. The loss on disposal recorded for an amount of $25,591 represents the difference between the carrying value of the assets disposed and their fair value, net of taxes, which was distributed to the shareholders.

Components of the Company’s net cash used in operating and investing activities of discontinued operations are summarized below.

Period from January 1, 2014 through December 29, 2014 (Predecessor) $
(Unaudited)
Cash flows from operating activities
Net loss from discontinued operations	(5,821)
Items not affecting cash and cash equivalents
Amortization of long lived assets	1,327
Deferred income tax recovery	(1,594)
Accretion dilapidation costs	27
Share-based compensation costs	165

(5,896)
Net change in working capital items	3,530

Net cash used in operating activities of discontinued operations	(2,366)

Cash flows from investing activities
Additions to premises and equipment	(358)
Additions to intangible assets	(293)
Reimbursement of advance from an affiliate	246

Net cash used in investing activities of discontinued operations	(405)

5	Accounts Receivable

	2016 $	2015 $
Trade receivables	89,849	95,701
Allowance for doubtful accounts (note 18a)	(263)	(264)
Tax credits	817	601

	90,403	96,038

Amounts charged to the allowance account are generally written off, when there is no expectation of recovering additional cash.

6	Premises and Equipment

	Furniture, fixtures and equipment	Hardware	Hardware under capital leases	Leasehold improvements	Total
Net book value —

As at December 31, 2014	1,478	1,563	641	6,205	9,887

Additions	631	1,053	181	3,753	5,618
Amortization	(376)	(849)	(296)	(1,071)	(2,592)
Foreign exchange rate differences	139	16	—	242	397

As at December 31, 2015	1,872	1,783	526	9,129	13,310

Additions	615	1,149	—	2,568	4,332
Amortization	(404)	(944)	(302)	(1,576)	(3,226)
Write-off	(36)	—	—	(11)	(47)
Sale and leaseback	—	(289)	289	—	—
Foreign exchange rate differences	(97)	(19)	—	(90)	(206)

As at December 31, 2016	1,950	1,680	513	10,020	14,163

Net book value
Cost	2,248	2,632	822	10,200	15,902
Accumulated amortization	(376)	(849)	(296)	(1,071)	(2,592)

As at December 31, 2015	1,872	1,783	526	9,129	13,310

Cost	2,703	3,680	851	12,413	19,647
Accumulated amortization	(753)	(2,000)	(338)	(2,393)	(5,484)

As at December 31, 2016	1,950	1,680	513	10,020	14,163

The Company has entered into a sale and leaseback arrangement in September 2016. This arrangement relates to IT equipment used by the Company in Canada and expires in September 2019. At the expiration of a lease agreement in September 2016, the Company acquired at no cost all equipment under this agreement.

7	Intangible Assets

	Intangible Assets from Business Combination			Other Intangible Assets		Total
	Customer relationships	Trade names	Sub-total	System and application softwares	Application software under capital leases
Net book value —

As at December 31, 2014	47,900	28,400	76,300	687	67	77,054

Additions	—	—	—	177	55	232
Amortization	(4,882)	—	(4,882)	(348)	(66)	(5,296)
Foreign exchange rate differences	1,627	882	2,509	—	—	2,509

As at December 31, 2015	44,645	29,282	73,927	516	56	74,499

Additions	—	—	—	184	—	184
Amortization	(4,899)	—	(4,899)	(286)	(19)	(5,204)
Foreign exchange rate differences	(556)	(309)	(864)	—	—	(865)

As at December 31, 2016	39,190	28,973	68,163	414	37	68,614

Net book value
Cost	49,527	29,282	78,809	864	122	79,795
Accumulated amortization	(4,882)	—	(4,882)	(348)	(66)	(5,296)

As at December 31, 2015	44,645	29,282	73,927	516	56	74,499

Cost	48,987	28,973	77,960	1,048	122	79,130
Accumulated amortization	(9,797)	—	(9,797)	(634)	(85)	(10,516)

As at December 31, 2016	39,190	28,973	68,163	414	37	68,614

In the fourth quarter of fiscal year 2016, the Company performed its annual indefinite life intangible assets impairment test for its CGUs.

The recoverable amount calculated in the impairment tests was determined based on the value-in-use approach using a discounted cash flow model. The significant key assumptions include anticipated cash flows based on financial plans approved by management covering a five-year period. Other key assumptions used in the cash flows model were as follows:

	2016	2015
Discount rates (pre-tax rates)	From 10.4% to 11.0% (from 12.4% to 14.2%)	From 10.3% to 10.9% (from 12.2% to 14.1%)
Terminal growth rate	3%	3%
Pre-tax relief from royalty	2%	2%

No reasonably possible change of any of these assumptions would result in a carrying amount higher than the recoverable amount.

8	Goodwill

	2016 $	2015 $
Balance — Beginning of year	177,452	174,806
Business combination (note 3c)	456	—
Effect of foreign exchange rates	(961)	2,646

Balance — End of year	176,947	177,452

During its fourth quarter, the Company performed its annual goodwill impairment test for its CGU. For the purposes of the impairment test, goodwill was allocated and tested globally for the following reasons:

•	Decisions regarding clients such as in which CGU the clients are allocated are taken at the corporate/consolidated level;

•	Many essential services are managed centrally and are not reallocated;

•	The primary users of the financial statements analyze the financial performance of the Company primarily on a consolidated basis;

•	Goodwill is arbitrarily allocated for the purpose of computing foreign exchange difference but is monitored at a consolidated level only.

The recoverable amount calculated in the impairment tests was determined based on the value-in-use approach using a discounted cash flow model. The significant key assumptions include anticipated cash flows based on financial plans approved by management covering a five-year period. Other key assumptions used in the cash flows model were as follows:

	2016	2015
Discount rate (pre-tax rate)	10.6% (14.0%)	10.5% (13.9%)
Terminal growth rate	3%	3%

No reasonably possible change of any of these assumptions would result in a carrying amount higher than the recoverable amount.

9	Investments

	Ownership interest %	2016 $	2015 $
Investment in associates using the equity value method
Cossette Health Inc. (note 3b)	(45.5% in 2015)	—	160

Investments in associates using the cost method
Local Planet Ltd. (formerly Columbus Media International Ltd.)	2.3% (27.8% in 2015)	120	120
SweetIQ Analytics Corp.	0.6% (0.6% in 2015)	25	25
Hacking Health Accelerator Inc.	2.4% (2.4% in 2015)	75	75
CBT Management L.P.	4.5% (nil in 2015)	140	—

Convertible debenture
Retinad Virtual Reality Inc. (12%)		25	25

		385	405

10	Other Long-Term Assets

	2016 $	2015 $
Loans granted to employees, without interest, related to the share purchase financing plan:
• With 25% personal guarantee, maturing in December 2019 (see note 13d)	179	611
• With 25% personal guarantee, maturing in December 2021 (see note 13d)	93	—
Loan receivable from a shareholder — Blue Valor Ltd. bearing interest at a rate of 1%, payable by annual instalments of $70 plus interests, maturing in March 2021	352	—
Deferred financing costs, amortized on a straight-line basis over the term of the related long-term debt	842	1,263

	1,466	1,874

11	Accounts Payable, Accrued Liabilities, and Provisions

	2016 $	2015 $
Trade payable, accrued liabilities and provisions	136,553	141,727
Salaries, employee benefits and others	2,837	5,699

	139,390	147,426

Changes in provisions were as follows:

	2016 $	2015 $
Balance — Beginning of year	2,721	310
Business combination	36	—
Additional provisions	561	2,964
Charged against provisions	(2,973)	(514)
Reversals or adjustments	11	(74)
Foreign exchange rate differences	(20)	35

Balance — End of year	336	2,721

Provisions are composed of liabilities where there is uncertainty about the timing of settlement, but where a reliable estimate of the amount can be made. As of December 31, 2016, provisions comprise termination benefit accruals and litigation settlement accruals (2015 — only termination benefits).

Furthermore, the Company is involved from time to time in various types of legal and administrative proceedings in the normal course of its business. Although any litigation contains an element of uncertainty, the management believes that the outcome of such proceedings or claims will not have a material adverse effect on the Company.

12	Long-term Debt

	2016 $	2015 $
Senior debt
Term loan in Canadian dollars bearing interest at:
• Prime rate + 2.0% (+2.0% in 2015)	350	200
• Banker’s Acceptance + 3.0% (+3.0% in 2015)	27,300	31,300
Revolving operating credit facility borrowed in Canadian dollars at:
• Banker’s Acceptance + 3.0% (+3.0% in 2015)	3,500	9,200
Fair value of interest rate swap agreements (note 18)	8	58

	31,158	40,758

Obligations under capital lease
For hardware, 6.68%, payable in monthly instalments of $14, including principal and interest, maturing in September 2018	285	435
For software, 5.01%, payable in monthly instalments of $2, including principal and interest, maturing in December 2018	37	55
For hardware, 4.93%, payable in monthly instalments of $10, including principal and interest, maturing in September 2019	334	—
For hardware, 4.70%, payable in monthly instalments of $1, including principal and interest, maturing in December 2020	22	26
For hardware, 4.70%, payable in monthly instalments of $3, including principal and interest, maturing in December 2020	126	155
Reimbursed during the year	—	143

	804	814

	31,962	41,572
Less: Current portion	4,547	4,197

	27,415	37,375

Senior Debt

Successor

In connection with the Acquisition described in note 3a, the Company contracted a $95,000 four-year term credit facility with a financial institution. Borrowings under the facility can be in the form of letters of guarantee, bankers’ acceptances, Canadian rate advances, US base-rate advances, US dollar or British pound LIBOR advances, and bear interest accordingly, plus a premium based on certain financial ratios. The facility provides for a $35,000 term loan and $60,000 revolving loan. The term loan must be repaid in quarterly instalments representing $1,050 per quarter in 2017, and $1,138 per quarter in 2018 with the remainder and the revolving loan being payable on maturity date in December 2018.

Predecessor — (Unaudited)

Prior to the Acquisition described in note 3a, the predecessor had an $80,000 four-year term credit facility with a syndicate of financial institutions amending its current senior credit facility. Borrowings under the facility can be in the form of letters of guarantee, bankers’ acceptances, Canadian rate advances, US base-rate advances, US dollar or British pound LIBOR advances, and bear interest accordingly, plus a premium based on certain financial ratios. The facility provided for a $25,000 term loan and $55,000 revolving loan. The term loan had to be repaid in quarterly instalments representing $937.5 per quarter in 2014. The maturity date of the credit facility was initially in March 2017 but was terminated on December 29, 2014 in connection with the Acquisition and as a result the Company entered into a new agreement.

Cash sweep

In addition to those repayments, the Company agreed that it shall pay on a yearly basis, an amount equal to 50% of income before interest, taxes, depreciation and amortization, adjusted for certain items as agreed with the financial institution (“Adjusted EBITDA”) for the fiscal year if the funded debt to Adjusted EBITDA ratio as further described in the credit agreement is 2.5 or higher.

Letters of guarantee

As at December 31, 2016, letters of guarantee totaling an aggregate amount of $6,695 ($6,698 in 2015), maturing at various dates from September 2017 to December 2026 have been issued under the Company’s credit facility.

Assets pledged as security

This facility is secured by first-ranking hypothecs on all assets of the Company and its wholly-owned subsidiaries, except assets under capital leases. Assets with a carrying amount of $369,918 ($379,964 in 2015) have been pledged to secure borrowings of the Company. In addition, the Company’s wholly-owned subsidiaries pledged unconditional guarantees in respect of the Company’s obligations under this facility. The Company is not allowed to pledge these assets as security for other borrowings or to sell them to a third party without the prior consent of the lenders.

Assets held under capital leases are pledged to secure obligations under their corresponding lease agreements.

Covenants

The Company is subject to financial covenants in its credit facility agreement. The Company is in compliance with all financial covenants.

The minimum annual principal repayments of long-term debt and capital leases are as follows (excluding cash sweep payments):

	Debt $	Capital leases		Total $
		Principal $	Interest $
2017	4,200	347	37	4,584
2018	26,950	291	16	27,257
2019	—	126	5	131
2020	—	40	1	41

	31,150	804	59	32,013
Less: interest	—	—	(59)	(59)

	31,150	804	—	31,954

13	Share Capital

Successor

Authorized

Unlimited number of common shares, without par value, of the following classes:

Class A:	voting and participating shares;
Class B:	voting and participating shares, convertible into 1:1 class A shares, at the request of the class A holder;
Class C:	non-voting and participating shares, convertible into class A shares according to the class C conversion ratio (maximum 1:1), at the request of the Company;

Predecessor (unaudited)

Authorized

Unlimited number of preferred shares without par value.

Unlimited number of common shares, without par value, of the following classes:

Class A:	voting, participating at the same level as the common shares of class B, C, F, P and Q;
Class B:	voting, participating at the same level as the common shares of class C, F, P and Q, convertible 1:1 into class A common shares at the option of class A shareholders or convertible 1:1 into class F, P or Q common shares at the option of the Company;
Class C:	non-voting, participating at the same level as the common shares of class F, P and Q, convertible into class A common shares at the option of the Company using a mathematical formula prescribed in the articles of the Company, the maximum conversion ratio is 1:1;
Class D:	voting, at one tenth of a vote per share, convertible by tranche into class F common shares at the option of the Company at a prescribed ratio in the articles of the Company, the maximum conversion ratio is 1:1;
Class E:	voting, at one tenth of a vote per share, convertible by tranche into class F common shares at the option of the Company at a prescribed ratio in the articles of the Company, the maximum conversion ratio is 1:1;
Class F:	voting, participating at the same level as the common shares of class P and Q, convertible 1:1 into class A common shares at the option of the class A shareholders;
Class P:	voting, participating at the same level as the common shares of class A, B, C, F and Q, convertible 1:1 into class B or Q common shares at the option of the Company;
Class Q:	voting, participating at the same level as the common shares of class A, B, C, F and P, convertible 1:1 into class B or P common shares at the option of the Company.

a)	Limited Share Option Plan

Following the Acquisition of Vision 7 ULC, the Company created a plan for the limited purpose of enabling employees, directors and officers of the acquired company to exchange existing in-the-money performance options of Vision 7 ULC with fully vested options to purchase shares of the Company, in connection with management incentive arrangements forming part of the Acquisition of all the shares in the capital of Vision 7 ULC. No additional rights under this plan shall be created or granted by the Company and all rights expire on December 30, 2024.

The following table summarizes the share option plan activity since December 31, 2014:

	2016 Number	Weighted average exercise price 2016 $	2015 Number	Weighted average exercise price 2015 $
Balance — Beginning of year	915,050	3.54	1,037,050	3.53
Exercised	(345,144)	3.28	(104,500)	3.60
Forfeited	(26,000)	4.16	(17,500)	2.83

Balance — End of year	543,906	3.67	915,050	3.54

The following table summarizes the information about share options as at December 31, 2016:

Exercise price $	Options outstanding and exercisable as at December 31, 2016
	Number	Weighted average remaining contractual life/years
2.83	287,306	8
4.31	125,100	8
4.91	131,500	8

	543,906	8

b)	Successor Share option plan

The Company implemented in December 2015 a new share option plan. Under this new plan, employees at the Company may be granted share options in respect of Vision 7’s class C common shares up to an aggregate maximum of 1,746,536 shares. For options granted in 2015, the first tranche vests immediately while the remaining four tranches will vest over a four-year period and the contractual term of these options is ten years from the date of the grant. During the year ended December 31, 2016, compensation costs amounting to $1,070 ($433 in 2015) were included in the statement of profit and loss and comprehensive income (loss) under “Salary and professional costs” and in shareholders’ equity under “Contributed surplus”.

The fair value of option granted was determined using the Black-Scholes option pricing model with the following assumptions:

Years ended December 31,
	2016	2015
Risk-free interest rate	—	Between 0.8% and 1.33%
Volatility	—	Between 25.2% and 34.5%
Dividend yield on shares	—	Nil
Expected life	—	Between 4 to 8 years
Weighted share price	—	$8.76
Fair value per option at the grant date	—	Between $1.88 and $3.59

In addition, option valuation models require the input of highly-subjective assumptions, including the expected share price volatility. Any changes in the subjective input assumptions can affect the fair value estimate.

The expected life is based on provisions in the shareholders’ agreement where 20% of all options can be sold to the majority shareholder each year starting in December 2019.

The following table summarizes the share option plan activity during the period:

	2016 Number	Weighted average exercise price 2016 $	2015 Number	Weighted average exercise price 2015 $
Balance — Beginning of year	995,000	8.76	—	—
Granted	—	—	995,000	8.76

Balance — End of year	995,000	8.76	995,000	8.76

The following table summarizes the information about share options as at December 31, 2016:

Exercise price $	Options outstanding and exercisable as at December 31, 2016
	Number	Weighted average remaining contractual life/years
8.76	995,000	8.9

	995,000	8.9

c)	Predecessor Share option plan — (Unaudited)

Under the Predecessor’s share option plan, employees, directors, and officers of the Company may be granted share options in respect of Vision 7 ULC’s Class C common shares, up to an aggregate of 2,993,036 Class C common shares. Any options granted over and above this maximum triggers a conversion ratio. The exercise price of an option shall not be less than the fair value of Vision 7’s common shares on the day preceding the date of grant, and the option’s maximum term is ten years. These options vest over a five-year period. Half of these options granted are also contingent on the annual and cumulative performance of the Company while vesting over a five-year period. Exercise of these performance-based options is authorized only during a one-month window starting July 9, 2020. Lastly, all vested options at the time of a liquidity event, such as a change of control, become fully exercisable as of the effective date of the event.

The following table summarizes the stock option plan activity:

	Unaudited
Time-based options	Number	Weighted average exercise price $
Balance — January 1st, 2014	1,210,230	4.71
Forfeited	(29,740)	4.73
Exercised	(53,300)	4.28
Cashless exercised	(1,127,190)	4.73

Balance — December 29, 2014	—	—

	Unaudited
Performance-based options	Number	Weighted average exercise price $
Balance — January 1st, 2014	1,111,531	4.77
Forfeited	(74,481)	4.69

Balance — December 29, 2014	1,037,050	4.78

In December 2014, the Company modified its stock option plan to allow option holders the following options for their time-based options:

1.	To exercise all rights.

2.	To dispose of all rights for a number of shares, the total value being equal to the in-the-money value of the rights prior to a spin-off.

3.	To dispose of all rights for a cash amount, the amount being equal to the difference between the price per share payable by an acquirer and the exercise price.

During the period ended December 29, 2014, compensation costs amounting to $315 were included in the statement of profit and loss and comprehensive income (loss) and in shareholders’ equity under “Contributed surplus”. The amount has been allocated between operating expenses under “Salary and professional costs” for an amount of $150 and under net loss from discontinued operations for an amount of $165.

d)	Share Purchase Financing Plan

As part of the Acquisition of Vision 7 ULC, loans that were originally provided to certain employees as financing arrangement for the purpose of facilitating the purchase of Vision 7 ULC’s shares by certain employees were amended. In this regard, the Company modified the interest-free loans of certain participants to extend their maturity date from December 2014 to December 2019. Each participant has provided a personal guarantee covering up to 25% of their loan. Since the value of shares ultimately held by these employees and given as guarantee of the loans are significantly higher than their respective loan and compensation regarding such loans was already accounted for in the acquired company, the plan has not been accounted for as a share-based compensation plan.

In May 2016, the Company implemented a financing arrangement for an aggregate amount of $370 for the purpose of facilitating the purchase of 46,823 Vision 7’s class A shares by a senior executive. In this regard, the Company entered into an interest-free loan with this participant, which is reimbursable by December 2021 and covers 90% of the shares purchased. The participant has provided a personal guarantee covering up to 25% of his loan.

Given the foregoing, the Company originally accounted for the share purchase financing plan as follows: 25% of the amount loaned ($93) as other long-term assets, and the remaining 75% of the amount loaned as a reduction of share capital. The share-based compensation costs related to the equity portion of the financing has been estimated using the Black-Scholes valuation model with the following assumptions:

Year ended December 31, 2016
Risk-free interest rate	Between 0.53% and 0.54%
Volatility	Between 24.58% and 26.06%
Dividend yield on shares	Nil
Expected life	Between 1 to 5 years
Weighted share price	$8.79
Fair value per share at the grant date	Between $0.60 and $1.54

During the year ended December 31, 2016, compensation costs amounting to $17 were included in the statement of profit and loss and comprehensive income (loss) under “Salary and professional costs” and in shareholders’ equity under “Contributed surplus”.

The non-guaranteed portion of the all loans representing an amount of $816 ($1,833 in 2015) is presented as a reduction of share capital.

14	Income Taxes

The Company’s deferred income tax assets and liabilities and their related movements are detailed as follows:

	Balance December 31, 2014 $	Recognized in the Statement of Profit and Loss	Foreign exchange rate differences	Balance December 31, 2015 $
Deferred Income Tax Assets
Premises and equipment	1,351	(412)	224	1,163
Non-capital losses	2,132	528	400	3,060
Intangible assets	41	(12)	—	29
Wind-down accrual	66	(73)	7	—
Sublease accrual	60	(67)	7	—
Deferred lease inducement	—	1,090	47	1,137
Timing difference due to Canadian taxation rules on limited partnerships	397	(187)	—	210
Other	576	(143)	95	528

Subtotal	4,623	724	780	6,127
Deferred Income Tax Liabilities
Premises and equipment	(1,050)	(313)	—	(1,363)
Intangible assets	(21,903)	650	(1,009)	(22,262)
Tax credits	(163)	2	—	(161)
Other	(584)	77	—	(507)

Subtotal	(23,700)	416	(1,009)	(24,293)

	(19,077)	1,140	(229)	(18,166)

Classified as follows:
Deferred income tax assets	674			850
Deferred income tax liabilities	(19,751)			(19,016)
Deferred income tax liabilities, net	(19,077)			(18,166)

	Balance December 31, 2015 $	Recognized in the Statement of Profit and Loss $	Other $	Foreign exchange rate differences $	Balance December 31, 2016 $
Deferred Income Tax Assets
Premises and equipment	1,163	(587)	—	(49)	527
Non-capital losses	3,060	(357)	81	(143)	2,641
Intangible assets	29	—	—	—	29
Deferred lease inducement	1,137	487	—	(11)	1,613
Timing difference due to Canadian taxation rules on limited partnerships	210	(210)	—	—	—
Other	528	(1)	—	(17)	510

Subtotal	6,127	(668)	81	(220)	5,320
Deferred Income Tax Liabilities
Premises and equipment	(1,363)	254	—	—	(1,109)
Intangible assets	(22,262)	895	—	249	(21,118)
Tax credits	(161)	(24)	—	—	(185)
Timing difference due to Canadian taxation rules on limited partnerships	—	(459)	—	—	(459)
Other	(507)	(101)	—	—	(608)

Subtotal	(24,293)	565	—	249	(23,479)

	(18,166)	(103)	81	29	(18,159)

Classified as follows:
Deferred income tax assets	850				581
Deferred income tax liabilities	(19,016)				(18,740)

Deferred income tax liabilities, net	(18,166)				(18,159)

Approximately $1,396 ($1,312 in 2015) of deferred tax assets and $2,927 ($3,117 in 2015) of deferred tax liabilities are expected to be realized within twelve months.

The Company’s income tax expense (recovery) consists of:

	Successor			Predecessor
	Year ended December 31, 2016 $	Year ended December 31, 2015 $	Period from December 30, 2014 through December 31, 2014 $	Period from January 1, 2014 through December 29, 2014 $
Current tax	3,114	3,448	—	(9)
Deferred tax	103	(1,140)	(49)	(74)

	3,217	2,308	(49)	(83)

The reconciliation of the combined Canadian federal and provincial income tax rate to the income tax expenses from operations is as follows:

	Successor			Predecessor
	Year ended December 31, 2016 $	Year ended December 31, 2015 $	Period from December 30, 2014 through December 31, 2014 $	Period from January 1, 2014 through December 29, 2014 $
			(unaudited)	(unaudited)
Income tax expense
Combined federal and provincial statutory income tax rate	26.7%	26.7%	25.8%	26.7%
Income tax expense (recovery) based on statutory income tax rate	1,997	1,498	(49)	(190)
Increase due to:
Non-deductible expenses	543	389	—	574
Foreign tax rate differences	413	114	—	71
Movement in deferred tax not recognized	141	102	—	(38)
Extinction of an uncertainty over income tax treatment	—	—	—	(542)
Intercompany transfer of assets	—	194	—	—
Other	123	11	—	42

	3,217	2,308	(49)	(83)

As at December 31, 2016, the Company had available operating loss carry forwards in New York State for an amount of $1,722 ($1,905 in 2015) and in New York City for an amount of $809 ($1,037 in 2015) for which no deferred income tax assets have been recognized at the balance sheet date. These losses may be used up to 2035. In addition, the company had available operating loss carry forwards in Hong Kong for an amount of $362 (nil in 2015) for which no deferred income tax assets have been recognized at the balance sheet date. These losses may be used indefinitely.

15	Commitments

The Company has entered into long-term commercial lease agreements expiring at various dates until 2027 which call for lease payments aggregating $45,066, of which $1,687 is with a related party. Minimum net lease payments for each of the next five years are $6,414 in 2017, $6,429 in 2018, $6,440 in 2019, $6,420 in 2020, and $5,986 in 2021.

On December 7, 2016, the Company started to perform media placement business on behalf of Horizon Media Canada (HMC) to serve a Canadian client of the latter. As such, the Company had to provide to HMC’s media suppliers, a guarantee of obligation fulfillment for the execution of media buys undertaken on behalf of HMC’s client. The guarantee has been provided by the Company’s principal financial institution for a maximum amount of $8,500. The Company shall never exceed $12,000 in liability in connection with media buys on behalf of HMC’s media suppliers. In return, HMC’s parent company, Horizon Media Inc. (USA), had to provide the Company with an equivalent guarantee that it will fulfill its obligations to the Company or any of its involved subsidiary.

16	Additional Disclosures

a.	Statement of Profit and Loss and Comprehensive Income (Loss)

	Successor			Predecessor
	Year ended December 31, 2016 $	Year ended December 31, 2015 $	Period from December 30, 2014 through December 31, 2014 $	Period from January 1, 2014 through December 29, 2014 $
			(unaudited)	(unaudited)
Financing expense, includes the following items:
Interest on credit facilities	2,343	2,892	—	2,842
Amortization of deferred financing costs	421	428	—	1,185
Foreign exchange loss (gain)	295	(693)	—	425
Loss (gain) on interest rate swaps	(50)	58	—	—
Share in loss of an associate	352	—	—	—
Other	203	134	—	85

	3,564	2,819	—	4,537

Salary and professional costs include research and development tax credits totaling $557 ($341 in 2015; unaudited: $518 in 2014) and severance expenses totaling $1,372 ($3,667 in 2015; unaudited: $1,323 in 2014). The minimum lease payments included in office and general expenses are $8,462 ($7,551 in 2015; unaudited: $6,762 in 2014).

b.	Financing and Investing Activities Not Affecting Cash and Cash Equivalents

	2016 $	2015 $
Share purchase financing plan reimbursement and issuance (note 13d)	1,017	235
Addition of application hardware under capital leases	—	181
Addition of application software under a capital lease	—	55
Lease incentive receivable	—	827
Reduction of loan to employees by assignment of bonuses	105	314
Advance from a parent company converted to equity	—	4,710
Balance of purchase price of a subsidiary	280	—
Sale and leaseback of hardware (notes 6 and 12)	334	—

There were no financing and investing activities not affecting cash and cash equivalents in both unaudited periods of 2014.

c.	Defined Contribution Plan

The Company maintains a 401 K plan for eligible employees residing in the United States. Under the plan, at the Company’s discretion it may contribute up to 25% of an employee’s contribution. During the year, the Company recorded contributions totaling $157 ($82 in 2015; unaudited: $101 in 2014).

d.	Cash Paid for Interest and Income Taxes

Income taxes and interests paid, included in the consolidated statement of cash flows under net change in non-cash working capital items, are respectively $5,944 ($4,289 recovered in 2015; unaudited: $1,338 paid in 2014) and $2,344 ($2,283 in 2015; unaudited: $3,313 in 2014).

17	Capital Management

The Company defines the components of its capital structure as follows:

1.	shareholders’ equity;

2.	long-term debt, including the current portion; and

3.	short-term borrowings (including bank overdraft).

The Company’s objectives when managing capital are to:

1.	maintain financial flexibility in order to preserve its ability to meet financial obligations and execute its operating and strategic plans;

2.	deploy capital to provide an appropriate investment return to its shareholders; and

3.	maintain a balance between the shareholder’s equity and the liability components of the capital structure to allow multiple financing options to the Company should a financing need arise.

The Company’s financial strategy is designed and formulated to maintain a flexible capital structure consistent with the objectives stated above and to respond to changes in economic conditions and the risk characteristics of the underlying assets. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. The Company monitors its capital structure through measuring, on a current and prospective basis, debt-to-EBITDA and ensures its ability to service debt and meet other fixed obligations by tracking its fixed charge coverage ratio.

The Company is subject to financial covenants in its operating credit facility agreement, which are measured on a quarterly basis. The Company is in compliance with all financial covenants.

Finally, the Company is not subject to any external requirements arising from regulatory or similar authorities.

18	Financial Instruments

a)	Financial Risk Management

The Company is exposed to various risks through its financial assets and liabilities. The following analysis provides a measurement of risks as at December 31, 2016.

Credit Risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial asset fails to meet its contractual obligations.

The Company’s principal financial assets consist of cash and cash equivalents, accounts receivable and certain other long-term assets, which represent the Company’s exposure to credit risk in relation to financial assets.

The Company is protected against any concentration of credit risk through its customers and geographic diversity. As at December 31, 2016, the maximum credit risk exposure for receivables corresponds to their carrying value.

Generally, the Company does not require collateral or other security from customers for trade accounts receivable; however, credit is extended following an evaluation of creditworthiness. In addition, the Company performs on-going credit reviews of all its customers and establishes an allowance for doubtful accounts when accounts are determined to be uncollectible.

Changes in the allowance for doubtful accounts were as follows as at:

	2016 $	2015 $
Balance — Beginning of year	264	393
Impairment losses recognized	278	381
Impairment losses reversed	—	(37)
Recovered during the year	(240)	(116)
Amount written-off	(39)	(359)
Foreign exchange rate differences	—	2

Balance — End of year	263	264

The credit risk in respect of cash and cash equivalents is limited because the counterparties are banks with high credit-ratings assigned by international credit-rating agencies.

The credit risk in respect of certain other long-term assets is limited because common shares acquired by the participants are pledged as security to the Company and represent more than the value of the loans granted to employees. Each participant provides a personal guarantee covering a minimum of 25% of his or her loan.

Market Risk

Market risk is the risk that changes in market prices due to foreign exchange rates, interest rates and equity prices will affect the value of the Company’s financial instruments. The objective of market risk management is to mitigate and control exposures within acceptable parameters while optimizing the return on risk.

Foreign Currency Risk Management

As the Company operates internationally, it is exposed to currency risks as a result of potential exchange rate fluctuations.

The Company’s closing and average exchange rates for 2016 and 2015 are as follows:

	2016		2015
	Average	Closing	Average	Closing
US dollar / Canadian dollar	1.3248	1.3427	1.2787	1.3840
Great Britain Pound / Canadian dollar	1.7962	1.6564	1.9540	2.0407
Hong-Kong dollar / Canadian dollar	0.1707	0.1732	0.1658	0.1786

Sensitivity analysis

Foreign exchange risk arises on financial instruments that are denominated in foreign currencies. The foreign exchange rate sensitivity is calculated by aggregation of the net foreign exchange rate exposure of the Company’s financial instruments recorded in its statement of financial position. The impact on earnings before tax (“EBT”) for fiscal year 2016 is the following:

				Effect on EBT
	Variation	CAD/USD	CAD/GBP	CAD/HKD
Gain (loss)	+10%	$135	$137	$76

The Company’s results, in its respective functional currencies are subject to fluctuations as a consequence of exchange rate movements where transactions are made in currencies other than the functional currencies. In addition, most of cash inflows and outflows in entities having a functional currency other than the reporting currency is done in their respective functional currency. The Company then considers these risks to be relatively limited and therefore does not hedge its foreign exchange risk.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company has an interest rate risk exposure arising from its fixed- and variable-rate financial instruments. In light of the current composition of cash and cash equivalents, and long-term debt (ratio of fixed- to variable-rate debt), fixed-rate instruments expose the Company to fair value risk, while variable-rate instruments give rise to cash flow risk exposure.

Management of Interest Rate Risk

The Company has entered into interest rate swap agreements in order to address the interest rate risk inherent in the senior debt, which accrues interest at variable rates as described in note 12. Under the terms of the agreements, maturing in December 2018, the Company receives from the counterparty a monthly payment equal to the CDOR 1-month amount of interest on a notional amount of $10,000 and pays the counterparty a fixed rate of 1.13%. The carrying value and fair value of these instruments as at December 31, 2016 is $8 ($58 in 2015) in favor of the counterparty and has been included in note 12.

As at December 31, 2016, the fair value of the swap agreements was determined with reference to a quotation from one of its financial institution which the Company accepts as the fair value of this instrument.

Sensitivity analysis

The interest rate risk primarily relates to financial instruments carried at fair value. Assuming a 100-basis point increase in interest rates impacting the measurement of these financial instruments, as of December 31, 2016 and 2015, taking into account the interest rate swaps, the impact on EBT would have been a negative adjustment of $212 as at December 31, 2016 ($306 in 2015).

Liquidity Risk

Liquidity risk is the risk that the Company will not have the resources to meet its obligations as they fall due.

The Company has contractual obligations (note 15) and financial liabilities (notes 11 and 12), and is thus exposed to liquidity risk.

The following maturity analysis of financial assets and liabilities was as follows as at December 31, 2016:

	Undiscounted Cash Flows
	Carrying amount	Less than 1 year	1 to 3 years	3 to 5 years	Over 5 years	Total
Cash and cash equivalents	4,909	4,909	—	—	—	4,909
Accounts receivable	90,403	90,403	—	—	—	90,403
Loans granted to employees	272	—	179	93	—	272

Assets	95,584	95,312	179	93	—	95,584

Accounts payable and accrued liabilities	139,390	139,390	—	—	—	139,390
Long-term debt	31,962	4,547	27,375	40	—	31,962
Balance of purchase price of a subsidiary	280	150	150	—	—	300

Liabilities	171,632	144,087	27,525	40	—	171,652

Net amount	(76,048)	(48,775)	(27,346)	53	—	(76,068)

The Company believes that future cash flows generated by operations and access to additional liquidity through capital and banking markets will be adequate to meet its financial obligations. With senior management oversight, the Company manages the cash resources based on financial forecasts and anticipated cash flows.

b)	Fair Value of Financial Instruments

The fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of the Company’s financial instruments take into account the credit risk embedded in the instrument. For financial assets, the credit risk of the counterparty is considered whereas for financial liabilities, the Company’s credit risk is considered.

In order to determine the fair value of its financial instruments, the Company uses, when active markets exist, quoted prices from these markets (“Level 1” fair value). When public quotations are not available in the market, fair values are determined using valuation techniques. When inputs used in the valuation techniques are only inputs directly and indirectly observable in the marketplace, fair value is presented as “Level 2” fair value. If fair value is assessed using inputs that require considerable judgment from the Company in interpreting market data and developing estimates, fair value is presented as “Level 3” fair value. For Level 3 fair value, the use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair values.

Cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities are reflected in the consolidated financial statements at carrying values that approximate fair values because of the short-term maturities of these financial instruments.

The long-term debt has a fair value approximately equal to its face value as at December 31, 2016, due to its market rate of interest.

Valuation techniques and assumptions applied for the purposes of measuring fair value

The Company must maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company primarily applies the market approach for recurring fair value measurements. The three input levels used by the Company to measure fair value are the following:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 — Quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment. The fair value of financial assets and liabilities by level of hierarchy was as follows, as at December 31, 2016:

Fair value hierarchy	Total	Level 1	Level 2	Level 3
Loans granted to employees	272	—	272	—

Assets	272	—	272	—

Long-term debt	31,150	—	31,150	—
Obligations under capital lease	804	—	804	—
Interest rate swap	8	—	8	—

Liabilities	31,962	—	31,962	—

19	Related-party Transactions

An amount of $570 was paid to We Are Social Ltd., a company owned by BlueFocus Communications Group, for the rent of the Company’s United Kingdom office premises (nil in 2015).

Compensation paid to key management personnel

The annual remuneration and related compensation costs of the executive and non-executive board members and key corporate management, defined as the President and CEO, the CFO (left in December 2015), the CAO (hired in November 2016) and the executive VP of its four operating divisions, were as follows:

	Successor			Predecessor
	Year ended December 31, 2016 $	Year ended December 31, 2015 $	Period from December 30, 2014 through December 31, 2014 $	Period from January 1, 2014 through December 29, 2014 $
			(unaudited)	(unaudited)
Share-based benefits	500	305	—	49
Salaries, bonuses and other short-term benefits	3,146	3,054	—	4,394
Termination benefits	—	1,233	—	—

	3,646	4,592	—	4,443

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF VISION 7 INTERNATIONAL INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		June 30, 2017	December 31, 2016
		(in thousands of Canadian dollars)
	Notes	$	$
ASSETS
Current assets
Cash and cash equivalents		4,076	4,909
Accounts receivable	4	83,657	90,403
Work in progress		18,439	13,726
Income taxes recoverable		1,646	820
Prepaid expenses		1,903	1,425

Total current assets		109,721	111,283

Premises and equipment		12,884	14,163
Intangible assets		65,684	68,614
Investments		360	385
Other long-term assets		1,036	1,466
Deferred income taxes		1,894	581
Goodwill		176,544	176,947

Total non-current assets		258,402	262,156

Total assets		368,123	373,439

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, accrued liabilities, and provisions	5	117,677	139,390
Billing in excess of costs and anticipated profits		18,098	15,073
Income taxes payable		479	868
Current portion of long-term debt		4,702	4,547

Total current liabilities		140,956	159,878

Long-term debt		35,949	27,415
Balance of purchase price of a subsidiary		286	280
Deferred lease obligations		4,242	4,523
Deferred income taxes		20,595	18,740

Total non-current liabilities		61,072	50,958

Total liabilities		202,028	210,836

Equity
Share capital		149,581	146,926
Contributed surplus		3,585	4,501
Retained earnings		10,054	7,392
Non-controlling interests		158	144
Accumulated other comprehensive income		2,717	3,640

Total equity		166,095	162,603

Total liabilities and equity		368,123	373,439

The accompanying notes are an integral part of these consolidated financial statements.

VISION 7 INTERNATIONAL INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Common shares
(In thousands of Canadian dollars)	Class A Number	Class B Number	Class C Number	Total Number	Share capital $	Contributed surplus $	Retained earnings $	Accumulate Other Comprehensive Income $	Total Equity attributable to Shareholders $	Non- controlling Interests $	Total Equity $
Balance December 31, 2015	15,685,477	742,827	104,500	16,532,804	142,486	5,852	3,162	5,431	156,931	—	156,931

Net income	—	—	—	—	—	—	60	—	60	—	60
Share issuance	—	—	326,144	326,144	3,403	(2,340)	—	—	1,063	—	1,063
Share conversion	644,234	(256,300)	(387,934)	—	—	—	—	—	—	—	—
Share purchase financing plan
Reimbursement	—	—	—	—	1,295	—	—	—	1,295	—	1,295
Issuance	—	—	—	—	(278)	—	—	—	(278)	—	(278)
Share redemption	—	(8,000)	(4,000)	(12,000)	(83)	(21)	—	—	(104)	—	(104)
Share-based compensation costs	—	—	—	—	—	552	—	—	552	—	552
Cumulative translation adjustment	—	—	—	—	—	—	—	(2,678)	(2,678)	—	(2,678)

Balance June 30, 2016	16,329,711	478,527	38,710	16,846,948	146,823	4,043	3,222	2,753	156,841	—	156,841

Balance December 31, 2016	16,329,711	478,527	52,710	16,860,948	146,926	4,501	7,392	3,640	162,459	144	162,603

Net income	—	—	—	—	—	—	2,662	—	2,662	14	2,676
Share issuance	—	—	314,531	314,531	2,811	(1,435)	—	—	1,376	—	1,376
Share conversion	303,369	(18,572)	(284,797)	—	—	—	—	—	—	—	—
Share purchase financing plan reimbursement	—	—	—	—	416	—	—	—	416	—	416
Share redemption	—	(7,698)	(57,436)	(65,134)	(572)	(9)	—	—	(581)	—	(581)
Share-based compensation costs	—	—	—	—	—	528	—	—	528	—	528
Cumulative translation adjustment	—	—	—	—	—	—	—	(923)	(923)	—	(923)
Balance June 30, 2017	16,633,080	452,257	25,008	17,110,345	149,581	3,585	10,054	2,717	165,937	158	166,095

The accompanying notes are an integral part of these consolidated financial statements.

VISION 7 INTERNATIONAL INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF PROFIT AND LOSS

AND COMPREHENSIVE INCOME (LOSS)

		June 30, 2017	2016
		(in thousands of Canadian dollars)
	Notes	$	$
Income		80,918	77,567

Operating expenses
Salary and professional costs		57,238	55,502
Office and general expenses	3a	18,556	19,755
Total operating expenses		75,794	75,257

Income from operations		5,124	2,310

Financing expense	3b	988	1,872

Income before income taxes		4,136	438

Income tax expense		1,460	378

Net income		2,676	60

Net income attributable to:
Equity holders of the parent		2,662	60
Non-controlling interests		14	—

		2,676	60

Comprehensive income (loss)
Net income		2,676	60
Cumulative translation adjustment		(923)	(2,678)

Comprehensive income (loss)		1,753	(2,618)

Comprehensive income (loss) attributable to:
Equity holders of the parent		1,739	(2,618)
Non-controlling interests		14	—

		1,753	(2,618)

The accompanying notes are an integral part of these consolidated financial statements.

VISION 7 INTERNATIONAL INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	2017	2016
	(in thousands of Canadian dollars)
	$	$
Operating activities
Net income	2,676	60
Items not affecting cash and cash equivalents
Amortization of premises, equipment, and intangible assets	4,154	4,234
Gain from a sale of an associate	(191)	—
Amortization of deferred financing costs	211	211
Net lease obligations	(192)	460
Deferred income taxes	614	(724)
Share-based compensation costs	528	552
Loss on write-off of fixed assets	—	36
Gain on interest swap	(26)	(7)

	7,774	4,822
Net change in non-cash working capital items	(15,274)	(20,870)

	(7,500)	(16,048)

Investing activities
Investment in an associate and a convertible debenture	—	(490)
Additions to premises and equipment	(418)	(3,315)
Proceeds from sale of investment in an associate	207	—
Additions to intangible assets	—	(100)
Issuance of a loan granted to an employee	—	(369)
Repayment of loans to employees under share purchase financing plan	106	405
Advance to a shareholder	(3,051)	(352)
Repayment of an advance to a shareholder	70	—

	(3,086)	(4,221)

Financing activities
Increase in long-term debt	14,000	12,000
Payments on long-term debt	(5,100)	(3,925)
Payments on capital leases	(184)	(193)
Lease inducement received	—	1,310
Share issuance	1,376	1,063
Share redemption	(581)	(83)
Repayment of loans to employees under share purchase financing plan	319	1,216

	9,830	11,388

Effect of foreign exchange rate changes on cash and cash equivalents	(77)	205

Net change in cash and cash equivalents	(833)	(8,675)

Cash and cash equivalents	4,909	8,021

Bank overdraft	—	—

Cash and cash equivalents — Beginning of period	4,909	8,021

Cash and cash equivalents	4,076	1,932
Bank overdraft	—	(2,586)

Cash and cash equivalents — End of period	4,076	(654)

The accompanying notes are an integral part of these consolidated financial statements.

VISION 7 INTERNATIONAL INC.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	General Information

Vision 7 International Inc. (“Vision 7” or the “Company”) was created on December 30, 2014 by amalgamation of 1861710 Alberta Inc. and Vision 7 International ULC (“Vision 7 ULC”). The address of its registered office is 1600, 7th Avenue S.W., Suite 421, Calgary, Alberta, Canada, T2P 4K9. Its principal place of business is 300, Saint-Paul Street, Suite 300, Quebec City, Quebec, Canada, G1K 7R1. The parent company is Blue Valor Limited and Vision 7 ultimate parent company is BlueFocus Communication Group Limited.

The interim condensed consolidated financial statements are expressed in Canadian dollars and have been prepared in accordance with IAS 34, Interim financial reporting, which forms part of International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”). The interim condensed consolidated financial statements follow the same accounting policies as the most recent annual consolidated financial statements. The condensed interim consolidated financial statements should be read in conjunction with the company’s 2016 annual audited consolidated financial statements, which contains a description of the accounting policies used in preparation of these condensed financial statements.

These condensed consolidated financial statements were approved by the Board of Directors of Vision 7 on October 26, 2017.

2.	New standards and interpretations not yet adopted

Certain new standards, interpretations and amendments to existing standards issued by the IASB or the IFRIC that are not yet effective up to the date of issuance of Vision 7’s consolidated financial statements are listed below. The Company is assessing the impact of these pronouncements on its consolidated results and financial position. The Company intends to adopt those standards when they become effective.

IFRIC 23, Uncertainty over Income Tax Treatments

In June 2017, the IASB issued IFRIC 23 Uncertainty over Income Tax Treatments, to clarify how to apply the recognition and measurement requirements in IAS 12 Income Taxes when there is uncertainty over income tax treatments. This new interpretation applies to fiscal years beginning on or after January 1, 2019. The extent of the impact of adoption of the interpretation has not yet been determined.

3.	Additional disclosure — Statement of Profit and Loss and Comprehensive Income

a)	Office and general expenses

	Six-month periods ended June 30
	2017 $	2016 $
General and administration expenses	14,368	15,521
Management fees	34	—
Amortization — Premises and Equipment	1,568	1,606
Amortization — Other Intangible Assets	138	172
Amortization — Acquired Intangible Assets	2,448	2,456

	18,556	19,755

b)	Financing expense and financing income

	Six-month periods ended June 30
	2017 $	2016 $
Financing expense, includes the following items:
Interest on credit facilities	885	1,492
Amortization of deferred financing costs	211	211
Foreign exchange loss	36	443
Gain on interest rate swaps	(26)	(7)
Gain from a sale of an associate (1)	(191)	—
Other	73	(267)

	988	1,872

(1)	Gain on disposal of an investment in SweetIQ Analytics Corp.

4.	Accounts receivable

	June 30, 2017 $	December 31, 2016 $
Trade receivables	80,205	89,849
Allowance for doubtful accounts	(446)	(263)
Tax credits	836	817
Loan to the parent company (1)	3,062	—

	83,657	90,403

(1)	Loan to Blue Valor Ltd bearing interest at a rate of 5% maturing on January 30, 2018.

5.	Accounts payable, accrued liabilities and provisions

	June 30, 2017 $	December 31, 2016 $
Trade payable, accrued liabilities and provisions	115,469	136,553
Salaries, employee benefits and others	2,208	2,837

	117,677	139,390

6.	Share Option Plan

Limited Share Option Plan

	June 30, 2017 Number	Weighted average exercise price 2017 $	June 30, 2016 Number	Weighted average exercise price 2016 $
Balance — Beginning of period	543,906	3.67	915,050	3.54
Exercised	(314,531)	3.68	(326,144)	3.26
Forfeited	—	—	(20,000)	3.94

Balance — End of period	229,375	3.67	563,906	3.69

Share Option Plan

The Company implemented in December 2015 a new share option plan. Under this new plan, employees at Vision 7 may be granted share options in respect of Vision 7’s class C common shares up to an aggregate maximum of 1,746,536 shares. During 2017, the company issued 377,500 options (nil in 2016), vesting rateably over a five-year period. During the six-month period ended June 30, 2017, compensation costs amounting to $528 ($552 in 2016) were included in the statement of profit and loss and comprehensive income under “Salary and professional costs” and in shareholders’ equity under “Contributed surplus”.

The fair value of option granted was determined using the Black-Scholes option pricing model with the following assumptions:

Six-month period ended June 30,
	2017	2016
Risk-free interest rate	Between 1.1% and 1.6%	—
Volatility	Between 27.1% and 29.8%	—
Dividend yield on shares	Nil	—
Expected life	Between 3 to 7 years	—
Weighted share price	$9.86	—
Fair value per option at the grant date	Between $2.01 and $3.40	—

In addition, option valuation models require the input of highly-subjective assumptions, including the expected share price volatility. Any changes in the subjective input assumptions can affect the fair value estimate.

The expected life is based on provisions in the shareholders’ agreement where 20% of all options can be sold to the majority shareholder each year starting in December 2019.

The following table summarizes the share option plan activity during the six-month periods ended:

	June 30, 2017 Number	Weighted average exercise price 2017 $	June 30, 2016 Number	Weighted average exercise price 2016 $
Balance — Beginning of period	995,000	8.76	995,000	8.76
Granted	377,500	9.86	—	—

Balance — End of period	1,372,500	9.06	995,000	8.76

7.	Related-party Transactions

United Kingdom Rent

An amount of $280 ($249 in 2016) was paid to We Are Social Ltd, a company owned by BlueFocus Communication Group Limited, for the rent of Vision 7’s United Kingdom office premises.

Management fees

An amount of $34 ($0 in 2016) has been recorded for management fees payable to Blue Focus Communication Group of America.

8.	Subsequent events

The Narrative Group

On September 1, 2017, Vision 7 acquired all the issued and outstanding equity interest of The Narrative Group LLC (“TNG”), a U.S. agency who specializes in experiential, influencer marketing and media relations. The acquired firm operates in New York and Los Angeles.

The company paid $1,500 USD at signature plus an additional amount under standard working capital clause adjustment. The total consideration also includes four interim payments based on TNG performance from fiscal year 2017 to 2020. In no event shall the aggregate Purchase Price exceed $20,000 USD.

Cogint

On September 7, 2017, Vision 7’s parent company, BlueFocus International Limited (“BlueFocus”) and Cogint Inc. (“Cogint”) announced that they have entered into a definitive agreement by which they will combine assets to form a new global marketing services organization. BlueFocus will own 63% of the combined company on a fully-diluted basis. Existing Cogint shareholders will own 37% of the combined company on a fully-diluted basis. Under the transaction, BlueFocus will receive treasury shares of Cogint in return of shares of Vision 7 and a common-controlled company, and $100,000 USD in cash.

CONSOLIDATED FINANCIAL STATEMENTS OF WE ARE VERY SOCIAL LIMITED

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF WE ARE VERY SOCIAL LIMITED

Opinion on financial statements

We have audited the group and parent company financial statements (the “financial statements”) on pages 6 to 32. The financial reporting framework that has been applied in their preparation is applicable law and United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice), including FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland”.

In our opinion the financial statements:

•	give a true and fair view of the state of the group’s and parent company’s affairs as at 31 December 2016 and of the group’s profit for the year then ended;

•	have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice;

•	have been prepared in accordance with the requirements of the Companies Act 2006.

Scope of the audit of the financial statements

A description of the scope of an audit of financial statements is provided on the Financial Reporting Council’s website at http://www.frc.org.uk/auditscopeukprivate

Opinion on other matter prescribed by the Companies Act 2006

In our opinion the information given in the Strategic Report and the Directors’ Report for the financial year for which the financial statements are prepared is consistent with the financial statements and, based on the work undertaken in the course of our audit, the Strategic report and the Directors’ Report have been prepared in accordance with applicable legal requirements.

Matters on which we are required to report by exception

In the light of the knowledge and understanding of the company and its environment obtained in the course of the audit, we have not identified any material misstatements in the Strategic Report or the Directors’ report.

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

•	adequate accounting records have not been kept by the parent company, or returns adequate for our audit have not been received from branches not visited by us; or

•	the parent company financial statements are not in agreement with the accounting records and returns; or

•	certain disclosures of directors’ remuneration specified by law are not made; or

•	we have not received all the information and explanations we require for our audit.

Respective responsibilities of directors and auditor

As more fully explained in the Directors’ Responsibilities Statement set out on page 4, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit and express an opinion on the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s (APB’s) Ethical Standards for Auditors.

This report is made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

DAVID BLACHER (Senior Statutory Auditor)

For and on behalf of RSM UK Audit LLP, Statutory Auditor

Chartered Accountants

25 Farringdon Street

London EC4A 4AB

WE ARE VERY SOCIAL LIMITED

CONSOLIDATED INCOME STATEMENT

	Notes	31 December 2016 £	31 December 2015 £
TURNOVER	1	59,337,527	43,196,800
Cost of sales		(38,849,180)	(30,142,284)

GROSS PROFIT		20,488,347	13,054,516
Administrative expenses		(15,061,400)	(10,096,001)

OPERATING PROFIT	2	5,426,947	2,958,515
Interest payable and similar charges	7	(79,102)	(107,924)
Interest receivable and similar income	6	4,583	62,948

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		5,352,428	2,913,538
Taxation	8	(1,028,745)	(1,469,696)

PROFIT FOR THE FINANCIAL YEAR		4,323,683	1,443,842

The operating profit for the year arises from the group’s continuing operations.

WE ARE VERY SOCIAL LIMITED

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	2016 £	2015 £
PROFIT FOR THE YEAR	4,323,683	1,443,842
OTHER COMPREHENSIVE INCOME NET OF TAXATION
Currency translation differences on foreign currency net investments	(236,084)	(247,384)

OTHER COMPREHENSIVE INCOME FOR THE YEAR	(236,084)	(247,384)

TOTAL COMPREHENSIVE INCOME FOR THE YEAR	4,087,599	1,196,458

WE ARE VERY SOCIAL LIMITED

CONSOLIDATED AND COMPANY STATEMENT OF FINANCIAL POSITION

	Notes	31 December 2016 £	Group 31 December 2015 £	31 December 2016 £	Company 31 December 2015 £
FIXED ASSETS
Goodwill	9	1,248,923	1,421,188
Other intangible assets	10	862,930	332,504

Total intangible assets		2,111,853	1,753,692	—
Tangible assets	11	3,633,473	3,296,946	22,192	18,086
Investments	12			13,345,343	9,015,616

		5,745,326	5,050,638	13,367,535	9,033,702

CURRENT ASSETS
Debtors	13	17,810,220	13,674,341	2,528,829	5,190,216
Cash at bank and in hand		8,178,997	4,003,725	1,118,611	82,515

		25,989,217	17,678,066	3,647,440	5,272,731
CREDITORS: Amounts falling due within one year	14	(15,948,684)	(10,962,431)	(7,789,274)	(5,134,639)

NET CURRENT ASSETS		10,040,533	6,715,635	(4,141,834)	138,092

TOTAL ASSETS LESS

CURRENT LIABILITIES		15,785,859	11,766,273	9,225,701	9,171,794

Provision for liabilities	15		(68,013)

NET ASSETS		15,785,859	11,698,260	9,225,701	9,171,794

CAPITAL AND RESERVES
Called up share capital	17	31,298	31,298	31,298	31,298
Other reserves	18	2,818	2,818	(30,211)	—
Capital contribution		6,803,706	6,803,706	6,803,706	6,803,706
Profit and loss reserve		8,948,037	4,860,438	2,420,908	2,336,790

		15,785,859	11,698,260	9,225,701	9,171,794

WE ARE VERY SOCIAL LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Share Capital £	Capital Contribution £	Other Reserves £	Profit and loss reserve £	Total £
BALANCE AT 31 DECEMBER 2014	31,298	6,803,706	2,818	3,663,980	10,501,802
Profit for the period				1,443,842	1,443,842
Other comprehensive income, net of taxation:				(247,384)	(247,384)

Total comprehensive income for the period				1,196,458	1,196,458

Dividends

BALANCE AT 31 DECEMBER 2015	31,298	6,803,706	2,818	4,860,438	11,698,260

Profit for the year				4,323,683	4,323,683
Other comprehensive income, net of taxation:				(236,084)	(236,084)

Total comprehensive income for the year				4,087,599	4,087,599

Dividends

BALANCE AT 31 DECEMBER 2016	31,298	6,803,706	2,818	8,948,037	15,785,859

The capital contribution relates to the acquisition of historic non-controlling interests, payment for which was made by the ultimate parent and classified as a capital contribution.

The profit and loss reserve represents accumulated profits less transfers and distributions to owners.

Other reserves comprise the articles of association reserve and the share option reserve (see note 18).

WE ARE VERY SOCIAL LIMITED

COMPANY STATEMENT OF CHANGES IN EQUITY

	Share capital	Capital Contribution	Other Reserves	Profit and loss reserve	Total
	£	£	£	£	£
BALANCE AT 31 DECEMBER 2014	31,298	6,803,706	—	2,431,560	9,266,564

Profit for the year		—		(94,770)	(94,770)

Other comprehensive income, net of taxation:

Total comprehensive income for the year	—		—	(94,770)	(94,770)

Dividends	—
BALANCE AT 31 DECEMBER 2015	31,298	6,803,706	—	2,336,790	9,171,794
Profit for the year				84,118	84,118

Other comprehensive income, net of taxation:			(30,211)		(30,211)

Total comprehensive income for the year	—		(30,211)	84,118	53,907
Dividends	—

BALANCE AT 31 DECEMBER 2016	31,298	6,803,706	(30,211)	2,420,908	9,225,701

The capital contribution relates to the acquisition of historic non-controlling interests, payment for which was made by the ultimate parent and classified as a capital contribution. The profit and loss reserve represents accumulated profits less transfers and distributions to owners.

WE ARE VERY SOCIAL LIMITED

CONSOLIDATED CASH FLOW STATEMENT

	Notes	2016 £	2015 £
CASH FLOWS FROM OPERATING ACTIVITIES
Cash generated from operations	20	7,750,262	3,574,945
Interest paid		(79,102)	(47,118)
Income taxes paid		(1,542,132)	(1,361,571)

NET CASH FROM OPERATING ACTIVITIES		6,129,028	2,166,256

INVESTING ACTIVITIES
Purchase of tangible fixed assets		(987,247)	(2,261,770)
Purchase of intangible fixed assets		(971,092)	—
Interest received		4,583	2,141

NET CASH USED IN INVESTING ACTIVITIES		(1,953,756)	(2,259,629)

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS		4,175,272	(93,373)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR		4,003,725	4,097,098

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR		8,178,997	4,003,725

Relating to:
Bank balances and short-term deposits included in “Cash at bank and in hand”		8,178,997	4,003,725

WE ARE VERY SOCIAL LIMITED

NOTES TO THE FINANCIAL STATEMENTS

Company information

We Are Very Social Limited (the “Company”) is a limited company domiciled and incorporated in England and Wales. The registered office is Alphabeta, 14-18 Finsbury Square, London, EC2A 1BR, UK.

The Group consists of We Are Very Social Limited and all of its subsidiaries.

The Company’s and the Group’s principal activities are that of providing PR and marketing consultancy services with particular focus on social media and social thinking.

Accounting convention

These financial statements have been prepared in accordance with FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland” (“FRS 102”) and the requirements of the Companies Act 2006, including the provisions of the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008, and under the historical cost convention.

The consolidated financial statements are presented in sterling which is the functional currency of the Group. Monetary amounts in these financial statements are rounded to the nearest whole £ except where otherwise indicated.

Reduced disclosures

In accordance with FRS 102, the Company has taken advantage of the exemptions from the following disclosure requirements in its individual accounts:

•	Section 4 ‘Statement of Financial Position’ — Reconciliation of the opening and closing number of shares;

•	Section 7 ‘Statement of Cash Flows’ — Presentation of a Statement of Cash Flow and related notes and disclosures;

•	Section 11 ‘Basic Financial Instruments’ & Section 12 ‘Other Financial Instrument Issues’ — Carrying amounts, interest income/expense and net gains/losses for each category of financial instrument; basis of determining fair values; details of collateral, loan defaults or breaches, details of hedges, hedging fair value changes recognized in profit or loss and in other comprehensive income;

•	Section 33 ‘Related Party Disclosures’ — Compensation for key management personnel

The financial statements of the Company are consolidated in the financial statements of the Group.

Company statement of comprehensive income

As permitted by s408 Companies Act 2006, the Company has not presented its own statement of comprehensive income. The Company’s profit for the year was £84,118 (2015: loss of £94,770).

Basis of consolidation

The consolidated financial statements incorporate those of We Are Very Social Limited and all of its subsidiaries (i.e. entities that the Group controls through its power to govern the financial and operating policies so as to obtain economic benefits). Subsidiaries acquired during the year are consolidated using the purchase method. Their results are incorporated from the date that control passes. All financial statements are made up to 31 December.

All intra-group transactions, balances and unrealized gains on transactions between Group companies are eliminated on consolidation. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by other members of the Group.

The cost of a business combination is the fair value at the acquisition date, of the assets given, equity instruments issued and liabilities incurred or assumed, plus directly attributable costs. The excess of the cost of a business combination over the fair value of the identifiable assets, liabilities and contingent liabilities acquired is recognized as goodwill.

Where a transaction results in an increased or decreased shareholding in a subsidiary, but control is not gained or lost, any excess of consideration paid or received and the carrying amount of the non-controlling interest is recognized directly in equity.

Where a transaction results in control being gained over an investment which was previously accounted for under the equity method, the carrying value of the investment is impaired to cost and thereafter accounted for as a business combination.

Investments in associates are measured using the equity method on consolidation.

Going concern

The directors have at the time of approving the financial statements, a reasonable expectation that the Group and the Company have adequate resources to continue in operational existence for the foreseeable future. Thus they continue to adopt the going concern basis of accounting in preparing the financial statements.

Turnover

Turnover is recognized at the fair value of the consideration received or receivable for the sale of public relations consultancy and marketing services provided to external customers in the ordinary nature of the business. The fair value of consideration takes into account trade discounts, settlement discounts and volume rebates. Turnover is shown net of Value Added Tax.

Turnover is recognized as contract activity progresses, in accordance with the terms of the contractual agreement and the stage of completion of the work. It is in respect of the provision of promotional services including fees, commissions, and rechargeable expenses subject to specific contract. When recorded turnover exceeds the amounts invoiced to clients, the excess is classified as accrued income.

Intangible fixed assets — goodwill

Goodwill is capitalized and written off evenly over 10 years as, in the opinion of the directors, this represents the period over which the goodwill is expected to give rise to economic benefits.

Intangible fixed assets — other than goodwill

Research and development

The Company capitalizes development expenditure as an intangible asset when it is able to demonstrate all of the following:

(a)	The technical feasibility of completing the development so the intangible asset will be available for use or sale.

(b)	Its intention to complete the development and to use or sell the intangible asset.

(c)	Its ability to use or sell the intangible asset.

(d)	A market exists for the asset

(e)	The availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset.

(f)	Its ability to measure reliably the expenditure attributable to the intangible asset during its development.

Capitalized development expenditure is initially recognized at cost and subsequently measured at cost less accumulated amortization and accumulated impairment losses.

Capitalized development expenditure is amortized on a straight line basis over its useful life, which is 36 months. The directors consider these useful lives to be appropriate because this is the period in which the group is expected to receive the majority of the economic benefit.

All research expenditure and development expenditure that does not meet the above conditions is expensed as incurred.

Other intangible assets

Intangible assets are initially recognized at cost and are subsequently measured at cost less accumulated amortization and accumulated impairment losses. Intangible assets are amortized to profit or loss on a straight-line basis over their useful lives, as follows:-

Purchased software             33.34% straight line

Amortization is revised prospectively for any significant change in useful life or residual value.

Tangible fixed assets

Tangible fixed assets are initially measured at cost and subsequently measured at cost net of depreciation and any impairment losses. Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost or valuation of each asset to its estimated residual value on a straight line basis over its expected useful life, as follows:

Leasehold buildings	Over the teen of the lease
Plant and machinery	25% to 50% straight line
Fixtures, fittings and equipment	25% straight line

Residual value is calculated on prices prevailing at the reporting date, after estimated costs of disposal, for the asset as if it were at the age and in the condition expected at the end of its useful life.

Fixed asset investments

Interests in subsidiaries and associates are initially measured at cost and subsequently measured at cost less any accumulated impairment losses. The investments are assessed for impairment at each reporting date and any impairment losses or reversals of impairment losses are recognized immediately in profit or loss.

A subsidiary is an entity controlled by the Company. Control is the power to govern the financial and operating policies of the entity so as to obtain benefits from its activities.

An associate is an entity, being neither a subsidiary nor a joint venture, in which the Group holds a long term interest and where the Group has significant influence. The Group considers that it has significant influence where it has the power to participate in the financial and operating decisions of the associate.

Impairments of fixed assets

At each reporting end date, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest Group of cash-generating units for which a reasonable and consistent allocation basis can be identified. Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment annually, and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Recognized impairment losses are reversed if, and only if, the reasons for the impairment loss have ceased to apply. Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss bccn recognized for the asset (or cash-generating unit) prior years. A reversal of an impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried in at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held at call with banks, other short-term liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities.

Financial assets

The Group has elected to apply the provisions of Section 11 ‘Basic Financial Instruments’ and Section 12

Other Financial Instruments Issues’ of FRS 102 to all of its financial instruments.

Financial assets are recognized in the Group’s statement of financial position when the Group becomes party to the contractual provisions of the instrument.

Financial assets are classified as either basic or other financial assets. The classification depends on certain criteria determined at the time of recognition.

Basic financial assets

Basic financial assets, which include trade and other receivables and cash and bank balances, are initially measured at transaction price including transaction costs and are subsequently carried at amortized cost using the effective interest method, unless the arrangement constitutes a financing transaction. Where the arrangement constitutes a financing arrangement, the transaction is measured at the present value of the future receipts discounted at a market rate of interest. Other financial assets classified as fair value through profit or loss are measured at fair value.

Other financial assets

Financial assets classified as other financial assets are stated at fair value with any gains or losses arising on remeasurement recognized in profit or loss. The net gain or loss recognized in profit or loss includes any dividend or interest earned on the financial asset.

Impairment of financial assets

Financial assets, other than those held at fair value through profit and loss, are assessed for indicators of impairment at each reporting end date.

Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows have been affected. The impairment loss is recognized in profit or loss.

Derecognition of financial assets

Financial assets are derecognized only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership to another entity.

Financial liabilities

Financial liabilities are classified as either basic or other financial liabilities.

Basic financial liabilities

Basic financial liabilities are initially measured at transaction price, unless the arrangement constitutes a financing transaction, where the debt instrument is measured at the present value of the future payments discounted at a market rate of interest. They are subsequently measured at amortized cost using the effective interest method, with interest expense recognized on an effective yield basis.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability to the net carrying amount on initial recognition.

Other financial liabilities

Financial liabilities classified as other financial liabilities are stated at fair value with any gains or losses arising on remeasurement recognized in profit or loss.

Derecognition of financial liabilities

Financial liabilities are derecognized when, and only when, the Group’s obligations are discharged, cancelled, or they expire.

Equity instruments

Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

Dividends payable on equity instruments are recognized as liabilities once they are no longer at the discretion of the Group.

Taxation

The tax expense represents the sum of the current tax expense and deferred tax expense. Current tax assets are recognized when tax paid exceeds the tax payable.

Current and deferred tax is charged or credited in profit or loss, except when it relates to items charged or credited to other comprehensive income or equity, when the tax follows the transaction or event it relates to and is also charged or credited to other comprehensive income, or equity.

Current tax assets and current tax liabilities and deferred tax assets and deferred tax liabilities are offset, if and only if, there is a legally enforceable right to set off the amounts and the entity intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.

Current tax is based on taxable profit for the year. Taxable profit differs from total comprehensive income because it excludes items of income or expense that are taxable or deductible in other periods. Current tax assets and liabilities are measured using tax rates that have been enacted or substantively enacted by the reporting date.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled based on tax rates that have been enacted or substantively enacted by the reporting date. Deferred tax is not discounted.

Deferred tax liabilities are recognized in respect of all timing differences that exist at the reporting date.

Timing differences are differences between taxable profits and total comprehensive income that arise from the inclusion of income and expenses in tax assessments in different periods from their recognition in the financial statements. Deferred tax assets are recognized only to the extent that it is probable that they will be recovered by the reversal of deferred tax liabilities or other future taxable profits.

Deferred tax is recognized on income or expenses from subsidiaries, associates, branches and interests in jointly controlled entities, that will be assessed to or allow for tax in a future period except where the Group is able to control the reversal of the timing difference and it is probable that the timing difference will not reverse in the foreseeable future.

Deferred tax is recognized on differences between the value of assets (other than goodwill) and liabilities recognized in a business combination and the amounts that can be deducted or assessed for tax. The deferred tax recognized is adjusted against goodwill.

Provisions

Provisions are recognized when the Group has a legal or constructive present obligation as a result of a past event, it is probable that the Group will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the reporting end date, taking into account the risks and uncertainties surrounding the obligation.

Where the effect of the time value of money is material, the amount expected to be required to settle the obligation is recognized at present value. When a provision in measured at present value the unwinding of the discount is recognized as a finance cost in profit or loss in the period it arises.

Employee benefits

The costs of short-term employee benefits are recognized as a liability and an expense, unless those costs are required to be recognized as part of the cost of stock or fixed assets.

The cost of any unused holiday entitlement is recognized in the period in which the employee’s services are received.

Retirement benefits

For defined contribution schemes the amount charged to profit or loss is the contributions payable in the year. Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments.

Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessees. All other leases are classified as operating leases.

Rentals payable under operating leases, after deducting any lease incentives received, are charged to income on a straight line basis over the term of the relevant lease except where another more systematic basis is more representative of the time pattern in which economic benefits from the lease asset are consumed.

Foreign exchange

Transactions in currencies other than the functional currency (foreign currency) are initially recorded at the exchange rate prevailing on the date of the transaction.

Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the reporting date. Non-monetary assets and liabilities denominated in foreign currencies are translated at the rate riling at the date or the transaction, or, if the asset or liability is measured at fair value, the rate when that fair value was determined.

All translation differences are taken to profit or loss, except to the extent that they relate to gains or losses on non-monetary items recognized in other comprehensive income, when the related translation gain or loss is also recognized in other comprehensive income.

Critical accounting estimates and judgements

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Critical accounting estimates and assumptions

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates and assumptions will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Impairment of assets

Assets are reviewed for impairment at each reporting date to assess whether any current or future events and circumstances suggest that their recoverable amount may be less than the carrying value. The recoverable amount is the present value of expected future cash inflows. The accuracy of any such impairment calculation will be affected by unexpected changes to the economic situation, and assumptions which differ from actual outcomes. As such, judgement is applied when determining the levels of provisioning.

Amortization period of goodwill

The directors have estimated the useful economic life of the goodwill recognized in relation to the acquisition of We Are Social Srl at 10 years. The accuracy of the estimate may be affected by future business growth and risks.

Critical areas of judgement

Operating lease commitments

In categorising leases as finance leases or operating leases, management makes judgements as to whether significant risks and rewards of ownership have transferred to the Company as lessee.

NOTES TO THE FINANCIAL STATEMENTS

1	TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

The turnover of the Group and profit before taxation were all derived from its principal activity.

Segmental analysis by geographical area:

	31 December 2016 £	31 December 2015 £
United Kingdom	7,328,776	9,474,215
Europe	34,478,614	24,004,166
Rest of the world	17,530,137	9,718,419

	59,337,527	43,196,800

2	OPERATING PROFIT

	31 December 2016 £	31 December 2015 £
Profit on ordinary activities before taxation is stated after charging/(crediting):
Depreciation of tangible assets	650,720	441,979
Amortization of intangible assets	322,945	172,711
Amortization of goodwill	172,266	173,146
Loss/(gain) on disposal of tangible assets		(157,700)
Loss on disposal of intangible assets	117,721
(Gain)/loss on foreign exchange transactions	(1,527,457)	108,210
Operating lease rentals	2,490,079	1,662,254
Auditors’ remuneration	53,000	53,000

3	AUDITOR’S REMUNERATION

	31 December 2016 £	31 December 2015 £
Fees payable to the company’s auditor and its associates
FOR AUDIT SERVICES:
Audit of the group’s and company’s financial statements	53,000	53,000

	53,000	53,000

FOR OTHER SERVICES:
All other non-audit services		8,000

	53,000	61,000

4	EMPLOYEES

	2016 No.	2015 No.
The average monthly number of persons (including directors) employed by the group during the year was:
Directors	16	1
Senior managers	70	70
Consultants	409	335
Administration	55	40
	550	459

	31 December 2016 £	31 December 2015 £
Staff costs for above persons:
Wages and salaries	24,378,191	17,398,398
Social security costs	2,970,630	2,050,859
Pension costs	808,383	593,670

	28,157,204	20,042,927

5	DIRECTOR’S REMUNERATION

	31 December 2016 £	31 December 2015 £
Remuneration for qualifying services	3,038	175,716

Remuneration disclosed above include the following amounts paid to the highest paid director:

	31 December 2016 £	31 December 2015 £
Remuneration for qualifying services	2,010	86,216

	2,010	86,216

The directors are paid for their services through We Are Social Limited, a 100% subsidiary located in England and Wales.

6	INTEREST RECEIVABLE AND SIMILAR INCOME

	31 December 2016 £	31 December 2015 £
INTEREST INCOME
Interest on bank deposits	4,583	2,141
Interest receivable from group companies	—	60,807

Total interest receivable	4,583	62,948

7	INTEREST PAYABLE AND SIMILAR CHARGES

	31 December 2016 £	31 December 2015 £
Interest on financial liabilities measured at amortized cost: On bank loans and overdrafts	79,102	107,924

8	TAXATION

	31 December 2016 £	31 December 2015 £
Current tax:
UK corporation tax on profits of the period	718,226	378,431
Adjustments in respect of previous periods	54,492	(10,091)
Double Taxation relief	(5,071)	(10,091)
Foreign corporation tax	684,840	939,310
Adjustments in foreign tax in respect of prior periods	5,744

Total current tax	1,458,231	1,307,650
Deferred taxation:
Origination and reversal of timing differences	(429,486)	162,046

Total tax on profit on ordinary activities	1,028,745	1,469,696

The tax rate for the current period is lower than the prior period due to changes in the UK Corporation tax rate which decreased from 21% to 20% from 1 April 2015.

The charge for the year can be reconciled to the profit per the statement of comprehensive income as follows:

Factors affecting tax charge for period:

	31 December 2016 £	31 December 2015 £
The tax assessed for the period is higher than the standard rate of corporation tax in the UK (20%). The differences are explained below:
Profit on ordinary activities before tax	(5,352,428)	(2,913,538)

Profit on ordinary activities multiplied by average rate of corporation tax in the UK 20% (2015: 20.25%)	878,871	589,991
Effects of:
Fixed asset differences	43,048
Expenses not deductible for tax purposes	84,783	42,225
R&D expenditure credits	(40,550)
Foreign tax — other	164,797
Foreign tax adjustments	(79,358)	854,114
Deferred tax adjustments	(22,846)
Adjustment to tax charge in respect of previous periods		(10,091)
Other short term timing differences		(6,543)

Tax charge for year	1,028,745	1,469,696

There are no amounts relating to tax recognized directly in other comprehensive income or equity in addition to amounts charged to the income statement.

9	GOODWILL

Goodwill £
GROUP
Cost 1 January 2016 & 31 December 2016	1,664,005

Amortization 1 January 2016	242,816
Charge for the year	172,266

31 December 2016	415,082

Net book value 31 December 2016	1,248,923

31 December 2015	1,421,188

All of the goodwill relates to the acquisition of controlling interest in We Are Social srl. This acquisition was funded by a capital contribution from the parent company. Amortization of goodwill is included within Administrative expenses in the Consolidated Income Statement.

10	OTHER INTANGIBLE ASSETS

	Purchased software £	Development costs £	Total £
GROUP
Cost
1 January 2016	7,269	652,867	660,136
Additions	30,181	940,911	971,092
Disposals		(117,721)	(117,721)

31 December 2016	37,450	1,476,057	1,513,507

Amortization
I January 2016	3,656	323,976	327,632
Charge for the year	13,599	309,346	322,945

31 December 2016	17,255	633,322	650,577

Net book value

31 December 2016	20,195	842,735	862,930

31 December 2015	3,613	328,891	332,504

11	TANGIBLE FIXED ASSETS

	Land and buildings £	Plant and machinery £	Fixtures, fittings and equipment £	Total £
GROUP
Cost
1 January 2016	182,297	1,960,694	2,277,868	4,420,859
Additions	28,104	629,405	329,738	987,247

31 December 2016	210,401	2,590,099	2,607,606	5,408,106

Depreciation
1 January 2016	129,271	583,918	410,724	1,123,913
Charged in the year	77,440	507,069	66,211	650,720

31 December 2016	206,711	1,090,987	476,935	1,774,633

Net book value
31 December 2016	3,690	1,499,112	2,130,671	3,633,473

31 December 2015	53,026	1,376,776	1,867,144	3,296,946

	Plant and machinery £	Total £
COMPANY
Cost 1 January 2016	23,114	23,114
Additions	16,000	16,000

31 December 2016	39,114	39,114

Depreciation 1 January 2016	5,028	5,028
Charged in the year	11,894	11,894

31 December 2016	16,922	16,922

Net book value 31 December 2016	22,192	22,192

31 December 2015	18,086	18,086

12	FIXED ASSETS INVESTMENTS

Shares in group undertakings £
COMPANY
Cost 1 January 2016 & 31 December 2016	9,015,616
Change in The Year	4,329,727

Net book value
At 31 December 2016	13,345,343

At 31 December 2015	9,015,616

In the opinion of the directors, the aggregate value of the company’s investment in subsidiary undertakings is not less than the amount included in the balance sheet.

Details of the company’s subsidiaries at 31 December 2016 are as follows:

	Country of registration or incorporation	Class	Shares held
Company
Subsidiary undertakings:
We Are Social Pty Ltd*	Australia	Ordinary	100
We Are Social GmbH	Germany	Ordinary	100
We Are Social SarL*	France	Ordinary	100
We Are Social Ltda	Brazil	Ordinary	100
We Are Social Pte Limited	Singapore	Ordinary	100
We Are Social Inc*	USA	Ordinary	100
We Are Social Limited	UK	Ordinary	100
We Are Social SRL**	Italy	Ordinary	100
We Are Social Consulting (Shanghai) CO	China	Ordinary	100
We Are Social Limited	Hong Kong	Ordinary	100

*	These subsidiaries hold 100% of the issued share capital in We Are Social CRM Pty Ltd, a company incorporated in Australia; We Are Social West Inc, a company incorporated in the USA and We Are Social Production SAS, a company incorporated in France.
**	The remaining 69% of share capital of We Are Social SRL was acquired on 1 April 2014. An amount of £90,804 was recognized in the consolidated income statement in respect of the 18 months ended 31 December 2014, being the Group’s share of the profits of the associate for the period.

The principal activity of these undertakings for the last relevant financial year was that of providing marketing communication services.

By virtue of Section 479A of the Companies Act 2006, We Are Social Limited is exempt from the Companies Act requirements relating to the audit of the individual accounts.

13	DEBTORS

	Group		Company
	31 December 2016 £	31 December 2015 £	31 December 2016 £	31 December 2015 £
Due within one year:
Trade debtors	11,766,360	8,899,000	—	—
Amounts due from subsidiary undertakings	—	—	2,400,081	5,013,264
Other debtors	1,677,435	1,503,423	(8,033)	2,794
Prepayments and accrued income	3,971,409	3,271,918	94,872	132,249
Amounts due from group undertakings	33,543	—	—	—

	17,448,747	13,674,341	2,486,920	5,148,307

Due in more than one year:
Deferred tax asset (see note 15)	361,473	—	41,909	41,909

	361,473	—	41,909	41,909

Total debtors	17,810,220	13,674,341	2,528,829	5,190,216

14	CREDITORS: Amounts falling due within one year

	Group		Company
	31 December 2016 £	31 December 2015 £	31 December 2016 £	31 December 2015 £
Trade creditors	2,852,078	1,692,160	27,376	66,223
Amounts owed to subsidiary undertakings	—	—	7,406,134	4,912,067
Corporation tax payable	217,144	301,056	272,197	—
Other taxation and social security	2,445,722	2,090,810	(51,200)	(28,411)
Directors current accounts
Other creditors	2,270,212	1,524,686	20,832	101,058
Accruals and deferred income	7,798,667	5,353,719	84,639	83,702
Amounts owed to group undertakings	364,861	—	29,296	—

	15,948,684	10,962,431	7,789,274	5,134,639

15	PROVISIONS FOR LIABILITIES

	Group		Company
	2016 £	2015 £	2016 £	2015 £
Deferred tax liabilities	—	(68,013)	—	—

Provision for deferred tax has been made as follows:

	Group 2016 £	Company 2016 £
Deferred tax liabilities	(91,591)	—
Deferred tax assets	453,064	41,909

Net position at 31 December 2016	361,473	41,909

The major deferred tax liabilities and assets recognized are:

Deferred tax liabilities

	Group		Company
	2015 £	2016 £	2015 £	2016 £
Accelerated capital allowances	91,591	110,129	—	205

	91,591	110,129	—	205

Deferred tax assets

	Group		Company
	2016 £	2015 £	2016 £	2015 £
Other timing differences	453,064	42,116	41,909	42,116

	453,064	42,116	41,909	42,116

The other timing differences represent the deferred tax asset in relation to timing differences between the recognition of a number of expenses for tax purposes and in the financial statements. The deferred tax asset is expected to reverse when the expenses are recognized in the financial statements.

16	Financial instruments

	Group
	2016 £	2015 £
Carrying amount of financial assets
Debt instruments measured at amortized cost	24,858,427	16,759,934

	24,858,427	16,759,934

Carrying amount of financial liabilities
Measured at amortized cost	9,483,888	5,065,209

	9,483,888	5,065,209

17	SHARE CAPITAL

	2016 £	2015 £
Allotted, called up and fully paid:
9,356 Ordinary shares of £1 each	9,356	9,356
2,242 A Ordinary shares of £1 each	2,242	2,242
3,000 B Ordinary shares of £1 each	3,000	3,000
3,000 C Ordinary shares of £1 each	3,000	3,000
3,000 D Ordinary shares of £1 each	3,000	3,000
3,000 E Ordinary shares of £1 each	3,000	3,000
3,000 F Ordinary shares of £1 each	3,000	3,000
300 G Ordinary shares of £1 each	300	300
3,000 H Ordinary shares of £1 each	3,000	3,000
1,400 I Ordinary shares of £1 each	1,400	1,400

	31,298	31,298

There were no shares issued or redeemed during the year.

The ordinary shares hold 50 votes each and all other classes of shares one vote each. The shares in issue rank pari passu in all other respects.

18	OTHER RESERVES

	Articles of association reserve £	Share option reserve £	Total £
BALANCE AT 31 DECEMBER 2015
Transfer to profit or loss on expiry of options	—	—	—

BALANCE AT 31 DECEMBER 2015	2,818	—	2,818

BALANCE AT 31 DECEMBER 2016	2,818	—	2,818

19	OPERATING LEASE COMMITMENTS

At the reporting end date, the Group had outstanding commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

	2016 £	2015 £
Expiry date:
Within one year	2,053,949	1,192,197
Between two and five years	10,252,828	7,945,969
In over five years	6,899,267	6,830,323

	19,206,044	15,968,489

20	CASH GENERATED FROM OPERATIONS

	2016 £	2015 £
Profit for the year	4,323,682	1,443,842
Adjustments for:
Depreciation	650,720	441,979
Amortization of intangible assets	495,210	345,857
Foreign exchange gains	(217,759)	(247,384)
Interest paid	79,102	107,924
Interest receivable	(4,583)	(62,948)
Loss/(gain) on disposal of intangible fixed assets	117,721	(157,700)
Taxation	1,028,745	1,469,696

Operating cash flows before movements in working capital	6,472,838	3,341,266

Increase in trade and other debtors	(3,774,951)	(826,577)
Increase in trade and other creditors	5,052,375	1,060,256

Cash generated from operations	7,750,262	3,574,945

21	RELATED PARTY TRANSACTIONS

Remuneration of key management personnel

The remuneration of key management personnel is as follows:

	2016 £	2015 £
Aggregate compensation	2,068,907	2,120,064

Transactions between the Company and its related parties are disclosed below:

	31 December 2016 £	31 December 2015 £
Dividends paid to directors	—	—

The following amounts were outstanding at the reporting end date:

	31 December 2016 £	31 December 2015 £
Amounts owed to related parties	158,394	—
Amounts owed from related parties	—	—

The amounts outstanding are unsecured and will be settled in cash. No guarantees have been given or received. No expense has been recognized in the current or prior years for bad or doubtful debts in respect of amounts owed by related parties.

No further transactions with related parties were undertaken such as are required to be disclosed under FRS 102 Section 33: Related Party Disclosures.

22	ULTIMATE PARENT COMPANY AND ULTIMATE CONTROLLING PARTY

The directors regard BlueFocus International Group, a company incorporated in China, as the intermediate parent undertaking by virtue of its interest in the share capital of the company. The ultimate parent undertaking is BlueFocus Communications Group. The largest and smallest undertaking for which consolidated accounts are prepared is Bluefocus International Group. The accounts of BlueFocus Communication Group are available from Universal Creative Park, 9 Jiuxianqiao North Road, Cha Yang District, Beijing, 100015, China.

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF WE ARE VERY SOCIAL LIMITED

We have audited the group and parent company financial statements (the “financial statements”) on pages 6 to 35. The financial reporting framework that has been applied in their preparation is applicable law and United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice), including FRS102 “The Financial Reporting Standard applicable to the UK and Republic of Ireland.

This report is made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditor

As more fully explained in the Directors’ Responsibilities Statement set out on page 4, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit and express an opinion on the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s (APB’s) Ethical Standards for Auditors.

Scope of the audit of the financial statements

A description of the scope of an audit of financial statements is provided on the Financial Reporting Council’s website at http://www.frc.org.uk/auditscopeukprivate.

Opinion on financial statements

In our opinion the financial statements:

•	give a true and fair view of the state of the group’s and parent company’s affairs as at 31 December 2015 and of the group’s profit for the year then ended;

•	have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice; and

•	have been prepared in accordance with the requirements of the Companies Act 2006.

Opinion on other matter prescribed by the Companies Act 2006

In our opinion the information given in the Strategic Report and the Directors’ Report for the financial year for which the financial statements are prepared is consistent with the financial statements.

Matters on which we are required to report by exception

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

•	adequate accounting records have not been kept by the parent company, or returns adequate for our audit have not been received from branches not visited by us; or

•	the parent company financial statements are not in agreement with the accounting records and returns; or

•	certain disclosures of directors’ remuneration specified by law are not made; or

•	we have not received all the information and explanations we require for our audit.

DAVID BLACHER (Senior Statutory Auditor)

For and on behalf of RSM UK Audit LLP (formerly baker Tilly UK audit LLP),

Statutory Auditor

Chartered Accountants 25 Farringdon Street

London EC4A 4AB

Date: 7th of September 2016

WE ARE VERY SOCIAL LIMITED

CONSOLIDATED INCOME STATEMENT

	Notes	12 months to 31 December 2015 £	18 months to 31 December 2014 £
TURNOVER	1	43,196,800	52,732,762
Cost of sales		(30,142,284)	(40,050,350)

GROSS PROFIT		13,054,516	12,682,412
Administrative expenses		(10,096,001)	(7,695,077)

OPERATING PROFIT	2	2,958,515	4,987,335
Share of results of associates	6		90,804
Interest payable and similar charges	7	(107,924)	(28,071)
Interest receivable and similar income	6	62,948	4,682

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		2,913,538	5,054,750
Taxation	8	(1,469,696)	(1,231,694)

PROFIT FOR THE FINANCIAL YEAR		1,443,842	3,823,056

PROFIT FOR THE YEAR ATTRIBUTABLE TO
Owners of the parent		1,443,842	3,585,206
Non-controlling interests		—	237,850

PROFIT FOR THE YEAR		1,443,842	3,823,056

The operating profit for the year arises from the group’s continuing operations.

WE ARE VERY SOCIAL LIMITED

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	12 months to 31 December 2015 £	18 months to 31 December 2014 £
PROFIT FOR THE YEAR	1,443,842	3,823,056
OTHER COMPREHENSIVE INCOME NET OF TAXATION
Currency translation differences on foreign currency net investments	(247,384)	(40,819)

OTHER COMPREHENSIVE INCOME FOR THE YEAR	(247,384)	(40,819)

TOTAL COMPREHENSIVE INCOME FOR THE YEAR	1,196,458	3,782,237
TOTAL COMPREHENSIVE INCOME FOR THE YEAR ATTRIBUTABLE TO:
Owners of the parent	1,196,458	3,544,387
Non-controlling interest	—	237,850

	1,196,458	3,782,237

WE ARE VERY SOCIAL LIMITED

CONSOLIDATED AND COMPANY FINANCIAL POSITION

	Notes	31 December 2015 £	Group 31 December 2014 £	31 December 2015 £	Company 31 December 2014 £
FIXED ASSETS
Goodwill	10	1,421,188	1,594,335	—	—
Other intangible assets	11	332,504	274,585	—	—
Total intangible assets		1,753,692	1,868,920	—	—
Tangible assets	12	3,296,946	1,147,616	18,086	885
Investments	13	—	—	9,015,616	9,015,616

		5,050,638	3,016,537	9,033,702	9,016,501

CURRENT ASSETS
Debtors	14	13,674,341	12,941,766	5,190,216	4,149,811
Cash at bank and in hand		4,003,725	4,097,098	82,515	114,562

		17,678,066	17,038,864	5,272,731	4,264,373
CREDITORS: Amounts falling due within one year	15	(10,962,431)	(9,553,599)	(5,134,639)	(4,014,310)

NET CURRENT ASSETS		6,715,635	7,485,265	138,092	250,063

TOTAL ASSETS LESS CURRENT LIABILITIES		11,766,273	10,501,802	9,171,794	9,266,564

Provision for liabilities	16	(68,013)	—	—	—

NET ASSETS		11,698,260	10,501,802	9,171,794	9,266,564

CAPITAL AND RESERVES
Called up share capital	18	31,298	31,298	31,298	31,298
Other reserves	19	2,818	2,818		—
Capital contribution		6,803,706	6,803,706	6,803,706	6,803,706
Profit and loss reserve		4,860,438	3,663,980	2,336,790	2,431,560

		11,698,260	10,501,802	9,171,794	9,266,564

WE ARE VERY SOCIAL LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Notes	Share Capital £	Capital Contribution £	Other Reserves £	Profit and loss reserve £	Non- controlling interests £	Total £
BALANCE AT 1 JULY 2013		9,092	—	2,312,351	1,658,522	395,139	4,375,104
Profit for the period					3,585,206	237,850	3,823,056
Other comprehensive income, net of taxation:					(40,819)		(40,819)

Total comprehensive income for the period		—	—	—	3,544,387	237,850	3,782,237

Dividends	9				(80,000)		(80,000)
Capital contribution from parent undertaking			6,803,706				6,803,706
Acquisition of minority interests of subsidiaries					(3,574,604)	(632,989)	(4,207,593)
Acquisition of minority interests of associate					(193,858)		(193,858)
Share capital issue		22,206					22,206
Transfer to profit or loss on expiry of share options				(2,309,533)	2,309,533		—

BALANCE AT 31 DECEMBER 2014		31,298	6,803,706	2,818	3,663,980	—	10,501,802

Profit for the year					1,443,842		1,443,842

Other comprehensive income, net of taxation:					(247,384)		(247,384)

Total comprehensive income for the year		—	—	—	1,196,458	—	1,196,458

Dividends	9
BALANCE AT 31 DECEMBER 2015		31,298	6,803,706	2,818	4,860,438	—	11,698,260

The capital contribution relates to the acquisition of historic non-controlling interests acquired during the year, payment for which was made by the ultimate parent and classified as a capital contribution.

Non-controlling interests represent the share of net assets of subsidiaries which are not attributable to the owners of the parent.

The profit and loss reserve represents historic accumulated profits less transfers and distributions to owners.

Other reserves comprise the articles of association reserve and the share option reserve (see note 19).

WE ARE VERY SOCIAL LIMITED

COMPANY STATEMENT OF CHANGES IN EQUITY

	Notes	Share capital £	Capital Contribution £	Other Reserves £	Profit and loss reserve £	Total £
BALANCE AT 1 JULY 2013		9,092	—	2,309,533	(31,345)	2,287,280
Profit for the year		—	—	—	(73,388)	(73,388)
Other comprehensive income, net of taxation:					—	—

Total comprehensive income for the year		—	—	—	(73,388)	(73,388)

Dividends	9				(80,000)	(80,000)
Capital contribution from parent undertaking			6,803,706			6,803,706
Share capital issue		22,206				22,206
Transfer to profit or loss on expiry of share options				(2,309,533)	2,309,533	—
Adjustment in respect of employee share schemes of subsidiary entities					306,760	306,760

BALANCE AT 31 DECEMBER 2014		31,298	6,803,706	—	2,431,560	9,266,564

Profit for the year		—	—	—	(94,770)	(94,770)
Other comprehensive income, net of taxation:					—	—

Total comprehensive income for the year					(94,770)	(94,770)

Dividends	9				—	—

BALANCE AT 31 DECEMBER 2015		31,298	6,803,706	—	2,336,790	9,171,794

The capital contribution relates to the acquisition of historic non-controlling interests acquired during the year, payment for which was made by the ultimate parent and classified as a capital contribution.

The profit and loss reserve represents historic accumulated profits less transfers and distributions to owners.

Other reserves comprise the articles of association reserve and the share option reserve (see note 19).

WE ARE VERY SOCIAL LIMITED

CASH FLOW STATEMENT

	Notes	12 months to 31 December 2015 £	18 months to 31 December 2014 £
CASH FLOWS FROM OPERATING ACTIVITIES
Cash generated from operations	21	3,574,945	5,305,425
Interest paid		(47,118)	(29,371)
Income taxes paid		(1,361,571)	(1,539,685)

NET CASH FROM OPERATING ACTIVITIES		2,166,256	3,736,369

INVESTING ACTIVITIES
Purchase of tangible fixed assets		(2,261,770)	(1,275,292)
Interest received		2,141	4,682

NET CASH USED IN INVESTING ACTIVITIES		(2,259,629)	(1,270,610)

FINANCING ACTIVITIES
Proceeds from issue of shares		—	22,206
Proceeds from employee share option scheme		—	306,760
Dividends paid		—	(80,000)

NET CASH FROM FINANCING ACTIVITIES		—	248,966

(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS		(93,373)	2,714,725

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR		4,097,098	1,382,373

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR		4,003,725	4,097,098

WE ARE VERY SOCIAL LIMITED

NOTES TO FINANCIAL STATEMENTS

1	ACCOUNTING POLICIES

Company information

We Are Very Social Limited (the “Company”) is a limited company domiciled and incorporated in England and Wales. The registered office is Alphabeta, 14-18 Finsbury Square, London, EC2A 1BR, UK.

The Group consists of We Are Very Social Limited and all of its subsidiaries.

The Company’s and the Group’s principal activities are that of providing PR and marketing consultancy services with particular focus on social media and social thinking.

Accounting convention

These financial statements have been prepared in accordance with FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland” (“FRS 102”) and the requirements of the Companies Act 2006, including the provisions of the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008, and under the historical cost convention.

The consolidated financial statements are presented in sterling which is the functional currency of the Group. Monetary amounts in these financial statements are rounded to the nearest whole £ except where otherwise indicated.

These financial statements are the first financial statements of We Are Very Social Limited prepared in accordance with Financial Reporting Standard 102 ‘The Financial Reporting Standard applicable in the UK and Republic of Ireland’ (FRS 102). The financial statements of We Are Very Social Limited for the 18 months ended 31 December 2014 were prepared in accordance with previous UK GAAP.

Some of the FRS 102 recognition, measurement, presentation and disclosure requirements and accounting policy choices differ from previous UK GAAP. Consequently, the directors have amended certain accounting policies to comply with FRS 102. The directors have also taken advantage of certain exemptions from the requirements of FRS 102 permitted by FRS 102 Chapter 35 ‘Transition to this FRS’.

Comparative figures have been restated to reflect the adjustments made, except to the extent that the directors have taken advantage of exemptions to retrospective application of FRS 102 permitted by FRS 102 Chapter 35 ‘Transition to this FRS’. Adjustments are recognized directly in retained earnings at the transition date.

Reduced disclosures

In accordance with FRS 102, the Company has taken advantage of the exemptions from the following disclosure requirements in its individual accounts;

•	Section 4 ‘Statement of Financial Position’ — Reconciliation of the opening and closing number of shares;

•	Section 7 ‘Statement of Cash Flows’ — Presentation of a Statement of Cash Flow and related notes and disclosures;

•

Section 11 ‘Basic Financial Instruments’ & Section 12 ‘Other Financial Instrument Issues’ — Carrying amounts, interest income/expense and net gains/losses for each category of financial instrument; basis of determining fair values; details of collateral, loan defaults or breaches, details of hedges, hedging fair value changes recognized in profit or loss and in other comprehensive income;

•	Section 33 ‘Related Party Disclosures’ — Compensation for key management personnel

The financial statements of the Company are consolidated in the financial statements of the Group.

Company statement of comprehensive income

As permitted by s408 Companies Act 2006, the Company has not presented its own statement of comprehensive income. The Company’s loss for the year and total comprehensive loss for the year were £94,770 (2014: loss of £73,338).

Period of account and comparative period of account

The entity changed its accounting reference date from 30 June to 31 December in the year ended 31 December 2014 in order to align the accounting period with that of the ultimate parent. These financial statements cover the year from 1 January 2015 to 31 December 2015. The comparative period of these financial statements is the period of 18 months from 1 July 2013 to 31 December 2014.

Basis of consolidation

The consolidated financial statements incorporate those of We Are Very Social Limited and all of its subsidiaries (i.e. entities that the Group controls through its power to govern the financial and operating policies so as to obtain economic benefits). Subsidiaries acquired during the year are consolidated using the purchase method. Their results are incorporated from the date that control passes. All financial statements are made up to 31 December.

All intra-group transactions, balances and unrealized gains on transactions between Group companies are eliminated on consolidation. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by other members of the Group.

The cost of a business combination is the fair value at the acquisition date, of the assets given, equity instruments issued and liabilities incurred or assumed, plus directly attributable costs. The excess of the cost of a business combination over the fair value of the identifiable assets, liabilities and contingent liabilities acquired is recognized as goodwill.

Where a transaction results in an increased or decreased shareholding in a subsidiary, but control is not gained or lost, any excess of consideration paid or received and the carrying amount of the non-controlling interest is recognized directly in equity.

Where a transaction results in control being gained over an investment which was previously accounted for under the equity method, the carrying value of the investment is impaired to cost and thereafter accounted for as a business combination.

Investments in associates are measured using the equity method on consolidation.

Going concern

The directors have at the time of approving the financial statements, a reasonable expectation that the Group and the Company have adequate resources to continue in operational existence for the foreseeable future. Thus they continue to adopt the going concern basis of accounting in preparing the financial statements

Turnover

Turnover is recognized at the fair value of the consideration received or receivable PR consultancy and marketing services provided to external customers in the ordinary nature of the business. The fair value of consideration takes into account trade discounts, settlement discounts and volume rebates. Turnover is shown net of Value Added Tax.

Turnover is recognized as contract activity progresses, in accordance with the terms of the contractual agreement and the stage of completion of the work. It is in respect of the provision of promotional services including fees, commissions, and rechargeable expenses subject to specific contract. When recorded turnover exceeds the amounts invoiced to clients, the excess is classified as accrued income.

Intangible fixed assets — goodwill

Goodwill is capitalized and written off evenly over 10 years as, in the opinion of the directors, this represents the period over which the goodwill is expected to give rise to economic benefits.

Intangible fixed assets — other than goodwill

Research and development

The Company capitalizes development expenditure as an intangible asset when it is able to demonstrate all of the following:

(a)	The technical feasibility of completing the development so the intangible asset will be available for use or sale.

(b)	Its intention to complete the development and to use or sell the intangible asset.

(c)	Its ability to use or sell the intangible asset.

(d)	A market exists for the asset

(e)	The availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset.

(f)	Its ability to measure reliably the expenditure attributable to the intangible asset during its development.

Capitalized development expenditure is initially recognized at cost and subsequently measured at cost less accumulated amortization and accumulated impairment losses.

Capitalized development expenditure is amortized on a straight line basis over its useful life, which is 36 months. The directors consider these useful lives to be appropriate because this is the period in which the group is expected to receive the majority of the economic benefit.

All research expenditure and development expenditure that does not meet the above conditions is expensed as incurred.

Other intangible assets

Intangible assets are initially recognized at cost and are subsequently measured at cost less accumulated amortization and accumulated impairment losses. Intangible assets are amortized to profit or loss on a straight-line basis over their useful lives, as follows:-

Purchased software            33.34% straight line

Amortization is revised prospectively for any significant change in useful life or residual value.

Tangible fixed assets

Tangible fixed assets are initially measured at cost and subsequently measured at cost net of depreciation and any impairment losses. Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost or valuation of each asset to its estimated residual value on a straight line basis over its expected useful life, as follows:

Leasehold buildings	Over the term of the lease
Plant and machinery	25% to 50% straight line
Fixtures, fittings and equipment	25% straight line

Residual value is calculated on prices prevailing at the reporting date, after estimated costs of disposal, for the asset as if it were at the age and in the condition expected at the end of its useful life.

Fixed asset investments

Interests in subsidiaries and associates are initially measured at cost and subsequently measured at cost less any accumulated impairment losses. The investments are assessed for impairment at each reporting date and any impairment losses or reversals of impairment losses are recognized immediately in profit or loss.

A subsidiary is an entity controlled by the Company. Control is the power to govern the financial and operating policies of the entity so as to obtain benefits from its activities.

An associate is an entity, being neither a subsidiary nor a joint venture, in which the Group holds a long term interest and where the Group has significant influence. The Group considers that it has significant influence where it has the power to participate in the financial and operating decisions of the associate.

Impairments of fixed assets

At each reporting end date, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest Group of cash-generating units for which a reasonable and consistent allocation basis can be identified. Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment annually, and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Recognized impairment losses are reversed if, and only if, the reasons for the impairment loss have ceased to apply. Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) prior years. A reversal of an impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried in at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held at call with banks, other short-term liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities.

Financial assets

The Group has elected to apply the provisions of Section 11 ‘Basic Financial Instruments’ and Section 12 ‘Other Financial Instruments Issues’ of FRS 102 to all of its financial instruments.

Financial assets are recognized in the Group’s statement of financial position when the Group becomes party to the contractual provisions of the instrument.

Financial assets are classified as either basic or other financial assets. The classification depends on certain criteria determined at the time of recognition.

Basic financial assets

Basic financial assets, which include trade and other receivables and cash and bank balances, are initially measured at transaction price including transaction costs and are subsequently carried at amortized cost using the effective interest method, unless the arrangement constitutes a financing transaction. Where the arrangement constitutes a financing arrangement, the transaction is measured at the present value of the future receipts discounted at a market rate of interest. Other financial assets classified as fair value through profit or loss are measured at fair value.

Other financial assets

Financial assets classified as other financial assets are stated at fair value with any gains or losses arising on remeasurement recognized in profit or loss. The net gain or loss recognized in profit or loss includes any dividend or interest earned on the financial asset.

Impairment of financial assets

Financial assets, other than those held at fair value through profit and loss, are assessed for indicators of impairment at each reporting end date.

Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows have been affected. The impairment loss is recognized in profit or loss.

Derecognition of financial assets

Financial assets are derecognized only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership to another entity.

Financial liabilities

Financial liabilities are classified as either basic or other financial liabilities.

Basic financial liabilities

Basic financial liabilities are initially measured at transaction price, unless the arrangement constitutes a financing transaction, where the debt instrument is measured at the present value of the future receipts discounted at a market rate of interest. They are subsequently measured at amortized cost using the effective interest method, with interest expense recognized on an effective yield basis.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability to the net carrying amount on initial recognition.

Other financial liabilities

Financial liabilities classified as other financial liabilities are stated at fair value with any gains or losses arising on remeasurement recognized in profit or loss.

Derecognition of financial liabilities

Financial liabilities are derecognized when, and only when, the Group’s obligations are discharged, cancelled, or they expire.

Equity instruments

Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

Dividends payable on equity instruments are recognized as liabilities once they are no longer at the discretion of the Group.

Taxation

The tax expense represents the sum of the current tax expense and deferred tax expense. Current tax assets are recognized when tax paid exceeds the tax payable.

Current and deferred tax is charged or credited in profit or loss, except when it relates to items charged or credited to other comprehensive income or equity, when the tax follows the transaction or event it relates to and is also charged or credited to other comprehensive income, or equity.

Current tax assets and current tax liabilities and deferred tax assets and deferred tax liabilities are offset, if and only if, there is a legally enforceable right to set off the amounts and the entity intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.

Current tax is based on taxable profit for the year. Taxable profit differs from total comprehensive income because it excludes items of income or expense that are taxable or deductible in other periods. Current tax assets and liabilities are measured using tax rates that have been enacted or substantively enacted by the reporting date.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled based on tax rates that have been enacted or substantively enacted by the reporting date. Deferred tax is not discounted.

Deferred tax liabilities are recognized in respect of all timing differences that exist at the reporting date. Timing differences are differences between taxable profits and total comprehensive income that arise from the inclusion of income and expenses in tax assessments in different periods from their recognition in the financial statements. Deferred tax assets are recognized only to the extent that it is probable that they will be recovered by the reversal of deferred tax liabilities or other future taxable profits.

Deferred tax is recognized on income or expenses from subsidiaries, associates, branches and interests in jointly controlled entities, that will be assessed to or allow for tax in a future period except where the Group is able to control the reversal of the timing difference and it is probable that the timing difference will not reverse in the foreseeable future.

Deferred tax is recognized on differences between the value of assets (other than goodwill) and liabilities recognized in a business combination and the amounts that can be deducted or assessed for tax. The deferred tax recognized is adjusted against goodwill.

Provisions

Provisions are recognized when the Group has a legal or constructive present obligation as a result of a past event, it is probable that the Group will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the reporting end date, taking into account the risks and uncertainties surrounding the obligation.

Where the effect of the time value of money is material, the amount expected to be required to settle the obligation is recognized at present value. When a provision in measured at present value the unwinding of the discount is recognized as a finance cost in profit or loss in the period it arises.

Employee benefits

The costs of short-term employee benefits are recognized as a liability and an expense, unless those costs are required to be recognized as part of the cost of stock or fixed assets.

The cost of any unused holiday entitlement is recognized in the period in which the employee’s services are received.

Retirement benefits

For defined contribution schemes the amount charged to profit or loss is the contributions payable in the year. Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments.

Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessees. All other leases are classified as operating leases.

Rentals payable under operating leases, after deducting any lease incentives received, are charged to income on a straight line basis over the term of the relevant lease except where another more systematic basis is more representative of the time pattern in which economic benefits from the lease asset are consumed.

Foreign exchange

Transactions in currencies other than the functional currency (foreign currency) are initially recorded at the exchange rate prevailing on the date of the transaction.

Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the reporting date. Non-monetary assets and liabilities denominated in foreign currencies are translated at the rate riling at the date or the transaction, or, if the asset or liability is measured at fair value, the rate when that fair value was determined.

All translation differences are taken to profit or loss, except to the extent that they relate to gains or losses on non-monetary items recognized in other comprehensive income, when the related translation gain or loss is also recognized in other comprehensive income.

Critical accounting estimates and judgements

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Critical accounting estimates and assumptions

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates and assumptions will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Impairment of assets

Assets are reviewed for impairment at each reporting date to assess whether any current or future events and circumstances suggest that their recoverable amount may be less than the carrying value. The recoverable amount is the present value of expected future cash inflows. The accuracy of any such impairment calculation will be affected by unexpected changes to the economic situation, and assumptions which differ from actual outcomes. As such, judgement is applied when determining the levels of provisioning.

Amortization period of goodwill

The directors have estimated the useful economic life of the goodwill recognized in relation to the acquisition of We Are Social Srl at 10 years. The accuracy of the estimate may be affected by future business growth and risks.

Critical areas of judgement

Operating lease commitments

In categorising leases as finance leases or operating leases, management makes judgements as to whether significant risks and rewards of ownership have transferred to the Company as lessee.

Intangible assets recognized on acquisition of We Are Social Srl

The directors are of the opinion that there are no material separate intangible assets which are required to be recognized on the acquisition of We Are Social Srl in the 18 months ended 31 December 2014.

NOTES TO THE FINANCIAL STATEMENTS

for the year ended 31 December 2015

1.	TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

The turnover of the Group and profit before taxation were all derived from its principal activity.

Segmental analysis by geographical area:

	12 months to 31 December 2015 £	18 months to 31 December 2014 £
United Kingdom	9,474,215	11,931,128
Europe	24,004,166	26,245,472
Rest of the world	9,718,419	14,556,162

	43,196,800	52,732,762

2.	OPERATING PROFIT

	12 months 31 December 2015 £	18 months to 31 December 2014 £
Profit on ordinary activities before taxation is stated after charging/(crediting):
Depreciation of tangible assets	441,9799	531,989
Amortization of intangible assets	172,711	123,132
Amortization of goodwill	173,146	69,670
(Gain)/loss on disposal of tangible assets	(157,700)	55,816
Loss on foreign exchange transactions	108,210	50,511
Operating lease rentals	1,662,254	1,651,750
Auditors’ remuneration	53,000	45,000

3.	AUDITOR’S REMUNERATION

	12 months to 31 December 2015 £	18 months to 31 December 2014 £
Fees payable to the company’s auditor and its associates
FOR AUDIT SERVICES
Audit of the group’s and company’s financial statements	53,000	45,000
Audit of the company’s subsidiaries	—	—

	53,000	45,000

FOR OTHER SERVICES:	—	—
Taxation compliance services	8,000	—

All other non-audit services	61,000	45,000

4.	EMPLOYEES

	2015 No.	2014 No.
The average monthly number of persons (including directors) employed by the group during the year was:
Directors	14	12
Senior managers	70	47
Consultants	335	262
Administration	40	31

	459	352

	12 months to 31 December 2015 £	18 months to 31 December 2014 £
Staff costs for above persons:
Wages and salaries	17,398,398	24,656,320
Social security costs	2,050,859	3,885,753
Pension costs	593,670	701,973

	20,042,927	29,244,046

5.	DIRECTOR’S REMUNERATION

	12 months to 31 December 2015 £	18 months to 31 December 2014 £
Remuneration for qualifying services	175,716	236,681

Remuneration disclosed above include the following amounts paid to the highest paid director

	12 months to 31 December 2015 £	18 months to 31 December 2014 £
Remuneration for qualifying services	86,216	118,393
Company contributions to defined contribution pension schemes	—	—

	86,216	118,393

The directors are paid for their services through We Are Social Limited, a 100% subsidiary located in England and Wales.

6.	INTEREST RECEIVABLE AND SIMILAR INCOME

	12 months to 31 December 2015 £	18 months to 31 December 2014 £
INTEREST INCOME
Interest on bank deposits	2,141	4,682
Interest receivable from group companies	60,807	—

Total interest receivable	62,948	4,682

OTHER INCOME FROM INVESTMENTS
Income from participating interest — associates	—	90,804

7.	INTEREST PAYABLE AND SIMILAR CHARGES

	12 months to 31 December 2015 £	18 months to 31 December 2014 £
Interest on financial liabilities measured at amortized cost:
On bank loans and overdrafts	107,924	3,892
Other finance costs:
On overdue tax	—	24,179

	107,924	28,071

8.	TAXATION

	12 months to 31 December 2015 £	18 months to 31 December 2014 £
Current tax:
UK corporation tax on profits of the period	378,431	286,267
Adjustments in respect of previous periods	(10,091)	68,307
Foreign corporation tax Adjustments in foreign tax in respect of prior periods	939,310	656,141

Total current tax	1,307,650	1,010,715
Deferred taxation:
Origination and reversal of timing differences	162,046	220,979

Total tax on profit on ordinary activities	1,469,696	1,231,694

The tax rate for the current period is lower than the prior period due to changes in the UK Corporation tax rate which decreased from 24% to 23% from 1 April 2014.

Further reductions to the UK Corporation tax rates were substantively enacted as part of the Finance Bill 2014 on 2 July 2014. These reduce the main rate to 21% from 1 April 2015 and to 20% from 1 April 2016. The deferred tax assets and liabilities reflect these rates.

The charge for the year can be reconciled to the profit per the statement of comprehensive income as follows:

	12 months to 31 December 2015 £	18 months to 31 December 2014 £
Factors affecting tax charge for period:
The tax assessed for the period is higher than the standard rate of corporation tax in the UK (21.5%). The differences are explained below:
Profit on ordinary activities before tax	(2,913,538)	5,054,750

Profit on ordinary activities multiplied by average rate of corporation tax in the UK 20.25% (2014: 22%)	589,991	1,086,771
Effects of:
Expenses not deductible for tax purposes	42,225	82,422
Differences between depreciation and capital allowances		18,290
Foreign tax adjustments	854,114	410,380
Dividends and distributions received	—	—
Adjustment to tax charge in respect of previous periods	(10,091)	68,307
Unrelieved tax losses	—	48,022
Adjustment in respect of the EMI scheme	—	(703,477)
Other short term timing differences	(6,543)	220,979

Tax charge for period/year	1,469,696	1,231,694

There are no amounts relating to tax recognized directly in other comprehensive income or equity in addition to amounts charged to the income statement.

9.	DIVIDENDS

	12 months to 31 December 2015	18 months to 31 December 2014 £
Ordinary interim paid	—	80,000

10.	GOODWILL

GROUP	Goodwill
Cost	£
1 January 2015 & 31 December 2015	1,664,004

Amortization
1 January 2015	69,670
Charge for the year	173,146

31 December 2015	242,816

Net book value
31 December 2015	1,421,188

31 December 2014	1,594,334

All of the goodwill relates to the acquisition of controlling interest in We Are Social SRL. This acquisition was funded by a capital contribution from the parent company. Amortization of goodwill is included within Administrative expenses in the Consolidated Income Statement.

11.	OTHER INTANGIBLE ASSETS

	Purchased software £	Development costs £	Total £
GROUP
Cost
1 January 2015	4,301	445,215	449,516
Additions	2,968	234,961	237,929
Disposals	—	(27,309)	(27,309)

31 December 2015	7,269	652,867	660,136

Amortization
1 January 2015	2,442	172,489	174,931
Charge for the year	1,214	171,497	172,711
Disposals	—	(20,010)	(20,010)

31 December 2015	3,656	323,976	327,632

Net book value
31 December 2015	3,613	328,891	332,504

31 December 2014	1,859	272,726	274,585

12.	TANGIBLE FIXED ASSETS

	Land and buildings £	Plant and machinery £	Fixtures, fittings and equipment £	Total £
GROUP
Cost
1 January 2015	139,831	688,018	1,142,248	1,970,097
Additions	42,466	1,272,676	1,346,628	2,661,770
Disposals	—	—	(211,008)	(211,008)

31 December 2015	182,297	1,960,694	2,277,868	4,420,859

Depreciation
1 January 2015	62,913	411,558	348,010	822,481
Charged in the year	66,358	172,360	203,261	441,979
Disposals	—	—	(140,547)	(140,547)

31 December 2015	129,271	583,918	410,724	1,123,913

Net book value
31 December 2015	53,026	1,376,776	1,867,144	3,296,946

31 December 2014	76,918	276,460	794,238	1,147,616

COMPANY				Plant and machinery
Cost
1 January 2015				5,114
Additions				18,000

31 December 2015				23,114

Depreciation
1 January 2015				4,229
Charged in the year				799

31 December 2015				5,028

Net book value
31 December 2015				18,086

31 December 2014				885

13.	FIXED ASSETS INVESTMENTS

Shares in group undertakings
COMPANY

Cost

1 January 2015 & 31 December 2015	9,015,616

Net book value
At 31 December 2015	9,015,616

At 31 December 2014	9,015,616

In the opinion of the directors, the aggregate value of the company’s investment in subsidiary undertakings is not less than the amount included in the balance sheet.

Details of the company’s subsidiaries at 31 December 2015 are as follows:

		Shares held
Company	Country of registration or incorporation	Class	%
Subsidiary undertakings:
We Are Social Pty Ltd*	Australia	Ordinary	100
We Are Social GmbH	Germany	Ordinary	100
We Are Social SarL	France	Ordinary	100
We Are Social Ltda	Brazil	Ordinary	100
We Are Social Pte Limited	Singapore	Ordinary	100
We Are Social Inc*	USA	Ordinary	100
We Are Social Limited	UK	Ordinary	100
We Are Social SRL**	Italy	Ordinary	100
We Are Social Consulting (Shanghai)	China	Ordinary	100
CO., LTD.

*	These subsidiaries hold 100% of the issued share capital in We Are Social CRM Pty Ltd, a company incorporated in Australia, and We Are Social West Inc, a company incorporated in the USA.

**	The remaining 69% of share capital of We Are Social SRL was acquired on 1 April 2014. An amount of £90,804 was recognized in the consolidated income statement in respect of the 18 months ended 31 December 2014, being the Group’s share of the profits of the associate for the period.

The principal activity of these undertakings for the last relevant financial year was that of providing marketing communication services.

By virtue of Section 479A of the Companies Act 2006, We Are Social Limited is exempt from the Companies Act requirements relating to the audit of the individual accounts.

14.	DEBTORS

	Group		Company
	31 December 2015 £	31 December 2014 £	31 December 2015 £	31 December 2014 £
Due within one year
Trade debtors	8,899,000	8,767,740	—	17,150
Amounts due from subsidiary undertakings	—	—	5,013,264	4,023,409
Other debtors	1,503,423	608,941	2,794	15,016
Prepayments and accrued income	3,271,918	3.471,082	132,249	50,153

	13,674,341	12,647,763	5,148,307	4,105,728
Due in more than one year:
Deferred tax asset (see note 16)	—	94,003	41,909	44,083

	—	94,003	41,909	44,083

Total debtors	13,674,341	12,941,766	5,190,216	4,149,811

15.	CREDITORS: Amounts falling due within one year

	Group		Company
	31 December 2015 £	31 December 2014 £	31 December 2015 £	31 December 2014 £
Trade debtors	1,692,160	1,610,902	66,223	35,031
Amounts due from subsidiary undertakings	—	—	4,912,067	3,699,875
Corporation tax payable	301,056	354,945	—	(576)
Other taxation and social security	2,090,810	2278,472	(28,411)	(5,710)
Directors current accounts	—	23,390	—	23,390
Other creditors	1,524,686	716,505	101,058	74,710
Accruals and defend income	5,353319	4,569,385	83,702	187,590

	10,962,431	9,553,599	5,134,639	4,014,310

16.	PROVISIONS FOR LIABILITIES

	Group		Company
	2015	2014	2015	2014
	£	£	£	£
Deferred tax liabilities	(68,013)	—	—	—

Provision for deferred tax has been made as follows:

	Group 2015 £	Company 2015 £
Deferred tax liabilities	(110,129)	(205)
Deferred tax assets	42,116	42,116

Net position at 31 December 2015	(68,013)	41,909

The major deferred tax liabilities and assets recognized are:

	Group		Company
	2015	2014	2015	2014
Deferred tax liabilities	£	£	£	£
Accelerated capital allowances	110,129	—	205	—
Other timing differences	—	—	—	—

	110,129	—	205	—

	Group		Company
	2015	2014	2015	2014
Deferred tax liabilities	£	£	£	£
Accelerated capital allowances	—	1,585	—	423
Other timing differences	42,116	92,418	42,116	43,660

	42,116	94,003	42,116	44,083

The other timing differences represent the deferred tax asset in relation to timing differences between the recognition of a number of expenses for tax purposes and in the financial statements. The deferred tax asset is expected to reverse when the expenses are recognized in the financial statements.

17.	Financial instruments

	31 December 2015	Group 31 December 2015
	£	£
Carrying amount of financial assets
Debt instruments measured at amortized cost	16,759,934	16,185,779
Equity instruments measured at cost less impairment	—	—
Instruments measured at fair value through profit or loss	—	—

	16,759,934	16,185,779

Carrying amount of financial liabilities
Measured at fair value through profit or loss
- Non-derivatives that are not part of a trading portfolio	—	—
- Other financial liabilities	—	—
- Measured at amortized cost	5,065,209	4,489,244

	5,065,209	4,489,244

18.	SHARE CAPITAL

	31 December 2015	31 December 2014
	£	£
Allotted, called up and fully paid:
9,356 Ordinary shares of £1 each	9,356	9,356
2,242 A Ordinary shares of £1 each	2,242	2,242
3,000 B Ordinary shares of £1 each	3,000	3,000
3,000 C Ordinary shares of £1 each	3,000	3,000
3,000 D Ordinary shares of £1 each	3,000	3,000
3,000 E Ordinary shares of £1 each	3,000	3,000
3,000 F Ordinary shares of £1 each	3,000	3,000
300 G Ordinary shares of £1 each	300	300
3,000 H Ordinary shares of £1 each	3,000	3,000
1,400 I Ordinary shares of £1 each	1,400	1,400

	31,298	31,298

There were no shares issued or redeemed during the year.

The ordinary shares hold 50 votes each and all other classes of shares one vote each. issue rank pari passu in all other respects.

19.	OTHER RESERVES

	Articles of association reserve	Share option reserve	Total
GROUP	£	£	£
BALANCE AT 1 JULY 2013	2,818	2,309,533	2,312,351
Transfer to profit or loss on expiry of options	—	(2,309,533)	(2,309,533)

BALANCE AT 31 DECEMBER 2014	2,818	—	2,818

BALANCE AT 31 DECEMBER 2015	2,818	—	2,818

The articles of association reserve represent the minimum reserves that are required by the Company’s articles of association.

The share option reserve represents share options which have been granted and have vested, but which have not yet been exercised by the option holders or expired.

20.	OPERATING LEASE COMMITMENTS

At the reporting end date, the Group had outstanding commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

	31 December 2015	31 December 2014
	£	£
Expiry date
Within one year	1,192,197	238,394
Between two and five years	7,945,969	766,024
In over five years	6,830,323	412,578

	15,968,489	1,416,966

During 2015, the Group entered into a new property operating lease which has annual commitments of Elm over a ten year period.

21.	CASH GENERATED FROM OPERATIONS

	12 months to 31 December 2015	18 months to 31 December 2014
	£	£
Profit for the year	1,443,842	3,823,056
Adjustments for:	—	—
Depreciation of tangible fixed assets	441,979	703,990
Amortization of intangible assets	345,857	69,670
Foreign exchange gains	(247,384)	(40,819)
(Gain)/loss on disposal of tangible fixed assets	(157,700)	55,816
Taxation	1,469,696	1,231,694

Operating cash flows before movements in working capital	3,296,290	5,843,406

Increase in trade and other debtors	(826,577)	(3,946,450)
Increase in trade and other creditors	1,105,232	3,408,469

Cash generated from operations	3,574,945	5,305,425

22.	RELATED PARTY TRANSACTIONS

Remuneration of key management personnel

The remuneration of key management personnel is as follows:

	12 months to 31 December 2015	18 months to 31 December 2014
	£	£
Aggregate compensation	2,120,064	1,717,129

Transactions between the Company and its related parties are disclosed below:

	12 months to 31 December 2015	18 months to 31 December 2014
	£	£
Dividends paid to directors	—	80,000

The following amounts were outstanding at the reporting end date:

	12 months to 31 December 2015	18 months to 31 December 2014
	£	£
Amounts owed to related parties	—	23,290
Amounts owed from related parties	—	—

The amounts outstanding are unsecured and will be settled in cash. No guarantees have been given or received. No expense has been recognized in the current or prior years for bad or doubtful debts in respect of amounts owed by related parties.

No further transactions with related parties were undertaken such as are required to be disclosed under FRS 102 Section 33: Related Party Disclosures.

23.	ULTIMATE PARENT COMPANY AND ULTIMATE CONTROLLING PARTY

The directors regard BlueFocus International Group, a company incorporated in China, as the intermediate parent undertaking by virtue of its interest in the share capital of the company. The ultimate parent undertaking is BlueFocus Communications Group. The largest and smallest undertaking for which consolidated accounts are prepared is Bluefocus International Group. The accounts of BlueFocus Communication Group are available from Universal Creative Park, 9 Jiuxianqiao North Road, Cha Yang District, Beijing, 100015, China.

24.	RECONCILIATION ON ADOPTION OF FRS 102

Reconciliations and descriptions of the effect of the transition to FRS 102 on;

(i)	the consolidated equity at the date of transition to FRS 102;

(ii)	the consolidated equity at the end of the comparative period;

(iii)	the consolidated profit or loss for the comparative period reported under previous UK GAAP;

are given below.

There were no effects due to the transition to FRS 102 on;

(iv)	the company equity at the date of transition to FRS 102;

(v)	the company equity at the end of the comparative period; and

(vii)	the company profit or loss for the comparative period reported previous UK GAAP.

Under FRS 102, the Consolidated Statement of Cash Flows presents changes in cash and cash equivalents (which include cash in hand, deposits repayable on demand and overdrafts and short-term, highly liquid investments), showing changes arising from operating activities, investing activities and financing activities separately. Under previous UK GAAP, the Consolidated Cash Flow Statement presented changes in cash (which includes cash in hand, deposits repayable on demand and overdrafts) under the headings of operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources, and financing.

RECONCILIATIONS OF CONSOLIDATED EQUITY			30 June 2013	31 December 2014
	Notes		£	£
Consolidated equity as previously reported under previous UK GAAP			4,440,292	14,194,794
Acquisition of minority interests of subsidiaries post 1 July 2013	(a	)		(3,440,555)
Acquisition of share capital of We Are Social Srl	(b	)		(193,859)
Accrual for untaken holiday pay	(c	)	(65,188)	(58,578)

Consolidated equity reported under FRS 102			4,375,104	10,501,802

RECONCILIATIONS OF CONSOLIDATED PROFIT OR LOSS			18 months to 31 December 2014
	Notes		£
Consolidated profit or loss as previously reported under previous UK GAAP			3,682,398
Acquisition of minority interests of subsidiaries post 1 July 2013	(a	)	134,048
Acquisition of share capital of We Are Social Srl	(b	)	—
Accrual for untaken holiday pay	(c	)	6,610

Consolidated profit or loss reported under FRS 102			3,823,056

a)	Under previous UK GAAP, the Group has recognized goodwill of £3,574,603 in respect of the acquisition of additional share capital in subsidiary undertakings, such that the subsidiaries became wholly owned by the group and the non-controlling interest was eliminated. Under FRS 102, the transaction has been accounted for as a transaction between equity holders with any differences between consideration paid and the carrying value of non-controlling interests recognized in the profit or loss reserve.

In addition, under previous UK GAAP, goodwill amortization of £134,048 was recognized in profit or loss during the period ended 31 December 2014. Under FRS 102 there is no goodwill balance and therefore no amortization is recognized in profit or loss.

b)	On 1 April 2014, the Group acquired the remaining share capital of We Are Social SRL, which had previously been accounted for as an associate in the Group financial statements. Under previous UK GAAP, goodwill of £1,857,863 had been recognized in relation to this becoming a wholly owned subsidiary. Under FRS 102, goodwill on acquisition is £1,664,004.

Therefore, under FRS 102, an amount of £193,858 was recognized directly in equity, representing the impairment of the carry amount of the investment, measured using the equity method, to cost.

c)	An accrual for holiday pay has been recognized on transition to FRS 102. At the transition date, the accrual was £65,188. At 31 December 2014, the accrual was £58,857 with an amount of £nil recognized directly in profit or loss.

DETAILED TRADING AND PROFIT AND LOSS ACCOUNT

		£12 months to 31 December 2015 £		£18 months to 31 December 2014 £
TURNOVER
Sales				244,381
Management charges receivable		1,469,405		1,574,097

		1,469,405		1,818,478
COST OF SALES
Direct costs	70,572		104,786
Wages and salaries (excluding N.I.)	835,375		1,014,936
Directors’ remuneration	—		—
		(905,948)		(1,119,722)

GROSS PROFIT		563,457		698,756
Administrative expenses		(614,005)		(723,422)

Operating profit/(loss)		(50,548)		(24,666)
OTHER INTEREST RECEIVABLE AND SIMILAR INCOME
Bank interest received
INCOME FROM INVESTMENTS
Interest received from subsidiary undertaking	52,337		57,103
Dividends received from participating ints
Profit/(loss) on disposal of unlisted investment
		52,337		57,103
INTEREST PAYABLE
Interest paid to group companies		(93,729)		(105,147)
Bank interest payable		(491)		(528)
PROFIT/(LOSS) BEFORE TAXATION

		(92,432)		(73,239)

This page does not form part of the statutory financial statements.

SCHEDULE OF ADMINISTRATIVE EXPENSES

	12 months to 31 December 2015 £	18 months to 31 December 2014 £
ADMINISTRATIVE EXPENSES
Wages and salaries	—	—
Rent	95,809	42,677
Printing, postage and stationery	1,690	888
Advertising	25,000	25,043
Telephone	34,664	36,834
Computer running costs	7,649	7,049
Travelling expenses	135,867	127,271
Entertaining	1,131	1,954
Legal and professional	77,487	217,022
Accountancy	62,266	29,457
Audit fees	53,004	30,000
Bank charges	2,376	1,473
Profit/loss on foreign currency	65,447	134,653
Staff welfare	(32,842)	4,514
Sundry expenses	37,445	12,580
Subscriptions	10,298	8,791
Depreciation on plant and machinery	(10,860)	2,907
Insurance	47,573	40,309

	614,005	723,422

This page does not form part of the statutory financial statements.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF WE ARE VERY SOCIAL LIMITED

UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENT

	Notes	Unaudited six month period ended 30 June 2017 £	Unaudited six month period ended 30 June 2016 £
TURNOVER	2	32,554,297	25,462,001
Cost of sales		(22,598,069)	(16,788,654)
GROSS PROFIT		9,956,228	8,673,347
Administrative expenses		(9,279,009)	(6,806,670)
OPERATING PROFIT		677,219	1,866,677
Interest payable and similar charges		(34,110)	(46,991)
Interest receivable and similar income		33,101	(3,620)
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		676,210	1,816,066
Taxation	3	(304,128)	(530,841)
PROFIT FOR THE FINANCIAL PERIOD		372,082	1,285,225
PROFIT FOR THE PERIOD ATTRIBUTABLE TO
Owners of the parent		372,082	1,285,225

PROFIT FOR THE PERIOD		372,082	1,285,225

The operating profit for the period arises from the group’s continuing operations

WE ARE VERY SOCIAL LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Unaudited six month period ended 30 June 2017 £	Unaudited six month period ended 30 June 2016 £
PROFIT FOR THE PERIOD	372,082	1,285,225
OTHER COMPREHENSIVE INCOME NET OF TAXATION
Currency translation differences on foreign currency net investments	165,619	109,983

OTHER COMPREHENSIVE INCOME FOR THE PERIOD	165,619	109,983

TOTAL COMPREHENSIVE INCOME FOR THE PERIOD	537,701	1,395,208

WE ARE VERY SOCIAL LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	Notes	Unaudited 30 June 2017 £	Unaudited 30 June 2016 £	Audited 31 December 2016 £
FIXED ASSETS
Goodwill	4	1,162,791	1,335,056	1,248,923
Other intangible assets	5	859,364	516,970	862,930

Total intangible assets		2,022,155	1,852,026	2,111,853
Tangible assets	6	3,638,130	3,881,598	3,633,473

		5,660,285	5,733,624	5,745,326
CURRENT ASSETS
Debtors	7	24,069,856	16,718,515	17,810,220
Cash at bank and in hand		4,915,935	3,197,424	8,178,997

		28,985,791	19,915,939	25,989,217
CREDITORS: Amounts falling due within one year	8	(18,322,516)	(12,488,081)	(15,948,684)

NET CURRENT ASSETS		10,663,275	7,427,858	10,040,533

TOTAL ASSETS LESS CURRENT LIABILITIES		16,323,560	13,161,482	15,785,859

Provision for liabilities		—	(68,014)	—

NET ASSETS		16,323,560	13,093,468	15,785,859

CAPITAL AND RESERVES
Called up share capital		31,298	31,298	31,298
Other reserves		2,818	2,818	2,818
Capital contribution		6,803,706	6,803,706	6,803,706
Profit and loss reserve		9,485,738	6,255,646	8,948,037

		16,323,560	13,093,468	15,785,859

WE ARE VERY SOCIAL LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Share Capital £	Capital Contribution £	Other Reserves £	Profit and loss reserve £	Total £
AUDITED BALANCE AT 31 DECEMBER 2015	31,298	6,803,706	2,818	4,860,438	11,698,260
Profit for the period	—	—	—	1,285,225	1,285,225
Other comprehensive income, net of taxation:	—	—	—	109,983	109,983

Total comprehensive income for the period	—	—	—	1,395,208	1,395,208

UNAUDITED BALANCE AT 30 JUNE 2016	31,298	6,803,706	2,818	6,255,646	13,093,468

AUDITED BALANCE AT 31 DECEMBER 2016	31,298	6,803,706	2,818	8,948,037	15,785,859

Profit for the period	—	—	—	372,082	372,082
Other comprehensive income, net of taxation:	—	—	—	165,619	165,619

Total comprehensive income for the period	—	—	—	537,701	537,701

UNAUDITED BALANCE AT 30 JUNE 2017	31,298	6,803,706	2,818	9,485,738	16,323,560

The capital contribution relates to the acquisition of historic non-controlling interests, payment for which was made by the ultimate parent and classified as a capital contribution.

The profit and loss reserve represents accumulated profits less transfers and distributions to owners.

Other reserves comprise the articles of association reserve and the share option reserve.

WE ARE VERY SOCIAL

UNAUDITED CONDENSED CONSOLIDATED CASH FLOW STATEMENT

	Notes	Unaudited six month period ended 30 June 2017 £	Unaudited six month period ended 30 June 2016 £
CASH FLOWS FROM OPERATING ACTIVITIES
Cash generated from operations	10	(2,374,593)	978,841
Interest paid		(34,110)	(46,991)
Income taxes paid		(234,185)	(539,684)

NET CASH FROM OPERATING ACTIVITIES		(2,642,888)	392,166

INVESTING ACTIVITIES
Purchase of tangible fixed assets		(435,723)	(870,418)
Purchase of intangible fixed assets		(217,552)	(324,429)
Interest received		33,101	(3,620)

NET CASH USED IN INVESTING ACTIVITIES		(620,174)	(1,198,467)

(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS		(3,263,062)	(806,301)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD		8,178,997	4,003,725

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD		4,915,935	3,197,424

Relating to: Bank balances and short-term deposits included in “Cash at bank and in hand”		4,915,935	3,197,424

WE ARE VERY SOCIAL LIMITED

NOTES TO FINANCIAL STATEMENTS

1	KEY ACCOUNTING POLICIES

i.	Basis of preparation

The interim condensed consolidated financial statements have been prepared in accordance with FRS 104 Interim Financial Reporting. The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the Group’s financial statements for the year ended 31 December 2016, which were prepared in accordance with United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice) including FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland” and in accordance with the requirements of the Companies Act.

The same policies and methods as followed in the annual report have been used in the preparation of the interim condensed consolidated financial statements.

The information relating to the six months ended 30 June 2017 and the six months ended 30 June 2016 is unaudited and does not constitute statutory financial statements within the meaning of section 434 of the Companies Act 2006.

The Group’s statutory financial statements for the year ended 31 December 2016 have been reported on by its auditor and delivered to the Registrar of Companies. The report of the auditor was unqualified and did not draw attention to any matters by way of emphasis, or contain a statement under section 498(2) or (3) of the Companies Act 2006.

ii.	Basis of consolidation

The consolidated financial statements incorporate those of We Are Very Social Limited and all of its subsidiaries (i.e. entities that the Group controls through its power to govern the financial and operating policies so as to obtain economic benefits). Subsidiaries acquired during the year are consolidated using the purchase method. Their results are incorporated from the date that control passes. All financial statements are made up to 30 June.

All intra-group transactions, balances and unrealized gains on transactions between Group companies are eliminated on consolidation. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by other members of the Group.

The cost of a business combination is the fair value at the acquisition date, of the assets given, equity instruments issued and liabilities incurred or assumed, plus directly attributable costs. The excess of the cost of a business combination over the fair value of the identifiable assets, liabilities and contingent liabilities acquired is recognized as goodwill.

Where a transaction results in an increased or decreased shareholding in a subsidiary, but control is not gained or lost, any excess of consideration paid or received and the carrying amount of the non-controlling interest is recognized directly in equity.

Where a transaction results in control being gained over an investment which was previously accounted for under the equity method, the carrying value of the investment is impaired to cost and thereafter accounted for as a business combination.

Investments in associates are measured using the equity method on consolidation.

iii.	Going concern

The directors have at the time of approving the financial statements, a reasonable expectation that the Group and the Company have adequate resources to continue in operational existence for the foreseeable future. Thus they continue to adopt the going concern basis of accounting in preparing the financial statements.

iv.	Turnover

Turnover is recognized at the fair value of the consideration received or receivable for the sale of public relations consultancy and marketing services provided to external customers in the ordinary nature of the business. The fair value of consideration takes into account trade discounts, settlement discounts and volume rebates. Turnover is shown net of Value Added Tax.

Turnover is recognized as contract activity progresses, in accordance with the terms of the contractual agreement and the stage of completion of the work. It is in respect of the provision of promotional services including fees, commissions, and rechargeable expenses subject to specific contract. When recorded turnover exceeds the amounts invoiced to clients, the excess is classified as accrued income.

2	TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

The turnover of the Group and profit before taxation were all derived from its principal activity.

Segmental analysis by geographical area:

	Unaudited six month period ended 30 June 2017 £	Unaudited six month period ended 30 June 2016 £
United Kingdom	5,737,799	3,144,811
Europe	18,210,007	14,794,930
Rest of the world	8,606,491	7,522,260

	32,554,297	25,462,001

3	TAXATION

	Unaudited six month period ended 30 June 2017 £	Unaudited six month period ended 30 June 2016 £
Current tax:
UK corporation tax on profits of the period	116,761	308,341
Foreign corporation tax	187,367	222,500
Total current tax	304,128	530,841
Total tax on profit on ordinary activities	304,128	530,841

4.	GOODWILL

GROUP

1 January 2017 (Audited) & 30 June 2017 (Unaudited)	1,664,005

Amortization
1 January 2017 (Audited)	415,082
Charge for the period	86,132

30 June 2017 (Unaudited)	501,214

Net book value
30 June 2017 (Unaudited)	1,162,791
31 December 2016 (Audited)	1,248,923

All of the goodwill relates to the acquisition of controlling interest in We Are Social srl. This acquisition was funded by a capital contribution from the parent company. Amortization of goodwill is included within Administrative expenses in the Consolidated Income Statement.

5.	OTHER INTANGIBLE ASSETS

	Purchased software £	Development costs £	Total £
GROUP
Cost
1 January 2017 (Audited)	37,450	1,476,057	1,513,507
Additions	17,436	217,552	234,988
Disposals	—	—	—

30 June 2017 (Unaudited)	54,886	1,693,609	1,748,495

Amortization
1 January 2017 (Audited)	17,255	633,322	650,577
Charge for the year	16,542	222,012	238,554

30 June 2017 (Unaudited)	33,797	855,334	889,131
Net book value

30 June 2017 (Unaudited)	21,089	838,275	859,364

31 December 2016 (Audited)	20,195	842,735	862,930

6.	TANGIBLE FIXED ASSETS

	Land and buildings £	Plant and machinery £	Fixtures, fittings and equipment £	Total £
Group
Cost
1 January 2017 (Audited)	210,401	2,590,099	2,607,606	5,408,106
Additions		253,403	169,309	422,712

30 June 2017 (Unaudited)	210,401	2,843,502	2,776,915	5,830,818

Depreciation
1 January 2017 (Audited)	206,711	1,090,987	476,935	1,774,633
Charged in the year	3,690	222,029	192,336	418,055

30 June 2017 (Unaudited)	210,401	1,313,016	669,271	2,192,688

Net book value
30 June 2017 (Unaudited)	—	1,530,486	2,107,644	3,638,130

31 December 2016 (Audited)	3,690	1,499,112	2,130,671	3,633,473

7.	DEBTORS

	Unaudited 30 June 2017 £	Unaudited 30 June 2016 £	Audited 31 December 2016 £
Due within one year:
Trade debtors	12,894,806	8,825,971	11,766,360
Other debtors	2,172,779	1,396,559	1,677,435
Prepayments and accrued income	8,213,838	6,495,985	3,971,409
Amounts due from group undertakings	342,265	—	33,543
	23,623,688	16,718,515	17,448,747

Due in more than one year:
Deferred tax asset	446,168	—	361,473

	446,168	—	361,473

Total debtors	24,069,856	16,718,515	17,810,220

8.	CREDITORS: Amounts falling due within one year

	Unaudited 30 June 2017 £	Unaudited 30 June 2016 £	Audited 31 December 2016 £
Trade creditors	3,787,126	2,457,586	2,852,078
Corporation tax payable	296,900	327,613	217,144
Other taxation and social security	2,817,874	2,389,009	2,445,722
Other creditors	3,463,924	1,873,982	2,270,212
Accruals and deferred income	7,058,272	5,439,891	7,798,667
Amounts owed to group undertakings	898,420	—	364,861

	18,322,516	12,488,081	15,948,684

9.	FINANCIAL INSTRUMENTS

Financial instruments	Unaudited 30 June 2017 £	Unaudited 30 June 2016 £
Carrying amount of financial assets
Debt instruments measured at amortized cost	22,257,127	15,550,690

	22,257,127	15,550,690

Carrying amount of financial liabilities
Measured at amortized cost	10,722,081	7,035,741

	10,722,081	7,035,741

10.	CASH GENERATED FROM OPERATIONS

	Unaudited six month period ended 30 June 2017 £	Unaudited six month period ended 30 June 2016 £
Profit for the period	372,082	1,285,226
Adjustments for:
Depreciation	356,128	380,167
Amortization of intangible assets	315,327	229,283
Foreign exchange losses / (gains)	165,619	109,982
Interest payable	(34,110)	(46,991)
Interest receivable	33,101	(3,620)
Loss/(gain) on disposal of tangible fixed assets	(1,063)	3,694
Taxation	304,127	530,841

Operating cash flows before movements in working capital	1,511,211	2,488,582

Increase in trade and other debtors	(6,259,636)	(3,044,174)
Increase in trade and other creditors	2,373,832	1,534,433

Cash generated from operations	(2,374,593)	978,841

11.	ULTIMATE PARENT COMPANY AND ULTIMATE CONTROLLING PARTY

The directors regard BlueFocus International Group, a company incorporated in China, as the intermediate parent undertaking by virtue of its interest in the share capital of the company. The ultimate parent undertaking is BlueFocus Communications Group.

12.	EVENTS AFTER THE REPORTING DATE

The Brazil operation ceased trading in 2016 and was dissolved post June 2017.

Social CRM Hub Pty Ltd was disposed post June 2017 and the proceeds were a non-controlling interest in Metigy Pty Ltd.

AUDITED FINANCIAL STATEMENTS OF INDIGO SOCIAL, LLC

INDEPENDENT AUDITOR’S REPORT

Member and Board of Directors

Indigo Social, LLC

New York, New York

We have audited the accompanying financial statements of Indigo Social, LLC (A Wholly Owned Subsidiary of SNK AD, INC.), which comprise the balance sheet as of December 31, 2016, and the related statements of operations, member’s equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indigo Social, LLC (A Wholly Owned Subsidiary of SNK AD, INC.) as of December 31, 2016 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause LLP

Southfield, Michigan

October 31, 2017

INDIGO SOCIAL, LLC

BALANCE SHEET

ASSETS
TOTAL ASSETS	$—
LIABILITIES AND MEMBER’S EQUITY
TOTAL LIABILITIES	$—

MEMBER’S EQUITY	—

TOTAL LIABILITIES AND MEMBER’S EQUITY	$—

INDIGO SOCIAL, LLC

STATEMENT OF OPERATIONS

REVENUE	$—
OPERATING EXPENSES	—

NET INCOME	$—

INDIGO SOCIAL, LLC

STATEMENT OF MEMBER’S EQUITY

MEMBER’S EQUITY, January 1, 2016	$—
Net Income	—

MEMBER’S EQUITY, December 31, 2017	$—

INDIGO SOCIAL, LLC

STATEMENT OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$—
Adjustments to reconcile net income to net cash flows from operating activities:
Changes in operating capital
Net Cash Flows Used by Operating Activities	—

Net Change in Cash and Cash Equivalents	—

CASH AND CASH EQUIVALENTS – Beginning of Period	—

CASH AND CASH EQUIVALENTS – END OF PERIOD	$—

INDIGO SOCIAL, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Summary of Significant Accounting Policies

Nature of Operations

Indigo Social, LLC (“Indigo” or the “Company”) is a limited liability company formed on December 21, 2016, under the laws of the State of Delaware that commenced operations on January 9, 2017. Indigo provides global marketing services.

NOTE 2 – Subsequent Events

We have evaluated subsequent events occurring through October 31, 2017, the date that the financial statements were available to be issued for events requiring recording or disclosure in our financial statements.

Operations commenced on January 9, 2017.

Subsequent to December 31, 2016, the ownership of Indigo has approved a transaction that will contribute its ownership of Indigo into a merger with other related and unrelated entities. Terms of the transaction are still being negotiated and approved by other unrelated entities.

FINANCIAL STATEMENTS OF INDIGO SOCIAL, LLC FOR THE PERIOD ENDED SEPTEMBER 30, 2017

BALANCE SHEET

ASSETS
CURRENT ASSETS
Accounts receivable, net	$481,579
Unbilled work in progress	191,809
Cash	30,445
Prepaid and other current assets	1,878

TOTAL ASSETS	$705,711
LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$57,058
Deferred revenues	406,824
Due to related party	219,987
Accrued expenses	1,000

TOTAL LIABILITIES	$684,869

MEMBER’S EQUITY	20,842

TOTAL LIABILITIES AND MEMBER’S EQUITY	$705,711

INDIGO SOCIAL, LLC

STATEMENT OF OPERATIONS

REVENUE	$1,361,648
OPERATING EXPENSES	(1,340,806)

NET INCOME	$20,842

INDIGO SOCIAL, LLC

STATEMENT OF MEMBER’S EQUITY

MEMBERS’ EQUITY, January 1, 2017	$—
NET INCOME	20,842

MEMBERS’ EQUITY, September 30, 2017	$20,842

INDIGO SOCIAL, LLC

STATEMENT OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$20,842
Adjustments to reconcile net income to net cash flows from operating activities:
Changes in operating capital
Accounts receivable, net	(481,579)
Unbilled work in progress	(191,809)
Prepaid expenses	(1,878)
Accounts payable	57,058
Deferred revenue	406,824
Due to related party	219,987
Accrued expenses	1,000
Net Cash Flows Used by Operating Activities	9,603

Net Change in Cash and Cash Equivalents	30,445

CASH AND CASH EQUIVALENTS – Beginning of Period	—

CASH AND CASH EQUIVALENTS – END OF PERIOD	$30,445

INDIGO SOCIAL, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Summary of Significant Accounting Policies

Nature of Operations

Indigo Social, LLC (“Indigo” or the “Company”) is a limited liability company formed on December 21, 2016, under the laws of the State of Delaware that commenced operations on January 9, 2017. Indigo provides global marketing services.

Basis of Presentation

The accompanying financial statements include the accounts and transactions of Indigo Social, LLC, which is a wholly owned subsidiary of SNK AD, Inc.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amount of revenues and expenses recognized during the periods presented. We review all significant estimates affecting our financial statements on a recurring basis and record the effect of any necessary adjustments prior to their publication. Judgments and estimates are based on our beliefs and assumptions derived from information available at the time such judgments and estimates are made. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements. Estimates are primarily used in our assessment of the allowance for doubtful accounts and revenue recognition for customer contracts.

Classifications of Current Assets and Liabilities

Assets and liabilities are classified as current or non-current on the basis of expected realization or payment within or beyond one year.

Revenue Recognition

We recognize revenue in accordance with FASB Accounting Standards Codification (“FASB ASC”) Topic 605, Revenue Recognition. Revenue is recognized when the service is performed in accordance with the client arrangement and upon the completion of the earnings process. Prior to recognizing revenue, persuasive evidence of an arrangement must exist, the sales price must be fixed or determinable, delivery, performance and acceptance must be in accordance with the client arrangement and collection must be reasonably assured.

For service contracts that we enter into with our customers, we act as a principal. In addition to the services we perform, we contract directly with other third-party suppliers for media, production, or other ancillary services that our customers require. We are responsible for payment for the services that those entities provide. We record revenue for the services we perform and the cost of the services of the independent third parties.

The nature of our business is that we enter into contracts to provide services for our customers. Accordingly, we recognize revenue on a proportional performance basis. The proportional performance basis is generally applied in service arrangements that require the performance of more than one act of service. Under this method, revenue is recognized based on the pattern of performance as each act is performed. The facts and circumstances of each situation is assessed to determine the pattern of performance for the recognition of revenue. A majority of our contracts are fixed fee in nature and the pattern of performance that revenue is recorded is based on a percentage of completion of milestone deliverables as defined in the contract. Additionally, we have fixed fee jobs that are performed on a monthly basis, where the pattern of performance is the services that are performed in that particular month. For those contracts, revenue is recognized monthly.

Revenues recognized in excess of amounts billed are classified under current assets as unbilled work in progress. Billings in excess of revenues are classified under current liabilities as deferred revenue.

We may incur costs subject to change orders, whether approved or unapproved by the customer, and/or claims related to certain contracts and we may even earn bonuses above and beyond our contracted fees. We determine the probability that such costs or bonuses will be recovered based upon evidence such as past practices with the customer, specific discussions, preliminary negotiations or verbal approvals with the customer. We treat items as a cost of contract performance in the period incurred if it is not probable that the costs will be recovered, or will recognize revenue if it is probable that the contract price will be adjusted and can be reliably estimated. As of September 30, 2017, there were no unapproved change orders recorded as revenue. There were $85,000 of earned bonuses included in revenue at September 30, 2017.

Operating Expenses

Operating expenses are comprised of consultant fees and and other contracted service costs. A majority of the Company’s operating services are provided by a related party. See note 2. Additionally, other administrative support services, which includes management, occupancy, and other overhead costs and support support services are provided by a related party at no charge to Indigo.

We provide an allowance for doubtful accounts when collection of an account receivable is considered doubtful. Receivables are written off against the allowance when deemed uncollectible. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates including, among others, the customer’s access to capital, the customer’s willingness or ability to pay, general economic and market conditions and the ongoing relationship with the customer. We consider accounts receivable delinquent after 60 to 90 days, but do not generally include delinquent accounts in our analysis of the allowance for doubtful accounts unless the accounts receivable have been outstanding for 90 days. In addition to balances that have been outstanding for 90 days, we also include accounts receivable in our analysis of the allowance for doubtful accounts if they relate to customers in bankruptcy or with other known difficulties. Material changes in our customers’ business or cash flows, which may be impacted by negative economic and market conditions, could affect our ability to collect amounts due from them. Based upon our analysis, we determined that an allowance for doubtful accounts of $0 was appropriate as of September 30, 2017.

Should our customers experience financial difficulties or file for bankruptcy, we could experience reduced cash flows and losses in excess of current allowances provided. We do not have any off balance sheet credit exposure to our customers.

We recognize unbilled receivables in circumstances such as when: revenue has been earned and recorded but the amount cannot be billed under the terms of the contract until a later date; costs have been incurred but are yet to be billed under cost reimbursement type contracts; or amounts arise from routine lags in billing (for example, work completed one month but not billed until the next month).

Income Taxes

Indigo is treated as a limited liability company (LLC) for federal income tax purposes. As such, Indigo’s income, losses, and credits are included in the income tax returns of its member.

Indigo recognizes uncertain tax positions in accordance with accounting principles generally accepted in the United States of America. The tax effects from an uncertain tax position can be recognized in the financial statements, only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. Indigo management has determined that there are no material tax uncertainties at September 30, 2017. With few exceptions, Indigo is no longer subject to U.S. federal, state, or local income tax examinations by tax authorities for the years before 2013. Indigo management has determined that there are no material tax uncertainties at September 30, 2017.

NOTE 2 – Due to Related Party

Under an informal service agreement, an entity related through common ownership provides employees, consultants, and administrative support to perform Indigo’s marketing services. Indigo is expected to reimburse the entity for direct (Salaries and Wages, travel, supplies) and indirect costs (rent and equipment) of providing these services. Related party expenses were $619,008 for the period ending September 30, 2017 and are included within operating expenses on the statement of operations. The balance owed by Indigo to the related party at September 30, 2017 was $219,987. Other administrative support services, which includes management, occupancy, and other overhead costs and support services, are provided by a related party at no charge to Indigo.

NOTE 3 – Concentrations

Revenue

Revenues from one customer accounted for 100% of total revenues for the period ending September 30, 2017.

Accounts Receivable

One customer accounted for 100% of total accounts receivable at September 30, 2017.

NOTE 4 – Subsequent Events

We have evaluated subsequent events occurring through October 31, 2017, the date that the financial statements were available to be issued for events requiring recording or disclosure in our financial statements.

Prior to September 30th, 2017 the ownership of Indigo has approved a transaction that will contribute its ownership of Indigo into a merger with other related and unrelated entities. Terms of the transaction are still being negotiated and approved by other unrelated entities.

NOTE 5 – New Accounting Standards

ASU 2016-02 – In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2019, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. Indigo is currently evaluating the impact on our financial statements upon the adoption of this guidance.

ASU 2014-09 – In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers (Topic 606), which will supersede the current revenue recognition requirements in Topic 605, Revenue Recognition. ASU 2014-09 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new guidance will be effective for Indigo’s year ending December 31, 2019. Indigo has not yet determined the potential effects of the new standard on its financial statements.

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED PRO FORMA FINANCIAL STATEMENTS

The following Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements are based on the historical financial statements of the Contributed Entities and cogint after giving effect to the proposed Business Combination of the companies, and the assumptions, reclassifications and adjustments described in the accompanying notes to the Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements. The unaudited Condensed Consolidated and Combined Pro Forma Balance Sheet as of September 30, 2017 gives effect to the Business Combination as if it had occurred on that date. The unaudited Condensed Consolidated and Combined Pro Forma Statements of Operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 give effect to the Business Combination as if it had occurred on January 1, 2016.

The Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements should be read in conjunction with (i) cogint’s historical consolidated financial statements as of and for the nine months ended September 30, 2017 and for the year ended December 31, 2016 and the accompanying notes thereto, which are prepared in accordance with US GAAP; (ii) Vision 7’s historical financial statements for the six months ended June 30, 2017 and for the year ended December 31, 2016 and the accompanying notes thereto, which are prepared in accordance with IFRS; (iii) WAVS’s historical financial statements for the six months ended June 30, 2017 and for the year ended December 31, 2016 and the accompanying notes thereto, which are prepared in accordance with UK GAAP; (iv) Indigo’s historical financial statements for the nine months ended September 30, 2017 and for the year ended December 31, 2016 and the accompanying notes thereto, which are prepared in accordance with US GAAP; and (v) the accompanying Notes to the Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements.

Based on preliminary evaluation, for accounting purposes, the Company will recognize the Business Combination in accordance with Accounting Standards Codification (“ASC”) 805-40, “Reverse Acquisitions.” Preliminarily, we have concluded that the Company will be the accounting acquiree in the Business Combination, with the Contributed Entities being the accounting acquirer, based on the following factors: (i) the existence of a controlling financial interest and the relative voting rights of the two parties (upon the Closing of the Business Combination, the Company will issue to BlueFocus shares of the Company’s common stock, representing 63.0% of the Company’s common stock on a fully diluted, basis after giving effect to such issuance); (ii) the composition of the board of directors of the combined entity (the board of directors of the combined company will be composed of seven directors with certain current directors resigning and the remaining directors appointing the new directors as provided for in the Stockholders’ Agreement); and (iii) the composition of senior management of the combined entity (the current executive officers will resign and the new directors will appoint new executive officers).

Under the reverse acquisition, the accounting acquiree, the Company, will issue equity shares to the owner of the Contributed Entities, the accounting acquirer. For accounting treatment, the consideration transferred by the Contributed Entities for its interest in the Company will be based on the number of equity shares that the Contributed Entities would have issued to give the current owners of the Company the same equity interest percentage in the combined entity that results from the reverse acquisition. The fair value of the number of equity shares that the Contributed Entities would have issued, combined with the Cash Consideration, will be used as the fair value of consideration transferred in exchange for the Company.

Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities of the Company as of the effective date of the transaction will be recorded and those amounts will be added to those of the Contributed Entities. Any excess of purchase price over the fair value of the net assets acquired will be recorded as goodwill. Financial statements of the Company to be issued after the Closing will reflect these fair values and will not be restated retroactively to reflect the historical financial position or results of operations of the Company. Following the Closing of the Business Combination, and subject to the finalization of the purchase price allocation, the earnings of the combined entity will include the effect of any purchase accounting adjustments, including any increased depreciation and amortization associated with fair value adjustments to the assets acquired and liabilities assumed.

The unaudited pro forma financial data included in this Information Statement is based on the historical financial statements of cogint and the Contributed Entities, including Vision 7, WAVS and Indigo, and on publicly available information and certain assumptions that we believe are reasonable, which are described in the notes to the Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements included in this Information Statement. We have not performed a detailed valuation analysis necessary to determine the fair market values of cogint’s assets to be acquired and liabilities to be assumed. For the purpose of the Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements, the preliminarily estimated acquisition consideration has been based on 80,000,000 shares of cogint’s common stock owned by the current cogint shareholders, on a fully diluted basis, and the Cash Consideration of $100.0 million. The preliminary acquisition consideration has been allocated to certain assets and liabilities using management assumptions as further described in the accompanying notes. After the Closing of the Business Combination, we will complete the valuation of the fair value of the assets acquired and the liabilities assumed and determine the useful lives of the assets acquired.

The Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements are provided for informational purpose. The pro forma information provided is not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the Business Combination been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the Closing of the Business Combination. In addition, the Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements do not purport to project the future financial position or results of operations of the combined company. Reclassifications and adjustments may be required if changes to the Company’s financial presentation are needed to conform cogint and the Contributed Entities’ accounting policies.

These Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the transaction. These financial statements also do not include any integration costs the companies may incur related to the Business Combination as part of combining the operations of the companies, but do include the elimination of certain non-recurring expenses related to the Business Combination.

COGINT, INC.

CONDENSED CONSOLIDATED AND COMBINED PRO FORMA BALANCE SHEET

As of September 30, 2017

(Amounts in thousands, except share data)

(unaudited)

	cogint Historical	Vision 7 Historical	WAVS Historical	Indigo Historical	Combined Historical	Pro forma adjustments				Pro Forma consolidated
						the Spin-off(a)	Other adjustments
ASSETS:
Current assets:
Cash and cash equivalents	$10,323	$1,590	$6,700	$30	$18,643	$(252)	$100,000	(d	)	$8,320
							(8,425)	(d	)
							(91,575)	(d	)
							(10,071)	(d	)
Accounts receivable, net of allowance for doubtful accounts	37,148	67,284	17,126	482	122,040	(1,351)	—			120,689
Prepaid expenses and other current assets	2,315	20,104	12,627	194	35,240	(515)	(220)	(l	)	34,505

Total current assets	49,786	88,978	36,453	706	175,923	(2,118)	(10,291)			163,514
Property and equipment, net	1,899	9,830	—	—	11,729	(1,128)	—			10,601
Intangible assets, net	91,554	51,159	4,999	—	147,712	(14,401)	(77,153)	(g	)	174,450
							118,292	(g	)
Goodwill	166,256	149,301	2,229	—	317,786	(5,227)	(161,029)	(g	)	620,237
							468,707	(g	)
Other non-current assets	2,425	1,011	3,656	—	7,092	(1,272)	—			5,820

Total assets	$311,920	$300,279	$47,337	$706	$660,242	$(24,146)	$338,526			$974,622

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Trade accounts payable	$12,400	$52,169	$5,333	$57	$69,959	$(1,017)	$—			$68,942
Accrued expenses and other current liabilities	15,622	56,731	15,797	221	88,371	(7,274)	(2,200)	(d	)	78,677
							(220)	(l	)
Deferred revenue	444	—	—	407	851	(52)	—			799
Current portion of long-term debt	2,750	3,833	—	—	6,583	—	(2,750)	(f	)	6,583
							2,750	(f	)

Total current liabilities	31,216	112,733	21,130	685	165,764	(8,343)	(2,420)			155,001
Promissory notes payable to certain shareholders, net	10,543	—	—	—	10,543	—	(10,543)	(f	)	—
Long-term debt, net	49,555	35,529	—	—	85,084	—	(49,555)	(f	)	102,779
							67,250	(f	)
Acquisition consideration payable in stock	10,225	—	—	—	10,225	—	(10,225)	(g	)	—
Other non-current liabilities	—	19,408	3,390	—	22,798	—	—			22,798
Deferred tax liabilities	—	(1,505)	(701)	—	(2,206)	—	44,951	(g	)	42,745

Total liabilities	101,539	166,165	23,819	685	292,208	(8,343)	39,458			323,323

Shareholders’ equity:
Preferred stock	—	—	—	—	—	—	—			—
Common stock	28	119,579	38	—	119,645	—	68	(b	)	108
							(119,617)	(b	)
							40	(c	)
							(28)	(e	)
Treasury stock	(1,274)	—	—	—	(1,274)	—	1,274	(e	)	—
Additional paid-in capital	373,087	3,090	9,115	—	385,292	(62,279)	119,549	(b	)	625,360
							391,960	(c	)
							101,646	(d	)
							(310,808)	(e	)
Retained earnings (accumulated deficit)	(161,460)	10,013	14,942	21	(136,484)	46,476	114,984	(f	)	24,976
Non-controlling interests	—	141	—	—	141	—	—			141
Accumulated other comprehensive income	—	1,291	(577)	—	714	—	—			714

Total shareholders’ equity	210,381	134,114	23,518	21	368,034	(15,803)	299,068			651,299

Total liabilities and shareholders’ equity	$311,920	$300,279	$47,337	$706	$660,242	$(24,146)	$338,526			$974,622

See Notes to Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements

COGINT, INC.

CONDENSED CONSOLIDATED AND COMBINED PRO FORMA STATEMENTS OF OPERATIONS

For the nine months ended September 30, 2017

(Amounts in thousands, except share data)

(unaudited)

	cogint Historical	Vision 7 Historical	WAVS Historical	Indigo Historical	Combined Historical	Pro forma adjustments				Pro Forma consolidated
						the Spin-off(a)	Other adjustments
Revenue	$161,038	$95,100	$63,368	$1,362	$320,868	$(5,871)	$—			$314,997
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	109,509	—	19,106	563	129,178	(5,199)	—			123,979
Sales and marketing expenses	16,636	57,971	27,311	721	102,639	(3,158)	—			99,481
General and administrative expenses	60,938	25,318	14,717	57	101,030	(15,150)	(19,258)	(i	)	62,720
							(3,902)	(j	)
Depreciation and amortization	10,460	4,746	1,095	—	16,301	(724)	2,014	(h	)	17,591
Write-off of long-lived assets	3,626	—	—	—	3,626	—	(3,626)	(g	)	—

Total costs and expenses	201,169	88,035	62,229	1,341	352,774	(24,231)	(24,772)			303,771

Income (loss) from operations	(40,131)	7,065	1,139	21	(31,906)	18,360	24,772			11,226
Other income (expense):
Interest expense, net	(7,098)	(1,264)	(25)	—	(8,387)	—	3,610	(f	)	(4,777)
Other expenses, net	—	(73)	—	—	(73)	—	—			(73)

Total other income (expense)	(7,098)	(1,337)	(25)	—	(8,460)	—	3,610			(4,850)

Income (loss) before income taxes	(47,229)	5,728	1,114	21	(40,366)	18,360	28,382			6,376
Income tax expense (benefit)	—	1,765	430	—	2,195	—	(185)	(k	)	2,010

Net income (loss)	(47,229)	3,963	684	21	(42,561)	18,360	28,567			4,366
Less: Non-controlling interests	—	25	—	—	25	—	—			25

Net income (loss) attributable to parent	$(47,229)	$3,938	$684	$21	$(42,586)	$18,360	$28,567			$4,341

Earnings (loss) per share:
Basic and diluted	$(0.86)									$0.02

Weighted average number of shares outstanding:
Basic and diluted	54,665,776									216,216,217

See Notes to Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements

COGINT, INC.

CONDENSED CONSOLIDATED AND COMBINED PRO FORMA STATEMENTS OF OPERATIONS

For the year ended December 31, 2016

(Amounts in thousands, except share data)

(unaudited)

	cogint Historical	Vision 7 Historical	WAVS Historical	Indigo Historical	Combined Historical	Pro forma adjustments				Pro Forma consolidated
						the Spin-off (a)	Other adjustments
Revenue	$186,836	$120,647	$79,046	$—	$386,529	$(4,585)	$—			$381,944
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	133,798	—	24,207	—	158,005	(4,306)	—			153,699
Sales and marketing expenses	16,296	71,564	29,742	—	117,602	(2,795)	—			114,807
General and administrative expenses	54,094	34,361	17,166	—	105,621	(9,723)	(19,137)	(i	)	76,761
Depreciation and amortization	12,631	6,373	1,331	—	20,335	(607)	2,549	(h	)	22,277
Write-off of long-lived assets	4,055	—	—	—	4,055	(4,055)	—			—

Total costs and expenses	220,874	112,298	72,446	—	405,618	(21,486)	(16,588)			367,544

Income (loss) from operations	(34,038)	8,349	6,600	—	(19,089)	16,901	16,588			14,400
Other income (expense):
Interest expense, net	(7,593)	(2,089)	(100)	—	(9,782)	—	3,848	(f	)	(5,934)
Other expenses, net	(1,497)	(605)	—	—	(2,102)	—	—			(2,102)

Total other income (expense)	(9,090)	(2,694)	(100)	—	(11,884)	—	3,848			(8,036)

Income (loss) before income taxes	(43,128)	5,655	6,500	—	(30,973)	16,901	20,436			6,364
Income tax expense (benefit)	(14,042)	2,432	1,430	—	(10,180)	38	11,841	(k	)	1,699

Net income (loss)	(29,086)	3,223	5,070	—	(20,793)	16,863	8,595			4,665
Less: Non-controlling interests	—	26	—	—	26	—	—			26

Net income (loss) attributable to parent	$(29,086)	$3,197	$5,070	$—	$(20,819)	$16,863	$8,595			$4,639

Earnings (loss) per share:
Basic and diluted	$(0.65)									$0.02

Weighted average number of shares outstanding:
Basic and diluted	44,536,906									216,216,217

See Notes to Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements

NOTES TO UNAUDITED CONDENSED

CONSOLIDATED AND COMBINED PRO FORMA FINANCIAL STATEMENTS

1.	Basis of Presentation

The preceding Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements have been prepared by the Company based on the historical financial statements of cogint and the Contributed Entities, including Vision 7, WAVS and Indigo, to illustrate the effects of the proposed Business Combination. The unaudited pro forma financial data included in this Information Statement is based on the historical financial statements of cogint and the Contributed Entities, and on publicly available information and certain assumptions that we believe are reasonable, which are described below in the Notes to the Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements. The historical financial information is adjusted in the Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements to give effect to pro forma events that are (1) directly attributable to the proposed Business Combination, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

The Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements included herein have been prepared in accordance with the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

2.	Summary of Business Operations and Significant Accounting Policies

The Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 14, 2017. The Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements do not assume any material differences in accounting policies among cogint and the Contributed Entities. Upon consummation of the Business Combination, we will review the accounting policies of cogint and the Contributed Entities to ensure conformity of such accounting policies to those of the Company and, as a result of that review, we may identify differences among the accounting policies of the such entities, that when conformed, could have a material impact on the combined financial statements. At this time, we are not aware of any difference that would have a material impact on the Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements.

3.	Foreign Currency and US GAAP conversion adjustments

cogint and Indigo’s historical consolidated financial statements are prepared in accordance with US GAAP and their reporting currency is US dollars. Vision 7’s historical financial statements are prepared in accordance with IFRS and its reporting currency is Canadian Dollars. WAVS’s historical financial statements are prepared in accordance with UK GAAP and its reporting currency is UK Pounds. For the preparation of the pro forma financial information as presented in the Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements, we have converted Vision 7 and WAVS’s financial statements to US GAAP. In addition, we have also translated Vision 7 and WAVS’s historical financial information from Canadian Dollars and UK Pounds, respectively, to US Dollars, using the following historical exchange rates:

	Vision 7	WAVS
	(USD to Canadian Dollars)	(USD to UK Pounds)
Average exchange rate for the nine months ended September 30, 2017 (Statement of Operations)	1.3029	0.7771
Average exchange rate for the year ended December 31, 2016 (Statement of Operations)	1.3229	0.7468
Period end exchange rate as of September 30, 2017 (Balance Sheet)	1.2509	0.7464

4.	Preliminarily Estimated Acquisition Consideration

On September 6, 2017, the Company entered into the Business Combination Agreement with BlueFocus, pursuant to which, the Company will issue to BlueFocus shares of the Company’s common stock, representing 63.0% of the Company’s common stock on a fully diluted basis after giving effect to such issuance. BlueFocus will contribute to the Company (i) the Contributed Entities, (ii) the Cash Consideration of $100.0 million, and if applicable, certain net working capital adjustments. Under the reverse acquisition, the acquisition consideration transferred by the Contributed Entities for their interest in cogint will be based on the number of equity shares that the Contributed Entities would have issued to give the current owners of cogint the same equity interest percentage in the combined company that results from the reverse acquisition. The fair value of the estimated number of equity shares of 80.0 million that the Contributed Entities would have issued, combined with the Cash Consideration (as presented below), will be used as the preliminary fair value of consideration transferred in exchange for the Company.

(In thousands, except for share data)
Estimated shares of common stock owned by the current cogint shareholders	80,000,000
Closing market price as of September 30, 2017	$4.90

Fair value of shares of common stock	392,000
Cash Consideration	101,646

Preliminary acquisition consideration	$493,646

The Cash Consideration of $101,646 includes the estimated remaining Cash Contribution (including $20.0 million to be capitalized in Red Violet), after the payment of transaction-related expenses as of the Closing, plus cash and cash equivalents balance of cogint (excluding Red Violet).

(In thousands)
Cash Contribution	$100,000
Less: Estimated payment of transaction-related expenses as of the Closing	(8,425)
Plus: Cash and cash equivalents balance of cogint	10,071

Total Cash Consideration	$101,646

The preliminary estimated acquisition consideration, currently based on the closing price of the Company’s common stock on September 30, 2017 of $4.90, may change significantly if the trading price of the Company’s common stock fluctuates materially from the market value as of September 30, 2017. If the share price were to decrease by 10% or increase by 10%, the impact to total consideration and goodwill generated from the transaction would be as follows:

	10% decrease in the value of cogint common stock	Based on $4.90, closing price of cogint common stock as of September 30, 2017	10% increase in the value of cogint common stock
Total acquisition consideration	$454,446	$493,646	$532,846
Goodwill – excess of purchase price over identifiable assets acquired and liabilities assumed	$429,507	$468,707	$507,907

Based on preliminary evaluation, for accounting purposes, the Company will recognize the Business Combination in accordance with ASC 805-40, “Reverse Acquisitions.” Preliminarily, we have concluded that the Company will be the accounting acquiree in the Business Combination, with the Contributed Entities being the accounting acquirer. Under the acquisition method of accounting, as of effective time of the Business Combination, the assets acquired, including the identifiable intangible assets, and liabilities assumed from cogint will be recorded at their respective fair values. Any excess of the purchase price for the Business Combination over the net fair value of cogint’s identified assets and liabilities assumed will be recorded as goodwill. The preliminary estimated acquisition consideration would be allocated as indicated in the table in Note 5 below.

We have not performed a detailed valuation analysis necessary to determine the fair value of cogint’s assets to be acquired and liabilities to be assumed. Accordingly, the pro forma financial statements include only a preliminary allocation of the purchase price for certain assets and liabilities based on assumptions and estimates. After the Closing of the Business Combination, we will complete the valuation of the fair value of the assets acquired and the liabilities assumed and determine the useful lives of the assets acquired. The adjustments to fair value and the other estimates, including amortization expense, reflected in the accompanying Unaudited Condensed Consolidated and Combined Pro Forma Financial Statements may be materially different from those reflected in the Company’s consolidated financial statements subsequent to the Closing of the Business Combination.

5.	Preliminary Pro Forma and Acquisition Accounting Adjustments

(a)	Reflects the impact of the Spin-off. As a condition to the Closing of the Business Combination, immediately before the Closing, cogint will contribute its IDI Business into Red Violet. The shares of Red Violet will be distributed as a stock dividend to cogint stockholders of record as of the Record Date and to holders of derivative securities who are entitled to participate in such a dividend in accordance with the terms of their securities.

An amount up to $20.0 million of the Cash Consideration will be capitalized to Red Violet at the time of the Spin-Off, which is reflected in the total Cash Consideration. Refer to Note 4 above.

(b)	Reflects the carryover capital structure inherited from the Company (attributable to the legal structure of the transaction).

(c)	Reflects the issuance of estimated 80.0 million shares of common stock, with the preliminary fair value of $392,000, as a portion of the acquisition consideration to the current cogint shareholders, under the reverse acquisition. Refer to Note 4 above for details.

(d)	Reflects the Cash Consideration of $101,646, which includes the estimated remaining Cash Contribution of $91,575 (the total Cash Contribution of $100.0 million minus the estimated payment of transaction-related expenses as of the Closing of $8,425, of which $2,200 has been accrued for as of September 30, 2017) and cash and cash equivalents balance of cogint (excluding Red Violet) of $10,071.

Transaction-related expenses of $2,200 has been included in accrued expenses and other current liabilities of cogint’s historical financial statements as of September 30, 2017, which will be settled through the payment of $8,425 (as mentioned above).

(e)	Reflects the elimination of cogint’s historical equity capital.

(f)	Reflects the assumed refinancing of cogint’s indebtedness as of the Closing of the Business Combination. Pursuant to the Business Combination Agreement, BlueFocus will repay, assume, or refinance cogint’s indebtedness as of the Closing of the Business Combination. Based on the current information available, we believe it is probable that BlueFocus will refinance the current indebtedness. As such, we used the assumption of a five-year long-term debt in the aggregate amount of $70.0 million, with an estimated annual interest rate of 6.5%. Interest expense arising from the refinanced debt is estimated to decrease by $3,610 and $3,848 for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively.

A sensitivity analysis of the estimated annual interest rate is shown below for the refinanced debt:

(In thousands)	Based on 5.9%, 10% decrease	Based on 6.5%	Based on 7.2%, 10% increase
Pro form adjustment of interest expense for the nine months ended September 30, 2017	$(3,912)	$(3,610)	$(3,256)
Pro form adjustment of interest expense for the year ended December 31, 2016	$(4,174)	$(3,848)	$(3,469)

(g)	The following table reflects the initial purchase price allocation of the Business Combination, which is preliminary and subject to changes:

(In thousands)
Assets acquired:
Accounts receivable	$35,797
Prepaid expenses and other current assets	1,800
Property and equipment	771
Intangible assets:
Acquired proprietary technology	16,780
Customer relationships	41,983
Trade names	19,628
Domain names	229
Databases	37,550
Non-competition agreements	2,122

Total intangible assets	118,292
Other non-current assets	1,153

157,813

Liabilities assumed:
Trade accounts payable	11,383
Accrued expenses and other current liabilities	6,148
Deferred revenue	392
Current portion of long-term debt	2,750
Long-term debt	67,250
Deferred tax liabilities	44,951

132,874
Goodwill	468,707

Total consideration	$493,646

Including:
Cash consideration	$101,646
Fair value of common stock	392,000

Total consideration	$493,646

The Business Combination will result in the recognition of deferred tax liabilities of approximately $44,951 related to the amortizable intangible assets of $118,292, based on an expected effective income tax rate of 38%.

As the intangible assets of cogint (excluding Red Violet) will be revalued, the write-off of long-lived assets of $3,626 will be eliminated for the nine months ended September 30, 2017.

In addition, the acquisition consideration payable in stock of $10,225 is settled by the issuance of 2,750,000 shares of cogint’s common stock to Selling Source.

(h)	Reflects the increase in the amortization expenses of $2,014 and $2,549 for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively, resulting from the estimated increase in the fair value of intangible assets.

(i)	Reflects the estimated changes in share-based compensation expense. Pursuant to the Business Combination Agreement, before the Record Date, cogint expects to accelerate the vesting of all outstanding Restricted Stock and RSUs and deliver all shares of common stock underlying such Restricted Stock and RSUs so that such shares will participate in the Spin-Off and Cash Dividend pro rata.

(j)	Reflects the elimination of transaction-related expenses of $3,902 for the nine months ended September 30, 2017.

(k)	Reflects the impact on income tax during the nine months ended September 30, 2017 and the year ended December 2016, based on an expected effective income tax rate of 38%.

(l)	Reflects the elimination of intercompany balances between WAVS and Indigo as of September 30, 2017.

6.	Preliminary Pro Forma Adjusted EBITDA

We will evaluate the financial performance of the combined entity’s on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net income attributable to parent, the most directly comparable financial measure based on US GAAP, adding back interest expense, income tax expense, depreciation and amortization, share-based compensation expense, acquisition and restructuring costs, and others, as noted in the table below.

	Pro Forma
(In thousands)	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Net income attributable to parent	$4,341	$4,639
Interest expense, net	4,777	5,934
Income tax expense	2,010	1,699
Depreciation and amortization	17,591	22,277
Share-based compensation expense	6,817	9,087
Acquisition and restructuring costs	1,203	687
Non-cash loss on exchange of warrants	—	1,273
Non-recurring fund-raising costs	—	224

Adjusted EBITDA	$36,739	$45,820

We present Pro Forma adjusted EBITDA as a supplemental measure of the combined entity’s operating performance because we believe it provides useful information to our investors as it eliminates the impact of certain items that we do not consider indicative of the combined entity’s cash operations and ongoing operating performance. In addition, we will use it as an integral part of our internal reporting to measure the performance of our reportable segments, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA is a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and is an indicator of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect across all reportable segments of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and others.

Adjusted EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure Pro Forma adjusted EBITDA may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

ANNEX A — Business Combination Agreement

Execution Version

BUSINESS COMBINATION AGREEMENT

by and between

BLUEFOCUS INTERNATIONAL LIMITED

and

COGINT, INC.

Dated as of September 6, 2017

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1	Certain Definitions	A-2
1.2	Additional Definitions	A-17
1.3	Certain Interpretations	A-18

ARTICLE II THE SPIN-OFF AND THE TRANSACTIONS
2.1	The Spin-Off and The Transactions	A-20
2.2	The Closing	A-21
2.3	Certificate of Incorporation and Bylaws	A-21
2.4	Directors and Officers	A-22
2.5	Equity Awards	A-22
2.6	Company Warrants	A-22
2.7	Required Withholding	A-22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1	Organization; Good Standing	A-22
3.2	Corporate Power; Enforceability	A-23
3.3	Company Board Approval; Fairness Opinion; Anti-Takeover Laws	A-23
3.4	Requisite Stockholder Approvals	A-24
3.5	Non-Contravention	A-24
3.6	Requisite Approvals	A-24
3.7	Company Capitalization	A-24
3.8	Subsidiaries	A-25
3.9	Company SEC Reports	A-26
3.10	Company Financial Statements; Internal Controls; NASDAQ Listing	A-27
3.11	No Undisclosed Liabilities	A-27
3.12	Absence of Certain Changes	A-28
3.13	Material Company Contracts	A-28
3.14	Property; Assets	A-28
3.15	Environmental Matters	A-29
3.16	Intellectual Property	A-29
3.17	Tax Matters	A-31
3.18	Employee Plans	A-32
3.19	Labor Matters	A-33
3.20	Permits	A-33
3.21	Compliance with Laws	A-34
3.22	Legal Proceedings; Orders	A-34
3.23	Insurance	A-34
3.24	Related Person Transactions	A-34
3.25	Brokers	A-35
3.26	Anti-Bribery and Anti-Corruption	A-35
3.27	Information Technology	A-35
3.28	Personal Data; Customer Data	A-35
3.29	No Vote Required to Effect Spin-Off	A-36
3.30	Customers and Suppliers	A-36

A-i

3.31	No Other Representations or Warranties	A-36
3.32	Independent Investigation	A-37

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT
4.1	Organization; Good Standing	A-37
4.2	Power; Enforceability	A-37
4.3	Non-Contravention	A-38
4.4	Requisite Approvals	A-38
4.5	Legal Proceedings; Orders	A-38
4.6	Ownership of Company Capital Stock	A-39
4.7	Brokers	A-39
4.8	Ownership of Holdings	A-39
4.9	No Vote or Approval Required	A-39
4.10	Sufficiency of Financing	A-39
4.11	Stockholder and Management Arrangements	A-39
4.12	Solvency	A-39
4.13	No Other Negotiations	A-40
4.14	No Other Representations and Warranties	A-40
4.15	Independent Investigation	A-40
4.16	Purchase Entirely for Own Account	A-40
4.17	Investment Experience and Accredited Investor Status	A-40
4.18	Restricted Securities	A-40
4.19	Legend	A-40
4.20	Holdings Capitalization	A-41
4.21	Subsidiaries	A-41
4.22	Financial Statements; No Undisclosed Liabilities	A-42
4.23	Absence of Certain Changes	A-43
4.24	Material Holdings Contracts	A-43
4.25	Property; Assets	A-43
4.26	Environmental Matters	A-44
4.27	Intellectual Property	A-44
4.28	Tax Matters	A-45
4.29	Employee Plans	A-47
4.30	Labor Matters	A-48
4.31	Permits	A-49
4.32	Compliance with Laws	A-49
4.33	Insurance	A-49
4.34	Related Person Transactions	A-49
4.35	Anti-Bribery and Anti-Corruption	A-49
4.36	Information Technology	A-50
4.37	Personal Data; Customer Data	A-50
4.38	Customers and Suppliers	A-51

ARTICLE V INTERIM OPERATIONS OF THE COMPANY
5.1	Affirmative Obligations of the Company	A-51
5.2	Forbearance Covenants of the Company	A-51
5.3	Affirmative Obligations of the Parent	A-54
5.4	Forbearance Covenants of the Parent	A-54
5.5	No Solicitation	A-55

A-ii

ARTICLE VI ADDITIONAL COVENANTS
6.1	Required Action and Forbearance; Efforts	A-59
6.2	Antitrust Filings	A-60
6.3	Stockholder Consent; Information Statement; Proxy Statement	A-61
6.4	Company Stockholder Meeting	A-62
6.5	Financing	A-63
6.6	Financing Cooperation	A-63
6.7	Anti-Takeover Laws	A-65
6.8	Access	A-65
6.9	Directors’ and Officers’ Exculpation, Indemnification and Insurance	A-66
6.10	Employee Matters	A-68
6.11	Notification of Certain Matters	A-69
6.12	Public Statements and Disclosure	A-69
6.13	Transaction Litigation	A-69
6.14	Stock Exchange Listing	A-69
6.15	Credit Agreement; Promissory Notes	A-70
6.16	No Control of the Other Party’s Business	A-70
6.17	Acquisitions	A-71
6.18	Spin-Off Agreements	A-71
6.19	Corporate Name	A-71
6.20	CFIUS Approval	A-71
6.21	Formation of Holdings	A-72
6.22	Stockholders’ Agreement	A-72
6.23	Spreadsheet	A-72
6.24	Litigation Settlement	A-72
6.25	Holdings Net Working Capital	A-72
6.26	Other Actions	A-73

ARTICLE VII CONDITIONS TO THE TRANSACTIONS
7.1	Conditions to Each Party’s Obligations to Effect the Transactions	A-73
7.2	Conditions to the Obligations of the Parent	A-73
7.3	Conditions to the Company’s Obligations	A-75

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER
8.1	Termination	A-76
8.2	Manner and Notice of Termination; Effect of Termination	A-77
8.3	Fees and Expenses	A-77

ARTICLE IX GENERAL PROVISIONS
9.1	Survival of Representations, Warranties and Covenants	A-80
9.2	Notices	A-80
9.3	Assignment	A-81
9.4	Confidentiality	A-82
9.5	Entire Agreement	A-82
9.6	Third Party Beneficiaries	A-82

A-iii

9.7	Severability	A-82
9.8	Remedies	A-82
9.9	Governing Law	A-83
9.10	Consent to Jurisdiction; Venue	A-83
9.11	Waiver of Jury Trial	A-83
9.12	Company Disclosure Letter References	A-84
9.13	Parent Disclosure Letter References	A-84
9.14	Counterparts	A-84
9.15	No Limitation	A-84
9.16	Amendment	A-85
9.17	Extension; Waiver	A-85

SCHEDULES

Schedule I	—	Knowledge of the Company
Schedule II	—	Knowledge of the Parent

EXHIBITS

Exhibit A-1	—	Form of Amended and Restated Charter
Exhibit A-2	—	Form of Amended and Restated Bylaws
Exhibit B	—	Form of Stockholder Consent
Exhibit C	—	Separation and Distribution Agreement
Exhibit D	—	Tax Matters Agreement
Exhibit E	—	Employee Matters Agreement
Exhibit F	—	Form of SpinCo Note
Exhibit G	—	Illustrative Example of Spreadsheet Calculations

A-iv

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”) is made and entered into as of September 6, 2017, by and between BlueFocus International Limited, a private company limited by shares registered in Hong Kong (the “Parent”), and Cogint, Inc., a Delaware corporation (the “Company”). Each of the Parent and the Company are sometimes referred to as a “Party.” All capitalized terms that are used but not otherwise defined in this Agreement have the respective meanings given to them in Article I.

RECITALS

A. Upon the terms and subject to the conditions set forth herein, the Company desires to issue and sell to the Parent, and the Parent desires to subscribe for and purchase from the Company, certain shares of Company Common Stock (as defined herein), for and in consideration of the Parent’s contribution to the Company of (i) all of the issued and outstanding membership interests, shares of capital stock and/or other equity interests of Vision 7 International Inc., a Canadian company (“V7”), We Are Very Social Limited, a limited company domiciled and incorporated in England and Wales (“WAS”), Indigo Social, LLC, a Delaware limited liability company (“Indigo”), and any Potential Acquisition Target or other entity acquired pursuant to a Permitted Acquisition consummated prior to the Closing, if any (each, an “Acquisition Entity”), and V7’s, WAS’s, Indigo’s and any Acquisition Entity’s respective Subsidiaries, which may be contributed directly or indirectly through one or more newly formed holding companies directly or indirectly wholly-owned by the Parent (individually or collectively, “Holdings”) that may acquire V7, WAS, Indigo, any Acquisition Entity and/or their respective Subsidiaries prior to the Closing in accordance with Section 6.21, and (ii) $100,000,000 in cash (the “Cash Consideration”), of which the Cash Dividend will be allocated among Company Common Stock and certain other securities convertible into or exchangeable or exercisable for Company Common Stock, all as set forth herein, as a special dividend or payment, in each case, contingent upon the occurrence of the Closing (as defined herein) (the foregoing subscription and contribution transactions, together with the Cash Dividend and the Reverse Stock Split (as defined herein), collectively, the “Transactions”).

B. The Company Board has (i) determined that it is in the best interests of, and fair to, the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the transactions contemplated herein, including the Transactions; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and conditions set forth herein; (iii) resolved to recommend that the Company Stockholders approve (u) the issuance of the Purchased Shares (as defined herein), (v) the change of control resulting from the issuance of the Purchased Shares, (w) an amendment to the Charter (as defined herein), to increase the number of shares of authorized Company Common Stock to 400,000,000 shares to provide a sufficient number of shares of Company Common Stock for the issuance of the Purchased Shares, (x) an amendment to the Charter, to effect the Reverse Stock Split immediately prior to the issuance of the Purchased Shares, (y) such other amendments to the Charter as contemplated by Section 2.3(a) of this Agreement, and (z) an increase of 1,000,000 shares under the 2015 Plan to allow for certain equity award grants prior to the Closing, each pursuant to this Agreement (together, the “Voting Matters”); and (iv) authorized by resolution the taking of the foregoing actions of the holders of Company Common Stock by written consent in lieu of a meeting.

C. The board of directors of the Parent has approved the execution and delivery of this Agreement, the performance by the Parent of its covenants and other obligations hereunder, and the consummation of the Transactions, and the sole shareholder of the Parent has approved the consummation of the Transactions, upon the terms and subject to the conditions set forth herein.

D. It is a condition to the Transactions that the Company distribute to the Company’s stockholders, all of the issued and outstanding shares of common stock of a newly formed corporation (“SpinCo”) which shall be a wholly owned subsidiary of the Company (such distribution referred to as the “Spin-Off”), in accordance with the Spin-Off Agreements (as defined herein).

E. The Parent intends to request that certain stockholders of the Company enter into a written consent and voting agreement with the Parent (the “Voting Agreement”) pursuant to which such stockholders will agree, on the terms and subject to the conditions set forth in the Voting Agreement, to execute and deliver to the Parent a written consent in the form of the Stockholder Consent, pursuant to which such holders shall approve the Voting Matters, in accordance with Section 228 of the DGCL. The Parent further intends to request that the stockholders of the Company delivering the Voting Agreement deliver a stockholders’ agreement, to take effect contingent upon the Closing, pursuant to which the Company, the Parent and such stockholders will agree to the post-Closing composition of the Company Board and certain other matters (the “Stockholders’ Agreement”).

F. The Parent and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Transactions; and (ii) prescribe certain conditions with respect to the consummation of the Transactions.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Parent and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “2008 Plan” means the Cogint, Inc. (f/k/a Tiger Media, Inc. f/k/a Search Media Holdings Limited) Amended and Restated 2008 Share Incentive Plan, as amended.

(b) “2015 Plan” means the Cogint, Inc. (f/k/a IDI, Inc.) 2015 Stock Incentive Plan, as amended.

(c) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receives non-public information of or with respect to the Company to keep such information confidential and use such information only in connection with the evaluation of a negotiated transaction; provided that the provisions thereof are no less restrictive in the aggregate to such counterparty (and any of its Affiliates and Representatives named therein) than the terms of the Confidentiality Agreement. Notwithstanding the foregoing, an “Acceptable Confidentiality Agreement” in effect as of the execution and delivery of this Agreement need not contain any “standstill” or other similar provisions.

(d) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Parent or its Affiliates) to engage in, or otherwise that would reasonably be expected to lead to, an Acquisition Transaction.

(e) “Acquisition Transaction” means any transaction or series of related transactions (other than the Transactions) involving:

(i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other

Person(s), of securities representing more than 20% of the total outstanding voting power of the Company, on the one hand, or Holdings or its Subsidiaries, on the other hand, as applicable, after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 20% of the total outstanding voting power of the Company, on the one hand, or Holdings or its Subsidiaries, on the other hand, as applicable, after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets (including equity securities of any of the Company’s Subsidiaries) constituting or accounting for more than 20% of the consolidated assets, revenue or net income of the Company and its Subsidiaries, on the one hand, or Holdings or its Subsidiaries, on the other hand, as applicable, in each case taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition), excluding the IDI Business or any IDI Subsidiary;

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution, winding up of the Company, on the one hand, or Holdings or its Subsidiaries, on the other hand, as applicable, or other transaction involving the Company, on the one hand, or Holdings or its Subsidiaries, on the other hand, as applicable, pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 20% of the total outstanding voting power of the Company, on the one hand, or Holdings or its Subsidiaries, on the other hand, as applicable, after giving effect to the consummation of such transaction; or

(iv) any combination of the foregoing.

(f) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(g) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Transactions.

(h) “Audited Company Balance Sheet” means the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2016, in the Form 10-K for the period ended December 31, 2016.

(i) “Audited V7 and WAS Balance Sheets” means the audited consolidated balance sheets of V7 and WAS, respectively, as of December 31, 2016.

(j) “Baseline Net Working Capital Percentage” means the combined average of the Net Working Capital Percentages of V7, WAS and Indigo for the three (3) month periods: (a) ending twelve (12) months prior to the calendar month immediately preceding the Closing and (b) the corresponding period ending twenty four (24) months prior to the calendar month immediately preceding the Closing (as applicable).

(k) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York or banks located in Hong Kong are closed.

(l) “Canadian Subsidiaries” means each of the Subsidiaries of Holdings that is either (i) a resident of Canada for purposes of the Tax Act or (ii) a Canadian partnership for purposes of the Tax Act.

(m) “Cash Dividend” means an aggregate amount equal to (i) the Cash Consideration, less (ii) the amount payable by the Company to SpinCo at or immediately after the Closing in satisfaction of all obligations outstanding pursuant to the SpinCo Note, less (iii) the amount of Company Transaction Expenses paid by the Company in accordance with Section 2.1(b)(iii).

(n) “CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity.

(o) “CFIUS Approval” means (i) CFIUS has issued a written notice that it has concluded a review or investigation of the notification voluntarily provided pursuant to the DPA, with respect to the transactions contemplated by this Agreement, and has terminated all action under the DPA either because it has determined that this is not a “covered transaction” under the DPA or that it has determined that there are no unresolved national security concerns with respect to this Agreement; or (ii) if CFIUS has sent a report to the President of the United States requesting the President’s decision and (x) the President has announced a decision not to take any action to suspend or prohibit or place any limitations on the transactions contemplated by this Agreement; or (y) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the date the President received such report from CFIUS.

(p) “Closing Holdings Revenues” means the combined consolidated revenues for V7, WAS and Indigo for the three (3) month period ending at the end of the calendar month immediately preceding the Closing, calculated in accordance with IFRS or United Kingdom Generally Accepted Accounting Practice and the requirements of the Companies Act 2006, as applicable, in a manner consistent with past practice.

(q) “Code” means the Internal Revenue Code of 1986, as amended, or any successor or superseding statute thereto.

(r) “Company Board” means the Board of Directors of the Company.

(s) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(t) “Company Common Stock” means the common stock, par value $0.0005 per share, of the Company.

(u) “Company Intellectual Property Rights” means any Intellectual Property Rights that are owned by the Company or any of its Subsidiaries.

(v) “Company Material Adverse Effect” means any change, event, occurrence, fact, condition, effect or circumstance (each, an “Effect”), individually or in the aggregate, and taken together with all other Effects, that has had or would reasonably be expected to have a material adverse effect (A) on the business, operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, excluding the IDI Business, or (B) the ability of the Company and its Subsidiaries, taken as a whole, to consummate the Transactions, the Spin-Off or any of the other transactions contemplated hereby; provided, however, that, solely for purposes of clause (A), none of the following will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

(ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) changes in conditions in the industries in which the Company and its Subsidiaries conduct business;

(iv) changes after the date of this Agreement in regulatory or legislative conditions in the United States or any other country or region in the world;

(v) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism (including cyber-attacks or cyber terrorism) or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

(vii) the compliance by the Company and its Subsidiaries with the terms of this Agreement or the Spin-Off Agreements, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement or the Spin-Off Agreements;

(viii) changes or proposed changes after the date of this Agreement in GAAP or other applicable accounting standards or Law (or the enforcement of any of the foregoing);

(ix) any Effect resulting from the announcement, pendency or consummation of this Agreement, the Transactions or the Spin-Off;

(x) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); and

(xi) any failure, in and of itself, by the Company and its Subsidiaries to meet (1) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

provided that the Effects set forth in clauses (i), (ii), (iii), (iv), (v), (vi) and (viii) be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent any such Effect has had a disproportionate adverse effect (and solely to the extent of such disproportionate adverse effect) on the Company and its Subsidiaries, taken as a whole, excluding the IDI Business, relative to other companies in the industries in which the Company and its Subsidiaries, excluding the IDI Business, conduct business.

(w) “Company Options” means any options to purchase shares of Company Common Stock outstanding pursuant to the Company Stock Plans or otherwise.

(x) “Company Preferred Stock” means the Convertible Series A preferred stock, par value $0.0001 per share, of the Company and the Convertible Series B preferred stock, par value $0.0001 per share, of the Company.

(y) “Company Registered Intellectual Property Rights” means all of the Registered Intellectual Property Rights owned by the Company or any of its Subsidiaries.

(z) “Company Restricted Stock Unit” means any restricted stock units outstanding under the Company Stock Plans or otherwise.

(aa) “Company Stock Plans” means the 2008 Plan and the 2015 Plan.

(bb) “Company Stockholders” means the holders of shares of Company Capital Stock.

(cc) “Company Transaction Expenses” means any and all legal, accounting, consulting, investment advisory and other fees, costs and expenses of the Company or any of its Subsidiaries relating to the Transactions and the Spin-Off, including, but not limited to, (i) sale bonuses, stay bonuses, change of control payments, severance payments, or other similar payments paid or payable to any Person (including the employer portion of any payroll, social security, unemployment or similar Tax imposed on amounts paid or payable to employees or independent contractors) by the Company or any of its Subsidiaries solely as a result of the consummation of the Transactions or the Spin-Off, but excluding any SpinCo Liabilities, (ii) any prepayment penalty obligations under the Credit Agreement, (iii) to the extent the Company does not purchase a prepaid “tail” policy with respect to the D&O Insurance prior to the Closing pursuant to Section 6.9(c), the Maximum Annual Premium and (iv) the costs set forth on Section 1.1(cc) of the Company Disclosure Letter.

(dd) “Company Warrants” means any outstanding warrants to purchase shares of Company Common Stock.

(ee) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Closing (but following the Spin-Off) and continues to be an employee of the Company or one of its Subsidiaries (including Holdings and its Subsidiaries) immediately following the Closing.

(ff) “Contract” means any contract, subcontract, instrument, warranty, option, note, bond, mortgage, indenture, lease, license, sublicense, sales or purchase order or other legally binding obligation, commitment, agreement, arrangement or understanding, in each case as amended and supplemented from time to time.

(gg) “Credit Agreement” means that certain Credit Agreement, dated December 8, 2015, as amended, by and between Fluent, LLC, a direct wholly owned subsidiary of the Company, as Borrower, the Company, certain subsidiaries of the Company party thereto, the financial institutions party thereto, as lenders, and Whitehorse Finance, Inc., as Administrative Agent.

(hh) “Customer Data” means any data or materials provided by or on behalf of, or otherwise relating to, end users or third party providers in connection with the Company’s and its Subsidiaries’ business and the products, services and technologies offered by the Company and its Subsidiaries.

(ii) “DOJ” means the United States Department of Justice or any successor thereto.

(jj) “DPA” means Section 721 of the Defense Production Act of 1950, as amended, and all rules and regulations thereunder, including as codified at 31 C.F.R. Part 800 et seq.

(kk) “Employee Matters Agreement” means the Employee Matters Agreement, a copy of which is attached hereto as Exhibit E.

(ll) “Environmental Law” means any applicable Law, and any Order with any Governmental Authority that is binding on a Person: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substances. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

(mm) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(nn) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(oo) “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

(pp) “Financing Sources” means the Persons that have entered or will enter into agreements in connection with any Financing, and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates, officers, directors, employees, agents and Representatives involved in the Financing and their successors and assigns.

(qq) “FTC” means the United States Federal Trade Commission or any successor thereto.

(rr) “Fully Diluted Basis” means, with respect to any class of Company Securities, all outstanding shares and all shares issuable in respect of outstanding securities convertible into or exchangeable for such shares, all outstanding stock appreciation rights, options, warrants and other rights to purchase or subscribe for, or outstanding contractual obligations to issue, such class of Company Securities or securities convertible into or exchangeable for such class of Company Securities.

(ss) “GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis.

(tt) “Governmental Authority” means any government, governmental or quasi-governmental authority, or any regulatory entity or body, department, commission, board, agency, instrumentality, taxing authority, political subdivision, bureau, and any court, tribunal, or judicial body, in each case whether supranational, national, federal, state, municipal, county or provincial, and whether of the United States or any other jurisdiction.

(uu) “Hazardous Substance” means (i) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is defined as “hazardous”, “acutely hazardous”, or “toxic” under Environmental Law, and (ii) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls.

(vv) “Holdings Capital Stock” means the capital stock and/or other equity interests of Holdings.

(ww) “Holdings Intellectual Property Rights” means any Intellectual Property Rights that are owned by Holdings or any of its Subsidiaries.

(xx) “Holdings Normalized Net Working Capital” means an amount equal to the Baseline Net Working Capital Percentage multiplied by the Closing Holdings Revenues, which amount may be a working capital deficiency.

(yy) “Holdings Registered Intellectual Property Rights” means all of the Registered Intellectual Property Rights owned by Holdings or any of its Subsidiaries.

(zz) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(aaa) “IDI Business” has the meaning set forth in the Separation and Distribution Agreement.

(bbb) “IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB), applied on a consistent basis.

(ccc) “Indebtedness” means any of the following Liabilities or obligations, with respect to any Person and its Subsidiaries: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees); (ii) Liabilities evidenced by bonds, debentures, notes, or other debt securities; (iii) Liabilities evidencing amounts drawn on letters of credit or banker’s acceptances or similar items; (iv) Liabilities related to the deferred purchase price of property or services (including any seller notes or earn out obligations) other than those trade payables incurred in the ordinary course of business; (v) Liabilities arising from overdrafts; (vi) Liabilities pursuant to capitalized leases that should be, in accordance with GAAP or IFRS (as applicable), recorded as capital leases; (vii) Liabilities pursuant to conditional sale or other title retention agreements; (viii) Liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; and (ix) indebtedness of others guaranteed by such Person or any of its Subsidiaries or secured by any Lien, other than a Permitted Lien, on the assets of such Person or any of its Subsidiaries.

(ddd) “Information Technology” means all computer hardware, Software, microprocessors, networks, firmware and other information technology and communications equipment used in the operations of a Person or any of its Subsidiaries.

(eee) “Intellectual Property Rights” means the rights associated with the following: (i) all inventions, and all improvements thereto, and all patents and patent applications, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) all trademarks, service marks, trade dress rights and similar designation of origin and rights therein, together with all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (“Marks”); (iv) all trade secrets and confidential information (“Trade Secrets”); (v) all data collections and databases and documentation related thereto; (vi) all rights in domain names, web sites, uniform resource locators, social media addresses and handles, and other locators associated with the Internet (“Domain Names”); (vii) registered designs and design rights (“Designs”); and (viii) any other material intellectual property or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(fff) “Interim Stock Issuance” means the issuance of up to 5,500,000 shares of Company Common Stock for SpinCo’s working capital purposes, provided that such issuance (i) must be completed prior to the Record Date, (ii) may only be made (1)(x) through a private placement exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder or (y) pursuant to the company’s shelf Registration Statement on Form S-3, Registration No. 333-205614, provided, however, that the disclosures included in any private placement memorandum or similar document related to such private placement and the disclosures included in any prospectus supplement, post-effective amendment or similar document related to such shelf Registration Statement on Form S-3 must, in each case, be consistent with the information included in the Information Statement, Proxy Statement or SpinCo Registration Statement, as

applicable, and, in each case, shall be subject to the Parent’s reasonable opportunity to review and comment thereon, which comments shall be considered by the Company in good faith and (2) to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, that have an existing relationship with the Company as of the date hereof and (iii) shall not be permitted if it would reasonably be expected to delay any review, or declaration of effectiveness, of the Information Statement, Proxy Statement or SpinCo Registration Statement, as applicable, or otherwise delay the Closing.

(ggg) “IRS” means the United States Internal Revenue Service or any successor thereto.

(hhh) “Knowledge” of (i) the Company, with respect to any matter in question, means the actual knowledge of the Persons set forth on Schedule I, in each case, after reasonable inquiry, and (ii) the Parent, with respect to any matter in question, means the actual knowledge of the Persons set forth on Schedule II, in each case, after reasonable inquiry.

(iii) “Law” shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, regulation, ruling or other legal requirement enacted, adopted, implemented or otherwise in effect by or under the authority of any Governmental Authority.

(jjj) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, arbitration, hearing or proceeding that has been made public or of which a Person has received written notice, administrative enforcement proceeding or other similarly formal legal proceeding (including civil, criminal, administrative or appellate proceeding) commenced, brought, conducted or heard by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(kkk) “Liabilities” shall mean any liability or obligation (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether required or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP or IFRS, as applicable).

(lll) “Lien” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, community property interest or restriction of any nature (excluding restriction on the voting of any security and any restriction on the transfer of any security arising under applicable securities Laws).

(mmm) “Material Company Contract” means any of the following Contracts to which the Company or any of its Subsidiaries is a party or any of their respective assets are bound; provided, however, each of clauses (i) through (xv) below are subject to the first sentence of the preamble to Article III and shall only apply to the extent any Contract or arrangement referred to in clauses (i) through (xv) would be binding on the Company or its Subsidiaries at the Closing (for clarity’s sake, after giving effect to the Spin-Off):

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K of the Securities Act, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as a whole;

(ii) any employment, consulting or other compensatory Contract of the Company or one of its Subsidiaries pursuant to which the Company or one of its Subsidiaries has continuing obligations as of the date of this Agreement with any current or former (x) executive officer of the Company, (y) other employee of the Company or one of its Subsidiaries providing for an annual base salary in excess of $300,000, or (z) any member of the Company Board;

(iii) any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is (1) material to the Company and its Subsidiaries, taken as a whole, and (2) under which the Company has continuing indemnification obligations, other than (A) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (x) the Company or another wholly-owned Subsidiary thereof or (y) any Subsidiary (other than a wholly-owned Subsidiary) of the Company that was entered into in the ordinary course of business consistent with past practice, (B) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business consistent with past practice or (C) Contracts entered into in connection with the purchase, sale or leasing of real property in the ordinary course of business consistent with past practice;

(iv) any Contract with any of the 10 largest customers the Company and its Subsidiaries, determined on the basis of revenues received by each division of the Company and its Subsidiaries for the year ended December 31, 2016;

(v) any Contract containing any covenant (1) limiting in any material respect the right of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person in any line of business; or (2) prohibiting the Company or any of its Subsidiaries from engaging in any business with any Person or levying a fine, charge or other payment for doing so, in each case other than any such Contracts that (A) may be cancelled without Liability to the Company or its Subsidiaries upon notice of ninety (90) days or less; and (B) are not material to the Company and its Subsidiaries, taken as a whole;

(vi) any Contract that requires the Company or any of its Subsidiaries to deal exclusively with any Person with respect to any matter or that provides “most favored nation” pricing or terms to the other party to such Contract or any third party, in each case other than any such Contracts that (1) may be cancelled without Liability to the Company or its Subsidiaries upon notice of ninety (90) days or less; and (2) are not material to the Company and its Subsidiaries, taken as a whole;

(vii) any Contract (A) relating to the disposition or acquisition, directly or indirectly, of assets with a fair market value in excess of $500,000 by the Company or any of its Subsidiaries after the date of this Agreement other than in the ordinary course of business consistent with past practice; (B) pursuant to which the Company or any of its Subsidiaries will acquire any material ownership interest in any other Person or other business enterprise other than any Person that is a Subsidiary of the Company as of the date of this Agreement; or (C) relating to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission relating to the disposition or acquisition, directly or indirectly, of assets (or any division or business) by the Company or any of its Subsidiaries;

(viii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements, letters of credit, interest rate or currency swap agreements, or other Contracts relating to the borrowing of money or extension of credit or other Indebtedness, in each case in excess of $200,000, other than (1) accounts receivables and payables in the ordinary course of business consistent with past practice; (2) loans to Subsidiaries of the Company in the ordinary course of business consistent with past practice; and (3) extensions of credit to customers in the ordinary course of business consistent with past practice;

(ix) any employee collective bargaining agreement or other Contract with any labor union;

(x) any Contract providing for the payment, increase or vesting of any material benefits or compensation in connection with the Transactions (other than Contracts evidencing Company Restricted Stock Units or Company Options);

(xi) any Contract providing for cash severance payments in excess of $50,000 (other than those pursuant to which severance is required by applicable Law);

(xii) any Contract providing for indemnification of any current or former officer, director or employee by the Company or any of its Subsidiaries;

(xiii) any Contract that involves a material joint venture, limited liability company or partnership with any third Person (other than solely among the Company and any of its Subsidiaries);

(xiv) any Contract or series of Contracts with any customer of the Company or a Subsidiary that is reasonably expected to generate at least $1,500,000 in revenue in any one (1) year period; and

(xv) any Contract or series of Contracts with any service provider, vendor or supplier of the Company or a Subsidiary that is reasonably expected to involve at least $500,000 in payments by the Company or a Subsidiary in any one (1) year period.

(nnn) “Material Holdings Contract” means any of the following Contracts to which Holdings or any of its Subsidiaries is a party or any of their respective assets are bound:

(i) any employment, consulting or other compensatory Contract of Holdings or any of its Subsidiaries pursuant to which Holdings or any of its Subsidiaries has continuing obligations as of the date of this Agreement with any current or former (1) executive officer of Holdings or any of its Subsidiaries, or (2) other employee of Holdings or any of its Subsidiaries providing for an annual base salary in excess of $300,000;

(ii) any Contract providing for indemnification or any guaranty by Holdings or any of its Subsidiaries, in each case that is (1) material to Holdings and its Subsidiaries, taken as a whole, and (2) under which Holdings or its Subsidiaries has continuing indemnification obligations, other than (A) any guaranty by Holdings or any of its Subsidiaries thereof of any of the obligations of (x) Holdings or any of its Subsidiaries thereof or (y) any Subsidiary of Holdings that was entered into in the ordinary course of business consistent with past practice, (B) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business consistent with past practice or (C) Contracts entered into in connection with the purchase, sale or leasing of real property in the ordinary course of business consistent with past practice;

(iii) any Contract with any of the 10 largest customers of Holdings and its Subsidiaries, respectively, determined on the basis of revenues received by each division of Holdings and its Subsidiaries for the year ended December 31, 2016;

(iv) any Contract containing any covenant (1) limiting in any material respect the right of Holdings or any of its Subsidiaries to engage in any line of business or to compete with any Person in any line of business; or (2) prohibiting Holdings or any of its Subsidiaries from engaging in any business with any Person or levying a fine, charge or other payment for doing so, in each case other than any such Contracts that (x) may be cancelled without Liability to Holdings or its Subsidiaries upon notice of ninety (90) days or less; and (y) are not material to Holdings and its Subsidiaries, taken as a whole;

(v) any Contract that requires Holdings or any of its Subsidiaries to deal exclusively with any Person with respect to any matter or that provides “most favored nation” pricing or terms to the other party to such Contract or any third party, in each case other than any such Contracts that (1) may be cancelled without Liability to Holdings or its Subsidiaries upon notice of ninety (90) days or less; and (2) are not material to Holdings and its Subsidiaries, taken as a whole;

(vi) any Contract (1) relating to the disposition or acquisition, directly or indirectly, of assets with a fair market value in excess of $500,000 by Holdings or any of its Subsidiaries after the date of this Agreement other than in the ordinary course of business consistent with past practice; (2) pursuant to which Holdings or any of its Subsidiaries will acquire any material ownership interest in any other Person or other business enterprise other than any Person that is a Subsidiary of Holdings as of the date of this Agreement; or (3) relating to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission relating to the disposition or acquisition, directly or indirectly, of assets (or any division or business) by Holdings or any of its Subsidiaries;

(vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements, letters of credit, interest rate or currency swap agreements, or other Contracts relating to the borrowing of money or extension of credit or other Indebtedness, in each case in excess of $200,000, other than

(1) accounts receivables and payables in the ordinary course of business consistent with past practice; (2) loans to Subsidiaries of Holdings in the ordinary course of business consistent with past practice; and (3) extensions of credit to customers in the ordinary course of business consistent with past practice;

(viii) any employee collective bargaining agreement or other Contract with any labor union;

(ix) any Contract providing for the payment, increase or vesting of any material benefits or compensation in connection with the Transactions;

(x) any Contract providing for cash severance payments in excess of $50,000 (other than those pursuant to which severance is required by applicable Law);

(xi) any Contract providing for indemnification of any current or former officer, director or employee by the Company or any of its Subsidiaries;

(xii) any Contract that involves a joint venture, limited liability company or partnership with any third Person (other than solely among the Company and any of its Subsidiaries);

(xiii) any Contract or series of Contracts with any customer of Holdings or a Subsidiary that is reasonably expected to generate at least $1,500,000 in revenue in any one (1) year period; and

(xiv) any Contract or series of Contracts with any service provider, vendor or supplier of Holdings or a Subsidiary that is reasonably expected to involve at least $500,000 in payments by Holdings or a Subsidiary in any one (1) year period.

(ooo) “NASDAQ” means The NASDAQ Global Market and any successor stock exchange or inter-dealer quotation system operated by The Nasdaq Stock Market, LLC or any successor thereto.

(ppp) “Net Working Capital” means an amount in U.S. dollars equal to the total book value of the consolidated current assets of V7, WAS and Indigo, minus the total book value of the consolidated current liabilities of V7, WAS and Indigo, in each case, calculated in accordance with IFRS or United Kingdom Generally Accepted Accounting Practice and the requirements of the Companies Act 2006, as applicable, in a manner consistent with the Audited V7 and WAS Balance Sheets; provided, however, that the following items shall be excluded from the calculation of the consolidated current assets and consolidated current liabilities of V7, WAS and Indigo: (i) cash and cash equivalents, (ii) current portion of long-term debt, (iii) related party balances, (iv) accrued interest, (v) accrued severance and (v) the current portion of deferred taxes.

(qqq) “Net Working Capital Percentage” means, for any three (3) month period, the average monthly Net Working Capital of V7, WAS and Indigo for such period, divided by the combined consolidated revenues for V7, WAS and Indigo over such period, in each case, calculated in accordance with IFRS or United Kingdom Generally Accepted Accounting Practice and the requirements of the Companies Act 2006, as applicable, in a manner consistent with past practice.

(rrr) “Order” shall mean any order, judgment, decision, decree, injunction, ruling, award, settlement, stipulation or writ of any Governmental Authority of competent jurisdiction (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

(sss) “Parent Material Adverse Effect” means any Effect, individually or in the aggregate, and taken together with all other Effects, that has had or would reasonably be expected to have a material adverse effect (A) on the business, operations, financial condition or results of operations of Holdings and its Subsidiaries, taken as a whole, or (B) the ability of the Parent to consummate the Transactions or any of the other transactions contemplated hereby; provided, however, that, solely for purposes of clause (A), none of the following will be deemed to be or constitute a Parent Material Adverse Effect or will be taken into account when determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

(ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) changes in conditions in the industries in which Holdings and its Subsidiaries conduct business;

(iv) changes after the date of this Agreement in regulatory or legislative conditions in the United States or any other country or region in the world;

(v) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism (including cyber-attacks or cyber terrorism) or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

(vii) the compliance by the Parent with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement;

(viii) changes or proposed changes after the date of this Agreement in IFRS or other accounting standards or Law (or the enforcement of any of the foregoing);

(ix) any Effect resulting from the announcement, pendency or consummation of this Agreement or the Transactions;

(x) any failure, in and of itself, by Holdings and its Subsidiaries to meet (1) any public estimates or expectations of Holdings’ revenue, earnings or other financial performance or results of operations for any period; or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute a Parent Material Adverse Effect and may be taken into consideration when determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur);

provided that the Effects set forth in clauses (i), (ii), (iii), (iv), (v), (vi) and (viii) be taken into account when determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur to the extent any such Effect has had a disproportionate adverse effect (and solely to the extent to such disproportionate adverse effect) on Holdings and its Subsidiaries, taken as a whole, relative to other companies in the industries in which Holdings and its Subsidiaries conduct business.

(ttt) “Permitted Acquisitions” has the meaning specified in Section 1.1(ttt) of the Parent Disclosure Letter.

(uuu) “Permitted Liens” means any of the following with respect to a Person or its Subsidiaries: (i) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of such Person and its Subsidiaries to the extent required by GAAP or IFRS, as applicable; (ii) mechanics’, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s, construction, or other similar Liens arising or incurred in the ordinary course of business consistent with past practice that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of such Person and its Subsidiaries in accordance with GAAP or IFRS, as applicable; (iii) pledges or deposits to secure obligations pursuant to workers’ compensation, unemployment insurance, social security, retirement and similar legislation or to secure public or statutory obligations; (iv) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case, in the ordinary course of business consistent with past practice; (v) covenants, conditions, restrictions, easements, minor imperfections of title and other similar non-monetary matters affecting title to such Person’s or its Subsidiaries’ owned or leased real property; provided that such items are complied with and do not, in the aggregate, materially adversely affect: (a) the current use and operation of such real property and (b) the marketability of such real property; (vi) any right of way or easement related to public roads and highways affecting such real property; (vii) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such Person’s or its Subsidiaries’ owned or leased real property that are not violated by the current use and operation of such real property; (viii) Liens the existence of which are disclosed in the notes to the financial statements of a Party or its Subsidiaries made available to the other Party prior to the date of this Agreement; (ix) statutory, common law or contractual Liens of landlords or Liens against the interests of the landlord or owner of any leased real property unless caused by such Person or any of its Subsidiaries; or (x) Liens related to any leased personal property of such Person or any of its Subsidiaries; (xi) other Liens that, in the aggregate, do not materially impair the value or the continued use and operation of the assets or properties to which they relate.

(vvv) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, estate, trust, firm, Governmental Authority or other enterprise, association, organization, entity or “group” (as defined in Section 13(d)(3) of the Exchange Act).

(www) “Personal Data” means any and all personally identifiable data or information concerning any individual, including consumer personal information and employee personnel records, obtained by or on behalf of a Person or its Subsidiaries from any source, excluding personally identifiable data that is excluded from the scope of applicable Laws regarding such data because it is public or publicly available.

(xxx) “Potential Acquisition Target” has the meaning specified in Section 1.1(xxx) of the Parent Disclosure Letter.

(yyy) “Promissory Notes” means the promissory notes issued by the Company on December 8, 2015 and payable to each of Frost Gamma Investment Trust, Michael Brauser and Barry Honig, in the amounts of $5 million, $4 million and $1 million, respectively, and any new promissory notes that may be issued by the Company to any such holders prior to the Closing, provided that no such issuance may result in a breach of Section 5.2(vi)(A) as of the Closing, and provided further, that any such new issuance shall be based substantially on the form of the Promissory Notes existing as of the date hereof and may have terms not more favorable to the holder in the aggregate than those of the Promissory Notes existing as of the date hereof.

(zzz) “Record Date” means the close of business on the date to be determined by the Company Board, with the reasonable prior approval of the Parent, as the record date for determining stockholders of the Company (i) entitled to receive shares of SpinCo Common Stock (as defined in the Separation and Distribution Agreement) in the Spin-Off and (ii) entitled to receive the Cash Dividend.

(aaaa) “Registered Intellectual Property Rights” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); (iii) registered Copyrights and applications for Copyright registration; (iv) registered Domain Names; and (v) registered Designs.

(bbbb) “Reverse Stock Split” means a reverse stock split of the outstanding shares of the Company Common Stock at a ratio within the range of two-to-one and four-to-one; provided, that the approval of the Reverse Stock Split by the holders of Company Common Stock shall grant the Company Board the discretion determine such ratio and to abandon the Reverse Stock Split altogether.

(cccc) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(dddd) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(eeee) “Securities Act” means the Securities Act of 1933, as amended.

(ffff) “Separation and Distribution Agreement” means the Separation and Distribution Agreement, a copy of which is attached hereto as Exhibit C.

(gggg) “Software” means any and all computer software and code, whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), firmware, middleware, libraries and databases.

(hhhh) “Spin-Off Agreements” means the Separation and Distribution Agreement, the Tax Matters Agreement, the Employee Matters Agreement and each Contract ancillary thereto.

(iiii) “SpinCo Assets” has the meaning set forth in the Separation and Distribution Agreement.

(jjjj) “SpinCo Liabilities” has the meaning set forth in the Separation and Distribution Agreement.

(kkkk) “SpinCo Note” has the meaning set forth in the Separation and Distribution Agreement.

(llll) “SpinCo Subsidiaries” has the meaning set forth in the Separation and Distribution Agreement.

(mmmm) “Spreadsheet” means a spreadsheet setting forth all of the following information (in addition to other similar capitalization information reasonably requested by the Parent):

(i) the number of issued and outstanding shares of Company Common Stock as of the date that is closest to the Closing as practicable (with any deviation from the Closing Date due solely to the Company’s transfer agent requiring reasonable advance notice in order to certify such number);

(ii) the number of (1) Company Options, (2) Company Restricted Stock Units, (3) Company Warrants and (4) all other Company Securities convertible into or exchangeable or exercisable for Company Common Stock outstanding as of immediately prior to the Closing, as well as the names of the holders of each of the foregoing; and

(iii) the Share Amount and the number of shares of Company Common Stock that the Parent is entitled to receive upon the Closing in connection with the Transactions as set forth in Section 2.1(b)(iv).

(nnnn) “Stockholder Consent” means a written consent of the holders representing the voting power constituting the Requisite Stockholder Approvals, duly executed and delivered by all such record holders, resolving to approve the issuance of the Purchased Shares pursuant to this Agreement.

(oooo) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member (or has the right to appoint a majority of the manager(s) of such company) and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

(pppp) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) taking into account all relevant legal, financial and regulatory aspects of such Acquisition Proposal and the likelihood of the consummation of such Acquisition Transaction would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Transactions and the Spin-Off (taking into account any revisions to this Agreement made or proposed in writing by the Parent pursuant to Section 5.5(d) prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(qqqq) “Tax” means all federal, provincial, state or local, foreign and other income, revenue, alternative or add-on minimum, franchise, profits, gross receipts, capital, capital gains, transfer, sales, use, goods and services, value added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, ad valorem, turnover, withholding, and other taxes, including government pension plan contributions or premiums, employment/unemployment insurance contributions or premiums, health taxes, workers’ compensation premiums and custom duties, and all estimated taxes, together with any interest, penalties and other additions to tax imposed by any Governmental Authority of any jurisdiction.

(rrrr) “Tax Act” means the Income Tax Act, R.S.C. 1985, c. 1 (5th Supplement).

(ssss) “Tax Matters Agreement” means the Tax Matters Agreement, a copy of which is attached hereto as Exhibit D.

(tttt) “Transaction Litigation” means any Legal Proceeding commenced or threatened against the Company or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting the Company or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Transactions, the Spin-Off or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Information Statement or Proxy Statement. For the avoidance of doubt, any expenses incurred by the Company or any of its Subsidiaries or Affiliates incurred from and after the Closing in connection with any Transaction Litigation shall not be deemed Company Transaction Expenses hereunder.

(uuuu) “TransUnion Settlement Agreement” has the meaning specified in Section 1.1(uuuu) of the Parent Disclosure Letter.

1.2 Additional Definitions.

The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
$1.3(e)
Acquisition Entity	Recitals
Advisor	3.3(b)
Agreement	Preamble
Alternative Acquisition Agreement	5.5(a)
Bylaws	2.3(b)
Capitalization Date	3.7(a)
Cash Consideration	Recitals
CCC	4.35(a)
CFPOA	4.35(a)
Charter	2.3(a)
Chosen Courts	9.10
Closing	2.2
Closing Date	2.2
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.5(c)(i)
Company Disclosure Letter	Article III
Company Employee Plans	3.18(a)
Company IP Contracts	3.16(c)
Company Lease	3.14(a)
Company Leased Real Property	3.14(a)
Company Material Customer	3.30(a)
Company Material Supplier	3.30(b)
Company Related Parties	8.3(f)(ii)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Stockholder Meeting	6.4(a)
Company Termination Fee	8.3(b)(i)
Company Transaction Documents	3.2
Confidentiality Agreement	9.4
Consent	3.6
D&O Insurance	6.9(c)
Derivative Security	2.1(b)(ii)
DGCL	2.3(a)
Electronic Delivery	9.14
Enforceability Limitations	3.2
Financing	Recitals
Holdings	Recitals
Holdings Employee Plans	4.29(a)
Holdings IP Contracts	4.27(c)
Holdings Lease	4.25(a)
Holdings Leased Real Property	4.25(a)
Holdings Securities	4.20(b)
Indemnified Persons	6.9(a)

Term	Section Reference
Indigo	Recitals
Information Statement	6.3(a)
Intervening Event	5.5(d)(i)
Maximum Annual Premium	6.9(c)
Net Working Capital Shortfall	6.25(a)
Net Working Capital Statement	6.25(a)
Notice Period	5.5(d)(ii)(C)
Other Party	8.3(e)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Material Customer	4.38(a)
Parent Material Supplier	4.38(b)
Parent Related Parties	8.3(f)(i)
Parent Termination Fee	8.3(c)(i)
Parent Termination Fee Event	8.3(c)(i)
Party	Preamble
Payor	8.3(e)
Permits	3.20
Proxy Statement	6.3(a)
Purchased Shares	2.1(b)(i)
Recent SEC Reports	Article III
Reimbursement Obligations	6.6(f)
Representatives	5.5(a)
Requisite Stockholder Approvals	3.4
SEC Clearance Date	6.3(d)
Share Amount	2.1(b)(iv)
SpinCo	Recitals
Spin-Off	Recitals
Spin-Off Registration Statement	6.18(a)
Stockholders’ Agreement	Recitals
Tangible Company Assets	3.14(b)
Tangible Holdings Assets	4.25(b)
Tax Returns	3.17(a)
Termination Date	8.1(c)
Transactions	Recitals
V7	Recitals
Voting Agreement	Recitals
Voting Matters	Recitals
WARN Act	3.19(c)
WAS	Recitals

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” are references to U.S. dollars. To the extent any thresholds contained herein are denoted in U.S. dollars, such amount shall be deemed to also mean the equivalent amount in any other currencies which may be applicable for the item in question.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.

(i) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time.

(j) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP (with respect to the Company and its Subsidiaries) or IFRS (with respect to the Parent, Holdings and their respective Subsidiaries).

(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(l) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(m) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(n) The information contained in this Agreement and in the Company Disclosure Letter and the Parent Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(o) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.17 without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(p) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room managed by the Company at https://services.intralinks.com/login; or (ii) delivered or provided to the Parent or its Affiliates or Representatives, in each case at any time prior to the execution and delivery of this Agreement. Documents or other information or materials will be deemed to have been “made available” by the Parent if such documents, information or materials have been delivered or provided to the Company or its Affiliates or Representatives, in each case at any time prior to the execution and delivery of this Agreement.

ARTICLE II

THE SPIN-OFF AND THE TRANSACTIONS

2.1 The Spin-Off and The Transactions.

(a) The Spin-Off. Upon the terms and subject to the conditions of the Spin-Off Agreements, on the Closing Date but prior to the Closing and subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions are reasonably capable of being satisfied at the Closing), the Company shall cause to be effected the Spin-Off and the other transactions contemplated by the Spin-Off Agreements, in each case in accordance with the terms of the Spin-Off Agreements. Following the Closing, the Parent shall cause the Company to comply with all terms of the Spin-Off Agreements.

(b) The Transactions.

(i) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (A) the Company shall issue and sell to the Parent, free and clear of all Liens, and the Parent shall purchase from the Company, a number of shares of Company Common Stock equal to the Share Amount (the “Purchased Shares”), and (B) the Parent shall contribute to the Company, free and clear of all Liens, all of the issued and outstanding shares of capital stock and/or other equity interests of Holdings (or of V7, WAS, Indigo, any Acquisition Entity, or their respective Subsidiaries, in accordance with Section 6.21, if applicable), pursuant to a customary assignment document reasonably satisfactory to the Company and the Parent to effectuating such transfer(s) to the Company, and pay to the Company the Cash Consideration and any Net Working Capital Shortfall (by wire transfer of immediately available funds to a bank account(s) designated in writing by the Company at least two (2) Business Days prior to the Closing), for and in consideration of the issuance of the Purchased Shares.

(ii) Prior to the Closing Date, in compliance with applicable Law and the rules and regulations of NASDAQ, the Company Board shall declare the Cash Dividend (which shall include the authorization of the payments set forth in clause (B) and (C) below) in an amount per share of Company Common Stock (calculated in accordance with this Agreement and which calculation shall be subject to review by the Parent at least five (5) Business Days prior to such declaration), which shall be contingent upon the occurrence of the Closing. The aggregate amount of the Cash Dividend shall be allocated among (A) holders of record of Company Common Stock as of the Record Date as a dividend (except for any holders of restricted stock of the Company, if any, which, by its terms, do not participate in such dividend), (B) holders of Company Warrants as of the Closing Date who are entitled to participate in cash dividends of the Company in accordance with the terms of the applicable Company Warrant and (C) the holders of any options, warrants or other rights or binding arrangements or commitments to acquire from the Company, or that obligate the Company to issue, any Company Common Stock, or any securities convertible into or exchangeable for shares of Company Common Stock (each, a “Derivative Security”) as of the Closing Date, if any, that are entitled to participate in cash dividends of the Company, in accordance with the terms of the applicable Derivative Security. The Company shall cause the Cash Dividend to be paid to holders of Company Common Stock as promptly as practicable following the Closing and otherwise paid or allocated among such other holders of Company Warrants and Derivative Securities, as applicable, in accordance with the terms of the applicable Company Warrant or Derivative Security.

(iii) On the Closing Date, (A) a portion of the Cash Consideration shall be used to pay the Company Transaction Expenses on behalf of the Company and its Subsidiaries by wire transfer of immediately available funds to an account or accounts designated in writing by the Company at least two (2) Business Days prior to the Closing and (B) the Parent shall satisfy all obligations of the Company and/or its Subsidiaries under the Credit Agreement and the Promissory Notes in accordance with Section 6.15.

(iv) The “Share Amount” shall be a number of shares of Company Common Stock representing 63% of the issued and outstanding shares of Company Common Stock on a Fully Diluted Basis immediately following the Closing and issuance thereof. The Share Amount shall be appropriately reflected in the Spreadsheet.

2.2 The Closing. The consummation of the Transactions and other transactions contemplated in Section 2.1(b)(i) and Section 2.1(b)(iii) will take place at a closing (the “Closing”) to occur at (a) the offices of Akerman LLP, Three Brickell City Centre, 98 Southeast Seventh Street, Suite 1100, Miami, FL 33131, on a date and time to be agreed upon by the Parent and the Company that is no later than twenty (20) Business Days after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing); provided, that the Parent may, by written notice to the Company, elect that the Closing shall occur on such date within such twenty (20) Business Day period that is no less than three (3) Business Days following the date of such notice, subject to the continued satisfaction or waiver of the conditions set forth in Article VII as of the Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing); or (b) such other time, location and date as the Parent and the Company mutually agree in writing. Notwithstanding the foregoing, such twenty (20) Business Day period shall be reduced to the extent that it extends beyond the Termination Date, but shall not be reduced to a period of less than three (3) Business Days. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.3 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Closing and before the issuance of the Purchased Shares, subject to the provisions of Section 6.9(a), the Certificate of Incorporation of the Company, as amended (the “Charter”), will be amended and restated in its entirety to read as set forth in Exhibit A-1, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Company until thereafter amended in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”) and such certificate of incorporation.

(b) Bylaws. At the Closing, subject to the provisions of Section 6.9(a), the bylaws of the Company will be amended and restated in their entirety to read as set forth in Exhibit A-2 (such amended and restated Bylaws, the “Bylaws”), until thereafter amended in accordance with the applicable provisions of the DGCL, the Charter and such bylaws.

2.4 Directors and Officers.

(a) Officers. At the Closing, the officers of the Company will be as determined by the Company Board after giving effect to the Closing and Section 2.4(b), each to hold office in accordance with the Charter and Bylaws of the Company until their respective successors are duly appointed.

(b) Letters of Resignation; New Directors. Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, (i) deliver letters of resignation in customary form reasonably satisfactory to the Parent from each director and officer of the Company and its Subsidiaries who will cease to serve in such capacities, effective as of the Closing, and (ii) take such actions as may be necessary or appropriate, including by action of resigning and/or continuing directors, to ensure that the composition of the Company Board effective as of the Closing shall be consistent with the Stockholders’ Agreement.

2.5 Equity Awards. The Company Restricted Stock Units and Company Options shall be treated in accordance with the Employee Matters Agreement.

2.6 Company Warrants. The Company will deliver to each holder of a Company Warrant a notice of the Transactions and the Spin-Off consistent with the terms and conditions of the applicable Company Warrant and otherwise comply with the information requirements therein.

2.7 Required Withholding. The Parent, the Company, and their respective Representatives will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom pursuant to any Tax Laws. Further, the Company or its Representatives may, in the Company’s discretion, deduct and withhold from the Cash Dividend some or all of any amounts that are required to be withheld from the distribution of SpinCo shares in the Spin-Off and may, in the Company’s discretion, deduct and withhold from the shares of SpinCo distributed in the Spin-Off some or all of any amounts required to be withheld from the Cash Dividend. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. The Parties acknowledge and agree that the Company shall not deduct or withhold any amounts pursuant to Section 1445 of the Code in connection with the Transactions if the Parent furnishes or causes to be furnished to the Company certificates meeting the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) in respect of the applicable entities contributed to the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as expressly provided herein, no representations and warranties are being made in this Agreement by the Company with respect to the IDI Business, SpinCo Assets or SpinCo Liabilities, including as to the SpinCo Subsidiaries. Except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act, on or after December 31, 2015 and prior to the date of this Agreement (the “Recent SEC Reports”) (excluding any disclosures in such Recent SEC Reports under the heading “Risk Factors”, in any section related to forward-looking statements and in any other section, in each case that are predictive or forward-looking in nature, other than historical facts included therein) or (b) as set forth in the disclosure letter delivered by the Company to the Parent on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to the Parent as follows:

3.1 Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to the Parent true, correct and complete copies of the Charter and the Bylaws, each as amended to date.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement, the Spin-Off Agreements and each other document to be entered into by the Company in connection with the transactions contemplated hereby and thereby (together, the “Company Transaction Documents”); (b) perform its covenants and obligations hereunder and thereunder; and (c) subject to receiving the Requisite Stockholder Approvals (and making the corresponding filing of the Charter amendment with the State of Delaware), consummate the Transactions, the Spin-Off and the other transactions contemplated by the Company Transaction Documents. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Transactions have been, and the execution and delivery of the other Company Transaction Documents and the consummation of the transactions contemplated thereby has been or shall be duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company or its stockholders are necessary to authorize (i) the execution and delivery of the Company Transaction Documents by the Company; (ii) the performance by the Company of its covenants and obligations hereunder and thereunder; or (iii) subject to the receipt of the Requisite Stockholder Approvals (and making the corresponding filing of the Charter amendment with the State of Delaware), the consummation of the Transactions, the Spin-Off and the other transactions contemplated by the Company Transaction Documents. This Agreement has been, and the other Company Transaction Documents shall be, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Parent, this Agreement constitutes, and the other Company Transaction Documents will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the foregoing (A) and (B), the “Enforceability Limitations”).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board, by resolutions duly adopted, has (i) determined that it is in the best interests of, and fair to, the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Transactions upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and conditions set forth herein; (iii) resolved to recommend that the Company Stockholders approve the Voting Matters (collectively, the foregoing clauses (i) through (iii), the “Company Board Recommendation”); and (iv) authorized by resolution the approval of the items in clauses (w), (x), (y) and (z) in compliance with applicable Law, the Charter and the Bylaws by the holders of Company Common Stock by written consent in lieu of a meeting. As of the date of this Agreement, the Company Board Recommendation has not been withdrawn, rescinded or modified in any way.

(b) Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of its financial advisor, Roth Capital Partners, LLC (the “Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the consideration to be received by the Company in exchange for the issuance of the Purchased Shares pursuant to this Agreement, after giving effect to the Spin-Off and the Cash Dividend, is fair from a financial point of view to the Company, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified. It is understood and agreed by the Parties that such written opinion is for the benefit of the Company Board (in its capacity as such) and may not be relied upon by the Parent.

(c) Anti-Takeover Laws. Assuming that the representations of the Parent set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar applicable “anti-takeover” Law will not be applicable to the Transactions.

3.4 Requisite Stockholder Approvals. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote is the only approval of the holders of any Company Capital Stock that is necessary pursuant to applicable Law, rules and regulations of NASDAQ, the Charter or the Bylaws to approve the Voting Matters (the “Requisite Stockholder Approvals”).

3.5 Non-Contravention. The execution and delivery of this Agreement and the other Company Transaction Documents by the Company and its Subsidiaries, the performance by the Company and its Subsidiaries of its covenants and obligations hereunder and thereunder, and the consummation on the Closing Date of each of the Transactions, the Spin-Off and the other transactions contemplated hereby and thereby do not (a) violate or conflict with any provision of the Charter or the Bylaws; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Company Contract, Company Lease, or Company IP Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, subject to obtaining the Requisite Stockholder Approvals, violate or conflict with any Law, rule or regulation of NASDAQ or Order applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, amendments, accelerations or Liens that would not reasonably be expected to have a Company Material Adverse Effect.

3.6 Requisite Approvals. No consent, approval, Order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority or any other Person is required to be obtained or made by the Company or any of its Subsidiaries (a) in connection with the execution and delivery of this Agreement and the other Company Transaction Documents by the Company or its Subsidiaries; (b) the performance by the Company and its Subsidiaries of its covenants and obligations pursuant to this Agreement and the other Company Transaction Documents; or (c) the consummation of the Transactions, the Spin-Off and the other transactions contemplated hereby and thereby, except for: (i) such filings and approvals as may be required by the DGCL or any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (ii) such Consents as may be required under (A) the HSR Act, (B) any other Antitrust Law, or (C) CFIUS, in any case that are applicable to the transactions contemplated by this Agreement; (iii) such Consents as may be required under the rules and regulations of NASDAQ; (iv) the other material Consents of Governmental Authorities, each of which is set forth on Section 3.6 of the Company Disclosure Letter; and (v) such other Consents the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect.

3.7 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock (to be increased to 400,000,000 as provided herein); and (ii) 10,000,000 shares of Company Preferred Stock. As of 5:00 p.m. on September 5, 2017 (such time and date, the “Capitalization Date”), (A) 55,248,946 shares of Company Common Stock were issued and outstanding; and (B) no shares of Company Preferred Stock were issued and outstanding. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights, rights of first refusal or other similar rights. When issued, sold and delivered at the Closing, the Purchased Shares will be duly authorized, validly issued, fully paid, nonassessable and free of any Liens or any preemptive rights, rights of first refusal or other similar rights, other than imposed as a result of any action by the Parent. Since the close of business on the Capitalization Date, the Company has not issued or granted any Company Securities other than pursuant to the vesting of Company Restricted Stock Units or exercise of Company Options or Company Warrants granted prior to the date of this Agreement.

(b) Stock Reservation. As of the Capitalization Date, the Company has reserved 180,568 and 3,753,742 shares of Company Common Stock for issuance pursuant to the 2008 Plan and the 2015 Plan, respectively (excluding any increase in such reserved shares to be approved as part of the Voting Matters). Section 3.7(b) of the Company Disclosure Letter sets forth, as of the close of business on the Capitalization Date, a list of each outstanding Company Restricted Stock Unit and Company Option granted under the Company Stock Plans or otherwise and each Company Warrant and (A) the number of shares of Company Common Stock subject to such outstanding Company Restricted Stock Unit, Company Option and Company Warrant, and (B) the exercise price, purchase price or similar pricing of such Company Restricted Stock Unit, Company Option and Company Warrant, if applicable.

(c) Company Securities. Except as set forth in this Section 3.7 or in Section 3.7(b) of the Company Disclosure Letter or as expressly provided by the Spin-Off Agreements, as of the Capitalization Date, there were (i) other than the Company Common Stock, no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements or commitments to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest in, the Company; (v) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; and (vii) obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect. There are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any equity-based grant, award or bonus or similar plan or program as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events).

(d) Other Rights. Except as expressly provided by the Spin-Off Agreements, the Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.8 Subsidiaries.

(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization, capitalization and schedule of stockholders of each Subsidiary of the Company as of the date hereof. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to the Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) that will be a Subsidiary of the Company (to the extent such Subsidiary exists as of the date hereof) immediately after the Spin-Off, in each case, as amended through the date hereof. No Subsidiary of the Company is in violation of any material provision of its charter, bylaws or other similar organizational documents.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) is owned, directly or indirectly, by the Company or a Subsidiary thereof, free and clear of all Liens (other than Permitted Liens), any other restriction on the right to vote, sell, transfer or otherwise dispose of such capital stock or other equity or voting interest and any other similar restrictions, and any other restriction that would prevent such Subsidiary from conducting its business as of the Closing in substantially the same manner that such business is conducted on the date of this Agreement.

(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

(d) Other Investments. Other than equity securities of the Company’s Subsidiaries, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests of, or securities exchangeable or exercisable therefor, or investments in, any other Person.

3.9 Company SEC Reports. Since January 1, 2016, the Company has timely filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) with or furnished to, as applicable, the SEC that have been required to be filed or furnished by it pursuant to applicable Laws (as amended or supplemented, the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.

3.10 Company Financial Statements; Internal Controls; NASDAQ Listing.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company and its Subsidiaries filed with the Company SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as have been described in the Company SEC Reports prior to the date of this Agreement, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is timely accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure of such information in the Company’s periodic and current reports required under the Exchange Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(c) Internal Controls. The Company has established and maintained a system of internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurances that the Company’s financial reporting is reliable and the preparation of the Company’s financial statements is in accordance with GAAP. Since January 1, 2016, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the Audit Committee of the Company Board (i) all known significant deficiencies and material weaknesses (as each term is defined by the Public Company Accounting Oversight Board) in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respects the Company’s ability to record, process, summarize and report financial information and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(d) NASDAQ Listing. As of the date of this Agreement, the Company Common Stock is listed on NASDAQ and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Company Common Stock under the Exchange Act or delisting the Company Common Stock from NASDAQ. As of the date of this Agreement, the Company has not received any notification that, and has no Knowledge that, the SEC or NASDAQ is contemplated terminating such listing or registration.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than Liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Transactions, the Spin-Off or any other transactions contemplated hereby; (c) incurred in the ordinary course of business consistent with past practice on or after January 1, 2017; or (d) that would not have a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) No Company Material Adverse Effect. Since the date of the Audited Company Balance Sheet through the date of this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice. Since the date of the Audited Company Balance Sheet through the date of this Agreement, there have been no Effects that have had or would reasonably be expected to have a Company Material Adverse Effect.

(b) Forbearance. Since the date of the Audited Company Balance Sheet through the date of this Agreement, the Company and its Subsidiaries have not taken any action that would be prohibited by Section 5.2 if taken or proposed to be taken after the date of this Agreement.

3.13 Material Company Contracts.

(a) List of Material Company Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Company Contracts to or by which the Company or any of its Subsidiaries is a party or is bound (other than the Spin-Off Agreements, any Material Company Contracts contemplated by clause (i) of the definition of Material Company Contract filed by the Company with the SEC and any Material Company Contracts listed in Section 3.18(a) of the Company Disclosure Letter).

(b) Validity. Each Material Company Contract is valid and binding on the Company or the Subsidiary of the Company party thereto, enforceable against it in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations, and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Company Contract, except for such failures to be in full force and effect or such breaches or defaults that would not have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Company Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect.

3.14 Property; Assets.

(a) Leased Real Property. Section 3.14(a) of the Company Disclosure Letter contains a true, correct and complete list of all of the existing leases, subleases (which shall include subleases involving the Company or its Subsidiaries as either sublessor or sublessee), licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property as of the date of this Agreement and pursuant to which the Company or any of its Subsidiaries is obligated to pay consideration in excess of $100,000 (such property, the “Company Leased Real Property,” and each such lease, sublease, license or other agreement, including all amendments or modifications thereto, a “Company Lease”). The Company has made available to the Parent true, correct and complete copies of all material Company Leases (including all material modifications, amendments and supplements thereto). With respect to each Company Lease and except as would not reasonably be expected to have a Company Material Adverse Effect, (i) to the Knowledge of the Company, there are no disputes with respect to such Company Lease; (ii) the Company or one of its Subsidiaries has not collaterally assigned, encumbered, or granted any other security interest in such Company Lease or any interest therein; and (iii) there are no Liens (other than Permitted Liens) on the estate or interest created by such Company Lease. The Company or one of its Subsidiaries has valid leasehold estates in the Company Leased Real Property, binding and enforceable upon the Company or its Subsidiaries, as applicable, free and clear of all Liens (other than Permitted Liens), subject to the Enforceability Limitations. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in default beyond any applicable notice and cure period pursuant to any Company Lease. None of the Company or any of its Subsidiaries owns any real property.

(b) Personal Property. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries has good title to, or a valid and binding lease or license for, all material tangible assets, personal property, machinery and equipment owned or leased by it or otherwise used in the conduct of its business (the “Tangible Company Assets”), free and clear of all Liens, other than Permitted Liens. Except as would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, all of such Tangible Company Assets are in good operating condition (ordinary wear and tear excepted), taken as a whole, and have been and are being used in material compliance with applicable Law.

(c) Sufficiency of Assets. The Tangible Company Assets are sufficient for the Company and each of its Subsidiaries to continue to operate the business following the Closing in substantially the same manner as it is conducted as of the date of this Agreement.

3.15 Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2016, neither the Company nor any of its Subsidiaries (a) has received any written notice, demand, letter or claim alleging that the Company or any Subsidiary has violated, or has any Liability under, any applicable Environmental Law; (b) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed, or arranged for the disposal, of any Hazardous Substances except in compliance with any applicable Environmental Law; or (c) has exposed any employee to Hazardous Substances in violation of Environmental Law under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law. The representations and warranties in this Section 3.15 shall constitute the sole and exclusive representations and warranties regarding any Environmental Law matter relating to the Company and its Subsidiaries.

3.16 Intellectual Property.

(a) Company Intellectual Property; Proceedings. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all (i) Company Registered Intellectual Property Rights and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property Rights has been filed, issued or registered; (ii) material unregistered Marks; and (iii) Legal Proceedings before any Governmental Authority (other than actions related to the ordinary course prosecution of Company Registered Intellectual Property Rights before the United States Patent and Trademark Office or the equivalent authority anywhere in the world) related to any such material Company Registered Intellectual Property Rights. Except as would not reasonably be expected to have a Company Material Adverse Effect, (x) the Company or a Subsidiary is the sole and exclusive owner of each item of Company Registered Intellectual Property Rights, (y) the Company and each Subsidiary, as applicable, has maintained all material Company Registered Intellectual Property Rights in the ordinary course consistent with reasonable business practices and (z) neither the Company nor any Subsidiary has taken any action or failed to take any action that could reasonably result in the abandonment, cancellation, invalidation, or unenforceability of any of its material Company Registered Intellectual Property Rights.

(b) Rights to Use; Absence of Liens. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company or one of its Subsidiaries (i) owns and has legal and equitable title to each material Company Intellectual Property Right free and clear of any Liens (other than Permitted Liens) or (ii) has legally enforceable rights to use all Intellectual Property Rights reasonably necessary to the conduct of the business of the Company and its Subsidiaries as presently conducted.

(c) IP Contracts. Section 3.16(c) of the Company Disclosure Letter sets forth a true, correct and complete list of all Contracts to which the Company or any of its Subsidiaries is a party and (i) pursuant to which the use by any Person of any material Company Intellectual Property Rights is permitted by the Company, or any of its Subsidiaries, other than any (a) non-disclosure agreements entered into in the ordinary course of business; and (b) non-exclusive licenses granted in the ordinary course of business or in connection with the sale of the

Company’s or its Subsidiaries’ products; or (ii) pursuant to which the use by the Company or any of its Subsidiaries of any material Intellectual Property Right is permitted by any Person, other than any (a) non-disclosure agreements entered into in the ordinary course of business; (b) non-exclusive licenses of commercially available Intellectual Property Rights licensed to the Company or its Subsidiary for internal use on standard terms; and (c) non-exclusive licenses to Software and materials licensed as open-source, public-source or freeware (all such Contracts, the “Company IP Contracts”). Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company IP Contracts are valid, binding and enforceable between the Company or a Subsidiary thereof, as applicable, and the other parties thereto, subject to the Enforceability Limitations, and there is no default under any Company IP Contract by the Company, any of its Subsidiaries, or, to the Company’s Knowledge, by any other party thereto.

(d) No Infringement. To the Company’s Knowledge, the operation of the business of the Company and its Subsidiaries as such business currently is conducted and has been conducted in the past three (3) years does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any third Person in a manner that has or could reasonably be expected to result in a Company Material Adverse Effect.

(e) No Notice of Infringement. Since January 1, 2016, neither the Company nor any of its Subsidiaries has received written notice from any third Person, or been involved in any Legal Proceeding, alleging that the operation of the business of the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates the Intellectual Property Rights of any third Person in a manner that has or could reasonably be expected to result in a Company Material Adverse Effect.

(f) No Third Person Infringement. Since January 1, 2016, neither the Company nor any of its Subsidiaries has provided any third Person with written notice claiming that such third Person is infringing, misappropriating or otherwise violating any material Company Intellectual Property Right, and, except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, no such activity is occurring.

(g) IP Assignments. Except as would not reasonably be expected to have a Company Material Adverse Effect, each Person who contributed to or was involved in the creation or development of any material Company Intellectual Property Rights for the Company or any of its Subsidiaries has signed an agreement sufficient to transfer to such Company or Subsidiary ownership of all right, title and interest of such Persons in such Company Intellectual Property Rights.

(h) Proprietary Information; Source Code. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries has taken commercially reasonable steps to protect and preserve the confidentiality of all source code and other material Trade Secrets included in the Company Intellectual Property Rights and used by the Company or any of its Subsidiaries in its business as currently conducted, (ii) to the Knowledge of the Company, there are (A) no defects in any of the products of the Company or any of its Subsidiaries that would prevent the same from performing materially in accordance with their user specifications; and (B) no viruses, worms, Trojan horses or similar disabling codes or programs in any of the same, and (iii) the Company and its Subsidiaries have not disclosed, delivered, licensed or otherwise made available, and do not have a duty or obligation to disclose, deliver, license, or otherwise make available, any source code that embodies material Company Intellectual Property Rights to any Person.

(i) Open Source Software. Except as would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, no material product or service of the Company or any of its Subsidiaries is distributed with any Software that is licensed to the Company or any of its Subsidiaries pursuant to, or is otherwise subject to, an open source, public-source, freeware or other third party license agreement that, in each case, requires the Company or any of its Subsidiaries to disclose or license any material proprietary source code that embodies material Company Intellectual Property Rights or that requires any material product to be made available at no charge.

3.17 Tax Matters. Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) Tax Returns. The Company and each of its Subsidiaries have (i) duly and timely filed or caused to be filed (taking into account valid extensions) all United States federal, state, local and non-United States returns, notices, elections, estimates, information statements and reports (including amendments thereto) relating to any and all Taxes (“Tax Returns”) required to be filed by any of them and all such Tax Returns are complete and accurate; and (ii) paid, or have adequately reserved (in accordance with GAAP) for the payment of, all Taxes that are required to be paid. Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired.

(b) Tax Liens. There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any of its Subsidiaries.

(c) Withholding Taxes. The Company and each of its Subsidiaries has timely paid or withheld with respect to their employees and other third Persons all Taxes (including United States federal and state income Taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes) required to be paid or withheld and has remitted such Taxes to the applicable Governmental Authority within the time prescribed by applicable Law.

(d) No Audits. No audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing.

(e) No Listed Transaction. Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(f) Tax Agreements. Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing or indemnity Contract or arrangement other than any such Contract or arrangement (i) that is a Contract entered into in the ordinary course of business and the principal purpose of which is not Taxes or (ii) that is solely between or among the Company and one or more of its Subsidiaries.

(g) Neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person (other than the Company, SpinCo, or any of their respective Subsidiaries) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, or otherwise.

(h) Within the past three (3) years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for Tax-free treatment under Section 355 of the Code.

(i) The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(j) Neither the Company nor any of its Subsidiaries is, will be (regardless of whether or not the Transactions occur), or would be, as a result of the Transactions, required to include amounts in income, or exclude items of deduction (in either case for Tax purposes), for any Tax period as a result of (i) a change in method of Tax accounting or period; (ii) an installment sale or “open transaction” disposition; (iii) a prepaid amount received, accrued, or paid; (iv) deferred income or gain; (v) an election under Section 108(i) of the Code; (vi) Section 481 of the Code, or, in the case of each of the foregoing, any corresponding or similar provision of state, local, or non-U.S. Law; (vii) the recapture of any Tax credit or other special Tax benefit; (viii) the use of any special accounting method (such as the long-term method of accounting for long-term contracts); or (ix) the claiming of any reserve for Tax credits.

(k) Exclusive Representations. The representations and warranties in this Section 3.17 shall constitute the sole and exclusive representations and warranties regarding any Tax matter relating to the Company and its Subsidiaries, including any representations or warranties regarding compliance with Tax Laws, liability for Taxes, the filing of Tax Returns, and the accrual and reserves for Taxes on any financial statements or books and records of the Company and its Subsidiaries (but excluding Tax matters addressed in Section 3.18).

3.18 Employee Plans.

(a) Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a complete list, as of the date of this Agreement, of (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change of control and other similar material fringe, welfare or other employee benefit plans, programs, agreement, contracts, policies or binding arrangements (whether or not in writing) maintained or contributed to for the benefit of any current employee or director of the Company, any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any current material Liability, contingent or otherwise (collectively, the “Company Employee Plans”). With respect to each Company Employee Plan, to the extent applicable, the Company has made available to the Parent copies of (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Company Employee Plan, including all schedules thereto; (B) the most recent determination letter or opinion letter, if any, from the IRS with respect to each Company Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the plan documents including all amendments thereto (or in the case of an unwritten Company Employee Plan, a written description of the material terms of such plan), summary plan descriptions and summaries of material modification; (D) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; and (E) any notices or other correspondence to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Company Employee Plan.

(b) Absence of Certain Plans. Neither the Company nor any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414 of the Code currently maintains, sponsors, participates in, contributes to or is required to contribute to, nor has ever maintained, sponsored, participated in, contributed to, or been required to contribute to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); (iii) a plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(c) Compliance. (i) Each Company Employee Plan has been maintained in all material respects in accordance with its terms and with applicable Law, including the applicable provisions of ERISA and the Code, (ii) each Company Employee Plan intended to be “qualified” under Section 401(a) of the Code is so qualified and the Company has received a favorable determination letter or is entitled, under applicable IRS guidance, to rely on a current favorable opinion or advisory letter from the IRS, as to the tax qualification of such Company Employee Plan and (iii) to the Company’s Knowledge, nothing has occurred since the date of any such opinion or determination letter that would reasonably be expected to cause the IRS to revoke such determination or adversely affect such qualified status.

(d) Company Employee Plan Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Company Employee Plan, the assets of any trust pursuant to any Company Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Company Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e) No Retiree Welfare Benefit Plan. No Company Employee Plan that is a “welfare benefit plan” within the meaning of Section 3(1) of ERISA provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.

(f) Section 409A. Each Company Employee Plan that is subject to Section 409A of the Code has been maintained, in form and operation, in compliance with Section 409A of the Code, and the Company does not have any obligation to gross up, indemnify or otherwise reimburse any Person for any Taxes (or potential Taxes) imposed (or potentially imposed) pursuant to Section 409A of the Code.

(g) Effect of the Transactions. Except as otherwise provided in Section 3.18(g) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer. Except as otherwise provided in Section 3.18(g) of the Company Disclosure Letter, no amounts payable under the Company Employee Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. The Company (and its Subsidiaries) are not obligated to gross-up, indemnify or otherwise reimburse any Person for Taxes (or potential taxes) imposed (or potentially imposed) pursuant to Section 4999 of the Code.

3.19 Labor Matters.

(a) Union Activities. Neither the Company nor any of its Subsidiaries is currently a party to any collective bargaining agreement, labor union contract or trade union agreement (each, a “Collective Bargaining Agreement”). To the Knowledge of the Company, there are no current material activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. No Collective Bargaining Agreement representation petition, unfair labor practice complaint or other proceeding before the National Labor Relations Board, trade council or similar government authority is currently being negotiated by the Company or any of its Subsidiaries, nor is any such proceeding pending or, to the Knowledge of the Company, threatened directly against the Company or any of its Subsidiaries. To the Knowledge of the Company, there is no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened directly against the Company or any of its Subsidiaries.

(b) Wage and Hour Compliance. The Company and each of its Subsidiaries is in compliance with applicable Laws and Orders with respect to employment (including applicable Laws regarding wage and hour requirements, immigration status, discrimination in employment, employment practices, employee health and safety, and collective bargaining), except for instances of such noncompliance that would not reasonably be expected to have a Company Material Adverse Effect.

(c) Plant Closures and Layoffs. The Parent has no Liability under the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), and any similar state, local or foreign Law, with respect to any events occurring or conditions existing on or prior to the date of this Agreement.

3.20 Permits. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries hold, to the extent legally required, all permits, licenses, variances, clearances, registrations, consents, commissions, franchises, exemptions, Orders, authorizations and approvals from Governmental Authorities (“Permits”) that are required for the operation of the business of the Company and its Subsidiaries. The Company and its Subsidiaries are in compliance with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not reasonably be expected to have a Company Material Adverse Effect.

3.21 Compliance with Laws. The Company and each of its Subsidiaries is and, since January 1, 2016, has been in material compliance with all Laws and Orders (i) that are applicable to the Company and its Subsidiaries, (ii) by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound, or (iii) that are applicable to the conduct of the business or operations of the Company and its Subsidiaries, except, in each case, for noncompliance that would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2016, no Governmental Authority has issued any written notice stating that the Company or any of its Subsidiaries is not in compliance with any Law, except where such non-compliance would not reasonably be expected to have a Company Material Adverse Effect. No representation or warranty is made in this Section 3.21 with respect to (a) compliance with Environmental Law, which is covered solely in Section 3.15; (b) compliance with applicable Tax Laws, which is covered in Section 3.17; and (c) compliance with anti-bribery and anti-corruption Laws, to the extent such compliance is covered in Section 3.26.

3.22 Legal Proceedings; Orders.

(a) No Legal Proceedings. Except as set forth in Section 3.22(a) of the Company Disclosure Letter, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any executive officer or director of the Company or any of its Subsidiaries in their capacities as such, in each case by or before any Governmental Authority, other than (i) solely as of the date of this Agreement, any such Legal Proceeding that does not involve an amount in controversy in excess of $100,000, and (ii) as of the Closing, any Legal Proceedings that would not reasonably be expected to have a Company Material Adverse Effect.

(b) No Orders. None of the Company or any of its Subsidiaries is subject to any material Order, whether temporary, preliminary or permanent that would reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, to the Knowledge of the Company, there are no SEC inquiries or investigations, or other inquiries or investigations by any Governmental Authority, or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any matter or circumstance affecting the Company or any of its Subsidiaries, including any accounting practices of the Company or any of its Subsidiaries or any material malfeasance by any executive officer of the Company. Neither the Company nor any of its Subsidiaries is subject to any material Order of any kind or nature that would prevent or materially delay the consummation of the Transactions or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

3.23 Insurance. As of the date of this Agreement, the Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries and are necessary for the conduct of the business or operations of the Company and its Subsidiaries. All such insurance policies are legal, valid, binding and enforceable and in full force and effect, no notice of cancellation has been received and there is no existing default or event with respect to any insureds’ obligations under such insurance policies (including with respect to payment of premiums) that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries maintain all material insurance policies required to be maintained pursuant to the terms and conditions of any active Material Company Contract with any customer or supplier.

3.24 Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business consistent with past practice, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate, officer, manager, employee, or director of the Company or any of its Subsidiaries or any Person owning 5% or more of the shares of Company Common Stock (or any of such Person’s immediate family members or Affiliates or associates), on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.25 Brokers. Except as set forth in Section 3.25 of the Company Disclosure Letter, there is no financial advisor, investment banker, broker, finder, agent or other Person who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission from the Company or its Subsidiaries in connection with the Transactions, the Spin-Off or the other transactions contemplated by this Agreement or the Company Transaction Documents.

3.26 Anti-Bribery and Anti-Corruption.

(a) The Company and the Company’s Subsidiaries are currently, and for the five (5) years immediately preceding the date of this Agreement have been, in compliance in all material respects with all applicable anti-corruption and anti-bribery Laws, including the FCPA.

(b) None of the Company, the Company’s Subsidiaries or, to the Knowledge of the Company, any officer, director, agent, employee or other Person acting on their behalf, has, during the five (5) years immediately preceding the date of this Agreement, directly or indirectly: (1) made, offered, authorized or promised to make any unlawful payment, contribution or transfer of anything of value to any officer, employee or representative of a foreign or domestic government or any department, agency or instrumentality thereof (including any state-owned enterprise) in violation of Law; or (2) otherwise taken any action which would cause the Company or any of its Subsidiaries to be in violation of the FCPA in any material respect.

3.27 Information Technology. Except as would not reasonably be expected to have a Company Material Adverse Effect:

(a) all Information Technology currently used in connection with the conduct of the business or operations of the Company and its Subsidiaries is either owned by, or leased or licensed to, the Company or a Subsidiary of the Company. As of the date of this Agreement, no written notice of defect has been sent or received by the Company or its Subsidiaries in respect of any license or lease under which the Company or its Subsidiaries receives Information Technology;

(b) the Information Technology owned or leased by the Company and its Subsidiaries has the capacity and performance necessary to fulfill the requirements it currently performs;

(c) all of the Information Technology owned by the Company or its Subsidiaries is held by the Company or a Subsidiary of the Company as sole, legal and beneficial owner and is held free of all encumbrances, charges, security interests or any other similar third party rights or interests, except for Permitted Liens; and

(d) the records, systems, controls and data used by the Company or its Subsidiaries are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by third parties with whom the Company or its Subsidiaries has contracted for such services (including holding through electronic, mechanical or photographic process whether computerized or not).

3.28 Personal Data; Customer Data.

(a) With respect to all Personal Data that is or previously has been possessed or otherwise controlled by or on behalf of the Company and its Subsidiaries, the Company and its Subsidiaries have (i) complied with the privacy policy or service agreement under which such Personal Data was collected, if applicable and with all applicable Laws governing the collection, sharing, use or security from unauthorized disclosure of such Personal Data, (ii) implemented and maintained a system of internal controls sufficient to provide reasonable assurance that the Company and its Subsidiaries comply in all material respects with such Laws and that the Company and its Subsidiaries will not collect, fail to secure, share or use such Personal Data in a manner that breaches or violates (A) such Laws, (B) any internal or customer-facing or consumer-facing privacy or data security policy adopted by the Company and its Subsidiaries, or (C) any contractual commitment made by the Company or its Subsidiaries that is applicable to such Personal Data, and (iii) in connection with each third party servicing, outsourcing or similar arrangement, contractually obligated any service provider who has access to Personal Data to (A) comply in all material respects with the Laws described in clause (i) with respect to any Personal Data acquired from or with respect to the Company and its Subsidiaries, (B) take reasonable steps to protect and secure from unauthorized disclosure any Personal Data acquired from or with respect to the Company and its Subsidiaries, and (C) restrict use of any Personal Data acquired from or with respect to the Company to those authorized or required under the servicing, outsourcing or similar arrangement; except in each case of (i), (ii) or (iii), where such failure or non-compliance would not be reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has established and implemented policies, programs and procedures to protect the confidentiality, integrity and security of Customer Data and Personal Data that are commercially reasonable and in compliance with any applicable Law, except where such failure or non-compliance would not be reasonably be expected to have a Company Material Adverse Effect.

(c) To the Company’s Knowledge, neither the Company nor any of its Subsidiaries have, in the past three (3) years, experienced any material loss, damage, or unauthorized access, disclosure, use or breach of security of any Customer Data or Personal Data that is or previously has been possessed or otherwise controlled by or on behalf of the Company or any of its Subsidiaries.

3.29 No Vote Required to Effect Spin-Off. No vote is required by the holders of any class or series of the Company Capital Stock to permit the Company to effect the Spin-Off under applicable Law or pursuant to the rules of NASDAQ.

3.30 Customers and Suppliers.

(a) Section 3.30(a) of the Company Disclosure Letter sets forth a complete and correct list of the top twenty (20) customers (each, a “Company Material Customer”) of the Company and its Subsidiaries, for the most recent fiscal year and the amount of sales to each such customer during such period. Except as set forth in Section 3.30(a) of the Company Disclosure Letter, since December 31, 2015, no Company Material Customer has cancelled or otherwise terminated, or materially reduced, or provided notice of its intent to cancel, terminate, or materially reduce, its relationship with the Company or any of its Subsidiaries nor is there any material dispute therewith.

(b) Section 3.30(b) of the Company Disclosure Letter sets forth a complete and correct list of the top twenty (20) suppliers (each, a “Company Material Supplier”) of each of the Company and its Subsidiaries for the most recent fiscal year and the amount of purchases from each such supplier during such period. Except as set forth on Section 3.30(b) of the Company Disclosure Letter, since December 31, 2015, no Company Material Supplier has cancelled or otherwise terminated, or materially reduced, or provided notice of its intent to cancel, terminate, or materially reduce, its relationship with the Company or any of its Subsidiaries nor is there any material dispute therewith.

3.31 No Other Representations or Warranties. Except for the representations and warranties contained in Article IV (including the related portions of the Parent Disclosure Letter), the Company acknowledges and agrees that none of the Parent or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Parent or its Affiliates, and any and all statements made or communicated by the Parent or any other Person outside of this Agreement (including by way of the documents provided in response to the Company’s diligence requests and any management presentations provided), whether written or oral, are deemed to have been superseded by this Agreement, it being agreed that no such prior or contemporaneous statements or communications outside of this Agreement shall survive the execution and delivery of this Agreement. Without limiting the generality of the foregoing, none of the Parent or any other Person has made or makes any representation or warranty with respect to any projections, estimates or budgets of future revenues, future results of operations, future cash flows, or future financial condition (or any component of any of the foregoing) of the Company, Holdings or their respective Subsidiaries.

3.32 Independent Investigation. The Company has conducted its own independent investigation, review, and analysis of the business, results of operations, prospects, condition (financial or otherwise), or assets of Holdings, and acknowledges that it has been provided access to the personnel, properties, assets, premises, books and records, and other documents and data of Holdings for such purpose. The Company acknowledges and agrees, on behalf of itself and its Affiliates, that in making their decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Company has relied solely upon its own investigation and the express representations and warranties of the Parent set forth in Article IV of this Agreement (including the related portions of the Parent Disclosure Letter).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT

Except as set forth in the disclosure letter delivered by the Parent to the Company on the date of this Agreement (the “Parent Disclosure Letter”), the Parent hereby represents and warrants to the Company as follows:

4.1 Organization; Good Standing.

(a) Parent. The Parent (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Holdings. Holdings (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Holdings is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Parent Material Adverse Effect.

(c) Organizational Documents. The Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of the Parent, Holdings and their Subsidiaries, each as amended to date.

4.2 Power; Enforceability. The Parent has the requisite power and authority to (a) execute and deliver this Agreement and each other document to be entered into by the Parent in connection with the transactions contemplated hereby and thereby; (b) perform its covenants and obligations hereunder and thereunder; and (c) consummate the Transactions and the other transactions contemplated hereunder. The execution and delivery of this Agreement by the Parent, the performance by the Parent of its covenants and obligations hereunder and the consummation of the Transactions have been, and the execution and delivery of the other documents contemplated hereby and the consummation of the transactions contemplated hereby has been or shall be duly authorized by all necessary action on the part of the Parent and no additional entity actions on the part of the Parent or its shareholders are necessary to authorize (i) the execution and delivery of this Agreement or any other documents contemplated hereby by the Parent; (ii) the performance by the Parent of its covenants and obligations hereunder; or (iii) the consummation of the Transactions and any other transactions contemplated hereby. This

Agreement and any other documents contemplated hereby have been duly executed and delivered by the Parent and, assuming the due authorization, execution and delivery by the Company, constitutes, and the other documents contemplated hereby will constitute, a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.

4.3 Non-Contravention. The execution and delivery of this Agreement and the other documents hereunder by the Parent, the performance by the Parent of its covenants and obligations hereunder, and the consummation of the Transactions and other transactions contemplated hereby do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of the Parent, Holdings or any of their Subsidiaries; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Parent is a party or by which the Parent or any of its properties or assets may be bound or any Material Holdings Contract, Holdings Lease, or Holdings IP Contract; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law or Order applicable to the Parent, Holdings or their Subsidiaries or by which any of their properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Parent, Holdings or their Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not reasonably be expected to have a Parent Material Adverse Effect.

4.4 Requisite Approvals. No Consent of any Governmental Authority or any other Person is required on the part of the Parent, Holdings or any of their Affiliates (a) in connection with the execution and delivery of this Agreement and any other documents contemplated hereby by the Parent; (b) the performance by the Parent of its respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions and any other transactions contemplated hereby, except (i) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (ii) such Consents as may be required under applicable state securities or “blue sky” Laws; (iii) such Consents as may be required under (A) the HSR Act, (B) any other Antitrust Law or (C) CFIUS, in any case that are applicable to the transactions contemplated by this Agreement; and (iv) such other Consents the failure of which to obtain would not reasonably be expected to have a Parent Material Adverse Effect.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of the Parent, threatened against the Parent, Holdings or any of their Subsidiaries or, to the Knowledge of the Parent, any executive officer or director of the Parent, Holdings or any of their Subsidiaries in their capacities as such, in each case by or before any Governmental Authority, other than (i) solely as of the date of this Agreement, any such Legal Proceeding that does not involve an amount in controversy in excess of $100,000, and (ii) as of the Closing, any Legal Proceedings that would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No Orders. None of the Parent, Holdings or any of their Subsidiaries is subject to any material Order, whether temporary, preliminary or permanent that would reasonably be expected to have a Parent Material Adverse Effect. As of the date hereof, to the Knowledge of the Parent, there are no inquiries or investigations by any Governmental Authority, or internal investigations pending or, to the Knowledge of the Parent, threatened, regarding any matter or circumstance affecting the Parent, Holdings or any of their Subsidiaries, including but not limited to the accounting practices of the Parent, Holdings or any of their Subsidiaries or any material malfeasance by any executive officer of the Parent, Holdings or any of their Subsidiaries. Neither the Parent, Holdings nor any of their Subsidiaries is subject to any material Order of any kind or nature that would prevent or materially delay the consummation of the Transactions or the ability of the Parent to fully perform its covenants and obligations pursuant to this Agreement.

4.6 Ownership of Company Capital Stock. None of the Parent or Holdings or any of their respective directors or officers or, to the Knowledge of the Parent, any employees or Affiliates of the Parent or Holdings (a) owns any shares of Company Capital Stock; or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the two (2) years prior to the date of this Agreement.

4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission from the Parent or any of its Affiliates in connection with the Transactions, for which Holdings, the Company or any of their respective Subsidiaries may have any Liability.

4.8 Ownership of Holdings. The Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Holdings free and clear of all Liens.

4.9 No Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, the Parent is necessary to approve this Agreement, the Transactions and any other transactions contemplated hereby.

4.10 Sufficiency of Financing. As of the Closing, the Parent will have available cash on hand and access to financing sufficient to pay the Cash Consideration.

4.11 Stockholder and Management Arrangements. As of the date of this Agreement, neither the Parent, Holdings nor any of their Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries pursuant to which any (a) such holder of Company Common Stock would be entitled to receive consideration as a result of the consummation of the Transactions of a different amount or nature than the Cash Dividend in respect of such holder’s shares of Company Common Stock; (b) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal (other than the agreements described in the Recitals to this Agreement); or (c) such stockholder, director, officer, employee or other Affiliate of the Company has agreed to provide, directly or indirectly, an equity investment to the Parent or the Company to finance any portion of the Transactions.

4.12 Solvency. As of the Closing and immediately after giving effect to the Transactions (including the payment of all fees and expenses of Holdings and their respective Subsidiaries in connection therewith), assuming (a) satisfaction of the conditions to the Parent’s obligation to consummate the Transactions, (b) any repayment or refinancing of debt contemplated in this Agreement, and (c) the accuracy of the representations and warranties of the Company set forth in Article III and all representations and warranties set forth in the other Company Transaction Documents, without giving effect to any materiality or material adverse effect qualifications set forth therein, and compliance by the Company and its Subsidiaries with their respective covenants and other agreements contained herein and in the other Company Transaction Documents, (i) the amount of the “fair saleable value” of the assets of each of the Company and its Subsidiaries (excluding SpinCo and the SpinCo Subsidiaries) will exceed (1) the value of all liabilities of the Company and such Subsidiaries (excluding SpinCo and the SpinCo Subsidiaries); and (2) the amount that will be required to pay the probable liabilities of the Company and its Subsidiaries (excluding SpinCo and the SpinCo Subsidiaries) on their existing debts as such debts become absolute and matured; (ii) the Company and its Subsidiaries (excluding SpinCo and the SpinCo Subsidiaries) will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (iii) the Company and its Subsidiaries (excluding SpinCo and the SpinCo Subsidiaries) will be able to pay its liabilities as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

4.13 No Other Negotiations. As of the date of this Agreement, none of the Parent or any of its Affiliates is involved in substantive negotiations with respect to the acquisition of any business that would reasonably be deemed to be materially competitive with the businesses of the Company and its Subsidiaries.

4.14 No Other Representations and Warranties. Except for the representations and warranties contained in Article III (including the related portions of the Company Disclosure Letter) and the representations and warranties contained in the other Company Transaction Documents, the Parent acknowledges and agrees that none of the Company, SpinCo or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, SpinCo, or any of their respective Subsidiaries, and any and all statements made or communicated by the Company, SpinCo or any other Person outside of this Agreement (including by way of the documents provided in response to the Parent’s diligence requests and any management presentations provided), whether written or oral, are deemed to have been superseded by this Agreement, it being agreed that no such prior or contemporaneous statements or communications outside of this Agreement shall survive the execution and delivery of this Agreement. Without limiting the generality of the foregoing, none of the Company, SpinCo or any other Person has made or makes any representation or warranty with respect to any projections, estimates or budgets of future revenues, future results of operations, future cash flows, or future financial condition (or any component of any of the foregoing) of the Company or any of its Subsidiaries.

4.15 Independent Investigation. The Parent has conducted its own independent investigation, review, and analysis of the business, results of operations, prospects, condition (financial or otherwise), or assets of the Company and its Subsidiaries, and acknowledges that it has been provided access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company and its Subsidiaries for such purpose. The Parent acknowledges and agrees, on behalf of itself and its Affiliates, that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Parent has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article III of this Agreement (including the related portions of the Company Disclosure Letter) and the representations and warranties contained in the other Company Transaction Documents.

4.16 Purchase Entirely for Own Account. The Purchased Shares shall be acquired for investment for the Parent’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Parent has no present intention of selling, granting any participation or otherwise distributing the Purchased Shares. The Parent does not have and will not have as of the Closing any Contract or arrangement or understanding with any Person to sell, transfer or grant participation to a Person of any of the Purchased Shares.

4.17 Investment Experience and Accredited Investor Status. The Parent is an “accredited investor” (as defined in Regulation D) under the Securities Act. The Parent has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares to be purchased hereunder.

4.18 Restricted Securities. The Parent understands that the Purchased Shares, when issued, shall be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Purchased Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Parent represents that it is familiar with Rule 144 of the Securities Act, as presently in effect.

4.19 Legend. The Parent understands that the certificates representing the Purchased Shares shall bear the following legends:

(a) “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel

(which counsel shall be reasonably satisfactory to Cogint, Inc.) that such registration is not required or unless sold pursuant to Rule 144 promulgated under the Securities Act. Furthermore, these securities are subject to the terms and conditions of a Stockholders’ Agreement dated as of September 6, 2017, a copy of which is available upon request from the issuer.”; and

(b) any legend required by applicable state securities Laws.

4.20 Holdings Capitalization.

(a) Capital Stock. All outstanding shares of Holdings Capital Stock are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights, rights of first refusal and other similar rights.

(b) Holdings Securities. Except as set forth in this Section 4.20, there are (i) other than the Holdings Capital Stock, no outstanding shares of capital stock of, or other equity or voting interest in, Holdings; (ii) no outstanding securities of Holdings convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, Holdings; (iii) no outstanding options, warrants or other rights or binding arrangements or commitments to acquire from Holdings, or that obligate Holdings to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, Holdings; (iv) no obligations of Holdings to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest in, Holdings; (v) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, Holdings (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Holdings Capital Stock, the “Holdings Securities”); (vi) voting trusts, proxies or similar arrangements or understandings to which Holdings is a party or by which Holdings is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, Holdings; and (vii) obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, Holdings to which Holdings is a party or by which it is bound. Holdings is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Holdings Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Holdings Capital Stock. Holdings does not have a stockholder rights plan in effect. There are no Contracts to which Holdings is a party obligating Holdings to accelerate the vesting of any equity-based grant, award or bonus or similar plan or program as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events).

(c) Other Rights. Holdings is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Holdings Securities.

4.21 Subsidiaries.

(a) Section 4.21(a) of the Parent Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization, capitalization and schedule of stockholders of each Subsidiary of Holdings as of the date hereof. Each Subsidiary of Holdings (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. Each Subsidiary of Holdings is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Parent Material Adverse Effect. No Subsidiary of Holdings is in violation of any material provision of its charter, bylaws or other similar organizational documents.

(b) All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of Holdings (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) is owned, directly or indirectly, by Holdings or a Subsidiary thereof, free and clear of all Liens (other than Permitted Liens), any other restriction on the right to vote, sell, transfer or otherwise dispose of such capital stock or other equity or voting interest and any other similar restrictions, and any other restriction that would prevent such Subsidiary from conducting its business as of the Closing in substantially the same manner that such business is conducted on the date of this Agreement.

(c) There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of Holdings; (ii) options, warrants or other rights or arrangements obligating Holdings or any of its Subsidiaries to acquire from any Subsidiary of Holdings, or that obligate any Subsidiary of Holdings to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of Holdings; or (iii) obligations of any Subsidiary of Holdings to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest in, such Subsidiary to any Person other than Holdings or one of its Subsidiaries.

(d) Other Investments. Other than equity securities of Holdings’ Subsidiaries, Holdings does not own or hold the right to acquire any equity securities, ownership interests or voting interests of, or securities exchangeable or exercisable therefor, or investments in, any other Person.

4.22 Financial Statements; No Undisclosed Liabilities.

(a) V7, WAS and Indigo Financial Statements. Section 4.22(a) of the Parent Disclosure Letter contains true and complete copies of (i) the Audited V7 and WAS Balance Sheets and the related consolidated statements of income and retained earnings, stockholders’ equity and cash flows of each of V7 and its Subsidiaries and WAS and its Subsidiaries, as the case may be, for the fiscal year ended December 31, 2016, and (ii) the unaudited consolidated balance sheets of each of V7 and its Subsidiaries, WAS and its Subsidiaries and Indigo, as the case may be, as at June 30, 2017 and the related consolidated statements of income and retained earnings, stockholders’ equity and cash flows of each of V7 and its Subsidiaries, WAS and its Subsidiaries and Indigo, as the case may be, for the six (6) month period then ended. The foregoing financial statements were prepared in accordance with (A) in the case of V7, IFRS, and (B) in the case of WAS and Indigo, United Kingdom Generally Accepted Accounting Practice and the requirements of the Companies Act 2006, applied on a consistent basis throughout the periods involved (except for the absence of notes and subject to normal and non-recurring year-end audit adjustments with respect to unaudited financial statements (which will not be material in the aggregate)) and (x) in the case of V7 fairly present, in all material respects, the consolidated financial position of V7 as of the dates thereof and its financial performance and cash flows for the periods then ended and (y) in the case of WAS and Indigo, give a true and fair view of its consolidated affairs and profit as of the dates thereof and for the periods then ended. There are no unconsolidated Subsidiaries of Holdings or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) No Undisclosed Liabilities. Neither Holdings nor any of its Subsidiaries has any Liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with IFRS, other than Liabilities (i) reflected or otherwise reserved against in the Audited V7 and WAS Balance Sheets; (ii) arising pursuant to this Agreement or incurred in connection with the Transactions or any other transactions contemplated hereby; (iii) incurred on or after January 1, 2017 in the ordinary course of business consistent with past practice; or (iv) that would not have a Parent Material Adverse Effect. Holdings (x) was formed solely for the purpose of engaging in the Transactions and activities incidental thereto, (y) has no Liabilities other than expenses incurred in connection with the Transactions, and (z) and has not engaged, and prior to the Closing will not engage, in any business activities, and has not conducted, and prior to the Closing will not conduct, any operations, in each case, other than in connection with the Transactions and those incident to its formation.

4.23 Absence of Certain Changes. Since the date of the Audited V7 and WAS Balance Sheets through the date of this Agreement, the business of Holdings and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice. Since the date of the Audited V7 and WAS Balance Sheets through the date of this Agreement, there have been no Effects that have had or would reasonably be expected to have a Parent Material Adverse Effect.

4.24 Material Holdings Contracts. Section 4.24 of the Parent Disclosure Letter contains a true, correct and complete list of all Material Holdings Contracts to or by which Holdings or any of its Subsidiaries is a party or is bound. Each Material Holdings Contract is valid and binding on Holdings and its Subsidiaries, as applicable, enforceable against them in accordance with their terms, except as such enforceability may be limited by the Enforceability Limitations, and is in full force and effect, and none of Holdings, any of its Subsidiaries party thereto or, to the Knowledge of the Parent, any other party thereto is in breach of or default pursuant to any such Material Holdings Contract, except for such failures to be in full force and effect or such breaches or defaults that would not have a Parent Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Holdings Contract by Holdings or any of its Subsidiaries, or, to the Knowledge of the Parent, any other party thereto, except for such breaches and defaults that would not have a Parent Material Adverse Effect.

4.25 Property; Assets.

(a) Leased Real Property. A “Holdings Lease” shall mean any lease, sublease, license or other agreement, including all amendments and modifications thereto, pursuant to which Holdings or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property as of the date of this Agreement and pursuant to which Holdings or any of its Subsidiaries is obligated to pay consideration in excess of $100,000 (such property, the “Holdings Leased Real Property”). Section 4.25(a) of the Parent Disclosure Letter contains a true, correct and complete list of all Holdings Leases, and the Parent has made available to the Company true, correct and complete copies of all material Holdings Leases (including all material modifications, amendments and supplements thereto). With respect to each Holdings Lease and except as would not reasonably be expected to have a Parent Material Adverse Effect, (i) to the Knowledge of the Parent, there are no disputes with respect to such Holdings Lease; (ii) Holdings or one of its Subsidiaries has not collaterally assigned, encumbered or granted any other security interest in such Holdings Lease or any interest therein; and (iii) there are no Liens (other than Permitted Liens) on the estate or interest created by such Holdings Lease. Holdings or one of its Subsidiaries has valid leasehold estates in the Holdings Leased Real Property, binding and enforceable upon Holdings or its Subsidiaries, as applicable, free and clear of all Liens (other than Permitted Liens), subject to the Enforceability Limitations. Except as would not reasonably be expected to have a Parent Material Adverse Effect, neither Holdings nor any of its Subsidiaries is in default beyond any applicable notice and cure period pursuant to any Holdings Lease. None of Holdings or any of its Subsidiaries owns any real property.

(b) Personal Property. Holdings and each of its Subsidiaries has good title to, or a valid and binding lease for, all material tangible assets, personal property, machinery and equipment owned or leased by it or otherwise used in the conduct of its business (the “Tangible Holdings Assets”), free and clear of all Liens, other than Permitted Liens. Except as would not reasonably be expected to have a Parent Material Adverse Effect, to the Knowledge of the Parent, all of such Tangible Holdings Assets are in good operating condition (ordinary wear and tear excepted), taken as a whole, and have been and are being used in material compliance with applicable Law.

(c) Sufficiency of Assets. The Tangible Holdings Assets are sufficient for Holdings and each of its Subsidiaries to continue to operate their respective businesses following the Closing in substantially the same manner as they are conducted as of the date of this Agreement.

4.26 Environmental Matters. Except as would not reasonably be expected to have a Parent Material Adverse Effect, since January 1, 2016, neither Holdings nor any of its Subsidiaries (a) has received any written notice, demand, letter or claim alleging that Holdings or any Subsidiary has violated, or has any Liability under, any applicable Environmental Law; (b) has transported, produced, processed, imported, exported, manufactured, generated, used, treated, handled, stored, released, recycled, disposed, or arranged for the disposal, of any Hazardous Substances except in compliance with any applicable Environmental Law; or (c) has exposed any employee to Hazardous Substances in violation of Environmental Law under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law. The representations and warranties in this Section 4.26 shall constitute the sole and exclusive representations and warranties regarding any Environmental Law matter relating to Holdings and its Subsidiaries.

4.27 Intellectual Property.

(a) Holdings Intellectual Property; Proceedings. Section 4.27(a) of the Parent Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all (i) Holdings Registered Intellectual Property Rights and specifies, where applicable, the jurisdictions in which each such item of Holdings Registered Intellectual Property Rights has been filed, issued or registered; (ii) material unregistered Marks; and (iii) Legal Proceedings before any Governmental Authority (other than actions related to the ordinary course prosecution of Holdings Registered Intellectual Property Rights before the United States Patent and Trademark Office or the equivalent authority anywhere in the world) related to any such material Holdings Registered Intellectual Property Rights. Except as would not reasonably be expected to have a Parent Material Adverse Effect, (x) Holdings or a Subsidiary is the sole and exclusive owner of each item of Holdings Registered Intellectual Property Rights, (y) Holdings and each Subsidiary, as applicable, has maintained all material Holdings Registered Intellectual Property Rights in the ordinary course consistent with reasonable business practices and (z) neither Holdings nor any Subsidiary has taken any action or failed to take any action that could reasonably result in the abandonment, cancellation, invalidation, or unenforceability of any of its material Holdings Registered Intellectual Property Rights.

(b) Right to Use; Absence of Liens. Except as would not reasonably be expected to have a Parent Material Adverse Effect, Holdings or one of its Subsidiaries (i) owns and has legal and equitable title to each material Holdings Intellectual Property Right free and clear of any Liens (other than Permitted Liens) or (ii) has legally enforceable rights to use all Intellectual Property Rights reasonably necessary to the conduct of the business of Holdings and its Subsidiaries as presently conducted.

(c) IP Contracts. Section 4.27(c) of the Parent Disclosure Letter sets forth a true, correct and complete list of all Contracts to which Holdings or any of its Subsidiaries is a party and (i) pursuant to which the use by any Person of any material Holdings Intellectual Property Rights is permitted by Holdings, or any of its Subsidiaries, other than any (a) non-disclosure agreements entered into in the ordinary course of business; and (b) non-exclusive licenses granted in the ordinary course of business or in connection with the sale of Holdings’ or its Subsidiaries’ products; or (ii) pursuant to which the use by Holdings or any of its Subsidiaries of any material Intellectual Property Right is permitted by any Person, other than any (a) non-disclosure agreements entered into in the ordinary course of business; (b) non-exclusive licenses of commercially available Intellectual Property Rights licensed to Holdings or its Subsidiary for internal use on standard terms; and (c) non-exclusive licenses to Software and materials licensed as open-source, public-source or freeware (all such Contracts, the “Holdings IP Contracts”). Except as would not reasonably be expected to have a Parent Material Adverse Effect, the Holdings IP Contracts are valid, binding and enforceable between Holdings or a Subsidiary thereof, as applicable, and the other parties thereto, subject to the Enforceability Limitations, and there is no default under any Holdings IP Contract by Holdings, any of its Subsidiaries, or, to the Parent’s Knowledge, by any other party thereto.

(d) No Infringement. To the Parent’s Knowledge, the operation of the business of Holdings and its Subsidiaries as such business currently is conducted and has been conducted in the past three (3) years does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any third Person in a manner that has or could reasonably be expected to result in a Parent Material Adverse Effect.

(e) No Notice of Infringement. Since January 1, 2016, neither Holdings nor any of its Subsidiaries has received written notice from any third Person, or been involved in any Legal Proceeding, alleging that the operation of the business of Holdings or any of its Subsidiaries infringes, misappropriates or otherwise violates the Intellectual Property Rights of any third Person in a manner that has or could reasonably be expected to result in a Parent Material Adverse Effect.

(f) No Third Person Infringement. Since January 1, 2016, neither Holdings nor any of its Subsidiaries has provided any third Person with written notice claiming that such third Person is infringing, misappropriating or otherwise violating any material Holdings Intellectual Property Right, and, except as would not have a Parent Material Adverse Effect, to the Knowledge of the Parent, no such activity is occurring.

(g) IP Assignments. Except as would not reasonably be expected to have a Parent Material Adverse Effect, each Person who contributed to or was involved in the creation or development of any material Holdings Intellectual Property Rights for Holdings or any of its Subsidiaries has signed an agreement sufficient to transfer to such Holdings or Subsidiary ownership of all right, title and interest of such Persons in such Holdings Intellectual Property Rights.

(h) Proprietary Information; Source Code. Except as would not reasonably be expected to have a Parent Material Adverse Effect, (i) Holdings and each of its Subsidiaries has taken commercially reasonable steps to protect and preserve the confidentiality of all source code and other material Trade Secrets included in the Holdings Intellectual Property Rights and used by Holdings or any of its Subsidiaries in its business as currently conducted, (ii) to the Knowledge of the Parent, there are (A) no defects in any of the products of Holdings or any of its Subsidiaries that would prevent the same from performing materially in accordance with their user specifications; and (B) no viruses, worms, Trojan horses or similar disabling codes or programs in any of the same, and (iii) Holdings and its Subsidiaries have not disclosed, delivered, licensed or otherwise made available, and do not have a duty or obligation to disclose, deliver, license, or otherwise make available, any source code that embodies material Holdings Intellectual Property Rights to any Person.

(i) Open Source Software. Except as would not reasonably be expected to have a Parent Material Adverse Effect, to the Knowledge of the Parent, no material product or service of Holdings or any of its Subsidiaries is distributed with any Software that is licensed to Holdings or any of its Subsidiaries pursuant to, or is otherwise subject to, an open source, public-source, freeware or other third party license agreement that, in each case, requires Holdings or any of its Subsidiaries to disclose or license any material proprietary source code that embodies material Holdings Intellectual Property Rights or that requires any material product to be made available at no charge.

4.28 Tax Matters. Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a) Tax Returns. Holdings and each of its Subsidiaries have (i) duly and timely filed or caused to be filed (taking into account valid extensions) all Tax Returns required to be filed by any of them and all such Tax Returns are complete and accurate; and (ii) paid, or have adequately reserved (in accordance with IFRS) for the payment of, all Taxes that are required to be paid. Neither Holdings nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired.

(b) Tax Liens. There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of Holdings or any of its Subsidiaries.

(c) Withholding Taxes. Holdings and each of its Subsidiaries has timely paid or withheld with respect to their employees and other third Persons all Taxes (including United States federal and state income Taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act, Canadian federal and provincial income Taxes, Canada Pension Plan contributions, provincial pension plan contributions, employment insurance premiums, employer health Taxes and other similar Taxes) required to be paid or withheld and has remitted such Taxes to the applicable Governmental Authority within the time prescribed by applicable Law.

(d) No Audits. No audits or other examinations with respect to Taxes of Holdings or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing. No assessments or reassessments of any of the Canadian Subsidiaries is currently the subject of an objection or appeal.

(e) No Listed Transaction. Neither Holdings nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(f) Tax Agreements. Neither Holdings nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing or indemnity Contract or arrangement other than any such Contract or arrangement (i) that is a Contract entered into in the ordinary course of business and the principal purpose of which is not Taxes or (ii) that is solely between or among Holdings and one or more of its Subsidiaries.

(g) Neither Holdings nor any of its Subsidiaries has any liability for Taxes of any Person (other than Holdings or any Subsidiary) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, or otherwise (including pursuant to the Tax Act).

(h) Within the past three (3) years, neither Holdings nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for Tax-free treatment under Section 355 of the Code.

(i) Neither Holdings nor any of its Subsidiaries is, will be (regardless of whether or not the Transactions occur), or would be, as a result of the Transactions, required to include amounts in income, profits or gains, or exclude items of deduction (in either case for Tax purposes), or otherwise become liable for any Tax (including with respect to withdrawal for relief previously obtained), for any Tax period or in respect of any transaction or acquisition, as a result of (i) a change in method of Tax accounting or period; (ii) an installment sale or “open transaction” disposition; (iii) a prepaid amount received, accrued, or paid; (iv) deferred income or gain; (v) an election under Section 108(i) of the Code or Section 80 of the Tax Act; (vi) Section 481 of the Code, or, in the case of each of the foregoing, any corresponding or similar provision of state, local, or non-U.S. Law; (vii) the recapture of any Tax credit or other special Tax benefit; (viii) the use of any special accounting method (such as the long-term method of accounting for long-term contracts); (ix) claiming any reserve or Tax credit; or (x) the application of any non-U.S. Law relating to Taxes.

(j) Each Canadian Subsidiary has charged, collected and remitted on a timely basis all Taxes as required under any applicable Law on any sale, supply or delivery whatsoever, made by it, and each such Canadian Subsidiary is validly registered as a vendor with the relevant Governmental Authorities for the collection of such Taxes. All input tax credits, refunds, rebates and similar adjustments of Taxes claimed by each Canadian Subsidiary have been validly claimed and correctly calculated as required by Law, and each such Canadian Subsidiary has retained all documentation prescribed by applicable Law to support such claims. Where applicable, each Canadian Subsidiary (i) has obtained all required information and documentation to support any zero-rating treatment of its supplies, and (ii) has been furnished with valid exemption certificates or their equivalent and has retained all such records and supporting documents in the manner required by applicable Law.

(k) The Parent will procure that any acquisition of shares or securities by it or Holdings in connection with, or contemplation of, the Transactions will be duly stamped for the purposes of UK stamp duty and stamp duty reserve tax prior to the relevant register of members being written up and prior to the Transactions being effected.

(l) Other than the liability to stamp duty or stamp duty reserve Tax referred to in Section 4.28(k), neither the entry into and/or completion of any of the Transactions or any other transaction contemplated by this agreement (including the acquisition of shares or securities by the Parent, Holdings or any of their Subsidiaries in contemplation of the Transactions) will give rise to any liability for Tax for Holdings or its Subsidiaries (including by reference to any: accrual or receipt of any income, profit or gain; disposal; loss or clawback of any previously claimed relief; or the withdrawal or unavailability of any Tax losses, in each case whether deemed or actual).

(m) Exclusive Representations. The representations and warranties in this Section 4.28 shall constitute the sole and exclusive representations and warranties regarding any Tax matter relating to Holdings and its Subsidiaries, including any representations or warranties regarding compliance with Tax Laws, liability for Taxes, the filing of Tax Returns, and the accrual and reserves for Taxes on any financial statements or books and records of Holdings and its Subsidiaries (but excluding Tax matters addressed in Section 4.29).

4.29 Employee Plans.

(a) Employee Plans. For purposes of this Agreement, (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, pension, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change of control and other similar material fringe, health, dental, welfare or other employee benefit plans, programs, agreement, contracts, policies or binding arrangements (whether or not in writing) maintained or contributed to for the benefit of any current or former employee or director of Holdings, any of its Subsidiaries or with respect to which Holdings or any of its Subsidiaries has any current material Liability, contingent or otherwise, are referred to herein as the “Holdings Employee Plans”. With respect to each Holdings Employee Plan, to the extent applicable, the Parent has made available to the Company copies of (A) the most recent annual report required to have been filed for each Holdings Employee Plan, including all schedules thereto; (B) the most recent determination letter or opinion letter, if any, from the applicable Governmental Authority with respect to each Holdings Employee Plan; (C) the plan documents including all amendments thereto (or in the case of an unwritten Holdings Employee Plan, a written description of the material terms of such plan), summary plan descriptions and summaries of material modification; (D) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; and (E) any notices or other correspondence to or from the applicable Governmental Authority relating to any material compliance issues in respect of any such Holdings Employee Plan.

(b) Absence of Certain Plans. Neither Holdings nor any other trade or business (whether or not incorporated) that would be treated as a single employer with or any of its Subsidiaries pursuant to Section 414 of the Code currently maintains, sponsors, participates in, contributes to or is required to contribute to, nor has ever maintained, sponsored, participated in, contributed to, or been required to contribute to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); (iii) a plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). None of the Holdings Employee Plans is a registered pension plan, as that term is defined in section 248(1) of the Tax Act.

(c) Compliance. (i) Each Holdings Employee Plan has been maintained, administered and invested in all material respects in accordance with its terms and with applicable Law, including the applicable provisions of ERISA and the Code, (ii) each Holdings Employee Plan intended to be “qualified” under Section 401(a) of the Code is so qualified and Holdings and its Subsidiaries have received favorable determination letters or are entitled, under applicable IRS guidance, to rely on a current favorable opinion or advisory letter from the IRS, as to the tax qualification of such Holdings Employee Plan and (iii) to the Parent’s Knowledge, nothing has occurred since the date of any such opinion or determination letter (if any) that would reasonably be expected to cause the applicable Governmental Authority to revoke such determination or adversely affect such qualified status.

(d) Holdings Employee Plan Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Parent, threatened on behalf of or against any Holdings Employee Plan, the assets of any trust pursuant to any Holdings Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Holdings Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e) No Retiree Welfare Benefit Plan. No Holdings Employee Plan that is (i) a “welfare benefit plan” within the meaning of Section 3(1) of ERISA, or (ii) for the benefit of Canadian employees or former employees of Holdings or any of its Subsidiaries, provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.

(f) Section 409A. Each Holdings Employee Plan that is subject to Section 409A of the Code has been maintained, in form and operation, in compliance with Section 409A of the Code, and Holdings and its Subsidiaries do not have any obligation to gross up, indemnify or otherwise reimburse any Person for any Taxes (or potential Taxes) imposed (or potentially imposed) pursuant to Section 409A of the Code.

(g) Effect of the Transactions. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of Holdings or any Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer. No amounts payable under the Holdings Employee Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code and Holdings is not obligated to gross-up, indemnify or otherwise reimburse any Person for Taxes (or potential taxes) imposed (or potentially imposed) pursuant to Section 4999 of the Code.

(h) Contributions and Premiums. All contributions or premiums required to be made by Holdings or any of its Subsidiaries to a Holdings Employee Plan have been made in a timely fashion and in accordance with applicable Law.

4.30 Labor Matters.

(a) Union Activities. Neither Holdings nor any of its Subsidiaries is currently a party to any Collective Bargaining Agreement, voluntary recognition agreement or other legally binding commitment with any labor union, trade union or employee organization. To the Knowledge of the Parent, there are no current activities or proceedings of any labor or trade union to organize any employees of Holdings or any of its Subsidiaries with regard to their employment with Holdings or any of its Subsidiaries. No Collective Bargaining Agreement representation petition, certification proceeding, unfair labor practice complaint or other proceeding before the National Labor Relations Board, trade council or similar government authority is currently underway or being negotiated by Holdings or any of its Subsidiaries, nor is any such proceeding pending or, to the Knowledge of the Parent, threatened directly against Holdings or any of its Subsidiaries. To the Knowledge of the Parent, there is no strike, lockout, slowdown, or work stoppage against Holdings or any of its Subsidiaries pending or, to the Knowledge of the Parent, threatened directly against Holdings or any of its Subsidiaries.

(b) Wage and Hour Compliance. Holdings and each of its Subsidiaries is in compliance with applicable Laws and Orders with respect to employment (including applicable Laws regarding wage and hour requirements, immigration status, discrimination in employment, employment practices, employee health and safety, and collective bargaining), except for instances of such noncompliance that would not reasonably be expected to have a Parent Material Adverse Effect.

(c) Plant Closures and Layoffs. None of the Parent, Holdings, or any of Holdings’ Subsidiaries has any Liability under the WARN Act, and any similar state, local or foreign Law, with respect to any events occurring or conditions existing on or prior to the date of this Agreement.

4.31 Permits. Except as would not reasonably be expected to have a Parent Material Adverse Effect, Holdings and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of Holdings and its Subsidiaries. Holdings and its Subsidiaries are in compliance with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Parent, threatened, except for such noncompliance, suspensions or cancellations that would not reasonably be expected to have a Parent Material Adverse Effect.

4.32 Compliance with Laws. Each of Holdings and each of its Subsidiaries is and, since January 1, 2016, has been in material compliance with all Laws and Orders (i) that are applicable to Holdings and its Subsidiaries, (ii) by which Holdings or any of its Subsidiaries or any of their respective businesses or properties is bound, or (iii) that are applicable to the conduct of the business or operations of Holdings and its Subsidiaries, except, in each case, for noncompliance that would not reasonably be expected to have a Parent Material Adverse Effect. Since January 1, 2016, no Governmental Authority has issued any written notice stating that Holdings or any of its Subsidiaries is not in compliance with any Law, except where such non-compliance would not reasonably be expected to have a Parent Material Adverse Effect. No representation or warranty is made in this Section 4.32 with respect to (a) compliance with Environmental Law, which is covered solely in Section 4.26; (b) compliance with applicable Tax Laws, which is covered in Section 4.28; and (c) compliance with anti-bribery and anti-corruption Laws, to the extent such compliance is covered in Section 4.35.

4.33 Insurance. As of the date of this Agreement, Holdings and its Subsidiaries have all material policies of insurance covering Holdings and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of Holdings and its Subsidiaries and are necessary for the conduct of the business or operations of Holdings and its Subsidiaries. All such insurance policies are legal, valid, binding and enforceable and in full force and effect, no notice of cancellation has been received and there is no existing default or event with respect to any insureds’ obligations under such insurance policies (including with respect to payment of premiums) that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not reasonably be expected to have a Parent Material Adverse Effect. Holdings and its Subsidiaries maintain all material insurance policies required to be maintained pursuant to the terms and conditions of any active Material Holdings Contract with any customer or supplier.

4.34 Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business consistent with past practice, there are no Contracts, transactions, arrangements or understandings between the Parent, Holdings or any of their Subsidiaries, on the one hand, and any Affiliate, officer, manager, employees, or director of the Parent, Holdings or any of their Subsidiaries or any Person owning 5% or more of the shares of Holdings Capital Stock (or any of such Person’s immediate family members or Affiliates or associates), on the other hand, of a nature that would (if Holdings were subject to such requirements) be required to be disclosed by Holdings pursuant to Item 404 of Regulation S-K promulgated by the SEC.

4.35 Anti-Bribery and Anti-Corruption.

(a) Holdings and its Subsidiaries are currently, and for the five (5) years immediately preceding the date of this Agreement have been, in compliance in all material respects with all applicable anti-corruption and anti-bribery Laws, including the FCPA, the Canadian Corruption of Foreign Public Officials Act (“CFPOA”), and the Criminal Code of Canada (“CCC”).

(b) None of Holdings, its Subsidiaries or, to the Knowledge of the Parent, any officer, director, agent, employee or other Person acting on their behalf, has, during the five (5) years immediately preceding the date of this Agreement, directly or indirectly: (1) made, offered, authorized or promised to make any unlawful payment, contribution or transfer of anything of value to any officer, employee or representative of a foreign or domestic government or any department, agency or instrumentality thereof (including any state-owned enterprise) in violation of Law; or (2) otherwise taken any action which would cause Holdings or any of its Subsidiaries to be in violation of applicable anti-corruption and anti-bribery Laws, including the FCPA, CFPOA or CCC, in any material respect.

4.36 Information Technology. Except as would not reasonably be expected to have a Parent Material Adverse Effect:

(a) all Information Technology currently used in connection with the conduct of the business or operations of Holdings and its Subsidiaries is either owned by, or leased or licensed to, Holdings or its Subsidiaries. As of the date of this Agreement, no written notice of defect has been sent or received by Holdings or its Subsidiaries in respect of any license or lease under which Holdings or its Subsidiaries receives Information Technology;

(b) the Information Technology owned or leased by Holdings and its Subsidiaries has the capacity and performance necessary to fulfill the requirements it currently performs;

(c) all of the Information Technology owned by Holdings or its Subsidiaries is held by Holdings or a Subsidiary of Holdings as sole, legal, exclusive, and beneficial owner and is held free of Liens or any other similar third party rights or interests, except for Permitted Liens; and

(d) the records, systems, controls and data used by Holdings or its Subsidiaries are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by third parties with whom Holdings or its Subsidiaries has contracted for such services (including holding through electronic, mechanical or photographic process whether computerized or not).

4.37 Personal Data; Customer Data.

(a) With respect to all Personal Data that is or previously has been possessed or otherwise controlled by or on behalf of Holdings and its Subsidiaries, Holdings and its Subsidiaries have (i) complied with the privacy policy or service agreement under which such Personal Data was collected, if applicable and with all applicable Laws governing the collection, sharing, use or security from unauthorized disclosure of such Personal Data, (ii) implemented and maintained a system of internal controls sufficient to provide reasonable assurance that Holdings and its Subsidiaries comply in all material respects with such Laws and that Holdings and its Subsidiaries will not collect, fail to secure, share or use such Personal Data in a manner that breaches or violates (A) such Laws, (B) any internal or customer-facing or consumer-facing privacy or data security policy adopted by Holdings and its Subsidiaries, or (C) any contractual commitment made by Holdings or its Subsidiaries that is applicable to such Personal Data, and (iii) in connection with each third party servicing, outsourcing or similar arrangement, contractually obligated any service provider who has access to Personal Data to (A) comply in all material respects with the Laws described in clause (i) with respect to any Personal Data acquired from or with respect to Holdings and its Subsidiaries, (B) take reasonable steps to protect and secure from unauthorized disclosure any Personal Data acquired from or with respect to Holdings and its Subsidiaries, and (C) restrict use of any Personal Data acquired from or with respect to Holdings to those authorized or required under the servicing, outsourcing or similar arrangement; except in each case of (i), (ii) or (iii), where such failure or non-compliance would not be reasonably be expected to have a Parent Material Adverse Effect.

(b) Holdings and its Subsidiaries have established and implemented policies, programs and procedures to protect the confidentiality, integrity and security of Customer Data and Personal Data that are commercially reasonable and in compliance with any applicable Law, except where such failure or non-compliance would not be reasonably be expected to have a Parent Material Adverse Effect.

(c) To the Parent’s Knowledge, neither Holdings nor any of its Subsidiaries have, in the past three (3) years, experienced any material loss, damage, or unauthorized access, disclosure, use or breach of security of any Customer Data or Personal Data that is or previously has been possessed or otherwise controlled by or on behalf of Holdings or any of its Subsidiaries.

4.38 Customers and Suppliers.

(a) Section 4.38(a) of the Parent Disclosure Letter sets forth a complete and correct list of the top twenty (20) customers (each, a “Parent Material Customer”) of Holdings and its Subsidiaries, for the most recent fiscal year and the amount of sales to each such customer during such period. Except as set forth in Section 4.38(a) of the Parent Disclosure Letter, since December 31, 2015, no Parent Material Customer has cancelled or otherwise terminated, or materially reduced, or provided notice of its intent to cancel, terminate, or materially reduce, its relationship with Holdings or any of its Subsidiaries nor is there any material dispute therewith.

(b) Section 4.38(b) of the Parent Disclosure Letter sets forth a complete and correct list of the top twenty (20) suppliers (each, a “Parent Material Supplier”) of each of Holdings and its Subsidiaries for the most recent fiscal year and the amount of purchases from each such supplier during such period. Except as set forth on Section 4.38(b) of the Parent Disclosure Letter, since December 31, 2015, no Parent Material Supplier has cancelled or otherwise terminated, or materially reduced, or provided notice of its intent to cancel, terminate, or materially reduce, its relationship with Holdings or any of its Subsidiaries nor is there any material dispute therewith.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations of the Company. Except (a) as required by the terms of this Agreement or the Spin-Off Agreements; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; or (c) as approved by the Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Company will, and will cause each of its Subsidiaries to, (i) use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable Law; (ii) subject to the restrictions and exceptions set forth in Section 5.2, conduct its business and operations in the ordinary course of business consistent with past practice; and (iii) use its respective reasonable best efforts, consistent with past practices and policies, to (A) preserve intact its material assets, properties, Contracts or other legally binding understandings, licenses and business organizations; and (B) preserve the current relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with which the Company or any of its Subsidiaries has material business relations; provided, however, that no action by the Company and its Subsidiaries shall be restricted pursuant to this Section 5.1 with respect to the IDI Business, SpinCo Assets, SpinCo Liabilities, or any of the SpinCo Subsidiaries (x) so long as such action does not adversely affect the other businesses, assets or liabilities of the Company and its Subsidiaries or (y) to the extent such actions are required by the Spin-Off Agreements.

5.2 Forbearance Covenants of the Company. Except (a) as set forth in Section 5.2 of the Company Disclosure Letter; or (b) as approved by the Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed); or (c) as permitted or required by the terms of this Agreement, any Company Transaction Document, or the Spin-Off Agreements, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Company will not, and will not permit any of its Subsidiaries (other than any of the SpinCo Subsidiaries, so long as such action does not adversely affect the businesses, assets or liabilities of the Company and its Subsidiaries other than the SpinCo Subsidiaries or such actions are required by the Spin-Off Agreements), to:

(i) amend the Charter, the Bylaws or any other similar organizational document of the Company or the certificate of incorporation, bylaws or any other similar organizational document of any Subsidiary;

(ii) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(iii) other than the Interim Stock Issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any other securities of the Company or any of its Subsidiaries, except for the issuance and sale of shares of Company Common Stock pursuant to Company Options, Company Warrants or Company Restricted Stock Units outstanding as of the Capitalization Date in accordance with their terms, including, if applicable, the terms of the Company Stock Plans or as required by the Employee Matters Agreement;

(iv) directly or indirectly acquire, repurchase or redeem any Company Securities or any other securities of the Company or any of its Subsidiaries, except for repurchases or forfeitures of Company Securities pursuant to the terms and conditions of Company Options, Company Warrants or Company Restricted Stock Units outstanding as of the date of this Agreement in accordance with their terms, including the terms of the Company Stock Plans;

(v) (A) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities or any other securities of the Company or any of its Subsidiaries in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries or in connection with any internal reorganization transactions solely among the wholly owned Subsidiaries of the Company; (C) pledge or encumber any shares of its capital stock or other equity or voting interest; or (D) modify the terms of any shares of its capital stock or other equity or voting interest;

(vi) (A) incur, assume or suffer, or redeem, repurchase, prepay or defease, any Indebtedness (including any long-term or short-term debt) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business consistent with past practice; (2) for loans or advances to direct or indirect wholly owned Subsidiaries of the Company (other than loans or advances to SpinCo or SpinCo Subsidiaries that are not the SpinCo Note); and (3) for the incurrence of Indebtedness under the Credit Agreement or the Promissory Notes such that the aggregate amount of Indebtedness under the Credit Agreement and Promissory Notes will not exceed $70,000,000 as of immediately prior to the Closing; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly owned Subsidiaries of the Company (other than obligations of SpinCo or SpinCo Subsidiaries); (C) make any loans, advances or capital contributions to, or investments in, any other Person, except for (1) extensions of credit to customers in the ordinary course of business consistent with past practice; (2) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business consistent with past practice and in compliance in all material respects with the Company’s or its Subsidiaries’ policies related thereto; and (3) loans or advances to direct or indirect wholly owned Subsidiaries of the Company (other than loans or advances to SpinCo or SpinCo Subsidiaries that are not the SpinCo Note); or (D) acquire, lease, license, sell, abandon, transfer, assign, guarantee, exchange, mortgage, pledge, or otherwise encumber any assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens);

(vii) settle or compromise, release or waive any pending or threatened Legal Proceeding, except for the settlement or compromise, release or waiver of any Legal Proceeding that is in the ordinary course of business consistent with practice and does not include any obligation (other than payments of money not to exceed $100,000 individually or $1,000,000 in the aggregate) to be performed by the Company or its Subsidiaries following the Closing (including any obligation to refrain from taking or performing any activities or actions);

(viii) except as required by applicable Law or GAAP, (A) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice; or (B) make any material change in any of its accounting principles or practices;

(ix) (A) make or change any material Tax election; (B) settle or compromise any material Tax claim or assessment; (C) amend any income or other material Tax Return; (D) waive any right to claim a Tax refund; (E) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; or (F) change any method of accounting for Tax purposes;

(x) (A) incur or commit to incur any capital expenditures in excess of $100,000 individually or $1,000,000 in the aggregate, other than pursuant to obligations imposed by Material Company Contracts in effect as of the date of this Agreement and made available to the Parent; (B) enter into, modify, amend, renew, extend, modify or terminate, or otherwise waive, release or assign any rights, claims or benefits of the Company or any of its Subsidiaries under, any Material Company Contract, except in the ordinary course of business consistent with past practice; or (C) engage in any transaction with, or enter into any agreement, Contract, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC;

(xi) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein or enter into any joint venture, partnership, limited liability company or similar arrangement with any third Person;

(xii) adopt or implement any stockholder rights plan or similar arrangement, in each case, applicable to the Transactions or any other transaction consummated pursuant to the Parent’s rights under Section 5.5(d)(i)(C) or Section 5.5(d)(ii)(D), except for a Subsidiary which will be included in the Spin-Off;

(xiii) except as required by applicable Law, convene any regular or special meeting of the Company’s stockholders or of the holders of any securities of its Subsidiaries;

(xiv) enter into any Contract that by its terms limits, curtails or restricts the ability of the Company or any of its Subsidiaries to compete or conduct activities in any geographic area, line of business, or with any Person, in each case in a manner that is or would reasonably be expected to be material to the operations of the Company and its Subsidiaries taken as a whole;

(xv) other than as required by Company Employee Plans in effect as of the date hereof, (A) grant or provide any change of control, severance, retention, termination or similar payments or benefits to any individual, (B) increase the compensation, bonus opportunity or other benefits of any individual (other than in the ordinary course consistent with past practice, with respect to non-officer employees), (C) pay to any individual any compensation or benefit not provided for any Company Employee Plans in effect as of the date hereof, other than the payment of base cash compensation in the ordinary course of business consistent with past practice, (D) establish, adopt, terminate or amend any Company Employee Plan, except as required by Law, (E) enter into any trust, annuity or insurance Contract or similar agreement or take any other action to fund or otherwise secure the payment of any compensation or benefit, (F) take any action to accelerate the time of payment or vesting of any compensation or benefit or (G) enter into a collective bargaining, works council or similar agreement applicable to employees of the Company or its Subsidiaries; or

(xvi) authorize any of, or enter into or agree or commit to enter into a Contract to take, any of the actions prohibited by this Section 5.2.

5.3 Affirmative Obligations of the Parent. Except (a) as required by the terms of this Agreement; (b) as set forth in Section 1.1(ttt), Section 5.3 or Section 5.4 of the Parent Disclosure Letter; or (c) as approved by the Company in writing (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Parent shall cause Holdings and each of the Subsidiaries of Holdings to, (i) use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable Law; (ii) subject to the restrictions and exceptions set forth in Section 5.4, conduct its business and operations in the ordinary course of business consistent with past practice; and (iii) use its respective reasonable best efforts, consistent with past practices and policies, to (A) preserve intact its material assets, properties, Contracts or other legally binding understandings, licenses and business organizations; and (B) preserve the current relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with which Holdings or any of its Subsidiaries has material business relations.

5.4 Forbearance Covenants of the Parent. Except (a) as set forth in Section 1.1(ttt) and Section 5.4 of the Parent Disclosure Letter; or (b) as approved by the Company in writing (which approval will not be unreasonably withheld, conditioned or delayed); or (c) as permitted or required by the terms of this Agreement, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Parent shall not permit Holdings or any Subsidiary of Holdings to:

(i) amend the certificate of incorporation, the bylaws or any other similar organizational document of Holdings or any Subsidiary;

(ii) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(iii) issue, sell, deliver, transfer or agree or commit to issue, sell, deliver or transfer (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Holdings Securities or any other securities of Holdings or any of its Subsidiaries;

(iv) directly or indirectly acquire, repurchase or redeem any Holdings Securities or any other securities of Holdings or any of its Subsidiaries;

(v) (A) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Holdings Securities or any other securities of Holdings or any of its Subsidiaries in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends by Holdings or any Subsidiary of Holdings declared and paid prior to the Closing; (C) pledge or encumber any shares of its capital stock or other equity or voting interest; or (D) modify the terms of any shares of its capital stock or other equity or voting interest;

(vi) (A) incur, assume or suffer, or redeem, repurchase, prepay or defease, any Indebtedness (including any long-term or short-term debt) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business consistent with past practice; (2) for loans or advances to direct or indirect wholly owned Subsidiaries of Holdings; and (3) for the incurrence of indebtedness for borrowed money such that the aggregate amount of such indebtedness for borrowed money outstanding at Holdings and its Subsidiaries as of the Closing will not exceed $40,000,000 (net of available cash on hand), which amount may be increased to $75,000,000 (net of available cash on hand) provided that such excess amount is incurred solely in connection with Permitted Acquisitions; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly owned Subsidiaries of Holdings; (C) make any loans, advances or capital contributions to, or investments in, any other Person, except for (1) extensions of credit to customers in the ordinary course of business consistent with past practice; (2) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business consistent with past practice and in compliance in all material respects with Holdings’ or its Subsidiaries’ policies related thereto; and (3) loans or advances to direct or indirect wholly owned Subsidiaries of Holdings; or (D) acquire (other than pursuant to Permitted Acquisitions), lease, license, sell, abandon, transfer, assign, guarantee, exchange, mortgage, pledge, or otherwise encumber any assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens);

(vii) settle or compromise, release or waive any pending or threatened Legal Proceeding, except for the settlement or compromise, release or waiver of any Legal Proceeding that is in the ordinary course of business consistent with practice and does not include any obligation (other than payments of money not to exceed $100,000 individually or $1,000,000 in the aggregate) to be performed by Holdings or its Subsidiaries following the Closing (including any obligation to refrain from taking or performing any activities or actions);

(viii) except as required by applicable Law or IFRS, (A) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice; or (B) make any material change in any of its accounting principles or practices;

(ix) (A) make or change any material Tax election; (B) settle or compromise any material Tax claim or assessment; (C) amend any income or other material Tax Return; (D) waive any right to claim a Tax refund; (E) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; or (F) change any method of accounting for Tax purposes;

(x) except for Permitted Acquisitions, acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein or enter into any joint venture, partnership, limited liability company or similar arrangement with any third Person;

(xi) enter into or amend (A) any Contract that by its terms limits, curtails or restricts the ability of Holdings or any of its Subsidiaries to compete or conduct activities in any geographic area, line of business, or with any Person, in each case in a manner that is or would reasonably be expected to be material to the operations of Holdings and its Subsidiaries taken as a whole; or (B) any Contract with an Affiliate of Holdings or any of its Subsidiaries except for any such Contract that (i) is on arms’ length terms or (ii) is made in the ordinary course of business; or

(xii) authorize any of, or enter into or agree or commit to enter into a Contract to take, any of the actions prohibited by this Section 5.4.

5.5 No Solicitation.

(a) Cessation of Discussions; No Company Solicitation or Negotiation. As of the date of this Agreement, the Company and its Subsidiaries have ceased any and all discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and terminated such Persons’ access to any data room containing the Company’s confidential information, and will promptly instruct (to the extent it has contractual authority to do so and has not already done so prior to the date of this Agreement) or otherwise request any Person that has executed a confidentiality or non-disclosure agreement within the six-month period prior to the date of this Agreement or in connection with any Acquisition Proposal to return or destroy all such confidential information or documents previously furnished in connection therewith. Subject to the terms of this Section 5.5, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Company and its Subsidiaries will not, and will not instruct or authorize any of their respective Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) to, directly or indirectly, (i) solicit, initiate, or knowingly encourage, facilitate or assist, an Acquisition Proposal; (ii) furnish to any Person (other than the Parent or any designees of the Parent) any non-public information relating to the Company or any of its Subsidiaries or afford to any such Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with the making, submission or announcement of, or knowingly encouraging, facilitating or assisting, an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.5); (iv) approve, endorse or recommend an Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Proposal, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Proposal, an “Alternative Acquisition Agreement”).

(b) Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 5.5, from the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approvals, if the Company receives from any Person a bona fide, written and unsolicited Acquisition Proposal not resulting from a breach of this Section 5.5, the Company Board (or a committee thereof) may, directly or indirectly through one or more of its Representatives (including the Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to such Person or its Representatives if and only if (i) the Company Board (or a committee thereof) has determined in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, (ii) the Company Board (or a committee thereof) has determined in good faith (after consultation with its outside legal counsel) that the failure to take the actions contemplated by this Section 5.5(b) would be inconsistent with its fiduciary duties under applicable Law; and (iii) the Company has given the Parent written notice of the identity of such Person, a copy of an Acceptable Confidentiality Agreement entered into with such Person, a copy of any written materials reflecting the terms of the Acquisition Proposal, a summary of the material terms of such Acquisition Proposal to the extent not reflected in such written materials, and notice of the Company’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person; and provided further, that the Company will promptly (and in any event within one (1) Business Day) make available to the Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or its Representatives that was not previously made available to the Parent. Notwithstanding anything to the contrary set forth in this Section 5.5 or elsewhere in this Agreement, prior to the Closing, neither the Company nor any of its Subsidiaries shall terminate, amend, modify or waive any rights under, or release any Person (other than the Parent) from, any “standstill” or other similar agreement between the Company or any of its Subsidiaries, on the one hand, and such Person, on the other, unless the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.5(d), at no time after the date of this Agreement may the Company Board (or a committee thereof):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to the Parent;

(B) publicly adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after the Parent so requests in writing with respect to the first request by the Parent and within five (5) Business Days after the Parent so requests in writing thereafter; (D) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); or (E) to the extent applicable, fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided, however, that for the avoidance of doubt, the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal and the delivery by the Company of any notice contemplated by Section 5.5(b) to the Parent (or the taking of any other action permitted thereby), will not in and of itself constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approvals:

(i) other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or an authorized committee thereof) may effect a Company Board Recommendation Change in response to any material event or material change in circumstances with respect to the Company that (A) was not known or reasonably foreseeable to the Company Board as of the date of this Agreement; and (B) does not relate to any Acquisition Proposal (each such event, an “Intervening Event”; provided, that an Intervening Event shall not include any act or omission of the Parent taken in compliance with the terms of this Agreement, including Section 6.2 and Section 6.20), if the Company Board (or an authorized committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to do so in light of such Intervening Event would be inconsistent with its fiduciary duties under applicable Law if and only if:

(A) the Company has provided prior written notice to the Parent at least four (4) Business Days in advance to the effect that the Company Board (or an authorized committee thereof) has (A) so determined; and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.5(d)(i), which notice will specify the applicable Intervening Event in reasonable detail and the reasons for such Company Board Recommendation Change;

(B) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such four (4) Business Day period, must have (A) negotiated with the Parent and its Representatives in good faith (to the extent that the Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board (or an authorized committee thereof) no longer determines that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties under applicable Law; and (B) permitted the Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that the Parent requests to make such a presentation); and

(C) if the Parent shall have delivered to the Company during such four (4) Business Day period a written and binding offer to modify the terms of this Agreement, the Company Board (or any authorized committee thereof) shall have determined in good faith, after considering the terms of such offer by the Parent, that the failure to make a Company Board Recommendation Change in light of such Intervening Event would still be inconsistent with its fiduciary duties under applicable Law;

(ii) if the Company has received an unsolicited, written bona fide Acquisition Proposal not resulting from a breach of this Section 5.5, that the Company Board has concluded in good faith (after consultation with its outside legal counsel and financial advisor) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement in accordance with Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal (and prior to, or concurrently with, such termination pay the Company Termination Fee set forth in Section 8.3(b)(ii)), in each case if and only if:

(A) the Company Board (or a committee thereof) determines in good faith (after consultation with outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law;

(B) the Company has complied with its obligations pursuant to this Section 5.5 with respect to such Acquisition Proposal;

(C) (1) the Company has provided prior written notice to the Parent at least five (5) Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (x) received a bona fide Acquisition Proposal that has not been withdrawn; (y) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (z) resolved to effect a Company Board Recommendation Change or to terminate this Agreement in accordance with Section 8.1(h) pursuant to this Section 5.5(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Person of “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal (in each case to the extent not previously provided by the Company to the Parent); and (2) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have (i) negotiated with the Parent and its Representatives in good faith (to the extent that the Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (ii) permitted the Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that the Parent requests to make such a presentation); provided, however, that in the event of any material revisions to such Acquisition Proposal, the Company will be required to deliver a new written notice to the Parent and to comply again with the requirements of this Section 5.5(d)(ii)(C) with respect to such new written notice (it being understood that the “Notice Period” in respect of any such new written notice will be three (3) Business Days);

(D) following the end of such Notice Period, the Company Board shall have considered in good faith any revisions to this Agreement made in a written offer binding upon the Parent, and shall have determined in good faith that such Acquisition Proposal continues to constitute a Superior Proposal and, after consultation with outside counsel, the failure to effect a Company Board Recommendation Change or to terminate this Agreement to accept the Alternative Acquisition Agreement would be inconsistent with its fiduciary duties under applicable Law; and

(E) in the event of any termination of this Agreement in order to cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Company Termination Fee in accordance with Section 8.3(b)(ii).

(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Company will promptly (and, in any event, within 48 hours) notify the Parent if any director or executive officer of the Company acquires actual knowledge of any receipt by the Company or its Representatives of (i) any Acquisition Proposal, (ii) any request for non-public information that would reasonably be expected to lead to an Acquisition Proposal, or (iii) any inquiry with respect to, or which would reasonably be expected to lead to, any Acquisition Proposal, which notice shall include the identity of the Person making such Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, request or inquiry and any amendments thereto (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such Acquisition Proposal and a written summary of the material terms, if oral). The Company shall keep the Parent reasonably informed on a prompt basis (and, in any event, without 48 hours) of the status and terms of any such Acquisition Proposal, request or inquiry.

(f) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) if the Company determines, after consultation with its outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law; (ii) informing any Person of the terms of this Section 5.5; (iii) making any disclosure to the Company Stockholders that the Company Board (or a committee thereof) has determined to make in good faith (after consultation with its outside legal counsel) and that the failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law or that the failure to make such disclosure would constitute a violation of applicable Law; provided that, in each case, any such statement(s) or disclosures made by the Company Board and/or any committee thereof will be subject to the terms and conditions of this Agreement, and will not limit or otherwise affect the obligations of the Company or the Company Board and the rights of the Parent under this Section 5.5.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including that the Parties’ respective obligations in respect of actions under the Antitrust Laws or in respect of CFIUS Approval are solely governed by Section 6.2 and Section 6.20, respectively), the Parent, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts (i) to take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other Party in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Transactions and, in the case of the Company, the Spin-Off, including by using their respective reasonable best efforts to:

(A) cause the conditions to the Transactions set forth in Article VII to be satisfied;

(B) (1) obtain all consents, waivers, approvals, Orders and authorizations from Governmental Authorities; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transactions and, in the case of the Company, the Spin-Off; and

(C) obtain all consents, waivers and approvals and deliver all notifications pursuant to, in the case of the Company’s obligation to use reasonable best efforts, any Material Company Contracts or, in the case of the Parent’s obligation to use reasonable best efforts, any Material Holdings Contracts in connection with this Agreement, the Spin-Off and the consummation of the Transactions (as the case may be) so as to maintain and preserve the benefits to the Company and Holdings of such Material Company Contracts or Material Holdings Contracts, as applicable, as of and following the consummation of the Transactions.

(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Parent, the Company nor any of their respective Subsidiaries will be required to pay or agree to pay any consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or to provide additional security (including a guaranty), in connection with the Transactions in connection with obtaining any consent pursuant to any Material Company Contract or Material Holdings Contract, as applicable.

6.2 Antitrust Filings.

(a) Filing Under the HSR Act. Each of the Parent (and its Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, will (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Transactions as required by the HSR Act within twenty (20) Business Days following the date of this Agreement; and (ii) if required, promptly file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority that are required by other applicable Antitrust Laws in connection with the Transactions. Each of the Parent and the Company will (A) cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause the other to be supplied) any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) take all reasonable action necessary to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to the Transactions; and (2) obtain any required consents pursuant to any Antitrust Laws applicable to the Transactions, in each case as soon as practicable, subject to the terms and conditions of this Agreement. Each of the Parent (and its Affiliates, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, will promptly inform the other of any communication from any Governmental Authority regarding the Transactions in connection with such filings. If any Party or Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Transactions pursuant to the HSR Act or any other Antitrust Laws applicable to the Transactions, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request.

(b) Divestitures. In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain clearance of the Transactions pursuant to the HSR Act and any other Antitrust Laws applicable to the Transactions, the Parent (and its Affiliates, if applicable) will (i) negotiate, commit to and effect, by consent decree, hold separate order or otherwise, any restrictions (to be become effective solely from and after the Closing) on the activities of the Parent and its Subsidiaries, on the one hand, and the Company and its Subsidiaries, on the other hand; and (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions; provided that, neither the Parent (or its Affiliates) nor the Company and its Subsidiaries shall be required to sell, divest, license or otherwise dispose of any capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of the Parent (or its Affiliates), on the one hand, or the Company and its Subsidiaries, on the other hand.

6.3 Stockholder Consent; Information Statement; Proxy Statement.

(a) Information Statement; Proxy Statement. Promptly following the date of this Agreement and, in any event within forty-five (45) Business Days following the date of this Agreement, the Company shall, with the cooperation of and in consultation with the Parent, (i) in the event that a Stockholder Consent is delivered to the Company, prepare and file with the SEC a preliminary information statement of the type contemplated by Rule 14c-2 promulgated under the Exchange Act related to the Transactions and this Agreement (as amended or supplemented from time to time, the “Information Statement”), or (ii) in the event that a Stockholder Consent is not delivered to the Company and this Agreement is not terminated by the Parent pursuant to Section 8.1(d), prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.5, to the extent the Proxy Statement will be filed with the SEC in accordance with this Section 6.3(a), the Company must include the Company Board Recommendation in the Proxy Statement. The Company, with the cooperation of and in consultation with the Parent, shall use its reasonable best efforts to have the Information Statement or Proxy Statement, as applicable, cleared by the SEC as promptly as practicable after such filing (including by responding to comments of the SEC).

(b) Stockholder Consent. The Company shall take no action to prohibit any Company Stockholder from soliciting a Stockholder Consent, the form of such irrevocable written consent is attached hereto as Exhibit B, from any Company Stockholder in compliance with applicable Law, the Charter and the Bylaws following the execution of this Agreement by the Company. If a Stockholder Consent is received by the Company, promptly upon receipt of such Stockholder Consent, the Company will provide the Parent with a facsimile copy of such Stockholder Consent, and, within five (5) Business Days, will provide the Parent with a certificate, certifying such Stockholder Consent as true and complete (including that the shareholdings included therein are in accordance with the Company’s books and records and that the Stockholder Consent constitutes the Requisite Stockholder Approvals) and executed by an executive officer of the Company.

(c) Contents of Filings. The Company will use its reasonable best efforts to cause the Information Statement or Proxy Statement, as applicable, to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ. The Company may not file the Information Statement or Proxy Statement, as applicable, with the SEC without first providing the Parent and its counsel, to the extent practicable, a reasonable opportunity to review and comment thereon, which comments shall be considered by the Company in good faith. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, as applicable, none of the Information Statement or Proxy Statement, as applicable, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by the Parent or any of its Affiliates for inclusion or incorporation by reference in the Information Statement or Proxy Statement, as applicable. The information supplied by the Parent or its Affiliates for inclusion or incorporation by reference in the Information Statement or Proxy Statement will not, at the time that the Information Statement or Proxy Statement, as applicable, is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Furnishing Information. Each of the Company, on the one hand, and the Parent, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Information Statement, Proxy Statement or Spin-Off Registration Statement, as applicable. As promptly as practicable after the Spin-Off Registration Statement and the Information Statement or Proxy Statement, as applicable, shall have been cleared by the SEC (such date, the “SEC Clearance Date”; provided that if ten (10) calendar days have passed since the filing of the preliminary Information Statement or the preliminary Proxy Statement with the SEC without notice from the SEC of its intent to review the Information Statement or the Proxy Statement, as applicable, then such date shall be the SEC Clearance Date), the Company shall cause the Information Statement or Proxy Statement, as applicable, to be mailed to its Company Stockholders within seven (7) Business Days and to be filed as required. Notwithstanding the foregoing, prior to filing and mailing the Information Statement or Proxy Statement, as applicable (or any amendment or supplement thereto, as applicable) or responding to any comments of the SEC with respect thereto, the Company shall provide the Parent a reasonable opportunity to review and comment on such document or response. If any information relating to the Company, the Parent or any of their respective Affiliates should be discovered by the Company, on the one hand, or the Parent, on the other hand, that should be set forth in an amendment or supplement to the Information Statement or Proxy Statement, as applicable, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(e) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and the Parent and its Affiliates, on the other hand, may not engage in any substantive communications with the SEC or its staff with respect to the Information Statement or Proxy Statement, without first providing the other Party a reasonable opportunity to review and comment on or participate in such communication, which comments shall be considered by the filing party in good faith.

(f) Notices. The Company, on the one hand, and the Parent, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Information Statement or Proxy Statement, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Information Statement or Proxy Statement, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(g) Dissemination of Information Statement or Proxy Statement. Subject to applicable Law, the Company will use its commercially reasonable efforts to cause the Information Statement or Proxy Statement, as applicable, to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and in any event within seven (7) Business Days following the SEC Clearance Date.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. In the event that a Stockholder Consent is not delivered to the Company and this Agreement is not terminated by the Parent pursuant to Section 8.1(d), unless the Company Board has made a Company Board Recommendation Change, (i) the Company Board Recommendation shall be included in the Proxy Statement and (ii) the Company shall take all action necessary in accordance with applicable Law, the Charter, the Bylaws and the rules of NASDAQ to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approvals. Once the Company has established the record date for the Company Stockholder Meeting, the Company shall not change such record date without the prior written consent of the Parent, unless required by applicable Law. Without limiting the generality of the foregoing, the Company shall hold the Company Stockholder Meeting no later than forty-five (45) calendar days after the SEC Clearance Date. Subject to Section 5.5 and applicable Law, and unless there has been a Company Board Recommendation Change in accordance with Section 5.5, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approvals.

(b) Adjournment of Company Stockholder Meeting. The Company shall not postpone or adjourn the Company Stockholder Meeting without the prior written consent of the Parent; provided that nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting if (i) there are holders of an insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; or (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, Order or a request from the SEC or its staff. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit the Voting Matters to the Company Stockholders, even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change.

6.5 Financing.

(a) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, the Parent will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to obtain the Financing, including using its reasonable best efforts to consummate the Financing at or prior to the Closing. The Parent will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Financing as and when they become due.

(b) Information. The Parent must (i) use its reasonable best efforts to keep the Company informed on a reasonably current basis and in reasonable detail of material developments concerning the status of its efforts to arrange the Financing; and (ii) with respect to any Financing involving acquiring, repaying, prepaying or discharging any or all Indebtedness of the Company, Holdings or their respective Subsidiaries, upon request of the Company, provide the Company with copies of drafts of the definitive material agreements evidencing (x) such Financing, (y) the engagement of any Person by the Parent or its Affiliates to arrange, provide or syndicate such Financing, or (z) the commitment by any Person to provide all or any part of such Financing, together with all executed copies of material definitive agreements related to such Financing to the extent entered into prior to the Closing Date (including any such engagement or similar letters, and commitment letters); provided, however, that the Parent will not be required to disclose or provide any information the disclosure of which in the reasonable good faith judgment thereof is prohibited by applicable Law or Order, is subject to attorney-client privilege or would reasonably be expected to result in the disclosure of any Trade Secrets of third parties or violate any obligation of the Parent with respect to confidentiality not entered into to avoid the disclosure obligations of this sentence.

6.6 Financing Cooperation.

(a) Cooperation. Prior to the Closing, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries to use its respective reasonable best efforts, to provide the Parent with all cooperation as it relates to the Company and its Subsidiaries reasonably necessary in connection with satisfying the conditions to, or as is otherwise reasonably requested by the Parent in connection with, arranging, obtaining and/or syndicating any financing by the Parent or any of its Subsidiaries (including the Company and its Subsidiaries other than SpinCo or the SpinCo Subsidiaries), in each case, for the purpose of making any payments required by this Agreement in connection with the Transactions (provided that the Company and its Subsidiaries will not be party to, or otherwise have any obligation in respect of, any financing of the Cash Consideration), repaying, prepaying or discharging any or all Indebtedness of the Company, Holdings or their respective Subsidiaries (excluding any Indebtedness to be assumed by SpinCo or the SpinCo Subsidiaries under the Spin-Off Agreements), and paying fees and expenses required to be paid at the Closing by the Parent or Holdings in connection with the Transactions and the foregoing financing transactions (any such financing referred above, the “Financing”), including:

(i) participating in a reasonable and limited number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies and prospective lenders and their respective advisors, and otherwise cooperating with the marketing efforts for any of the Financing;

(ii) assisting the Parent and the Financing Sources with the timely preparation of customary rating agency presentations, bank information memoranda and other documentation reasonably required in connection with the Financing, including reasonable assistance with the Parent’s preparation of pro forma financial statements or pro forma adjustments;

(iii) assisting the Parent in connection with the timely preparation of (but not executing, unless effective only at or following the Closing) any pledge and security documents, currency or interest hedging arrangements and other definitive financing documents as may be reasonably requested by the Parent or the Financing Sources (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Financing and accountants’ comfort letters, in each case as reasonably requested by the Parent and at the Parent’s expense), it being understood that such documents will not take effect until the Closing;

(iv) furnishing the Parent and the Financing Sources, as promptly as practicable, with financial, business and other material information regarding the Company and its Subsidiaries as may be reasonably requested by the Parent and that is customarily included in or required for a financing comparable to the Financing, including furnishing reasonable assistance with the Parent’s preparation of pro forma financial statements or pro forma adjustments;

(v) reasonably facilitating the pledging of collateral (including obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing Indebtedness (excluding any such Indebtedness assumed by SpinCo or the SpinCo Subsidiaries under the Spin-Off Agreements for which the Company and its Subsidiaries would have no Liability from and after the Closing) and the release and termination of any and all related Liens) on or prior to the Closing Date;

(vi) taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by the Parent to permit the consummation of the Financing; and

(vii) timely furnishing the Parent and the Financing Sources with all documentation and other information required by regulatory authorities about the Company and its Subsidiaries relating to applicable “know your customer” and anti-money laundering rules and regulations.

(b) Obligations of the Company. Nothing in this Section 6.6 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay pursuant to the Financing any fees or out-of-pocket expenses prior to the Closing for which it has not received reimbursement or is not otherwise indemnified by or on behalf of the Parent; (ii) enter into any definitive agreement that is effective prior to the Closing; (iii) give any indemnities in connection with the Financing that are effective prior to the Closing; or (iv) take any action that would unreasonably and materially interfere with the conduct of the business of the Company and its Subsidiaries (taken as a whole) or create an unreasonable and material risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries (individually or taken as a whole) prior to the Closing. In addition, (A) no action, Liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument in respect of the Financing will be effective until the Closing, and neither the Company nor any of its Subsidiaries will be required to take any corporate action pursuant to any definitive Financing documentation that is not contingent on the occurrence of the Closing or that must be effective prior to the Closing; and (B) any bank information memoranda or other documentation required in relation to the Financing will contain disclosure and financial statements reflecting the Parent, immediately subsequent to the Closing Date, as the obligor. Nothing in this Section 6.6 will require (1) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal Liability to such officer or Representative; or (2) the Company Board (as constituted as of prior to the Closing) to approve any financing or Contracts related thereto.

(c) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos solely in connection with the Financing in any description of the Company, its business and products, the Transaction or the Financing, so long as such logos are used solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

(d) Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that the Parent will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Financing and to any underwriters, initial purchasers or placement agents in connection with the Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto, mutatis mutandis; or (ii) are subject to other confidentiality undertakings customary for similar financings that are at least as restrictive in all material respects as the Confidentiality Agreement.

(e) Reimbursement. Promptly upon request by the Company, the Parent will reimburse the Company for any reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company or any of its Representatives to the extent resulting from the cooperation of the Company and its Representatives contemplated by this Section 6.6.

(f) Indemnification. The Company, its Subsidiaries and their respective Representatives will be indemnified and held harmless by the Parent from and against any and all Liabilities, losses, damages, claims, out-of-pocket costs and expenses (including reasonable attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them to the extent resulting from their cooperation in arranging the Financing pursuant to this Agreement or the provision of information utilized in connection therewith (other than information provided by or on behalf of the Company), in each case, except for any Liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid to the extent resulting from the fraud or willful misconduct of, or any material misstatements or omissions in information provided by, the Company or any of its Subsidiaries or any of the respective Representatives thereof. The Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) are referred to collectively as the “Reimbursement Obligations.”

(g) No Financing Condition. The Parent acknowledges and agrees that obtaining the Financing is not a condition to the Closing. If the Financing has not been obtained, the Parent will continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Closing.

6.7 Anti-Takeover Laws. The Company and the Company Board will (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Transactions; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Transactions, take all action within their power to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions.

6.8 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, (a) the Company will afford the Parent and its Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel and Representatives of the Company and its Subsidiaries, and (b) the Parent will cause Holdings to afford the Company and its Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel and Representatives of Holdings and its Subsidiaries; except in each case that such disclosing Party may restrict or otherwise prohibit access to any documents or information to the extent that, based on the advice of outside counsel, (i) any applicable Law or regulation requires such Person to restrict or otherwise prohibit access to such documents or information; (ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (iii) access to a Contract to which such Person or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract; (iv) access would result in the disclosure of any Trade Secrets of third Persons; or (v) access would unlawfully violate any privacy rights of existing or former employees of such Person or any of its Subsidiaries; provided, that such Person shall provide any documents or information so withheld to the fullest extent possible and a written description of any documents or information not provided and explanation of the basis under which such documents or information were withheld upon the advice of outside counsel. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries, or Holdings and its Subsidiaries, as applicable, or create a material risk of damage or destruction to any property or assets of any such Person. Any access to the properties of the Company and its Subsidiaries, or Holdings and its Subsidiaries, as applicable, will be subject to such Person’s reasonable security measures and insurance requirements to the extent such Person requesting access has been informed thereof in writing by the Person granting access and will not include the right to perform invasive environmental testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by any Party, any of its Subsidiaries or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the Chief Executive Officer of the Company, or the Chief Financial Officer of the Parent, as applicable, or another person designated in writing by such Party.

6.9 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. From and after the Closing, the Company and its Subsidiaries will honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements entered into before the date of this Agreement between the Company and any of its Subsidiaries and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Closing) (collectively, the “Indemnified Persons”). In addition, during the period commencing at the Closing and ending on the sixth (6th) anniversary of the Closing, the Company and its Subsidiaries will cause the Charter, Bylaws and other similar organizational documents of the Company and certificates of incorporation, bylaws and other similar organizational documents of the Company’s Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Company and the certificates of incorporation, bylaws and other similar organizational documents of the Company’s Subsidiaries, as applicable, as of the date of this Agreement. During such six (6) year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.9(a), during the period commencing at the Closing and ending on the sixth (6th) anniversary of the Closing, the Company will indemnify and hold harmless, to the fullest extent permitted by applicable Law or pursuant to any indemnification agreements with the Company and any of its Subsidiaries in effect on the date of this Agreement, each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, Liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Closing); and (ii) the Transactions or any other transaction contemplated hereby, as well as any actions taken by the Company or the Parent with respect thereto, except that if, at any time prior to the sixth (6th) anniversary of the Closing, any Indemnified Person delivers to the Parent a written notice asserting a claim for indemnification pursuant to this Section 6.9(b), then the claim asserted in such notice will survive the sixth (6th) anniversary of the Closing until such claim is fully and finally resolved. In the event of any such Legal Proceeding, (A) the Company will have the right to control the defense thereof after the Closing; (B) each Indemnified Person will be entitled to retain his or her own counsel to the extent such Indemnified Person has defenses not available to other defendants in such Legal Proceedings or such Indemnified Person, upon the advice of counsel, reasonably believes it has a conflict of interest with the Company in such Legal Proceeding, in each case, whether or not the Company elects to control the defense of any such Legal Proceeding; (C) the Company will advance all fees and expenses (including reasonable fees and expenses of no more than one separate counsel retained by each Indemnified Person and reasonably acceptable to the Company and fees relating to posting of any bond) as incurred by an Indemnified Person in the defense of such Legal Proceeding whether or not the Company elects to control the defense of any such Legal Proceeding, subject to receipt of an undertaking by such Indemnified Person to repay such fees and expenses if it is finally determined by the court of competent jurisdiction that he or she is not entitled to indemnification in the underlying Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior express written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Agreement, none of the Company nor any of its Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all Liability arising out of such Legal Proceeding.

(c) D&O Insurance. During the period commencing at the Closing and ending on the sixth (6th) anniversary of the Closing, the Company will maintain in effect directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Closing on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are substantially equivalent to those of the Company’s and its Subsidiaries’ current directors’ and officers’ liability insurance. In satisfying its obligations pursuant to this Section 6.9(c), the Company will not be obligated to pay an aggregate amount over the policy term of such D&O Insurance in excess of 300% of the amount set forth in Section 6.9(c) of the Company Disclosure Letter (which is the amount paid by the Company for coverage for its last full fiscal year) (such 300% amount, the “Maximum Annual Premium”). If the aggregate premiums of such insurance coverage exceed the Maximum Annual Premium, then the Company will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Closing, the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Closing, the Company will maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder, in lieu of all other obligations under the first sentence of this Section 6.9(c), for so long as such “tail” policy is in full force and effect.

(d) Successors and Assigns. If the Company or any of its successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfer all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of the Company or any of its successors or assigns will assume all of the obligations of the Company set forth in this Section 6.9.

(e) No Impairment. The obligations set forth in this Section 6.9 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.9(c) (and their heirs and Representatives)) without the prior written consent of such affected Indemnified Person or other person who is a beneficiary under the D&O Insurance or the “tail” policy referred to in Section 6.9(c) (and their heirs and Representatives). Each of the Indemnified Persons or other persons who are beneficiaries pursuant to the D&O

Insurance or the “tail” policy referred to in Section 6.9(c) (and their heirs and Representatives) are intended to be third party beneficiaries of this Section 6.9, with full rights of enforcement as if a Party. The rights of the Indemnified Persons (and other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.9(c) (and their heirs and Representatives)) pursuant to this Section 6.9 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries before the date of this Agreement; or (iv) applicable Law (whether at Law or in equity).

(f) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to or in substitution for any such claims pursuant to such policies or indemnification agreement.

6.10 Employee Matters.

(a) Existing Arrangements. Following the Closing, the Company will honor all of the Company Employee Plans that are sponsored by the Company or one of its Subsidiaries immediately following the Closing in accordance with their terms as in effect immediately prior to the Closing. Notwithstanding the foregoing, nothing will prohibit the Company from amending or terminating any such Company Employee Plans in accordance with their terms or if otherwise required pursuant to applicable Law.

(b) Employment; Benefits. Immediately following the Closing, the Company or one of its Subsidiaries will employ the employees of the Company and its Subsidiaries as of the Closing (but after giving effect to the Spin-Off) on the same terms and conditions. The Company and its Subsidiaries will cause any employee benefit plan, policy, program or arrangement (including plans, policies, programs or arrangements providing severance benefits and vacation entitlement) as may be maintained by the Company or its Subsidiaries from time to time at or after the Closing for the benefit of one or more Continuing Employee to credit such Continuing Employees with their service performed for the Company or its Subsidiaries prior to the Closing as service with the Company or any of its Subsidiaries for purposes of determining eligibility to participate, vesting and benefit accruals (other than for purposes of defined benefit pension plans), except to the extent that it would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. The Company and its Subsidiaries shall honor all vacation, personal and sick days accrued by the Continuing Employees under the Company Employee Plans immediately prior to the Closing. The Company and its Subsidiaries will ensure that the Continuing Employees and their eligible spouses, dependents and beneficiaries will receive credit for the plan year in which the Closing occurs towards deductibles and annual out-of-pocket limits applicable under any health care plan of the Company or its Subsidiaries covering such persons on or after the Closing for expenses incurred during such plan year by such persons prior to the Closing.

(c) No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.10 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of the Company or any of its Subsidiaries to terminate any Continuing Employee for any reason; (ii) require the Company or any of its Subsidiaries to continue any Company Employee Plan or any other employee benefit plan, policy, program or arrangement or prevent the amendment, modification or termination thereof after the Closing; or (iii) constitute an amendment of any Company Employee Plan or create any third party beneficiary rights in any Person.

6.11 Notification of Certain Matters.

(a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Company will give prompt notice to the Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Parent to consummate the Transactions set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the remedies available to the Parties under this Agreement.

(b) Notification by the Parent. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by the Parent in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Parent to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Transactions set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Parent set forth in this Agreement or the remedies available to the Parties under this Agreement.

6.12 Public Statements and Disclosure. All press releases concerning this Agreement, the Transactions and the Spin-Off of (i) the Company, on the one hand, and (ii) the Parent, on the other hand, will each be reasonably acceptable to the other Party, subject to requirements under applicable Law, regulation or stock exchange rule or listing requirement. Thereafter, the Company (other than with respect to the portion of any communication relating to a Company Board Recommendation Change in accordance with Section 5.5), on the one hand, and the Parent, on the other hand, will use their respective reasonable best efforts to consult with the other Party before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Transactions, except that neither Party will be obligated to engage in such consultation with respect to communications that are required by applicable Law, regulation or stock exchange rule or listing agreement.

6.13 Transaction Litigation. Prior to the Closing, the Company will provide the Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep the Parent reasonably informed with respect to the status thereof. The Company will consult with the Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise or settle, any Transaction Litigation unless the Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).

6.14 Stock Exchange Listing. Prior to the Closing, the Company will use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NASDAQ to (a) maintain the listing and trading of the Company Common Stock on NASDAQ and (b) effect the listing of the Purchased Shares on NASDAQ as of the Closing, including in each case by submitting an initial listing application to NASDAQ for the post-Closing entity with sufficient time to allow NASDAQ to complete its review before the Closing (and in any event within fifteen (15) Business Days following written request of the Parent). The Parent will use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part to assist with the foregoing initial listing application and completion of review by NASDAQ. At the request of the Parent, immediately prior to the Closing, the Company shall effect the Reverse Stock Split at such ratio within the range permitted by the definition of Reverse Stock Split as may be mutually agreed by the Company and the Parent if necessary or advisable to meet the criteria for the foregoing initial listing application.

6.15 Credit Agreement; Promissory Notes. Upon request by the Parent, the Company shall, and shall cause its Subsidiaries to, timely deliver all notices and take all other administrative actions required to facilitate the termination of commitments, repayment in full of all outstanding loans or other obligations, release of any Liens securing such loans or obligations and guarantees in connection therewith, and replacement of or cash collateralization of any issued letters of credit in respect of the Credit Agreement, in each case, as of the Closing. In furtherance and not in limitation of the foregoing, upon request by the Parent, the Company and its Subsidiaries shall use reasonable best efforts to deliver to the Parent no later than three (3) Business Days prior to the Closing a customary payoff letter with respect to the Credit Agreement in form and substance customary for transactions of this type, from the agent under the Credit Agreement, which payoff letter together with any related release documentation shall, among other things, include the payoff amount and provide that Liens (and guarantees) granted in connection therewith relating to the assets, rights and properties of the Company and its Subsidiaries securing such Indebtedness and any other obligations secured thereby, shall, upon the payment of the amount set forth in such payoff letter on or prior to the Closing, be released and terminated (subject to the continuing guaranty of obligations that customarily survive any such payoff). In addition, upon request by the Parent, the Company and its Subsidiaries shall use reasonable best efforts to deliver to the Parent no later than three (3) Business Days prior to the Closing a customary payoff letter with respect to each of the Promissory Notes, which payoff letter shall include the payoff amount and provide that upon the payment of the amount set forth in such payoff letter on or prior to the Closing, such Promissory Note shall be released and terminated. To the extent requested by the Parent, the Company shall use reasonable best efforts to facilitate communication between the Parent and the lenders under the Credit Agreement and the Promissory Notes in order for the Parent or an Affiliate of the Parent to explore the possibility of assuming all or a portion of the rights and obligations of the lenders under the Credit Agreement and/or the Promissory Notes effective as of the Closing. The Company acknowledges and agrees that the Parent shall determine the financing strategy for repaying or refinancing obligations under the Credit Agreement and the Promissory Notes as of the Closing, as well as any outstanding indebtedness for borrowed money of Holdings and its Subsidiaries as of the Closing, in connection with the Transactions, including that the Parent may elect in its discretion as to whether, in whole or in part, to (i) repay such obligations and refinance with debt provided by one or more third party lenders, (ii) assume the rights and obligations of existing lenders and thereby become a lender (through the Parent or one of its Affiliates) to the Company and its Subsidiaries (provided that any such party assuming such obligations consents to the transactions contemplated hereby, if necessary, and releases SpinCo and the SpinCo Subsidiaries from any and all obligations in respect of the Credit Agreement and the Promissory Notes, as applicable) or (iii) repay such obligations and refinance with debt provided by the Parent or one of its Affiliates at interest rates and on other economic terms no less favorable in the aggregate than the obligations refinanced at Closing; provided that, the obligations of the Company and/or its Subsidiaries and Affiliates to the lenders under the Credit Agreement and the Promissory Notes shall be satisfied in full by the Parent or an Affiliate thereof pursuant to one of the options listed in clause (i), (ii) or (iii) as of the Closing.

6.16 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give the Parent, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Closing. Prior to the Closing, each of the Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

6.17 Acquisitions. Notwithstanding anything to the contrary contained in this Agreement, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Parent and its Affiliates (except for Holdings and its Subsidiaries, which shall be subject to Section 5.4(x)) shall be free to acquire, or negotiate or enter into any agreement to acquire, by merger or consolidation with, or by purchase of a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, provided, however, that the Parent shall, and shall cause its Affiliates to, keep the Company reasonably informed on a reasonably current basis of the status of any such acquisition efforts.

6.18 Spin-Off Agreements.

(a) The Company shall use its reasonable best efforts to consummate the Spin-Off in accordance with Section 2.1(a) and the Spin-Off Agreements. Without limiting the foregoing, the Company shall use its reasonable best efforts to prepare and file a registration statement (which shall, if permissible, be on Form 10) as soon as reasonably practicable and no later than thirty (30) Business Days following the date of this Agreement (together with any amendments, supplements, prospectuses or information statements in connection therewith, the “Spin-Off Registration Statement”) to register under the Exchange Act the shares of SpinCo Common Stock to be distributed in the Spin-Off. The Company shall timely provide drafts of the Spin-Off Registration Statement (and any amendments or supplement thereto) to the Parent for review and comment (which comments shall be considered by the Company in good faith).

(b) Any changes proposed by the Company to any of the Spin-Off Agreements shall be subject to the prior written approval of the Parent (which approval shall not be unreasonably withheld, conditioned or delayed in the case of any such change that does not impose or increase any Liability of the Company or its Subsidiaries (excluding SpinCo and the SpinCo Subsidiaries)). Following the execution of the Spin-Off Agreements on the date of this Agreement, the Company shall not, nor shall the Company permit any of its Subsidiaries to, alter, amend or otherwise revise the Spin-Off Agreements, or waive any term thereof or any condition to the obligations thereunder, without the prior written approval of the Parent (which approval shall not be unreasonably withheld, conditioned or delayed in the case of any such change that does not impose or increase any Liability of the Company or its Subsidiaries (excluding SpinCo and the SpinCo Subsidiaries)).

6.19 Corporate Name. The Parent hereby acknowledges that the corporate name “cogint,” any derivative thereof and any Intellectual Property Rights associated therewith, and the ticker symbol “COGT,” are included in the SpinCo Assets. From and after the Closing, the Parent and the Company shall not use, and shall not permit their respective Affiliates to use, the corporate name “cogint” or any derivative thereof or such ticker symbol, except to the extent required as a matter of historical reference to the prior corporate name or prior ticker symbol of the Company. Notwithstanding the foregoing, the Company and its Subsidiaries shall, for a period of sixty (60) days following the Closing Date, be entitled to use their existing stationery, business forms, packaging, containers and similar personal property on which any of the foregoing appear.

6.20 CFIUS Approval. Each Party shall, and shall cause its Affiliates to, use its reasonable best efforts to obtain CFIUS Approval. Such reasonable best efforts shall include promptly, but not later than thirty (30) Business Days after the date of this Agreement (unless otherwise agreed in writing by the Parties), making any draft filing required in connection with the CFIUS Approval in accordance with the DPA, promptly making any final filing in connection with the CFIUS Approval and in accordance with the DPA after receipt of confirmation that CFIUS has no further comment to the draft filing, and providing any information requested by CFIUS or any other agency or branch of the United States government in connection with the CFIUS review or investigation of the transactions contemplated by this Agreement within the timeframes set forth in the DPA. With respect to the Parent, such reasonable best efforts shall also include agreeing to any reasonable condition, restriction or other action required by CFIUS in order to obtain CFIUS Approval. If CFIUS informs the Parent and the Company orally or in writing that CFIUS has recommended or intends to recommend in a report that the President prohibit the Transactions, the Parent may, at its discretion, withdraw the CFIUS filing and the Company shall cooperate with the Parent in withdrawing the CFIUS filing.

6.21 Formation of Holdings. Notwithstanding anything to the contrary in this Agreement, the Parties agree that the Parent may, in lieu of effecting the contribution of V7, WAS, Indigo and any Acquisition Entity to the Company through one or more Holdings entities, effect the contribution of any of V7, WAS, Indigo or any Acquisition Entity or their respective Subsidiaries directly and without the use of any holding company(ies), such that upon the Closing, the Company will directly or indirectly hold all of the issued and outstanding shares of capital stock or other equity interests of V7, WAS, Indigo, any Acquisition Entity and their respective Subsidiaries. In the event that Holdings is not formed, or any of the equity interests of V7, WAS, Indigo, any Acquisition Entity, or their respective Subsidiaries is not directly or indirectly owned by Holdings as of the Closing, then all references in this Agreement to Holdings (other than in the last sentence of Section 4.22(b)) shall be deemed references to Holdings (if it owns any such equity interests), V7, WAS, Indigo, any Acquisition Entity and their respective Subsidiaries. As promptly as practical following the closing of any Permitted Acquisition, and in any event within ten (10) Business Days thereof, the Parent may provide the Company with a supplement to the Parent Disclosure Letter in order to qualify the representations and warranties contained in Article III as specifically applied to such Acquisition Entity or acquired business, and such representations and warranties as so qualified shall become a part hereof; provided, however, that no such supplement of the Parent Disclosure Letter shall have any effect for purposes of determining the satisfaction of the conditions set forth in Section 7.3(a).

6.22 Stockholders’ Agreement. Upon the Parent’s receipt of the Stockholders’ Agreement duly executed by the Company and the Company Stockholders party thereto, the Parent shall duly execute and deliver a counterpart to the Stockholders’ Agreement.

6.23 Spreadsheet. The Company shall prepare and deliver to the Parent at least three (3) Business Days prior to the Closing Date the Spreadsheet. By way of example only, Exhibit G hereto sets forth illustrative calculations relating to the information described in clauses (i) through (iii) of the definition of the Spreadsheet based on certain assumptions set forth therein.

6.24 Litigation Settlement. Prior to the Closing, the Company shall (i) make all remaining payments due under the TransUnion Settlement Agreement (as may be amended, provided that a complete release of the Company is provided under any such amendment) or (ii) establish an escrow account, fully funded with all remaining payments due under the TransUnion Settlement Agreement, in the name of the parties entitled to such settlement amounts, which funds shall be released pursuant to the terms of the TransUnion Settlement Agreement.

6.25 Holdings Net Working Capital.

(a) At least five (5) Business Days prior to the Closing, the Parent will prepare and deliver to the Company a statement certified by the Chief Financial Officer of Holdings (or equivalent officer), setting forth a good faith estimate of the amount of (i) the Holdings Normalized Net Working Capital and the (ii) Net Working Capital as of the Closing (such estimate, the “Net Working Capital Statement”), which statement shall include all relevant backup materials with respect to the calculation of the Holdings Normalized Net Working Capital and the Net Working Capital. If the Net Working Capital set forth on the Net Working Capital Statement plus cash and cash equivalents on hand at V7, WAS and Indigo as of the Closing is less than the Holdings Normalized Net Working Capital set forth on the Net Working Capital Statement, then the difference between the Net Working Capital and the Holdings Normalized Net Working Capital shall constitute the “Net Working Capital Shortfall”.

(b) V7, WAS and Indigo shall have Net Working Capital plus cash and cash equivalents not less than the Holdings Normalized Net Working Capital when contributed by the Parent to the Company pursuant to Section 2.1(b)(i). Any Acquisition Entity shall have Net Working Capital plus cash and cash equivalents not less than zero when contributed by the Parent to the Company pursuant to Section 2.1(b)(i) (provided that the definition of Net Working Capital shall apply, mutatis mutandis, to such Acquisition Entity, with such changes as reasonably necessary to reflect the different historical accounting practices of such entity and any predecessor).

6.26 Other Actions. Prior to the Closing, (a) the Company shall take the other actions set forth on Section 6.26(a) of the Company Disclosure Letter (except for such actions set forth on Section 6.26(a) of the Company Disclosure Letter as are specifically identified as actions that the Company may (but is not required to) take, and, and (b) the Parent shall take the other actions set forth on Section 6.26(b) of the Parent Disclosure Letter.

ARTICLE VII

CONDITIONS TO THE TRANSACTIONS

7.1 Conditions to Each Party’s Obligations to Effect the Transactions. The respective obligations of the Parent and the Company to consummate the Closing are subject to the satisfaction or, to the extent permitted by applicable Law, waiver in writing prior to the Closing of each of the following conditions:

(a) Requisite Stockholder Approvals. The Requisite Stockholder Approvals shall have been obtained.

(b) Information Statement. If the Requisite Stockholder Approvals are obtained by means of a Stockholder Consent, then the Information Statement shall have been mailed to the Company Stockholders in accordance with Section 6.3(d) and Section 14C of the Exchange Act at least twenty (20) days prior to the Closing Date.

(c) No Prohibitive Laws or Injunctions. No injunction or other judgment or Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition of any Governmental Authority of competent jurisdiction preventing the consummation of the Transactions or the Spin-Off is in effect, and no statute, rule, regulation or Order of any Governmental Authority of competent jurisdiction will have been enacted, entered, enforced or deemed applicable to the Transactions or the Spin-Off or any other transaction contemplated herein, that in each case prohibits, makes illegal, or enjoins the consummation of the Transactions or the Spin-Off.

(d) Requisite Regulatory Approval. All waiting periods (and extensions thereof) applicable to the Transactions under the HSR Act, if any, shall have expired or been terminated and any Consent applicable to the Transactions required under any other Antitrust Laws, if any, shall have been obtained.

(e) Spin-Off Registration Statement. The Spin-Off Registration Statement shall have become effective under the Exchange Act, and shall not be the subject of any stop order and no proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn.

(f) Spin-Off. The Spin-Off shall have been completed in accordance with the Spin-Off Agreements.

(g) CFIUS Approval. The Parties shall have obtained CFIUS Approval.

7.2 Conditions to the Obligations of the Parent. The obligations of the Parent to consummate the Closing will be subject to the satisfaction or waiver prior to the Closing of each of the following conditions, any of which may be waived exclusively by the Parent in writing:

(a) Representations and Warranties.

(i) Other than the representations and warranties identified in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) on, and as of, the date of this Agreement and the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be so true and correct as of such earlier date), except for such failures to be true and correct that, individually or in the aggregate, would not have a Company Material Adverse Effect.

(ii) The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(a), Section 3.3(c) and Section 3.25 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).

(iii) The representations and warranties set forth in Section 3.7 and Section 3.8 will be true and correct as of the Capitalization Date and the Closing Date, except (a) for the increase in the number of shares of authorized Company Common Stock to 400,000,000 shares to provide a sufficient number of shares of Company Common Stock for the issuance of the Purchased Shares pursuant to this Agreement, (b) the effect of the Reverse Stock Split, if any, in accordance with Section 6.14, (c) with respect to the Closing Date, as expressly permitted by Section 5.2(iii), (d) such inaccuracies that are de minimis, and (d) as a result of actions taken with the Parent’s prior written consent.

(b) Performance of Obligations of the Company. The Company will have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing and will have performed and complied in all respects with clause (A) of Section 5.2(vi) at the Closing with respect to any indebtedness for borrowed money, except that the limitation on the incurrence of Indebtedness under the Credit Agreement referenced in sub clause (3) thereunder shall be calculated without regard to available cash on hand, if any, and any net calculation thereof (such that the amount of Indebtedness under the Credit Agreement and Promissory Notes will not exceed $70,000,000 in the aggregate amount).

(c) Officer’s Certificate. The Parent will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(e) have been satisfied.

(d) Secretary’s Certificate. The Parent will have received a certificate of the Secretary of the Company, validly executed for and on behalf of the Company and in its name, certifying to (A) the adoption of resolutions of the Company Board approving the transactions contemplated hereby, and (B) the incumbency of the officers signing the Company Transaction Documents on behalf of the Company (together with their specimen signatures).

(e) Company Material Adverse Effect. No Effect will have occurred after the date of this Agreement that has or would reasonably be expected to have a Company Material Adverse Effect.

(f) NASDAQ Listing. NASDAQ shall have completed its review of and approved the initial listing application submitted pursuant to Section 6.14.

(g) Spreadsheet. The Parent will have received the completed Spreadsheet prepared in accordance with this Agreement and a certificate executed by an authorized executive officer of the Company certifying on behalf of the Company that the Spreadsheet is true, correct and complete in all respects.

7.3 Conditions to the Company’s Obligations. The obligations of the Company to consummate the Closing are subject to the satisfaction or waiver prior to the Closing of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties.

(i) Other than the representations and warranties identified in Section 7.3(a)(ii) and Section 7.3(a)(iii), the representations and warranties of the Parent set forth in this Agreement will be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) on, and as of, the date of this Agreement and the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be so true and correct as of such earlier date), except for such failures to be true and correct that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(ii) The representations and warranties set forth in Section 4.1, Section 4.2, Section 4.7 and Section 4.9 that (A) are not qualified by Parent Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by Parent Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Parent Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).

(iii) The representations and warranties set forth in Section 4.8, Section 4.20 and Section 4.21 will be true and correct as of the date of this Agreement and the Closing Date, except for (a) such inaccuracies that are de minimis, and (b) as a result of actions taken with the Company’s prior written consent.

(b) Performance of Obligations of the Parent. The Parent will have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing and will have performed and complied in all respects with clause (A) of Section 5.4(vi) at the Closing with respect to indebtedness for borrowed money.

(c) Officer’s Certificate. The Company will have received a certificate of the Parent, validly executed for and on behalf of the Parent and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(e) have been satisfied.

(d) Secretary’s Certificate. The Company will have received a certificate of the Secretary (or a substantially equivalent officer) of the Parent, validly executed for and on behalf of the Parent, and in its name, certifying to (A) the adoption of resolutions of the board of directors of the Parent approving the transactions contemplated hereby, and (B) the incumbency of the officers signing the Company Transaction Documents on behalf of the Parent (together with their specimen signatures).

(e) Parent Material Adverse Effect. No Effect will have occurred or arisen after the date of this Agreement that has or would reasonably be expected to have a Parent Material Adverse Effect.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Closing (whether prior to or after the receipt of the Requisite Stockholder Approvals) by mutual written agreement of the Parent and the Company;

(b) by either the Parent or the Company, at any time prior to the Closing (whether prior to or after the receipt of the Requisite Stockholder Approvals) if any permanent injunction or other permanent judgment or Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition of a Governmental Authority of competent jurisdiction preventing the consummation of the Transactions is in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Transactions or the Spin-Off and has become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if such prohibition or injunction was primarily due to the failure of such Party to perform its obligations under this Agreement;

(c) by either the Parent or the Company, at any time prior to the Closing (whether prior to or after the receipt of the Requisite Stockholder Approvals), if the Closing has not occurred by 5:00 p.m., Eastern time, on September 6, 2018 (the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a material breach by such Party of any representation, warranty, covenant or other agreement of such Party set forth in this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Closing set forth in Article VII prior to the Termination Date; or (B) the failure of the Closing to have occurred prior to the Termination Date;

(d) (x) by the Parent, if the Stockholder Consent and duly executed Voting Agreements from the Company Stockholders comprising the Stockholder Consent shall not have been delivered to the Parent and the Company by 9:00 a.m. Eastern Time on September 7, 2017, or (y) by either the Parent or the Company, at any time prior to the Closing, if the Company fails to obtain the Requisite Stockholder Approvals at the Company Stockholder Meeting (or any adjournment or postponement thereof in accordance with Section 6.4(b)) at which a vote is taken on the issuance of the Purchased Shares pursuant to this Agreement;

(e) by the Parent (whether prior to or after the receipt of the Requisite Stockholder Approvals), if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.1 or Section 7.2, and (ii) is not cured by the earlier of (x) thirty (30) days following the Parent’s delivery of written notice of such breach or failure to the Company and (y) the Termination Date;

(f) by the Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change;

(g) by the Company (whether prior to or after the receipt of the Requisite Stockholder Approvals), if the Parent has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.1 or Section 7.3, and (ii) is not cured by the earlier of (x) thirty (30) days following the Company’s delivery of written notice of such breach or failure to the Parent and (y) the Termination Date;

(h) by the Company, at any time prior to receiving the Requisite Stockholder Approvals if (i) the Company has received a Superior Proposal not resulting from a breach of Section 5.5 of this Agreement; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; and (iii) the Company has complied with Section 5.5 with respect to such Superior Proposal and prior to, or currently with, such termination and entry into such Alternative Acquisition Agreement, paid the Company Termination Fee set forth in Section 8.3(b)(ii);

(i) by the Company, at any time prior to the Closing if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than pursuant to Section 7.1(f), which condition shall be capable of being satisfied at the Closing, and those conditions that by their nature are to be satisfied at the Closing, each of which conditions shall be capable of being satisfied at the Closing); (ii) the Company has irrevocably notified the Parent in writing that (A) it is ready, willing and able to consummate the Closing, certifying as to the matters described in the preceding clause (i), and (B) all conditions set forth in Section 7.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing) or that it is waiving any unsatisfied conditions set forth in Section 7.3 for the purpose of effecting the Closing; (iii) the Parent fails to consummate the Closing on the date the Closing should have occurred pursuant to Section 2.2; (iv) following the Parent’s failure to consummate the Closing on the date the Closing should have occurred pursuant to Section 2.2, the Company has given the Parent written notice stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i) if the Parent fails to consummate the Closing on the second (2nd) Business Day after delivery of such notice; and (v) the Parent fails to consummate the Closing on such date; or

(j) by the Company or the Parent, if CFIUS informs the Parent and the Company orally or in writing that CFIUS has recommended or intends to recommend in a report to the President that the President prohibit the Transactions.

(k) by the Parent, if the duly executed Stockholders’ Agreement from the Company Stockholders shall not have been delivered to the Parent and the Company by 9:00 a.m. Eastern Time on September 7, 2017.

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Party setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Party, except as otherwise provided in Section 8.1. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without Liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party) to the other Party, as applicable, except (i) for fraud or intentional breach of this Agreement prior to or in connection with such termination and (ii) Section 6.6(d), Section 6.6(e), Section 6.6(f), Section 6.12, the last sentence of Section 6.20, this Section 8.2, Section 8.3, Article IX and the Confidentiality Agreement will each survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such fees and expenses whether or not the Transactions are consummated. The Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees, in each case arising out of or in connection with the consummation of the Transactions (for the avoidance of doubt, excluding the Spin-Off or any of the transactions under the Spin-Off Agreements).

(b) Company Payments.

(i) If (A) this Agreement is terminated pursuant to Section 8.1(d) or Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(e), an Acquisition Proposal for an Acquisition Transaction has been publicly announced or disclosed and not publicly withdrawn or otherwise publicly abandoned; and (C) within six (6) months following the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(e), the Company enters into a definitive agreement with respect to such Acquisition Transaction, and such Acquisition Transaction is subsequently consummated; then the Company will promptly (and in any event within two (2) Business Days) following consummation of such Acquisition Transaction pay to the Parent an amount equal to $3,000,000 (the “Company Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Parent. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) If this Agreement is terminated pursuant to Section 8.1(f) or Section 8.1(h), then the Company must pay to the Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by the Parent (A) in the case of Section 8.1(f), within two (2) Business Days following such termination and (B) in the case of Section 8.1(h), on the date of such termination and as a condition to the effectiveness of such termination.

(c) Parent Payments.

(i) If this Agreement is terminated due to a Parent Termination Fee Event, then the Parent will pay to the Company an amount equal to $5,000,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Company within two (2) Business Days following such termination. A “Parent Termination Fee Event” shall occur if this Agreement is terminated:

(A) by the Company or the Parent pursuant to Section 8.1(b) where the prohibition or injunction permitting a Party to terminate pursuant to Section 8.1(b) is imposed by any Governmental Authority in the People’s Republic of China or the Shenzen Stock Exchange with respect to the Parent or its Affiliates in connection with the Transactions;

(B) by the Company or the Parent pursuant to Section 8.1(c) where the failure of the Closing to occur on or before the Termination Date results from the failure of the Parent or its Affiliates to obtain any approval of any Governmental Authority in the People’s Republic of China or the Shenzen Stock Exchange required in connection with the Transactions;

(C) by the Company pursuant to Section 8.1(i); or

(D) by the Company pursuant to Section 8.1(g) where the breach of covenant or agreement of the Parent consists of failure to perform and comply with clause (A) of Section 5.4(vi) at or prior to the Closing with respect to indebtedness for borrowed money;

provided, however, in the case of each of the foregoing clauses (A) and (B), at the time of such termination all of the conditions set forth in Section 7.1 (excluding Section 7.1(c) solely with respect to the failure of the Parent or its Affiliates to obtain any approval of any Governmental Authority in the People’s Republic of China or the Shenzen Stock Exchange required in connection with the Transactions) and Section 7.2 have been and continue to be satisfied or shall be capable of being satisfied on or before the Termination Date.

(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company or the Parent be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e)    Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Transactions, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) or the Parent fails to promptly pay any amounts due pursuant to Section 8.3(c), and, in order to obtain such payment, the Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or a judgment against the Parent for the amount set forth in Section 8.3(c) or any portion thereof, as applicable, the Company will pay to the Parent or the Parent will pay to the Company, as the case may be, its out-of-pocket costs and expenses (including reasonable attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of 5% plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law, and the terms “Company Termination Fee” and “Parent Termination Fee”, as applicable, shall be increased to include any such additional amounts owed pursuant to this Section 8.3(e). Notwithstanding Section 2.7, the Company Termination Fee or the Parent Termination Fee, as applicable, shall be paid without withholding or deduction for, or on account of, any Taxes. In the event that the Company or the Parent, as applicable, deducts or withholds any amount from the payment of such fees, the Company or the Parent (the “Payor”), as applicable, shall pay to the other Party (the “Other Party”) such additional amounts as may be necessary to ensure that the net amount received by the Other Party after such withholding or deduction (and after deducting or withholding any Taxes on the additional amounts) shall equal the amount that would have been received by the Other Party had no such withholding or deduction been required; provided, however, that to the extent a Tax credit is available in the jurisdiction in which the Other Party is resident in respect of Taxes withheld by the Payor and this credit is available to offset Taxes otherwise payable by the Other Party in such jurisdiction so that the Other Party does not suffer any additional Tax cost as a result of amounts withheld, then no such additional amounts shall be required to be paid. The Other Party agrees to use commercially reasonable efforts to seek such credit. If a withholding tax is imposed on the Payor as a result of an adjustment to Taxes by a Governmental Authority after the payment of the Company Termination Fee or the Parent Termination Fee, the Other Party agrees to use commercially reasonable efforts to seek any available credit for the withheld tax and, to the extent such credit offsets Taxes of the Other Party, to pay to the Payor the amount of such credit (net of any reasonable out-of-pocket costs (including Taxes) incurred by the Other Party in respect of such credit).

(f) Sole Remedy.

(i) Subject to the Company’s rights pursuant to Section 9.8 and Section 8.2(b), in the event this Agreement is terminated pursuant to a Parent Termination Fee Event, the Parent Termination Fee, to the extent the relevant fee is owed pursuant to Section 8.3(c), and the Reimbursement Obligations will be the sole and exclusive remedies of the Company Related Parties against (A) the Parent and its Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, members, managers, general or limited partners, stockholders and assignees of the Parent and its Affiliates and the Financing Sources (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”) in respect of this Agreement, any agreement executed in connection herewith (excluding the Confidentiality Agreement) and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure, and other than in respect of the payment of the Parent Termination Fee and Reimbursement Obligations, (1) none of the Parent Related Parties will have any further Liability or obligation to the Company Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination and (2) neither the Company nor any other Person will be entitled to bring or maintain any Legal Proceeding against the Parent or any Parent Related Party arising out of this Agreement, any agreement executed in connection herewith (excluding the Confidentiality Agreement) or the transactions contemplated hereby and thereby or any matters forming the basis for such termination.

(ii) Subject to the Parent’s rights pursuant to Section 9.8 and 8.2(b), in the event this Agreement is terminated pursuant to Section 8.1 where the Company Termination Fee is or may become payable pursuant to Section 8.3(b), the Company Termination Fee, to the extent owed pursuant to Section 8.3(b), will be the sole and exclusive remedy of the Parent Related Parties against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates (other than the Company and its Subsidiaries), members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith (excluding the Confidentiality Agreement) and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure, and other than with respect to the payment of the Company Termination Fee, (1) none of the Company Related Parties will have any further Liability or obligation to the Parent Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination and (2) none of the Parent or any other Person will be entitled to bring or maintain any Legal Proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith (excluding the Confidentiality Agreement) or the transactions contemplated hereby and thereby or any matters forming the basis for such termination.

(g) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(f), it is agreed that the Company will be entitled to an injunction, specific performance or other equitable relief as provided in, and subject to the limitations of, Section 9.8(b).

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. Notwithstanding any provision contained herein to the contrary, the representations, warranties and covenants of the Company and the Parent contained in this Agreement or any certificate delivered pursuant hereto will terminate at the Closing; provided that the provisions of Section 6.9 and Section 6.19 shall survive the Closing.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand, by fax or email (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	if to the Parent to:

BlueFocus International Limited

600 Lexington Avenue, 6th Floor

New York, NY 10022

Attn:   He Shen, Chief Financial Officer

Email: he.shen@bluefocus.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street Boston, MA 02116 Attn: Graham Robinson Laura Knoll Fax: (617) 573-4822 Email: graham.robinson@skadden.com laura.knoll@skadden.com	525 University Avenue Palo Alto, CA 94301 Attn: Michael Mies Fax: (650) 798-6510 Email: michael.mies@skadden.com if to the Company (prior to the Closing) to:

Cogint, Inc.

2650 North Military Trail, Suite 300

Boca Raton, FL 33431

Attn:    Chief Executive Officer

Fax:     561-571-2712

Email:  derek@cogint.com

with a copy (which will not constitute notice) to:

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street, Suite 1100

Fort Lauderdale, FL 33131

Attn:   Teddy D. Klinghoffer

            Mary V. Carroll

Fax:     (954) 463-2224

Email:  teddy.klinghoffer@akerman.com

mary.carroll@akerman.com

Any notice received by fax or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Party of a change in its address or fax number through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that the Parent will have the right to assign all or any portion of its respective rights and obligations pursuant to this Agreement (a) to any Subsidiary of the Parent provided that no such assignment shall relieve the Parent of any of its obligations pursuant to this Agreement, and (b) from and after the Closing, to any Financing Source pursuant to the terms of any Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Financing, it being understood that, in the case of each of (a) and (b), such assignment will not (i) affect the obligations of the parties (including Financing Sources) to any other definitive agreement related to the Financing; or (ii) impede or delay the consummation of the Transactions or otherwise materially impede the rights of the holders of shares of Company Common Stock pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party, including pursuant to the foregoing clauses (a) or (b), will relieve such Party of any of its obligations hereunder.

9.4 Confidentiality. The Parent and the Company hereby acknowledge that BlueFocus Communication Group of America, Inc. and the Company have previously executed a Confidentiality Letter Agreement, dated February 24, 2017 (the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms; provided that it is hereby agreed that the Confidentiality Agreement shall terminate upon the earlier to occur of the Closing and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto. The Parent and its respective Representatives will hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to the Parent or its respective Representatives in connection with the Transactions in accordance with the Confidentiality Agreement.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements between the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the Parties and their respective Affiliates with respect to the subject matter hereof and thereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Closing and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third Party Beneficiaries. Except as set forth in this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Party in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as otherwise provided in this Section 9.6, (b) as set forth in or contemplated by Section 6.9, (c) the Financing Sources shall be express third party beneficiaries of, and shall be entitled to rely on and enforce directly, Section 9.8(c), Section 9.11, Section 9.16 and this Section 9.6 and (d) SpinCo shall be an express third party beneficiary of, and shall be entitled to rely on and enforce directly, Section 6.19.

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance. Each Party agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the other Party does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement (including, in the case of the Company, the Spin-Off) in accordance with its specified terms or otherwise breach such provisions. Each Party acknowledges and agrees that (A) the other Party will be entitled, in addition to any other remedy to which it is entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement by such Party and to enforce specifically the terms and provisions hereof, including the respective obligations of such Party to consummate this Agreement (including, in the case of the Company, the Spin-Off); (B) the right to obtain damages or the Company Termination Fee or the Parent Termination Fee, as applicable, following termination of this Agreement in accordance with the provisions of Section 8.2 and Section 8.3 are not intended to and do not adequately compensate the other Party for the harm that would result from a breach of this Agreement by such Party, and will not be construed to diminish or otherwise impair in any respect the other Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Transactions and, in the case of the Company, the Spin-Off, and without that right, the other Party would not have entered into this Agreement. Each Party agrees not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by such Party on the basis that the other Party has an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. When seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, a Party will not be required to provide any bond or other security in connection with such injunction or enforcement, and the other Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(c) No Recourse. Notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated in accordance with Article VIII, the Company, on behalf of itself and its Affiliates, agrees that none of the Financing Sources or their respective Affiliates and Representatives shall have any Liability or obligation to the Company or its Affiliates relating to this Agreement or the breach, termination or validity thereof or any transactions contemplated by this Agreement except as provided in any definitive agreement related to the Financing to which the Company or one of its Affiliates is a party.

9.9 Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law thereof.

9.10 Consent to Jurisdiction; Venue. Each of the Parties (i) to the fullest extent permitted by Law, irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Both the Parent and the Company agree that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY

JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties of the Company that are set forth in the corresponding Section or subsection of Article III of this Agreement; and (b) any other representations and warranties of the Company that are set forth in Article III of this Agreement, but in the case of this clause (b) only to the extent that the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties is reasonably apparent on the face of such disclosure. The inclusion of any item in the Company Disclosure Letter shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever and the inclusion of an item relating to the IDI Business, SpinCo Assets or SpinCo Liabilities does not, in and of itself, establish that such item relates to or affects the Company or the business or operations of the Company.

9.13 Parent Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Parent Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties of the Parent that are set forth in the corresponding Section or subsection of Article IV of this Agreement; and (b) any other representations and warranties of the Parent that are set forth in Article IV of this Agreement, but in the case of this clause (b) only to the extent that the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties is reasonably apparent on the face of such disclosure. The inclusion of any item in the Parent Disclosure Letter shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever.

9.14 Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.15 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

9.16 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of both the Parent and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), provided that Section 9.6, Section 9.8(c), Section 9.11 and this Section 9.16 (in each case, together with any related definitions and other provisions of this Agreement to the extent an amendment thereof would serve to modify the substance or provisions of any such Section) shall not be amended in a manner that is adverse to the Financing Sources or any of their respective Affiliates or Representatives without the prior written consent of the applicable Financing Sources.

9.17 Extension; Waiver. At any time and from time to time prior to the Closing, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

BLUEFOCUS INTERNATIONAL LIMITED

By:	/s/ He Shen
Name: He Shen
Title: Authorized Signatory

COGINT, INC.

By:	/s/ Derek Dubner
Name: Derek Dubner Title: Chief Executive Officer

[Signature Page to Business Combination Agreement]

Exhibit A-1 to Business Combination Agreement

Form of Amended and Restated Charter

See Annex B to this Information Statement

Exhibit A-2 to Business Combination Agreement

Form of Amended and Restated Bylaws

See Annex G to this Information Statement

Exhibit B to Business Combination Agreement

Form of Stockholder Consent

See Annex D to this Information Statement

Exhibit C to Business Combination Agreement

Separation and Distribution Agreement

Incorporated by reference to Exhibit 10.3 included in the Company’s Report on Form 8-K as filed with the SEC on September 7, 2017.

Exhibit D to Business Combination Agreement

Tax Matters Agreement

Incorporated by reference to Exhibit 10.4 included in the Company’s Report on Form 8-K as filed with the SEC on September 7, 2017.

Exhibit E to Business Combination Agreement

Employee Matters Agreement

Incorporated by reference to Exhibit 10.5 included in the Company’s Report on Form 8-K as filed with the SEC on September 7, 2017.

Exhibit F to Business Combination Agreement

Form of Red Violet Note

Incorporated by reference to Exhibit F of Exhibit 2.1 included in the Company’s Report on Form 8-K as filed with the SEC on September 7, 2017.

Exhibit G to Business Combination Agreement

Illustrative Example of Spreadsheet Calculations

Incorporated by reference to Exhibit G of Exhibit 2.1 included in the Company’s Report on Form 8-K as filed with the SEC on September 7, 2017.

ANNEX B – Amended and Restated Charter

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COGINT, INC.

Cogint, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby further certify as follows:

(1)	The name of the Corporation is Cogint, Inc.

(2)	The name under which the Corporation was originally incorporated was Tiger Media, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 20, 2015.

(3)	This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as set forth on Exhibit A attached hereto.

IN WITNESS WHEREOF, Cogint, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by                     , a duly authorized officer of the Corporation, on                     .

COGINT, INC.

By:
Name: Title:

Exhibit A

ARTICLE I

NAME

The name of the Corporation is Cogint, Inc. (hereinafter the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Kent County, 19904. The name of its registered agent at that address is National Registered Agents, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is four hundred ten million (410,000,000) of which the Corporation shall have authority to issue four hundred million (400,000,000) shares of Common Stock, each having a par value of $0.0005, and ten million (10,000,000) shares of Preferred Stock, each having a par value of $0.0001.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

ARTICLE V

THE BOARD OF DIRECTORS

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

(4) Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been assigned by the Board of Directors and until his or her successor shall be duly elected and qualified.

(5) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(6) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

ARTICLE VI

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VII

BUSINESS COMBINATIONS

The Corporation shall not be subject to the provisions of Section 203 of the DGCL.

ARTICLE VIII

CORPORATE OPPORTUNITIES

(1) In anticipation that the Corporation and BlueFocus may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its contractual, corporate and business relations with BlueFocus (including service of officers and directors of BlueFocus as directors of the Corporation), the provisions of this Article VIII are set forth to regulate and define, to the fullest extent permitted by law, the conduct of certain affairs of the Corporation as they may involve BlueFocus and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

(2) No contract, agreement, arrangement or transaction between the Corporation and BlueFocus shall be void or voidable solely for the reason that BlueFocus is a party thereto if the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction by a committee of one or more disinterested directors, even though less than a quorum. Directors of the Corporation who are also directors or officers of BlueFocus may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract, agreement, arrangement or transaction.

(3) To the fullest extent permitted by law, BlueFocus shall have the right to, and shall have no duty not to (i) engage in the same or similar business activities or lines of business as the Corporation, (ii) do business with any client or customer of the Corporation and (iii) employ or otherwise engage any officer or employee of the Corporation, and the Corporation shall not be deemed to have an interest or expectancy in any such activities merely because the Corporation engages in the same or similar activities. To the fullest extent permitted by law, neither BlueFocus nor any officer or director thereof (except as provided in Section (d) of this Article) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of BlueFocus or of such person’s participation therein. In the event that BlueFocus acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both BlueFocus and the Corporation, BlueFocus shall, to the fullest extent permitted by law, have no duty to communicate or present such corporate opportunity to the Corporation, and the Corporation, to the fullest extent permitted by law, renounces any interest or expectancy in such corporate opportunity and waives any claim that such corporate opportunity should have been presented to the Corporation. To the fullest extent permitted by law, BlueFocus shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that BlueFocus pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Corporation.

(4) In the event that a director or officer of the Corporation who is also a director or officer of BlueFocus acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and BlueFocus, such director or officer of the Corporation, to the fullest extent permitted by law, BlueFocus (i) shall be deemed to have fully satisfied and fulfilled such person’s fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity, (ii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that BlueFocus pursues or acquires such corporate opportunity for itself or direct such corporate opportunity to another person or does not present such corporate opportunity to the Corporation, (iii) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation for the purposes of Article V hereof and the other provisions of this Certificate of Incorporation and (iv) shall be deemed not to have breached such person’s duty of loyalty to the Corporation or its stockholders or to have derived an improper personal economic gain therefrom for the purposes of Article V hereof and the other provisions of this Certificate of Incorporation, if such director or officer acts in good faith in a manner consistent with the following policy:

(a) where a corporate opportunity is offered to a person who is a director but not an officer of the Corporation and who is also a director or officer of BlueFocus, the Corporation shall be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Corporation;

(b) where a corporate opportunity is offered to a person who is an officer of both the Corporation and BlueFocus, the Corporation shall be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as an officer of the Corporation;

(c) where a corporate opportunity is offered to a person who is an officer of the Corporation and who is also a director but not an officer of BlueFocus, the Corporation shall be entitled to pursue such opportunity unless such opportunity is expressly offered to such person solely in his or her capacity as a director of BlueFocus, in which case BlueFocus shall be entitled to pursue such opportunity; and

(d) if an officer or director of the Corporation, who also serves as an officer or director of BlueFocus, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and BlueFocus in any manner not addressed by this Article VIII, Section (4), clauses (a), (b) or (c), such officer or director shall have no duty to communicate or present such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of fiduciary duty as an officer or director of the Corporation by reason of the fact that BlueFocus pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should be presented to the Corporation.

The provisions of this Article VIII, Section 4, sub-section (d) are not intended to be an allocation of corporate opportunities between the Corporation and BlueFocus or an exhaustive statement of corporate opportunities which may be available to the Corporation, pursuit of which shall be in accordance with this Certificate of Incorporation and applicable law.

(5) Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

(6) Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of this Article VIII.

ARTICLE IX

STOCKHOLDER ACTION

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Any action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that except as otherwise provided by a Certificate of Designations, from and after the date that BlueFocus ceases to be the beneficial owner of shares representing at least a majority of votes entitled to be cast by the holders of Common Stock, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Except as otherwise required by law or provided by a Certificate of Designations, special meetings of stockholders of the Corporation may be called only by (1) the Board of Directors or the Secretary of the Corporation pursuant to a resolution adopted by a majority of directors then in office or (2) BlueFocus, so long as BlueFocus is the beneficial owner of at least a majority of votes entitled to be cast by the holders of Common Stock. No business other than that stated in the notice of a special meeting of stockholders shall be transacted at such special meeting.

ARTICLE X

CERTAIN DEFINITIONS

For purposes of this Certificate of Incorporation, the following terms shall have the following respective meanings:

“BlueFocus” means BlueFocus International Limited, a private company limited by shares registered in Hong Kong, all successors to such entity by way of merger, consolidation or sale of substantially all of its assets, and all corporations, limited liability companies, joint ventures, partnerships, trusts, associations or other entities in which such entity: (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (a) the total combined voting power of all classes of voting securities of such entity, (b) the total combined equity interests or (c) the capital or profits interest, in the case of a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body, but shall not include the Corporation or any subsidiary of the Corporation.

“corporate opportunities” of the Corporation shall include business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation’s business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of BlueFocus or its officers or directors will be brought into conflict with that of the Corporation.

“Corporation” shall mean, for purposes of Article VIII, the Corporation and all corporations, partnerships, joint ventures, limited liability companies, trusts, associations and other entities in which the Corporation owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests.

*        *         *        *        *

ANNEX C — Certificate of Amendment to Amended and Restated Charter

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COGINT, INC.

Cogint, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST: Article IV of the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), is hereby amended by adding the following text to the end of Article IV:

Upon the filing and effectiveness of this Certificate of Amendment (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall automatically, without further action on the part of the Corporation or any holder of Common Stock, be reclassified into a smaller number of shares such that each two to four shares of issued Common Stock immediately prior to the Effective Time shall automatically be reclassified into one (1) validly issued, fully-paid and non-assessable share of Common Stock, the exact ratio within the two to four range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0005 per share. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued in connection with the Reverse Stock Split and, in lieu thereof, any person who would otherwise be entitled to any fractional share of Common Stock as a result of the Reverse Stock Split shall be entitled to receive an amount in cash (without interest) equal to the product of such fraction multiplied by the closing price per share of the Common Stock on The Nasdaq Stock Market on the first trading day that commences after the Reverse Stock Split is effective on The Nasdaq Stock Market.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional share of Common Stock to which such holder would otherwise be entitled), provided, however, that each person of record holding a certificate or certificates that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or certificates, if any, and transmission of a letter of transmittal, a written confirmation from the Corporation’s transfer agent indicating the number of whole shares of Common Stock to which such person is entitled as a result of the Reverse Stock Split based on the aggregate number of shares of Common Stock held by such person immediately prior to the Effective Time and cash, if any, in lieu of any fractional share of Common Stock to which such holder would otherwise be entitled.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, with the stockholders of the Corporation acting by written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

C-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name this      day of                     .

COGINT, INC.

By:

Name:
Title:

[Signature Page to Certificate of Amendment]

ANNEX D — Written Consent

Written Consent of Stockholders

of Cogint, Inc.

In Lieu of Meeting

Each of the undersigned stockholders (each a “Stockholder”) of Cogint, Inc., a Delaware corporation (the “Company”), having on the date set forth below his, her, or its signature, voting power with respect to that number of shares of common stock, par value $0.0005 per share (the “Company Common Stock”), set forth on Schedule I attached to this Stockholder Consent, hereby irrevocably consents in writing, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware and as authorized by Article 9 of the Certificate of Incorporation of the Company, as amended (including the related resolutions of the Board of Directors of the Company (the “Company Board”) authorizing in advance this action by written consent in lieu of a meeting of the stockholders of the Company), to the following actions and adoption of the following resolutions by written consent in lieu of a meeting of stockholders of the Company:

WHEREAS, the Company has entered into that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of September 6, 2017, by and between the Company and BlueFocus International Limited, a private company limited by shares registered in Hong Kong (the “Parent”), a copy of which has been provided to the undersigned Stockholder and is attached hereto as Exhibit A (capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Business Combination Agreement);

WHEREAS, pursuant to the Business Combination Agreement the Company desires to issue and sell to the Parent, and the Parent desires to subscribe for and purchase from the Company, certain shares of Company Common Stock, for and in consideration of the Parent’s contribution to the Company of (i) all of the issued and outstanding membership interest, shares of capital stock and/or other equity interests of Vision 7 International Inc., a Canadian company (“V7”), We Are Very Social Limited, a limited company domiciled and incorporated in England and Wales (“WAS”), Indigo Social, LLC, a Delaware limited liability company (“Indigo”), and any entity pursuant to which a Permitted Acquisition has been consummated prior to Closing, if any (each, an “Acquisition Entity”), and V7’s, WAS’s, Indigo’s and any Acquisition Entity’s respective Subsidiaries, which may be contributed directly or indirectly through one or more newly formed holding companies directly or indirectly wholly-owned by the Parent that may acquire V7, WAS, Indigo, any Acquisition Entity and/or their respective Subsidiaries prior to the Closing as provided for in the Business Combination Agreement, and (ii) the Cash Consideration, from which the Cash Dividend will be allocated among holders of record of Company Common Stock and certain other securities convertible into or exchangeable or exercisable for Company Common Stock as provided for in the Business Combination Agreement or other documents referenced therein including the Spin-off Agreements, in each case, as of the Record Date, contingent upon the occurrence of the Closing;

WHEREAS, the Business Combination Agreement provides that, as a condition to Closing, the Company will complete the Spin-Off in accordance with the Spin-Off Agreements;

WHEREAS, the Company Board has (i) determined that it is in the best interests of, and fair to, the Company and its stockholders, and declared it advisable, to enter into the Business Combination Agreement and consummate the transactions contemplated therein, including the Transactions; (ii) approved the execution and delivery of the Business Combination Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Transactions upon the terms and conditions set forth therein; (iii) approved and resolved to recommend that the Company Stockholders approve

(v) the issuance of the Purchased Shares, (w) the change of control resulting from the issuance of the Purchased Shares, (x) an amendment and restatement to the Certificate of Incorporation in the form attached hereto as Exhibit B to this consent (the “Amended and Restated Charter”) to, among other matters set forth therein, increase the number of shares of authorized Company Common Stock to 400,000,000 shares to provide a sufficient number of shares of Company Common Stock for the issuance of the Purchased Shares, provided that the Amended and Restated Charter shall not be filed or become effective unless and until the Closing Date occurs and immediately before the Closing, (y) the Stock Split Amendment (as defined below) and (z) the 2015 Plan Amendment (as defined below), each pursuant to the Business Combination Agreement (together, the “Voting Matters”); and (iv) authorized by resolution the taking of the foregoing actions of the holders of Company Common Stock by written consent in lieu of a meeting;

WHEREAS, the Company Board has approved, subject to stockholder approval, an amendment to the Amended and Restated Charter in the form attached hereto as Exhibit C, to effect a reverse stock split provided that the Company Board shall have the discretion to determine the range of the reverse stock split within a range of two-to-one and four-to-one and to abandon the reverse stock split altogether (the “Stock Split Amendment”), and provided further that the Stock Split Amendment shall not be filed or become effective unless and until the Closing Date occurs and immediately before the Closing;

WHEREAS, the Company Board, upon the recommendation of the Compensation Committee, has approved, subject to stockholder approval, an amendment to the Company’s 2015 Stock Incentive Plan to increase the number of shares of Company Common Stock reserved for issuance under the Company’s 2015 Stock Incentive Plan by one million shares (1,000,000) shares to a total of thirteen million five hundred thousand (13,500,000) shares of Company Common Stock to allow for certain equity award grants prior to the Closing (the “Incentive Plan Amendment”); and

WHEREAS, pursuant to the Business Combination Agreement, the Company and/or the Parent has the power to terminate the Business Combination Agreement under certain circumstances after the Stockholder Consent is delivered, upon the terms and subject to the conditions set forth in the Business Combination Agreement.

NOW, THEREFORE, BE IT:

RESOLVED, that the Voting Matters and the transactions contemplated thereby are hereby adopted, authorized, and approved in all respects, and that the undersigned Stockholder hereby votes all of the shares of Company Common Stock held by the Stockholder in favor of the Voting Matters and the transactions contemplated thereby; and further

RESOLVED, that the Amended and Restated Charter, be and hereby is adopted, authorized, and approved in all respects, with such Amended and Restated Charter to become effective only in connection with and immediately before the Closing; and further

RESOLVED, that the Stock Split Amendment, be and hereby is adopted, authorized, and approved in all respects with such Stock Split Amendment to become effective only in connection with and immediately before the Closing; and further

RESOLVED, that either or both of the Amended and Restated Charter and the Stock Split Amendment may be abandoned by the Company Board in its sole discretion whether before or after stockholder approval thereof; and further

RESOLVED, that the undersigned Stockholder hereby waives any and all notice requirements, with respect to the time and place of meeting, and consents to the transaction of all business represented by this written consent.

This written consent shall be filed with the minutes of the meetings of the stockholders of the Company and shall be treated for all purposes as action taken at a meeting.

[Signature pages intentionally omitted. See Schedule I for signatories.]

Schedule I

Stockholder

Stockholder	Address	Shares of Company Common Stock held of Record	Shares of Company Common Stock held in Street Name
Frost Gamma Investments Trust	Frost Gamma Investments Trust 4400 Biscayne Blvd. 15th Floor Miami, FL 33137 Attn: Veronica Miranda	14,919,061	802,480

Ryan Schulke	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ryan Schulke	5,827,200	237,337

RSMC Partners, LLC	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ryan Schulke and Matthew Conlin	2,000,000	0

Matthew Conlin	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	4,208,160	169,820

Matthew Conlin 2017 Grantor Retained Annuity Trust	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	1,077,040	0

Conlin Family Foundation	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	0	20,000

Ole Poulsen	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ole Poulsen	1,000,000	21,163

Michael Brauser	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	20,000	302,235

Stockholder	Address	Shares of Company Common Stock held of Record	Shares of Company Common Stock held in Street Name
Birchtree Capital, LLC	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	954,116	419,530

BSIG LLC*	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	16,259	0

Grander Holdings, Inc. 401K	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	2,030,945	113,700

*	Entity is owned and controlled 50% by Mr. Brauser.

ANNEX E – Stockholder’s Agreement

STOCKHOLDERS’ AGREEMENT

by and among

BLUEFOCUS INTERNATIONAL LIMITED,

COGINT, INC.

and

THE PERSONS LISTED ON SCHEDULE I ATTACHED HERETO

dated as of September 6, 2017

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), is made and entered into as of September 6, 2017, but shall become effective as of the Closing date, by and among BlueFocus International Limited, a private company limited by shares registered in Hong Kong (the “Parent”), Cogint, Inc., a Delaware corporation (the “Company”) and the Persons listed on Schedule I attached hereto (the “Legacy Stockholders”).

WHEREAS, prior to the execution of this Agreement, the Company and the Parent have entered into a Business Combination Agreement, dated as of September 6, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Combination Agreement”), pursuant to which, among other things, the Parent will acquire shares of common stock, par value $0.0005 per share, of the Company (“Company Common Stock”), for and in consideration of the Parent’s contribution to the Company of the cash and other consideration set forth in the Combination Agreement, and the Company will effect the Spin-Off and the Cash Dividend, in each case in accordance with the terms and conditions of the Combination Agreement and the Spin-Off Agreements, as applicable;

WHEREAS, the Legacy Stockholders are the record owners and/or Beneficial Owners of the number of shares of Company Common Stock set forth on Schedule I attached hereto;

WHEREAS, in connection with the Transactions, the parties desire to provide for certain governance rights and other matters, and to set forth certain rights and obligations of the parties from and after the Closing; and

WHEREAS, this Agreement shall be effective from and after the Closing.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Combination Agreement and the interpretation provisions set forth in Section 1.3 of the Combination Agreement shall also apply to this Agreement.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Shares” means, with respect to each Legacy Stockholder, such Legacy Stockholder’s Existing Shares, together with any shares of Company Common Stock or other voting capital stock of the Company and any shares of the Company Common Stock or other voting capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that such Legacy Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Equity Award Covered Shares” means, with respect to the Legacy Stockholder, any shares of Company Common Stock that are issued (i) to the Legacy Stockholder after the date hereof pursuant to an award of restricted stock issued under the Company Stock Plans or (ii) to the Legacy Stockholder pursuant to any outstanding Company Restricted Stock Unit.

“Existing Shares” means, with respect to each Legacy Stockholder, the number of shares of Company Common Stock Beneficially Owned and/or owned of record by such Legacy Stockholder, as set forth on Schedule I attached hereto.

“Permitted Transfer” means a Transfer of Covered Shares by a Legacy Stockholder (i) to an Affiliate of such Legacy Stockholder or to such Legacy Stockholder’s family or by will or intestate succession to such Stockholder’s family or to a trust or other entity, the beneficiaries or equity holders of which are exclusively such Legacy Stockholder or members of such Legacy Stockholder’s family, provided that (a) such Affiliate shall remain an Affiliate of such Legacy Stockholder at all times following such Transfer during the term of this Agreement and (b) prior to the effectiveness of such Transfer, such Affiliate or transferee, as the case may be, executes and delivers to the Parent a written agreement, in form and substance reasonably acceptable to the Parent, to assume all of such Legacy Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as such Legacy Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as such Legacy Stockholder shall have made hereunder; (ii) of up to 40% (or 50%, in the case of any Legacy Stockholder that resides in New York state) of any Equity Award Covered Shares (or an equivalent amount of other Covered Shares Beneficially Owned by such Legacy Stockholder) in order to pay any Tax that will become due from the Legacy Stockholder in connection with the issuance of any Equity Award Covered Shares or any number of Covered Shares required for the Legacy Stockholder to pay any Tax incurred as a result of the Transactions or the Spin-Off (in the case of the Spin-Off, solely to the extent after-Tax proceeds received by the Legacy Stockholder from the Cash Dividend are insufficient to pay Tax incurred as a result of the Spin-Off); and (iii) to any Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act, that has an existing relationship with the Company as of the date hereof, provided that prior to any such Transfer, the Legacy Stockholder shall notify Parent in writing of the proposed terms thereof (and any subsequent amendments thereto), and Parent shall have the right to irrevocably elect within 48 hours following receipt of such notice, to purchase all but not less than all of the Covered Shares proposed to be transferred on the same economic terms as the proposed purchaser (which purchase shall be required to be completed within three (3) Business Days following such election), provided that such right shall lapse if such irrevocable election is not made within 48 hours following receipt of such notice or such purchase is not consummated within three (3) Business Days following such election, and such Legacy Stockholder shall be permitted to consummate such sale to such third party.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any Contract or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) or to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the subject property securities.

ARTICLE II

BOARD REPRESENTATION

2.1. Board Representation.

(a) From and after the Closing, and until this Agreement is terminated in accordance with its terms, the Company and the Parent shall take such actions necessary to (i) ensure that (A) Ryan Schulke and Matthew Conlin (the “Fluent Legacy Stockholders”) be entitled to nominate one (1) individual for election to the Company Board (the “RSMC Director”) and (B) Phillip Frost and Michael Brauser (the “Cogint Legacy

Stockholders”) be entitled to nominate one (1) individual for election to the Company Board (the “PFMB Director,” and together with the RSMC Director, including their respective successors, the “Legacy Directors”), provided that the PFMB Director shall be Ryan Schulke until the earlier of (a) the second anniversary of the Closing and (b) Ryan Schulke’s resignation from his position as the PFMB Director, (ii) elect such Legacy Directors to serve as members of the Company Board until their respective successors are elected and qualified or until their earlier resignation, removal or death and (iii) nominate each successor to each Legacy Director as directed by the Fluent Legacy Stockholders or Cogint Legacy Stockholders, as applicable. At the Closing, the Legacy Directors shall initially be determined by a written notice delivered by the applicable Legacy Stockholders to the Company (provided that the PFMB director shall be Ryan Schulke). From and after the Closing, and until this Agreement is terminated in accordance with its terms, the Company and the Parent shall take such actions necessary to ensure that the size of the Company Board shall be seven (7) directors, which number may be increased pursuant to a majority vote of the Company Board, including the PFMB Director. All remaining members of the Company Board (including any increase to the Company Board pursuant to the preceding sentence) shall be determined consistent with applicable Law and rules and regulations of NASDAQ (including that if such remaining members of the Company Board are elected by the Parent, the Company may avail itself of any controlled company exemptions from NASDAQ corporate governance requirements).

(b) From and after the Closing, and until this Agreement is terminated in accordance with its terms, the Fluent Legacy Stockholders may nominate the Fluent Legacy Director and the Cogint Legacy Stockholders may nominate the Cogint Legacy Director for election to the Company Board at an annual meeting of stockholders of the Company by delivering to the Company a notice signed by the applicable Legacy Stockholders within a reasonable amount of time prior to such annual meeting of stockholders (and in any event within fifteen (15) days following written request by the Parent) and the mailing of any proxy statement relating to such annual meeting, which notice shall include the names and qualifications of such proposed Legacy Director(s) and such other information as the Company may reasonably request. As promptly as practicable after receipt, the Company shall provide a copy of such notice to the Corporate Governance and Nominating Committee of the Company Board (the “Committee”), which shall, if the proposed Legacy Director satisfies the criteria for qualifications of directors set forth in the Charter of the Committee (as adopted on September 26, 2016) (as amended from time to time, the “Charter”), as determined in good faith by the Committee, at the next Committee meeting at which Company Board nominees are determined for purposes of the Company’s annual meeting of stockholders, make a recommendation to the Company Board, and the Company Board shall take such action, that such Legacy Directors shall be nominated for election to the Company Board at the Company’s next annual meeting of stockholders and the Company Board shall, in the Company’s proxy statement relating to such annual meeting, recommend to the Company Stockholders that they should vote their shares in favor of the election of the proposed Legacy Directors. If the Committee reasonably determines in good faith that such proposed Legacy Director does not meet such criteria, the Company shall notify the nominating Legacy Stockholders of such fact within ten (10) days of receipt of the applicable Legacy Stockholders’ notice, specifying in reasonable detail the reasons for the determination that such criteria have not been met, and the applicable Legacy Stockholders shall be entitled to nominate another Legacy Director in accordance with this Section 2.1(b) or Section 2.1(c), as the case may be; provided that the applicable Legacy Stockholders shall be provided with at least fifteen (15) additional days to submit any such nominee.

(c) From and after the Closing, and until this Agreement is terminated in accordance with its terms, each nomination to the Company Board of any Legacy Director for election other than at an annual meeting of stockholders of the Company (whether due to the resignation, removal or death of a Legacy Director or otherwise) shall be made by delivering to the Company a notice signed by the nominating Legacy Stockholders, which notice shall include the names and qualifications of such proposed Legacy Director and such other information as the Company may reasonably request. As promptly as practicable, the Company shall provide a copy of such notice to the Committee, which shall, if the proposed Legacy Director satisfies the criteria for qualifications of directors set forth in the Charter, as determined in good faith by the Committee, as promptly as practicable, make a recommendation to the Company Board that such Legacy Director shall be appointed for election to the Company Board, which appointment may be made by the Company Board to the extent permitted pursuant to the Bylaws. As promptly as practicable thereafter, the Company and the Parent shall take such actions as are necessary to cause such appointment to be effected. If the Committee reasonably determines in good faith that such proposed Legacy Director does not meet such criteria, the Company shall notify the nominating Legacy Stockholders of such fact within ten (10) days of receipt of the applicable Legacy Stockholders’ notice, specifying in reasonable detail the reasons for the determination that such criteria have not been met, and the applicable Legacy Stockholders shall be entitled to nominate another Legacy Director in accordance with Section 2.1(b) or this Section 2.1(c), as the case may be; provided that the applicable Legacy Stockholders shall be provided with at least fifteen (15) additional days to submit any such nominee.

(d) During the period that the Legacy Directors are members of the Company Board, the Legacy Directors shall be entitled to the same benefits afforded to other members of the Company Board in their capacity as such, including benefits under any director and officer indemnification or insurance policy maintained by the Company.

2.2. Voting Agreement. From and after the Closing, and until this Agreement is terminated in accordance with its terms, the Parent covenants and agrees that it and its Affiliates shall vote all shares of Company Common Stock Beneficially Owned by it or its Affiliates for the election to the Company Board of all Legacy Directors nominated in accordance with Section 2.1.

2.3. Vacancies and Removal.

(a) The Legacy Directors will serve until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with this Agreement and applicable Law.

(b) From and after the Closing, and until this Agreement is terminated in accordance with its terms, the Parent covenants and agrees that it and its Affiliates shall vote all shares of Company Common Stock Beneficially Owned by them:

(i) for any Legacy Director nominated pursuant to Section 2.1; and

(ii) to ensure that no Legacy Director may be removed from office unless (A) such removal is directed or approved by the affirmative vote of the applicable Legacy Stockholders who nominated such Legacy Director, or (B) such removal is for cause, as reasonably determined in good faith by the Company Board.

ARTICLE III

CORPORATE GOVERNANCE

3.1. Company Activities; Approvals. For a period of two (2) years following the Closing, the Company and the Parent shall not, directly or indirectly, and shall not permit any of their respective Subsidiaries or Affiliates (including, following the Closing, the Company) to:

(a) voluntarily terminate the registration of the Company Common Stock under the Exchange Act or voluntarily delist the Company Common Stock from NASDAQ or another national securities exchange (or take or permit any act or omission with the intent of causing such deregistration or delisting) unless the Legacy Directors consent in writing thereto; provided, however, that no approval of the Legacy Directors shall be required in respect of any deregistration or delisting (i) in connection with the consummation of a transaction approved or recommended by the Company Board, with one or more third parties unaffiliated with the Parent or its Affiliates, resulting in such third party(ies) owning at least a majority of the outstanding shares of Company Common Stock or all or a majority of the assets of the Company and its Subsidiaries (whether by merger, sale, tender or exchange offer, recapitalization, reorganization, consolidation, combination or otherwise), in which all holders of shares of Company Common Stock receive or may elect to receive the same value and form of consideration in respect of shares of Company Common Stock or (ii) in connection with the consummation of a merger, recapitalization, reorganization, consolidation or other similar transaction in which the holders of shares of Company Common Stock immediately prior to such transaction continue to hold shares of a single class of capital stock of the resulting entity in such transaction, which class of capital stock is registered under the Exchange Act and listed on NASDAQ or another national securities exchange; or

(b) enter into or approve any transaction between (i) the Company or any Subsidiary of the Company, on the one hand, and (ii) the Parent, any Affiliate of the Parent (other than the Company or any of its Subsidiaries), or any of their respective directors or officers, or any Person owning five percent (5%) or more of the equity interests of the Parent or any of its Affiliates, on the other hand, unless such transaction is approved by a majority of directors of the Company Board who are disinterested with respect to such transaction.

ARTICLE IV

PROHIBITION ON TRANSFERS

4.1. Prohibition on Transfers.

(a) Except as provided for in Section 4.1(c), until the earlier of (x) one (1) year following the Closing or (y) such Legacy Stockholder (and its transferees under clause (i) of the definition of Permitted Transferees) holding fewer than, in aggregate, one hundred thousand (100,000) Covered Shares (as appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), none of Frost Gamma Investments Trust, Michael Brauser or their respective transferees under clause (i) of the definition of Permitted Transferees shall Transfer any of their respective Covered Shares, Beneficial Ownership thereof or any other interest therein, unless such Transfer is a Permitted Transfer.

(b) Except as provided for in Section 4.1(c), until the earlier of (i) cessation of employment by such Legacy Stockholder by the Company or its Affiliates or (ii) such Legacy Stockholder (and its transferees under clause (i) of the definition of Permitted Transferees) holding fewer than, in aggregate, one hundred thousand (100,000) Covered Shares (as appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), none of Ryan Schulke, Matthew Conlin or their respective transferees under clause (i) of the definition of Permitted Transferees shall Transfer any of their respective Covered Shares, Beneficial Ownership thereof or any other interest therein, unless such Transfer is a Permitted Transfer pursuant to clause (i) or (ii) of the definition thereof.

(c) Notwithstanding the restrictions set forth in Section 4.1(a) and 4.1(b), during the time period in which a Legacy Stockholder is restricted pursuant to such sections, as applicable, such Legacy Stockholder shall be permitted to Transfer Covered Shares that represent, on any given trading day, up to the lesser of (a) 5% of the aggregate number of Covered Shares held by such Legacy Stockholder on the immediately prior trading day and (b) 3% of the trading volume of the Company Common Stock on the national securities exchange on which such Covered Shares are listed for trading, determined on the trading day that is the date of Transfer (or up to 5% if then listed on The NASDAQ Global Select Market); provided, that no Transfer may be made pursuant to this clause (c) unless the trading volume of the Company Common Stock on the date of Transfer exceeds one hundred thousand (100,000) (as appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof); and provided further, that no Transfer may be made pursuant to this Section 4.1(c) by Ryan Schulke, Matthew Conlin or their respective transferees under clause (i) of the definition of Permitted Transferees until after the first anniversary of the Closing. For clarity, this clause (c) shall not in any way restrict a Legacy Stockholder following expiration of the restrictions set forth in Section 4.1(a) or Section 4.1(c), as applicable.

(d) Michael Brauser agrees to cause Marlin Capital Partners, LLC to adhere to Section 4.1 of this Agreement with respect to 1,000,000 restricted stock units (or underlying shares of Company Common Stock) in the Company held by Marlin Capital Partners, LLC (as appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), as though such securities were Covered Shares under this Agreement.

ARTICLE V

MISCELLANEOUS

5.1. Termination. This Agreement shall terminate and be of no further force and effect upon the earlier to occur of: (a) the termination of the Combination Agreement pursuant to Section 8.1 thereof, (b) three (3) years following the date of the Closing or (c) such time as the Legacy Stockholders cease to own at least fifty percent (50%) of the aggregate number of shares of Company Common Stock Beneficially Owned by them on the Closing Date and as set forth on Exhibit I attached hereto (as appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof); provided, however, that (i) the obligations of the Parent pursuant to Section 2.1 and Section 3.1 shall terminate at such earlier time, following the Closing, as the Parent and its Affiliates cease to hold a majority of the issued and outstanding shares of Company Common Stock owned by the Parent and its Affiliates of record or Beneficially immediately following the Closing (and all references requiring Parent to “cause,” to “take such actions necessary to ensure” or similar phrasing in Section 2.1 and Section 3.1 shall instead mean commercially reasonable efforts to take such actions to the extent that Parent and its Affiliates cease to own a majority of the issued and outstanding shares of Company Stock as of any such future date) and (ii) the obligations of the Legacy Stockholders pursuant to Article IV shall terminate pursuant to the terms set forth in Section 4.1. If requested by the Parent in writing, the Legacy Stockholders shall cause the Legacy Directors to resign upon the termination of this Agreement under the preceding clauses (b) or (c).

5.2. Successors and Assigns; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that (i) the Parent may assign this Agreement to any Affiliate to which it transfers shares of Company Common Stock, provided that no such assignment shall relieve the Parent of any of its obligations hereunder and such Affiliate acknowledges and agrees in writing to be bound hereby and (ii) each Legacy Stockholder shall be entitled to assign its rights and obligations hereunder to any transferee pursuant to a Permitted Transfer, provided such transferee acknowledges and agrees in writing to be bound hereby in the same capacity as the transferring Legacy Stockholder (and upon which such transferee will be considered a Legacy Stockholder for all purposes hereunder). Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns. No assignment by any party, including pursuant to the foregoing clauses, will relieve such party of any of its obligations hereunder. The parties agree that this Agreement is solely for the benefit of the other parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder.

5.3. Amendment; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties. At any time and from time to time prior to the termination of this Agreement, any party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of any other party, as applicable; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

5.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered in person or by facsimile or email (upon confirmation of receipt) if received prior to 5:00 p.m. New York time on a Business Day or, if received after 5:00 p.m. New York time, on the next following Business Day, or (b) on the first Business Day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery), addressed as follows:

If to the Parent to:

BlueFocus International Limited

600 Lexington Avenue, 6th Floor

New York, NY 10022

Attn:    He Shen, Chief Financial Officer

Email:  he.shen@bluefocus.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street	525 University Avenue
Boston, MA 02116	Palo Alto, CA 94301
Attn: Graham Robinson	Attn: Michael Mies
Laura Knoll	Fax: (650) 798-6510
Fax: (617) 573-4822	Email: michael.mies@skadden.com

Email:graham.robinson@skadden.com

           laura.knoll@skadden.com

If to the Company to:

Cogint, Inc.

2650 North Military Trail, Suite 300

Boca Raton, FL 33431

Attn:    Chief Executive Officer

Fax:     (561) 571-2712

If to a Legacy Stockholder:

To the address set forth opposite such Legacy Stockholder’s name on Schedule I attached hereto.

5.5. Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

5.6. Entire Agreement. This Agreement and the documents and instruments between the parties hereto as contemplated by or referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties hereto and their respective Affiliates with respect to the subject matter hereof and thereof.

5.7. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

5.8. Governing Law.

(a) This Agreement is governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law thereof.

(b) Each of the parties (i) to the fullest extent permitted by Law, irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Legal Proceeding relating to this Agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 5.4 or in such other manner as may be permitted by applicable Law, and nothing in this Section 5.8 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. The Parent and the Legacy Stockholders agree that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

5.9. Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

5.10. Schedule 13D. In accordance with the requirements of Rule 13d-1(k) under the Exchange Act, and subject to the limitations set forth therein, each Legacy Stockholder agrees to file an appropriate Schedule 13D no later than ten (10) calendar days following the date of the Closing.

[Signature pages intentionally omitted. See Schedule I for signatories.]

Schedule I

Legacy Stockholder

Stockholder	Address	Shares of Company Common Stock held of Record	Shares of Company Common Stock held in Street Name
Frost Gamma Investments Trust	Frost Gamma Investments Trust 4400 Biscayne Blvd. 15th Floor Miami, FL 33137 Attn: Veronica Miranda	14,919,061	802,480

Ryan Schulke*	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ryan Schulke	5,827,200	237,337

RSMC Partners LLC	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ryan Schulke and Matthew Conlin	2,000,000	0

Matthew Conlin	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	4,208,160	169,820

Matthew Conlin 2017 Grantor Retained Annuity Trust	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	1,077,040	0

Conlin Family Foundation	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	0	20,000

Michael Brauser**	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	20,000	302,235

Birchtree Capital, LLC	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	954,116	419,530

Stockholder	Address	Shares of Company Common Stock held of Record	Shares of Company Common Stock held in Street Name
BSIG LLC***	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	16,259	0

Grander Holdings, Inc. 401K	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	2,030,945	113,700

*	Mr. Schulke’s father owns 3,412 restricted stock units in the Company and 1,707 shares of Company Common Stock that do not and will not constitute Existing Shares or Covered Shares hereunder.
**	Marlin Capital Partners, LLC owns certain restricted stock units in the Company. Mr. Brauser owns 50% of the economic interests in Marlin Capital Partners, LLC, but does not have voting or dispositive control over such restricted stock units or the underlying shares. No shares of Company Common Stock owned or acquired by Marlin Capital Partners, LLC shall constitute Existing Shares or Covered Shares hereunder; however, Mr. Brauser has agreed to cause Marlin Capital Partners, LLC to adhere to Section 4.1 of the Stockholders Agreement with respect to 1,000,000 restricted stock units (or underlying shares of Company Common Stock) in the Company (as appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).
***	Entity is owned and controlled 50% by Mr. Brauser.

ANNEX F — Opinion of Roth Capital Partners, LLC

September 5, 2017

Board of Directors

Cogint, Inc.

2650 North Military Trail, Suite 300

Boca Raton, FL 33431

Members of the Board of Directors:

Roth Capital Partners, LLC (“Roth” or “we”) understands that Cogint, Inc. (“Cogint”) and BlueFocus International Limited (“BFI”) propose to enter into a Business Combination Agreement (the “Business Combination Agreement”), which provides for, among other things, the issuance and sale by Cogint to BFI of a number of shares of common stock, par value $0.0005 per share, of Cogint (“Cogint Common Stock”) representing 63% of the outstanding shares of Cogint Common Stock on a fully diluted basis immediately following such issuance and sale (the “Share Issuance” and, such number of shares of Cogint Common Stock to be issued and sold therein, the “Issued Shares”) for aggregate consideration consisting of (i) all of the issued and outstanding shares of capital stock, membership interests and/or other equity interests of Vision7 International Inc., We Are Very Social Limited and Indigo Social, LLC (collectively, the “Contributed Businesses”), which may be contributed to Cogint directly or indirectly through contribution of all of the equity interests of one or more to-be-formed holding companies (collectively, together with any subsidiaries thereof, “Holdings’) of the Contributed Businesses (such contributed shares, membership interests and/or other equity interests of the Contributed Businesses or holding companies thereof, the “Contributed Shares”), and (ii) $100,000,000 in cash (the “Cash Consideration” and, together with the Contributed Shares, the “Aggregate Consideration”). The Business Combination Agreement also provides for (a) as a condition to the Share Issuance and pursuant to a separate Separation and Distribution Agreement (the “Separation Agreement” and, together with the Business Combination Agreement, the “Agreements”), the spin-off of Cogint’s risk management business (the “SpinCo Business”) by distributing to Cogint’s stockholders the shares of a wholly owned subsidiary of Cogint (“SpinCo”), which is or will be the holding company of the SpinCo Business (the “Spin-Off”), and (b) concurrently with the Share Issuance, a special cash dividend or payment to the holders of equity securities of Cogint outstanding prior to the Share Issuance in an aggregate amount equal to the Cash Consideration, net of certain payments to be made or expenses to be incurred by Cogint in connection with the Share Issuance and the Spin-Off (the “Special Dividend” and, together with the Share Issuance and the Spin-Off, the “Transaction”).

You have asked us to render our opinion on whether, as of the date hereof, the Aggregate Consideration to be received by Cogint for the Issued Shares in the Share Issuance, after giving effect to the Spin-Off and the Special Dividend, is fair from a financial point of view to Cogint.

For purposes of the opinion set forth herein, we have, among other things, reviewed a draft dated August 30, 2017 of the Business Combination Agreement and a draft dated August 29, 2017 of the Separation Agreement provided to us by Cogint and also:

(i)	reviewed certain publicly available business and financial information of Cogint that we believe to be relevant to our inquiry;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning Cogint (excluding the SpinCo Business) and the Contributed Businesses provided to or discussed with us by Cogint and BFI, respectively;

F-1

Cogint, Inc.

September 5, 2017

(iii)	reviewed certain financial forecasts relating to Cogint (excluding the SpinCo Business) prepared by the management of Cogint (the “Cogint Forecasts”);

(iv)	reviewed certain financial forecasts relating to the Contributed Businesses prepared by the managements of BFI and the Contributed Businesses (the “Contributed Businesses Forecasts”);

(v)	discussed the past and current businesses, financial condition and prospects of Cogint (excluding the SpinCo Business) and the Contributed Businesses with the management of Cogint and the managements of BFI and the Contributed Businesses, respectively;

(vi)	reviewed the reported prices and trading activity of Cogint Common Stock;

(vii)	compared the financial performance of Cogint (excluding the SpinCo Business) and the Contributed Businesses and the reported prices of Cogint Common Stock with that of certain publicly traded companies we deemed relevant;

(viii)	reviewed the publicly available financial terms of certain transactions we deemed relevant in evaluating Cogint (excluding the SpinCo Business) and the Contributed Businesses; and

(ix)	performed such other analyses and considered such other factors as we have deemed appropriate.

We have also considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria which we deemed relevant.

In conducting our review and arriving at our opinion, with your consent, we have not independently verified, nor have we assumed responsibility or liability for independently verifying, any of the information provided, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and we have assumed and relied upon such information being accurate and complete in all material respects, and we have further relied upon the assurances of the management of Cogint and the managements of BFI and the Contributed Businesses that they, each respectively, are not aware of any facts that would make any of the information regarding Cogint and the Contributed Businesses reviewed by us inaccurate, incomplete or misleading in any material respect. With respect to the Cogint Forecasts, we have assumed, at the direction of Cogint, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Cogint as to the future financial performance of Cogint (excluding the SpinCo Business). With respect to the Contributed Businesses Forecasts, we have assumed, upon the advice of the managements of BFI and the Contributed Businesses and at the direction of Cogint, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of BFI and the Contributed Businesses as to the future financial performance of the Contributed Businesses. We have not been engaged to assess the achievability of the Cogint Forecasts, the Contributed Businesses Forecasts or the assumptions on which they were based, and we express no view as to the Cogint Forecasts, the Contributed Businesses Forecasts or such assumptions. In addition, the Contributed Businesses’ financial statements have been prepared in accordance with, and based on, International Financial Reporting Standards (“IFRS”) or United Kingdom generally accepted accounting principles. We express no view or opinion as to any accounting differences between IFRS and United Kingdom generally accepted accounting principles-prepared financial data, on the one hand, and United States generally accepted accounting principles-prepared financial data, on the other hand, and have assumed that any such accounting differences will not be material to our analyses or opinion. We have been advised by BFI that there are no audited financial statements for Indigo Social, LLC and, accordingly, we have assumed that there would be no information contained in any such audited financial statements, if available, not otherwise discussed with or reviewed by us that would have been material to our analyses or opinion.

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Cogint, Inc.

September 5, 2017

We have not been provided with estimates of any potential synergies that could result from the Transaction and have not performed any analysis to review or assess the potential pro forma financial effects of the Transaction, including potential synergies, on Cogint, and we have not considered such effects for purposes of our opinion. In addition, the Contributed Businesses Forecasts do not give effect to, and, accordingly, we have not considered for purposes of our opinion, any contemplated potential future acquisitions by Holdings or BFI of additional businesses to be contributed to the Company. We have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities of either Cogint or the Contributed Businesses, nor have we been furnished with any such valuation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of Cogint or the Contributed Businesses. We have relied upon, without independent verification, the assessments of the management of Cogint and the managements of BFI and the Contributed Businesses as to the ability of Cogint to successfully integrate the businesses of Cogint and the Contributed Businesses. We also have relied upon, without independent verification, the assessments of the management of Cogint and the managements of BFI and the Contributed Businesses as to the technology and intellectual property of Cogint and the Contributed Businesses (including, without limitation, the validity of, and risks associated with, such technology and intellectual property), and we have assumed, at the direction of Cogint, that there will be no developments with respect to any such matters that would affect our analyses or opinion.

We also have assumed, with your consent, that the Transaction will be consummated in accordance with the terms set forth in the Agreements and in compliance with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all other applicable federal, state and local statutes, rules, regulations and ordinances, that the representations and warranties of each party in the Agreements are true and correct, that each party will perform on a timely basis all covenants and agreements required to be performed by such party under such agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have further assumed that the Agreements when signed will conform to the draft Agreements provided to us in all respects material to our opinion. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreements will be obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition, including any divestiture requirements, will be imposed or waivers made that would have an adverse effect on Cogint, the Contributed Businesses or SpinCo or on the contemplated benefits of the Transaction.

We were not requested to, and did not, participate in the negotiation or structuring of the Aggregate Consideration or any other aspect of the Transaction (or any part thereof) or the Agreements or advise Cogint with respect to any evaluation of alternatives to the Transaction (or any part thereof). For purposes of our analyses and opinion, we have not applied any control premium or minority or illiquidity discounts. Our opinion only addresses the fairness from a financial point of view to Cogint of the Aggregate Consideration, without regard to the potential non-intrinsic value, if any, to BFI of the Issued Shares with respect to control or otherwise, and our opinion does not in any manner address any other aspect or implication of the Transaction (or any part thereof), or any agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the form or structure of the Transaction (or any part thereof), the tax, accounting or legal consequences thereof (including, without limitation, any triggering of any obligations of Cogint in the event of a change of control), the amount or allocation of the Special Dividend, the amount, terms or any other aspect or implication of any indebtedness to be incurred by Holdings or the Contributed Businesses or any other debt financing, refinancing or repayment by BFI and/or Cogint in connection with the Transaction, the amount, terms or any other aspect or implication of either the contemplated potential reverse stock split or the contemplated potential interim share issuance by the Company that are specified in the Business Combination Agreement, the terms or any other aspect or implication of any contemplated potential future acquisitions by

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September 5, 2017

Holdings or BFI of additional businesses to be contributed to the Company that are permitted by the Business Combination Agreement or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Transaction (or any part thereof), or class of such persons, relative to the Aggregate Consideration or otherwise. Our opinion also does not address the relative merits of the Transaction (or any part thereof) as compared to any alternative business strategies that might exist for Cogint, the underlying business decision of Cogint to proceed with the Transaction (or any part thereof), or the effects of any other transaction in which Cogint might engage. Our opinion does not constitute legal, regulatory, accounting, insurance, tax or other similar professional advice. The issuance of this opinion was approved by an authorized Roth internal committee. Our opinion is necessarily based on economic, market and other conditions as they exist and can be evaluated on, and the information made available to us on, the date hereof. Our opinion is not an opinion as to the underlying valuation, future performance or long-term viability of Cogint, the Contributed Businesses or SpinCo. Further, we express no opinion as to what the value of Cogint Common Stock or any other security of Cogint or SpinCo actually will be upon consummation of the Transaction or the prices at which shares of Cogint Common Stock or any other security of Cogint or SpinCo will trade, or otherwise be purchased or sold, at any time. We also express no opinion as to how many Issued Shares there will actually be when calculated pursuant to the Business Combination Agreement. It should be understood that, although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

We were retained to render our opinion and certain other financial advisory services in connection with the Transaction and will receive a fee for such services, a portion of which became payable in connection with the execution of our engagement agreement, a portion of which is payable upon delivery of our opinion and portions of which are payable upon performance of additional financial advisory services, including services to be performed on a date proximate to the consummation of the Transaction. Cogint has agreed to indemnify us for certain liabilities and other items arising out our engagement.

Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, we have provided investment banking services to Cogint, including a prior engagement to assist Cogint with capital raising in 2016 pursuant to which engagement we became entitled to receive compensation. We and our affiliates may in the future provide investment banking and other financial services to Cogint, BFI or SpinCo for which we and our affiliates would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity securities, or other interests or securities of Cogint, BFI or SpinCo, and, accordingly, may at any time hold a long or a short position in such securities.

It is understood that this opinion is for the use and benefit of the Board of Directors of Cogint (the “Board”) (in its capacity as such) in connection with its evaluation of the financial terms of the Transaction. This opinion should not be construed as creating any fiduciary duty on Roth’s part to any party. This opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transaction (or any part thereof). This opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to Roth or any of its affiliates be made without our prior written consent except that this letter may be reproduced in its entirety, if required, in a proxy statement or other form filed by Cogint with the Securities and Exchange Commission under the Exchange Act, provided that this letter is reproduced in such filing in full and that any description of or reference to us or summary of this letter in such filing will be in a

F-4

Cogint, Inc.

September 5, 2017

form reasonably acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

On the basis of and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that the Aggregate Consideration to be received by Cogint for the Issued Shares in the Share Issuance, after giving effect to the Spin-Off and the Special Dividend, is fair from a financial point of view to Cogint.

Very truly yours,

Roth Capital Partners, LLC

F-5

ANNEX G – Amended and Restated Bylaws of the Company

Amended and Restated on [Date]

AMENDED AND RESTATED

BYLAWS

OF

[NEW COMPANY NAME]

Incorporated under the Laws of the State of Delaware

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES AND RECORDS

Section 1.1 Offices. The Corporation may have such offices, either within or without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

Section 1.2 Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

Section 2.2 Special Meeting. Except as otherwise required by law or provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of preferred stock and the Certificate of Designations filed by the Corporation with respect thereto (collectively, a “Certificate of Designations”), and except as set forth in the Corporation’s Certificate of Incorporation, as amended or restated from time to time (the “Certificate of Incorporation”), special meetings of stockholders of the Corporation may be called only by (1) the Board of Directors or the Secretary of the Corporation pursuant to a resolution adopted by a majority of directors then in office or (2) BlueFocus, so long as BlueFocus is the beneficial owner of at least a majority of votes entitled to be cast by the holders of common stock. For purposes of these Bylaws, “BlueFocus” means BlueFocus International Limited, a private company limited by shares registered in Hong Kong, all successors to such entity by way of merger, consolidation or sale of substantially all of its assets, and all corporations, limited liability companies, joint ventures, partnerships, trusts, associations or other entities in which such entity: (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (a) the total combined voting power of all classes of voting securities of such entity, (b) the total combined equity interests or (c) the capital or profits interest, in the case of a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body, but shall not include the Corporation or any subsidiary of the Corporation.

Section 2.3 Place of Meeting. The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Chairman of the Board. If no designation is so made, the place of meeting shall be the principal executive office of the Corporation.

Section 2.4 Notice of Meeting. Written or printed notice, stating the place, if any, date and time of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by mail or by other lawful means, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Except as otherwise permitted by Section 2.8, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.6 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and, unless the Certificate of Incorporation otherwise provides, any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of shares of then-outstanding capital stock of the Corporation representing a majority of the then-outstanding shares entitled to vote generally at a meeting of stockholders, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a separate class or series, the holders of a majority of the then-outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. Attendance of a person at a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened shall not constitute the presence of such person for the purposes of determining whether a quorum exists. The chairman of the meeting or the holders of shares representing a majority of the votes entitled to be cast by stockholders so present may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given in conformity herewith. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time for the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 2.7 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware (the “DGCL”)) by the stockholder, or by his or her duly authorized attorney-in-fact. Such proxy must be filed with the Secretary or his or her representative at or before the time of the meeting at which such proxy will be voted. No proxy shall be valid after three (3) years from the date of its execution, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

Section 2.8 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors or (3) by any stockholder of the Corporation (A) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in paragraphs (a)(ii) and (a)(iii) of this Section 2.8 is delivered to, or mailed to and received by, the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the meeting, (B) who is entitled to vote at the meeting upon such election of directors or upon such business, as the case may be, and (C) who complies with the notice procedures set forth in paragraphs (a)(ii) and (a)(iii) of this Section 2.8. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (3) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. In addition, for business (other than the nomination of persons for election to the Board of Directors) to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Certificate of Incorporation, these Bylaws, and applicable law.

(ii) For nominations of persons for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (a)(i) of this Section 2.8, the stockholder (1) must have given timely notice thereof in writing to the Secretary and (2) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.8. To be timely, a stockholder’s notice shall be delivered to, or mailed to and received by, the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of any annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder, to be timely, must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Except as provided in Section 2.5 of these Bylaws, the public announcement of an adjournment of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii) To be in proper form for purposes of this Section 2.8, a stockholder’s notice to the Secretary (whether pursuant to this paragraph (a) or paragraph (b) of this Section 2.8) must set forth:

(1) as to each Proposing Person (as defined below) (i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (ii) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (provided that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future);

(2) as to each Proposing Person, (A) any derivative, swap, or other security or transaction or series of transactions owned or engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of capital stock of the Corporation, including due to the fact that the value of such derivative, swap, or other transactions are determined by reference to the price, value, or volatility of any shares of any class or series of capital stock of the Corporation, or which derivative, swap, or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of capital stock of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap, or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap, or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap, or other transactions; (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding, or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of capital stock of the Corporation (including the number of shares and class or series of capital stock of the Corporation that are subject to such proxy, agreement, arrangement, understanding, or relationship); (C) any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of capital stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of capital stock of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”); (D) any rights to dividends on the shares of any class or series of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation; (E) any performance related fees (other than an asset based fee) to which such Proposing Person is entitled based on any increase or decrease in the price or value of shares of any class or series of the capital stock of the Corporation, or any Synthetic Equity Interests or Short Interests, if any; and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the nominations or business proposed to be brought before the meeting pursuant to Regulation 14A under the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(3) if such notice pertains to the nomination by the stockholder of a person or persons for election to the Board of Directors (each, a “nominee”), as to each nominee, (A) the name, age, business and residence address, and principal occupation or employment of the nominee; (B) all other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (C) such nominee’s written consent to being named in the Corporation’s proxy statement, if any, as a nominee and to serving as a director if elected; and (D) all information with respect to such nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.8 if such nominee were a Proposing Person;

(4) if the notice relates to any business (other than the nomination of persons for election to the Board of Directors) that the stockholder proposes to bring before the meeting, (A) a reasonably brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting, and (D) any material interest in such business of each Proposing Person;

(5) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

(6) a representation whether any Proposing Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

(iv) The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (A) the eligibility of such proposed nominee to serve as a director of the Corporation, and (B) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.

(v) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.8 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming all of the Corporation’s nominees for director or specifying the size of the increased Board of Directors at least 120 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice pursuant to this Section 2.8 shall also be considered timely, but only with respect to nominees for any new seats on the Board of Directors created by such increase, if it is delivered to, or mailed to and received by, the Secretary at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders.

(i) No business other than that stated in the Corporation’s notice of a special meeting of stockholders shall be transacted at such special meeting. If the business stated in the Corporation’s notice of a special meeting of stockholders includes electing one or more directors to the Board of Directors, nominations of persons for election to the Board of Directors at such special meeting may be made (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation (A) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in paragraph (b)(ii) of this Section 2.8 is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the special meeting, (B) who is entitled to vote at the meeting and upon such election, and (C) who complies with the notice procedures set forth in paragraph (b)(ii) of this Section 2.8; provided, however, that a stockholder may nominate persons for election at a special meeting only to such position(s) as specified in the Corporation’s notice of the meeting.

(ii) If a special meeting has been called in accordance with Section 2.2 for the purpose of electing one or more directors to the Board of Directors, then for nominations of persons for election to the Board of Directors to be properly brought before such special meeting by a stockholder pursuant to clause (2) of paragraph (b)(i) of this Section 2.8, the stockholder (1) must have given timely notice thereof in writing and in the proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (2) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.8. To be timely, a stockholder’s notice relating to a special meeting shall be delivered to, or mailed to and received by, the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting and (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this paragraph (b) of this Section 2.8, such notice shall set forth the information required by clauses (1), (2), (3), (5), and (6) of paragraph (a)(iii) of this Section 2.8.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to be elected at an annual or special meeting of directors to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or business was not made or proposed in compliance with this Section 2.8, to declare that such non-compliant proposal or nomination be disregarded.

(ii) Notwithstanding the foregoing provisions of this Section 2.8, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.8, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) For purposes of this Section 2.8, (a) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and (b) “Proposing Person” shall mean (1) the stockholder giving the notice required by paragraph (a) or paragraph (b) of this Section 2.8, (2) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (3) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

(iv) Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the nomination of persons for election to the Board of Directors or the proposal of business to be considered by the stockholders at a meeting of stockholders. Paragraph (a) of this Section 2.8 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 2.8 shall be deemed to (1) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, (2) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, except to the extent provided in Rule 14a-11 promulgated under the Exchange Act, or (3) affect any rights of the holders of any class or series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the certificate of incorporation.

(v) Notwithstanding anything to the contrary contained in these Bylaws, until such time as BlueFocus ceases to be the beneficial owner of shares representing at least a majority of the votes entitled to be cast by the holders of common stock, BlueFocus shall be entitled to nominate persons for election to the Board of Directors and propose business to be considered by the stockholders at any meeting of stockholders without compliance with the notice requirements and procedures of this Section 2.8.

Section 2.9 Required Vote. Except as otherwise provided by law, the Certificate of Incorporation, any Certificate of Designations or these Bylaws, when a quorum is present, the affirmative vote of the holders of shares representing at least a majority of votes actually present in person or represented by proxy at the meeting and entitled to vote on a matter shall be the act of the stockholders. No stockholder shall be entitled to exercise any right of cumulative voting. Every reference in these Bylaws to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of then-outstanding capital stock of the corporation (or any one or more classes or series of such stock) shall refer to such majority or other proportion of the votes to which such shares of capital stock entitle their holders to cast as provided in the Certificate of Incorporation or any Certificate of Designations.

Section 2.10 Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.11 Stockholder Action by Written Consent. Any action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that, and except as otherwise provided by a Certificate of Designations, from and after the date that BlueFocus ceases to be the beneficial owner of shares representing at least a majority of votes entitled to be cast by the holders of common stock, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting. All written consents authorized by this Section 2.11 shall be delivered to the Corporation by delivery to its registered office, its principal place of business or the Secretary. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 2.11. In the event that the action that is consented to is such as would have required the filing of a certificate under the DGCL that such action had been voted on by stockholders or by members at a meeting thereof, the certificate filed shall state, in lieu of any statement concerning any vote of stockholders or members, that written consent has been given in accordance with the DGCL.

Section 2.12 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. So long as BlueFocus is the beneficial owner of shares representing at least a majority of votes entitled to be cast by the holders of common stock, upon the request of BlueFocus, the stock list shall be provided to BlueFocus promptly.

Section 2.13 Specification of Treatment of Abstentions and Broker Non-Votes. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast on a matter affirmatively or negatively shall be valid and binding upon the Corporation. For purposes of these Bylaws, a share present at a meeting, but for which there is an abstention or as to which a stockholder gives no authority or direction as to a particular proposal or director nominee, shall be counted as present for the purpose of establishing a quorum but shall not be counted as a vote cast.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number, Tenure, Qualifications and Election of Directors.

(a) The Board of Directors shall consist of not less than six nor more than twelve members. Subject to the limitations of the foregoing sentence and the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed, and may be increased or decreased from time to time, exclusively by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors which the Corporation would have if there were no vacancies at the time such resolution is adopted (the “Entire Board of Directors”).

(b) Except as provided in Section 3.9, directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3.3 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.4 Special Meetings. Special meetings of the Board of Directors shall be called by the Chairman of the Board, the Chief Executive Officer, a majority of directors then in office or, until BlueFocus ceases to be the beneficial owner of shares representing at least a majority of the votes entitled to be cast by the holders of common stock, BlueFocus. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.5 Notice. Notice of any special meeting of directors shall be given to each director at his or her business or residence (as he or she may specify) in writing by hand delivery, first-class mail, overnight mail or courier service, confirmed facsimile transmission or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If given by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If given by telephone, hand delivery or confirmed facsimile transmission or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.6 of these Bylaws.

Section 3.6 Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.7 Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and communicate with each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8 Quorum; Voting. Subject to Section 3.9, at all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, the directors present thereat may adjourn the meeting from time to time without further notice. Attendance of a director at a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened shall not constitute the presence of such director for the purposes of determining whether a quorum exists. Except as otherwise provided by the Certificate of Incorporation, the act of a majority of directors present at a meeting at which there is a quorum shall be the act of the Board of Directors.

Section 3.9 Vacancies. Except as otherwise provided by the Certificate of Incorporation or a Certificate of Designations, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by the affirmative vote of a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 3.10 Committees of the Board of Directors. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

No committee shall have the power or authority in reference to any of the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) altering, amending or repealing any Bylaw, or adopting any new Bylaw.

Section 3.11 Removal. Any member of the Board of Directors may be removed from office at any time, subject to Section 2.11, with or without cause, by the affirmative vote of holders of at least a majority of the votes entitled to be cast to elect any such director.

Section 3.12 Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors, and of any committee thereof, and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

Section 3.13 Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, that shall be paid to its members for their services as directors and as members of standing or special committees of the Board of Directors. The Board of Directors shall also have power, in its discretion, to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 4.1 Officers Designated. The elected officers of the Corporation (the “Elected Officers”) shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Secretary and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. Elected Officers shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such Elected Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. Subject to the requirements of the Certificate of Incorporation, the Chairman of the Board or Chief Executive Officer may appoint, such other officers (including one or more Controllers, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) (each, an “Appointed Officer”) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such Appointed Officers and agents shall have such powers and duties as generally pertain to their respective offices and shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by Chairman of the Board or Chief Executive Officer, as the case may be.

Section 4.2 Term of Office. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign, but, subject to the requirements of the Certificate of Incorporation, any officer may be removed pursuant to the provisions set forth in Section 4.10.

Section 4.3 Chairman of the Board. The Chairman of the Board shall, if present and except as set forth in Section 4.4, preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or these Bylaws.

Section 4.4 Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall act in a general executive capacity and shall control the business and affairs of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders. He or she may also preside at any such meeting attended by the Chairman of the Board if he or she is so designated by the Chairman. Subject to the requirements of the Certificate of Incorporation, the Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected by the Board of Directors. The Chief Executive Officer shall keep the Board of Directors informed of material developments regarding the business of the Corporation and shall consult with them concerning the business of the Corporation.

Section 4.5 President. The President shall have such duties as may be determined from time to time by resolution of the Board of Directors not inconsistent with these Bylaws and, in the absence or incapacity of the Chief Executive Officer, shall also perform the duties of that office. In general the President shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.6 Vice-Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Chairman of the Board, Chief Executive Officer, such other officer who the Vice President reports into or by the Board of Directors.

Section 4.7 Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity. He or she shall assist the Chairman of the Board and the Chief Executive Officer in the general supervision of the Corporation’s financial policies and affairs. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 4.8 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

Section 4.9 Secretary. The Secretary shall keep, or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of the Certificate of Incorporation, these Bylaws and as required by law; he or she shall be custodian of the records and the seal of the Corporation; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 4.10 Removal. Except as otherwise provided by the Certificate of Incorporation, any Elected Officer may be removed by the affirmative vote of a majority of directors then in office whenever, in their judgment, the best interests of the Corporation would be served thereby. Any Appointed Officer may be removed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer whenever, in their, his or her judgment, the best interests of the Corporation would be served thereby. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the Corporation.

Section 4.11 Vacancies. Except as otherwise provided by the Certificate of Incorporation, any newly created elected office and any vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation or removal may be filled by the Chairman of the Board or the Chief Executive Officer.

ARTICLE V

STOCK

Section 5.1 Stock Certificates and Transfers; Direct Registration.

(a) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. Subject to the satisfaction of any additional requirements specified in the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

(b) Notwithstanding any other provision in these Bylaws, the Board of Directors may resolve to adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates (a “Direct Registration System”), including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws or stock exchange listing rules. Any Direct Registration System so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

Section 5.2 Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as described above. If the Board of Directors so fixes a date for notice of any meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5.2 at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and prior action by the Board of Director is required by applicable law, the Certificate of Incorporation, or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 5.3 Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors, or any financial officer of the Corporation, may in its, or his or her, discretion require.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 6.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 6.3 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.4 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or any committee thereof.

Section 6.5 Reliance upon Books, Reports and Records. The Board of Directors, each committee thereof, each member of the Board of Directors and such committees and each officer of the Corporation shall, in the performance of its, his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or documents presented to it or them by any of the Corporation’s officers or employees, by any committee of the Board of Directors or by any other person as to matters that the Board, such committee, such member or such officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 6.6 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.7 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, or a committee thereof, and it shall be the duty of the Board of Directors, or such committee, to cause such audit to be done annually.

Section 6.8 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective, other than as required by Section 3.2.

Section 6.9 Indemnification and Insurance.

(a) As and to the extent provided in the Certificate of Incorporation, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

(b) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including attorneys’ fees and expenses, judgments, fines, amounts to be paid in settlement and excise payments or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”)) reasonably incurred by such Covered Person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the preceding sentence, except as otherwise provided in this Section 6.9, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. The Corporation may, by the action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(c) The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees and expenses) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section 6.9 or otherwise. The rights contained in this clause (c) shall inure to the benefit of a Covered Person’s heirs, executors and administrators.

(d) If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Section 6.9 is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(e) The rights conferred on any Covered Person by this Section 6.9 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these Bylaws or the Certificate of Incorporation of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

(f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such individual or entity against such expense, liability or loss under the DGCL.

(g) The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person is entitled to collect and is collectible as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit enterprise.

(h) Any repeal or modification of the foregoing provisions of this Section 6.9 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

(i) This Section 6.9 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons, to a greater extent or in an manner otherwise different than provided for in this Section 6.9 when and as authorized by appropriate corporate action.

(j) If this Section 6.9 or any portion hereof will be invalidated on any ground by any court of competent jurisdiction, then the Corporation will nevertheless indemnify each Covered Person entitled to indemnification under clause (b) of this Section 6.9 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Covered Person and for which indemnification is available to such Covered Person pursuant to this Section 6.9 to the fullest extent permitted by any applicable portion of this Section 6.9 that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.10 Establishing Forum for Certain Actions. Except for (a) actions in which the Court of Chancery in the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of the Delaware courts, and (b) actions in which a federal court has assumed exclusive jurisdiction of a proceeding, any derivative action brought by or on behalf of the Corporation, and any direct action brought by a stockholder against the Corporation or any of its directors, officers or stockholders, alleging a violation of the DGCL, the Corporation’s Certificate of Incorporation or Bylaws or breach of fiduciary duties or other violation of Delaware decisional law relating to the internal affairs of the Corporation, shall be brought in the Court of Chancery in the State of Delaware, which shall be the sole and exclusive forum for such proceedings; provided, however, that the Corporation may consent to an alternative forum for any such proceedings upon the approval of the Board of Directors of the Corporation.

ARTICLE VII

CONTRACTS, PROXIES, ETC.

Section 7.1 Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time specify. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board, the Chief Executive Officer or such other persons as the Board of Directors may authorize may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer or such other persons as the Board of Directors may authorize may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such person of responsibility with respect to the exercise of such delegated power.

Section 7.2 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting; provided, however, that, in the case of amendments by the Board of Directors, notwithstanding any other provisions of these Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, the affirmative vote of a majority of the Entire Board of Directors shall be required to alter, amend or repeal any provision of the Bylaws, or to adopt any new Bylaw. Notwithstanding any other provision of these Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of preferred stock required by law, by this Certificate of Incorporation or by a Certificate of Designations, the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the holders of common stock shall be required for the stockholders of the Corporation to alter, amend or repeal any provision of the Bylaws, or to adopt any new Bylaw; provided, however, that, from and after the date that BlueFocus ceases to be the beneficial owner of shares representing at least a majority of votes entitled to be cast by the holders of common stock, the affirmative vote of the holders of shares representing at least 80% of votes entitled to be cast thereon, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal, or adopt any Bylaw inconsistent with, the following provisions of these Bylaws: Sections 2.1, 2.2, 2.4, 2.5, 2.6, 2.8, 2.9, 2.11, 3.1, 3.2, 3.9, 3.11, 6.9 and this Section 8.1, or in each case, any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Bylaw).

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ANNEX H – Voting Agreement

WRITTEN CONSENT AND VOTING AGREEMENT

by and between

BLUEFOCUS INTERNATIONAL LIMITED

and

THE STOCKHOLDER NAMED HEREIN

dated as of September 6, 2017

WRITTEN CONSENT AND VOTING AGREEMENT

This WRITTEN CONSENT AND VOTING AGREEMENT (this “Agreement”), is made and entered into as of September 6, 2017, by and between BlueFocus International Limited, a private company limited by shares registered in Hong Kong (the “Parent”), and the stockholder of the Company (as hereafter defined) identified on this signature page hereto (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, prior to the execution of this Agreement, the Parent and Cogint, Inc., a Delaware corporation (the “Company”), have entered into a Business Combination Agreement, dated as of September 6, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Combination Agreement”), pursuant to which, among other things, the Parent will acquire shares of common stock, par value $0.0005 per share, of the Company (“Company Common Stock”), for and in consideration of the Parent’s contribution to the Company of the cash and other consideration set forth in the Combination Agreement, and the Company will effect the Spin-Off and the Cash Dividend, in each case in accordance with the terms and conditions of the Combination Agreement and the Spin-Off Agreements, as applicable.

WHEREAS, the Stockholder is the record owner and/or Beneficial Owner of the number of Existing Shares (as defined below) as set forth on Schedule I attached hereto;

WHEREAS, the Stockholder and certain other stockholders of the Company are also parties to that certain Stockholders’ Agreement, dated December 8, 2015, among the Company, the Stockholder and the other stockholders party thereto (the “Existing Stockholders’ Agreement”); and

WHEREAS, in connection with the Transactions, the parties wish to provide for certain voting and ownership obligations with respect to the Covered Shares (as defined below) and to terminate the Existing Stockholders’ Agreement, each as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1 Defined Terms.

The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Combination Agreement and the interpretation provisions set forth in Section 1.3 of the Combination Agreement shall also apply to this Agreement.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Shares” means, with respect to the Stockholder, the Stockholder’s Existing Shares, together with any shares of Company Common Stock or other voting capital stock of the Company and any shares of the Company Common Stock or other voting capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under securities laws.

“Equity Award Covered Shares” means, with respect to the Stockholder, any shares of Company Common Stock that are issued (i) to the Stockholder after the date hereof pursuant to an award of restricted stock issued under the Company Stock Plans or (ii) to the Stockholder pursuant to any outstanding Company Restricted Stock Unit.

“Existing Shares” means, with respect to the Stockholder, the number of shares of Company Common Stock Beneficially Owned and/or owned of record by the Stockholder, as set forth on Schedule I attached hereto.

“Expiration Date” means any date upon which the Combination Agreement is validly terminated in accordance with its terms.

“Permitted Transfer” means a Transfer of Covered Shares by the Stockholder (i) to an Affiliate of the Stockholder or to such Stockholder’s family or by will or intestate succession to such Stockholder’s family or to a trust or other entity, the beneficiaries or equity holders of which are exclusively such Stockholder or members of such Stockholder’s family, provided that, (a) such Affiliate shall remain an Affiliate of the Stockholder at all times following such Transfer during the term of this Agreement and (b) prior to the effectiveness of such Transfer, such Affiliate or transferee, as the case may be, executes and delivers to the Parent a written agreement, in form and substance reasonably acceptable to the Parent, to assume all of the Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as the Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as the Stockholder shall have made hereunder or (ii) a Transfer of up to 40% (or 50%, in the case of any Legacy Stockholder that resides in New York state) of any Equity Award Covered Shares (or an equivalent amount of other Covered Shares Beneficially Owned by such Legacy Stockholder) by the Stockholder in order to pay any Tax that will become due from the Stockholder in connection with the issuance of the Equity Award Covered Shares.

“Record Shares” means any Covered Shares owned of record by the Stockholder.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any Contract or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) or to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the subject property or securities.

ARTICLE II

VOTING

2.1 Agreement to Vote.

(a) The Stockholder hereby agrees that, concurrently with or immediately following the execution and delivery of this Agreement and subject to Section 2.1(d), the Stockholder has executed and delivered or will execute and deliver a written consent in the form of Exhibit A attached hereto (the “Written Consent”) to the Company and the Parent.

(b) In addition, the Stockholder hereby irrevocably and unconditionally agrees that during the period beginning on the date hereof and ending on the earliest of (x) the Closing, (y) the Expiration Date, or (z) the termination of this Agreement in accordance with its terms, at any meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholder shall, in each case, to the fullest extent that such matters are submitted for the vote or written consent of the Stockholder and that the Record Shares are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Record Shares as to which the Stockholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Record Shares (A) in favor of (1) the issuance of the Purchased Shares, (2) the change of control resulting from the issuance of the Purchased Shares, (3) an amendment to the Charter to increase the number of shares of authorized Company Common Stock to 400,000,000 shares to provide a sufficient number of shares of Company Common Stock for the issuance of the Purchased Shares, (4) an amendment to the Charter to effect the Reverse Stock Split immediately prior to the issuance of the Purchased Shares, (5) such other amendments to the Charter as contemplated by Section 2.3(a) of the Combination Agreement and (6) an increase of 1,000,000 shares under the 2015 Plan to allow for certain equity award grants prior to the Closing, each pursuant to the Combination Agreement, and any proposal directly related to and in furtherance of the Transactions or the Spin-Off, as reasonably requested by the Parent, submitted for the vote or written consent of stockholders, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company if there are not sufficient votes for approval of such matters on the date on which the meeting is held, (B) against any action or agreement submitted for the vote or written consent of stockholders that would reasonably be expected to result in a breach of any representation or warranty or any other obligation or agreement of (I) the Company contained in the Combination Agreement, which breach would reasonably be expected to result in the failure of any of Parent’s conditions to close in the Combination Agreement, or (II) the Stockholder contained in this Agreement, and (C) against any Acquisition Proposal and against any other action, agreement or transaction submitted for the vote or written consent of stockholders that would reasonably be expected to adversely affect in any material respect or prevent the consummation of the Transactions, the Spin-Off or the other transactions contemplated by the Combination Agreement, the Spin-Off Agreements or this Agreement or the performance by the Company of its obligations under the Combination Agreement or the Spin-Off Agreements or by the Stockholder of its obligations under this Agreement.

(c) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

(d) The obligations of the Stockholder specified in Section 2.1(a) and Section 2.1(b) shall apply whether or not any action described above is recommended by the Company Board (or any committee thereof).

2.2 No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement and the Written Consent and except as may be permitted by Section 5.4(b), it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares with respect to any of the matters described in Section 2.1(b)(ii) (the “Voting Matters”), (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares with respect to any of the Voting Matters and (c) has not taken and shall not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing any of its obligations under this Agreement. The Stockholder hereby represents that all proxies or powers of attorney given by the Stockholder prior to the execution of this Agreement in respect of the voting of the Stockholder’s Record Shares with respect to the Voting Matters, if any, are not irrevocable and the Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies or powers of attorney affecting the Stockholder’s Record Shares with respect to the Voting Matters.

ARTICLE III

STOCKHOLDERS’ AGREEMENTS

3.1 Termination of the Existing Stockholders’ Agreement. Pursuant to Section 5.1 of the Existing Stockholders’ Agreement, the Stockholder (together with the Company Stockholders entering into similar voting agreements on or around the date hereof), representing the majority in interest of each of (i) the Principal Stockholders (as defined in the Stockholders’ Agreement), on the one hand, and (ii) the Fluent Stockholders (as defined in the Stockholders’ Agreement), on the other hand, hereby terminate the Existing Stockholders’ Agreement effective as of the Closing, and the Existing Stockholders’ Agreement and the rights and obligations thereunder shall thereafter be of no further force or effect as of the Closing.

3.2 New Stockholders’ Agreement. The Parent and the Stockholder each hereby agrees that, concurrently with or immediately following the execution and delivery of this Agreement, such party has executed and delivered or will execute and deliver a stockholders’ agreement in the form of Exhibit B attached hereto to each of the other parties thereto (the “New Stockholders’ Agreement”), which New Stockholders’ Agreement shall become effective as of the Closing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Parent as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. To the extent that the Stockholder is a corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, estate, trust, firm or other enterprise, associate, organization or entity, such Stockholder is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation. The Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no additional corporate actions on the part of the Stockholder or its respective partners, stockholders, trustees, managers or members, as applicable, are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Ownership. Except for shares underlying unvested restricted stock units (or for undelivered shares underlying vested restricted stock units) or as otherwise set forth on Schedule I, (i) the Stockholder’s Existing Shares are, and all of the Covered Shares owned by the Stockholder from the date hereof through and on the Closing will be, Beneficially Owned and/or owned of record by the Stockholder (except as may result from the Reverse Stock Split), (ii) the Stockholder has good and marketable title to the Stockholder’s Existing Shares, free and clear of any Encumbrances, (iii) as of the date hereof, the Stockholder’s Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by the Stockholder, and (iv) except for the rights granted to the Parent hereby, the Stockholder has and will have at all times through the Closing sole voting power to control the vote and consent as contemplated herein, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by the Stockholder at all times through the Closing.

(c) No Violation. The execution, delivery and performance of this Agreement and the Written Consent by the Stockholder does not and will not (whether with or without notice or lapse of time, or both) (i) violate any provision of the certificate of formation or other comparable governing documents, as applicable, of the Stockholder, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any Person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any Contract to which the Stockholder is a party or by which it is bound (including the Stockholders’ Agreement) or (iii) violate any Law or Order applicable to the Stockholder or by which any of the Stockholder’s assets or properties is bound, except in each case of the foregoing as would not, either individually or in the aggregate, impair in any material respect the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) Consents and Approvals. The execution and delivery of this Agreement and the Written Consent by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any reports with the SEC and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay in any material respect the performance by the Stockholder of any of its obligations hereunder.

(e) Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Finder’s Fees. Except as disclosed pursuant to the Combination Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or at the direction of the Stockholder.

(g) Reliance by the Parent. The Stockholder understands and acknowledges that the Parent has entered into the Combination Agreement in reliance upon the Stockholder’s execution and delivery of the Written Consent and this Agreement and the representations and warranties of the Stockholder contained herein. The Stockholder understands and acknowledges that the Combination Agreement governs the terms of the Transactions and the other transactions contemplated thereby and the Spin-Off Agreement governs the terms of the Spin-Off and the other transactions contemplated thereby.

ARTICLE V

OTHER COVENANTS

5.1 Prohibition on Transfers, Other Actions. During the term of this Agreement, the Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein (including by tendering into a tender or exchange offer), unless such Transfer is a Permitted Transfer, (ii) enter into any agreement, arrangement or understanding with any Person (other than the Parent), or knowingly take any other action, that violates or conflicts with the Stockholder’s representations, warranties, covenants and obligations under this Agreement or (iii) knowingly take any action that could restrict in any material respect the Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Additionally, Michael Brauser agrees to cause Marlin Capital Partners, LLC to adhere to this Section 5.1 of this Agreement with respect to 1,000,000 restricted stock units (or underlying shares of Company Common Stock) in the Company held by Marlin Capital Partners, LLC (as appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), as though such securities were Covered Shares under this Agreement. Any Transfer in violation of this provision shall be void ab initio.

5.2 Voting of Beneficial Ownership. During the term of this Agreement, the Stockholder agrees that it will use its reasonable best efforts to vote any Company Common Stock it Beneficially Owns in the same manner as required of Record Shares under Article II herein if necessary to achieve requisite voting thresholds under applicable law or the rules of an applicable national securities exchange.

5.3 Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and stock distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

5.4 No Solicitation.

(a) Except as set forth in this Section 5.4, the Stockholder hereby agrees that it shall, and shall direct its Representatives to, immediately cease any discussions or negotiations with any Persons that may be ongoing as of the date of this Agreement with respect to an Acquisition Proposal. During the term of this Agreement and except as permitted by Section 5.4(b), the Stockholder agrees that it shall not, and it shall not authorize any of its Affiliates or Representatives to, directly or indirectly, (i) solicit, initiate, or knowingly facilitate or encourage (including by providing information in a manner designed to knowingly encourage) the submission of any Acquisition Proposal to the Company, (ii) enter into or participate in any discussions or negotiations with, or furnish any confidential information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries, to any third party for the purpose of knowingly facilitating or encouraging (or which could reasonably be expected to facilitate or encourage) an Acquisition Proposal, (iii) approve, endorse or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal or any proposal or offer that is intended to lead to an Acquisition Proposal or requires the Company to abandon the Combination Agreement, (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the Exchange Act) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Common Stock in connection with any vote or other action on any of the Voting Matters, other than to recommend that stockholders of the Company vote in favor of the Voting Matters and as otherwise expressly provided in this Agreement or to otherwise vote or consent with respect to Covered Shares in a manner that would not violate Section 2.1 or (v) agree to do any of the foregoing.

(b) Notwithstanding anything to the contrary in this Agreement, solely to the extent the Company is permitted to take the actions set forth in Section 5.5(b) of the Combination Agreement with respect to an Acquisition Proposal, the Stockholder and its Affiliates and Representatives will be free to participate in any discussions or negotiations regarding such Acquisition Proposal or Superior Proposal with the Person making such Acquisition Proposal, provided that (i) the Stockholder has not breached this Section 5.4 and (ii) such action by the Stockholder and its Affiliates and Representatives would be permitted to be taken by the Company pursuant to Section 5.5(b) of the Combination Agreement.

(c) For the purposes of this Section 5.4, the Company will be deemed not to be an Affiliate or Subsidiary of the Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) will be deemed not to be a Representative or Affiliate of the Stockholder.

5.5 Notice of Acquisitions; Proposals Regarding Prohibited Transactions. The Stockholder hereby agrees to notify the Parent in writing as promptly as practicable (and in any event within 24 hours) (a) following such acquisition by the Stockholder of the number of any additional shares of Company Common Stock or other securities of the Company of which the Stockholder acquires Beneficial Ownership on or after the date hereof and (b) the receipt of any Acquisition Proposal, and shall disclose the material terms of such Acquisition Proposal.

5.6 Disclosure. The Stockholder hereby authorizes the Company and the Parent to publish and disclose in any announcement or disclosure required by the SEC in connection with the Transactions and the Spin-Off the Stockholder’s identity and ownership of the Stockholder’s Covered Shares and the nature of the Stockholder’s obligations under this Agreement.

5.7 SpinCo Business. Notwithstanding anything to the contrary, nothing contained in Section 5.4 or Section 5.5 shall limit, restrict or in any way affect any action proposed, taken or omitted by any Stockholder solely with respect to the IDI Business, SpinCo Assets, or any of the SpinCo Subsidiaries. For purposes of clarity, as used herein, “Acquisition Proposal” excludes any sale solely of the IDI Business, SpinCo Assets, or SpinCo Subsidiaries, whether by sale of equity securities, assets, merger, combination or otherwise.

ARTICLE VI

MISCELLANEOUS

6.1 Termination. This Agreement shall remain in effect until the earliest to occur of (i) the Expiration Date, (ii) the Closing and (iii) any delivery of written notice by the Parent to the Stockholder of termination of this Agreement, and upon the occurrence of the earliest of such events this Agreement shall terminate and be of no further force; provided, however, that the provisions of this Section 6.1, Section 6.2 and Sections 6.4 through 6.12 shall survive any termination of this Agreement. Nothing in this Section 6.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

6.2 Stop Transfer Order. In furtherance of this Agreement, the Stockholder hereby authorizes and agrees it will instruct the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Covered Shares held of record by the Stockholder.

6.3 No Ownership Interest. Nothing contained in this Agreement or the Written Consent shall be deemed to vest in the Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and the Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

6.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered in person or by facsimile or email (upon confirmation of receipt) if received prior to 5:00 p.m. New York time on a Business Day or, if received after 5:00 p.m. New York time, on the next following Business Day, or (b) on the first Business Day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery), addressed as follows:

If to the Parent to:

BlueFocus International Limited

600 Lexington Avenue, 6th Floor

New York, NY 10022

Attn:	He Shen, Chief Financial Officer
Email:	he.shen@bluefocus.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street Boston, MA 02116 Attn: Graham Robinson Laura Knoll Fax: (617) 573-4822 Email: graham.robinson@skadden.com laura.knoll@skadden.com	525 University Avenue Palo Alto, CA 94301 Attn: Michael Mies Fax: (650) 798-6510 Email: michael.mies@skadden.com

If to the Stockholder:

To the address set forth opposite the Stockholder’s name on Schedule I attached hereto.

6.5 Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

6.6 Entire Agreement. This Agreement and the documents and instruments and other agreements between the parties as contemplated by or referred to herein, including the Exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties and their respective Affiliates with respect to the subject matter hereof and thereof.

6.7 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement is governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law thereof.

(b) Each of the parties (i) to the fullest extent permitted by Law, irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Legal Proceeding relating to this Agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 6.4 or in such other manner as may be permitted by applicable Law, and nothing in this Section 6.7 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. The Parent and the Stockholder agree that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.

6.8 Specific Performance. Each party agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the other parties do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder) in order to consummate this Agreement in accordance with its specified terms or otherwise breach such provisions.

Each party acknowledges and agrees that the other parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement by such party and to enforce specifically the terms and provisions hereof. Each party agrees not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by such party on the basis that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. When seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, a party will not be required to provide any bond or other security in connection with such injunction or enforcement, and the other parties irrevocably waive any right that they may have to require the obtaining, furnishing or posting of any such bond or other security.

6.9 Amendment; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of the Parent and the Stockholder. At any time and from time to time prior to the termination of this Agreement, any party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of any other party, as applicable; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

6.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

6.11 Successors and Assigns; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that the Parent will have the right to assign all or any portion of its respective rights and obligations pursuant to this Agreement in connection with any assignment of the Combination Agreement to any Subsidiary of the Parent to the extent permitted by the Combination Agreement, provided that no such assignment shall relieve the Parent of any of its obligations pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns. No assignment by any party, including pursuant to the foregoing clauses, will relieve such party of any of its obligations hereunder. The parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder.

6.12 Stockholder Capacity. Nothing in this Agreement shall limit or restrict the Stockholder (if he or she serves as a member of the Company Board) from acting in his or her capacity as a director of the Company and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement shall apply to the Stockholder solely in his or her capacity as a stockholder of the Company and shall not apply to any such actions, judgments or decisions as a director of the Company.

[Signature pages intentionally omitted. See Schedule I for signatories.]

Schedule I

Stockholder

Stockholder	Address	Shares of Company Common Stock held of Record	Shares of Company Common Stock held in Street Name
Frost Gamma Investments Trust	Frost Gamma Investments Trust 4400 Biscayne Blvd. 15th Floor Miami, FL 33137 Attn: Veronica Miranda	14,919,061	802,480

Ryan Schulke*	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ryan Schulke	5,827,200	237,337

RSMC Partners, LLC	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ryan Schulke and Matthew Conlin	2,000,000	0

Matthew Conlin	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	4,208,160	169,820

Matthew Conlin 2017 Grantor Retained Annuity Trust	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	1,077,040	0

Conlin Family Foundation	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	0	20,000

Michael Brauser**	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	20,000	302,235

Birchtree Capital, LLC	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	954,116	419,530

BSIG LLC***	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	16,259	0

Stockholder	Address	Shares of Company Common Stock held of Record	Shares of Company Common Stock held in Street Name

Grander Holdings, Inc. 401K	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	2,030,945	113,700

*	Mr. Schulke’s father owns 3,412 restricted stock units in the Company and 1,707 shares of Company Common Stock that do not and will not constitute Existing Shares or Covered Shares hereunder.
**	Marlin Capital Partners, LLC owns certain restricted stock units in the Company. Mr. Brauser owns 50% of the economic interests in Marlin Capital Partners, LLC, but does not have voting or dispositive control over such restricted stock units or the underlying shares. No shares of Company Common Stock owned or acquired by Marlin Capital Partners, LLC shall constitute Existing Shares or Covered Shares hereunder.
***	Entity is owned and controlled 50% by Mr. Brauser.

Exhibit A

Form of

Written Consent

See Annex D to this Information Statement

Exhibit B

Form of

Stockholders’ Agreement

See Annex E to this Information Statement

ANNEX I – Amendment to 2015 Plan

AMENDMENT TO THE

IDI, INC.

2015 STOCK INCENTIVE PLAN

WHEREAS, Cogint, Inc., a Delaware corporation (the “Company”) currently maintains and sponsors the IDI, Inc. 2015 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 14(k) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 14(k) of the Plan, the following amendment to the Plan is hereby adopted:

1. The last sentence of Section 5(a) of the Plan shall be amended and restated to read as follows:

“The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 13,500,000.

2. Section 5(b) of the Plan shall be amended and restated to read as follows:

“Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:

(i) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 13,500,000 of such shares may be subject to grants of Incentive Stock Options;

(ii) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 13,500,000 of such shares may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock;

(iii) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 13,500,000 of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;

(iv) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 13,500,000 of such shares may be subject to grants of Performance Shares, Restricted Stock, Restricted Stock Units and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and

(v) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $1,000,000.”

3. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

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IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the      day of              2017, on behalf of the Company.

COGINT, INC.

By:

Name:

Title:

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